                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant                     |X|

Filed by a Party other than the Registrant  |_|



Check the appropriate box:

|_|  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to section 240.14a-12




                             ALTEON WEBSYSTEMS, INC.
    -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)




    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

|_|  No fee required.

|X|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


1.   Title of each class of securities to which transaction applies:
                                       NORTEL NETWORKS CORPORATION COMMON SHARES
                                       No par value


2.   Aggregate number of securities to which transaction applies: 105,870,894


3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


                        CALCULATION OF REGISTRATION FEE


                                                            Proposed Maximum       Proposed Maximum       Amount of
     Title of Securities                 Amount to be          Offering                Aggregate         Registration
      To be Registered                    Registered         Price Per Share         Offering Price           Fee
     -------------------                 -------------      ----------------       -----------------     ------------

Nortel Networks Corporation Common
Shares, no par value.................... 105,870,894               N/A               $8,037,848,508       $2,121,992



     The proposed maximum aggregate offering price of all Nortel Networks common shares registered is $8,037,848,508. Pursuant to Rule 457(f) and 457(c) under the Securities Act of 1933, as amended, the maximum offering price of the shares registered upon the initial filing of Registration Statement No. 333-12392 was calculated by multiplying the aggregate number of shares of Alteon WebSystems common stock that Nortel Networks then expected to exchange in connection with the merger (48,067,740 shares) by the average of the high and low prices of shares of Alteon WebSystems common stock as reported by the Nasdaq National market on August 11, 2000 ($137.50). This maximum offering price was $6,609,314,250. Similarly, the maximum offering price of the additional shares registered in connection with an amendment to the Registration Statement was calculated by multiplying the aggregate number of additional shares of Alteon WebSystems common stock that Nortel Networks expects to exchange in connection with the merger (9,738,457 shares) by the average of the high and low sale prices of Alteon WebSystems common stock as reported by the Nasdaq National Market on August 24, 2000 ($146.69). This maximum offering price of the additional shares was $1,428,534,258.


4.   Proposed maximum aggregate value of transaction: $8,037,848,508


5.   Total fee paid: $2,121,992


|_|  Fee paid previously with preliminary materials.

|X| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


6.   Amount Previously Paid: $2,121,992


7.   Form, Schedule or Registration Statement on Form S-4 No.: 333-12392


8.   Filing Party: NORTEL NETWORKS CORPORATION


9.   Date Filed: August 15, 2000, as amended August 25, 2000

                                      LOGO

                            ALTEON WEBSYSTEMS, INC.
                              50 GREAT OAKS BLVD.
                           SAN JOSE, CALIFORNIA 95119

                                                                 August 28, 2000
Dear Stockholders:

     I am writing to you today to ask for your vote on our proposed merger agreement with Nortel Networks Corporation. In the merger, each share of Alteon WebSystems, Inc. common stock will be exchanged for 1.83148 Nortel Networks common shares. Nortel Networks common shares are traded on the New York Stock Exchange and on The Toronto Stock Exchange under the trading symbol "NT."

     You will be asked to vote on the merger agreement and various other items at the annual meeting of Alteon stockholders to be held on October 4, 2000 at 9:30 a.m., California time, at Alteon's principal executive offices, located at 50 Great Oaks Blvd., San Jose, California. In order to complete the merger, holders of a majority of the outstanding shares of Alteon common stock must vote in favor of the adoption of the merger agreement. Certain officers, directors and other stockholders of Alteon, who hold approximately 15.40% of the outstanding shares of Alteon common stock as of the record date, August 16, 2000, have agreed to vote their shares in favor of adoption of the merger agreement.

     The accompanying proxy statement/prospectus provides detailed information about Nortel Networks, Alteon, the merger and the other items that will be voted on at the annual meeting. PLEASE GIVE ALL OF THIS INFORMATION YOUR CAREFUL ATTENTION, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 13 OF THE PROXY STATEMENT/PROSPECTUS.

     We are very excited by the opportunities we envision for the combined company. YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO YOU AND IN YOUR BEST INTERESTS, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO ADOPT THE MERGER AGREEMENT.

     YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. To vote your shares, you may use the enclosed proxy card, vote by telephone, vote on the Internet or attend the annual meeting. To vote in favor of the merger agreement, you must vote "FOR" the proposal by following the instructions stated on the enclosed proxy card. If you do not vote at all, it will, in effect, count as a vote against the merger agreement. We urge you to vote "FOR" this proposal, a necessary step in the merger involving Alteon and Nortel Networks. In addition, to approve the other proposals submitted for your approval, you must vote "FOR" those proposals by following the instructions stated on the enclosed proxy card, and we encourage you to do so.
                                       Sincerely,

                                       Orr Signature

                                       Dominic P. Orr
                                       Chairman of the Board and
                                       Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Nortel Networks common shares to be issued in the merger or determined if the accompanying proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No securities commission or similar regulatory authority in Canada has in any way passed upon the merits of the Nortel Networks common shares offered under the accompanying proxy statement/prospectus or the disclosure contained in the accompanying proxy statement/prospectus. Any representation to the contrary is an offense.

The proxy statement/prospectus is dated August 28, 2000 and is first being mailed to stockholders on or about August 30, 2000.

                            ALTEON WEBSYSTEMS, INC.
                              50 GREAT OAKS BLVD.
                           SAN JOSE, CALIFORNIA 95119

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 4, 2000

To the Stockholders of Alteon WebSystems, Inc.:

     The 2000 annual meeting of stockholders of Alteon WebSystems, Inc., a Delaware corporation, will be held on October 4, 2000 at 9:30 a.m., California time, at the principal executive offices of Alteon located at 50 Great Oaks Blvd., San Jose, California, for the following purposes:

     -  to elect two Class I directors to Alteon's board of directors;

     -  to ratify the appointment of Alteon's independent auditors;

     - to adopt the Agreement and Plan of Merger, dated as of July 28, 2000, among Alteon, Nortel Networks Corporation, a corporation organized under the laws of Canada, and Darius Corp., a Delaware corporation that is a wholly-owned subsidiary of Nortel Networks, pursuant to which Darius Corp. will be merged with and into Alteon. If the merger agreement is adopted and the merger is consummated, Alteon stockholders will receive
        1.83148 common shares of Nortel Networks for each share of Alteon common stock that they hold, and Alteon will become a wholly-owned subsidiary of Nortel Networks; and

     - to act upon any other matters properly brought before the annual meeting and any adjournment or postponement of the annual meeting.

     Alteon's board of directors has fixed the close of business on August 16, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only holders of record of shares of Alteon common stock at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting. At the close of business on the record date, Alteon had outstanding and entitled to vote 43,268,818 shares of common stock.

     To grant your proxy to vote your shares, you may complete and return the enclosed proxy card or grant your proxy by telephone or on the Internet. You may also cast your vote in person at the annual meeting. Please vote promptly whether or not you expect to attend the annual meeting.

                                          By Order of the Board of Directors,

                                          Orr Signature

                                          Dominic P. Orr
                                          Chairman of the Board

San Jose, California
August 28, 2000

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR SUBMIT A PROXY BY PHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......    1
WHO CAN HELP ANSWER YOUR QUESTIONS..........    1
SUMMARY OF THE MERGER.......................    2
  The Companies.............................    2
  What Alteon Stockholders Will Receive in
     the Merger.............................    2
  Recommendation of Alteon's Board of
     Directors to Adopt the Merger
     Agreement..............................    3
  Opinion of Lehman Brothers that the
     Exchange Ratio is Fair to Alteon
     Stockholders...........................    3
  Record Date for Voting; Vote Required of
     Alteon Stockholders for Adoption of the
     Merger Agreement.......................    3
  Stockholder Agreements of Certain
     Directors, Executive Officers and
     Stockholders...........................    3
  Material Federal Income Tax
     Consequences...........................    4
  No Appraisal Rights.......................    4
  Regulatory Approvals......................    4
  Treatment of Alteon Stock Options.........    4
  Markets and Comparative Market Price
     Data...................................    4
  Interests of Alteon's Directors and
     Executive Officers in the Merger.......    5
  Acquisition Proposals.....................    5
  Conditions to the Merger..................    6
  Termination of the Merger Agreement.......    6
  Termination Fees..........................    7
SELECTED HISTORICAL FINANCIAL DATA OF NORTEL
  NETWORKS CORPORATION......................    8
SELECTED HISTORICAL FINANCIAL DATA OF ALTEON
  WEBSYSTEMS, INC...........................   10
SUMMARY UNAUDITED PRO FORMA CONDENSED
  COMBINED FINANCIAL INFORMATION............   12
RISK FACTORS................................   13
  Because you will receive a fixed number of
     Nortel Networks common shares for each
     share of your Alteon common stock, and
     because the market value of Nortel
     Networks common shares will vary, you
     cannot be certain of the value of the
     consideration you will receive in the
     merger.................................   13
  The anticipated benefits of the merger are
     dependent on the successful integration
     of the businesses of Nortel Networks
     and Alteon.............................   13
  Directors and executive officers of Alteon
     have interests in the merger that may
     differ from their interests as
     stockholders which may have influenced
     their decision to approve the merger...   13
  The termination fee and the inability of
     Alteon to terminate the merger
     agreement in favor of an alternative
     proposal may discourage other companies
     from trying to acquire Alteon..........   14

                                             PAGE
                                             ----
  Forward-looking statements may prove
     inaccurate.............................   14
NORTEL NETWORKS RECENT DEVELOPMENTS.........   16
  Agreement to Acquire Sonoma Systems.......   16
  Agreement to Acquire EPiCON, Inc..........   16
  Reorganization of Nortel Networks.........   16
COMPARATIVE UNAUDITED PER SHARE DATA........   18
THE 2000 ANNUAL MEETING OF ALTEON
  STOCKHOLDERS..............................   19
  Date, Time and Place......................   19
  Purposes of the Annual Meeting............   19
  Record Date and Voting Power..............   19
  Quorom....................................   19
  Required Vote.............................   19
  Stockholder Agreements of Alteon's
     Directors, Executive Officers and
     Stockholders...........................   20
  How Proxies are Counted...................   20
  Voting and Revocation of Proxies..........   20
  Solicitation of Proxies; Cost of
     Solicitation...........................   21
  Recommendation of Alteon's Board of
     Directors..............................   22
THE MERGER PROPOSAL.........................   23
  Background of the Merger..................   23
  Recommendation of Alteon's Board of
     Directors;
     Reasons for the Merger.................   24
  Opinion of Financial Advisor to Alteon....   26
  Interests of Certain Persons in the
     Merger.................................   34
  Accounting Treatment......................   35
  Regulatory Approvals......................   35
  Resale of Nortel Networks Common Shares...   36
  No Appraisal Rights.......................   37
  U.S. Federal Income Tax Consequences of
     the Merger.............................   38
  Certain U.S. and Canadian Tax
     Considerations Relating to Holding
     Nortel Networks Common Shares..........   40
  Stock Exchange Listings of Nortel Networks
     Common Shares..........................   43
THE MERGER AGREEMENT........................   44
  The Merger................................   44
  Effective Time of the Merger..............   44
  Conversion of Alteon Common Stock.........   44
  No Fractional Nortel Networks Common
     Shares.................................   44
  Exchange of Alteon Common Stock for Nortel
     Networks Common Shares.................   44
  Treatment of Alteon Stock Options and the
     Employee Stock Purchase Plan...........   45
  Employee Benefits.........................   46
  Representations and Warranties............   46
  Conduct of Business of Alteon.............   48
  Conduct of Business of Nortel Networks....   48
  Covenants of Alteon.......................   49
  Covenants of Nortel Networks..............   49

                                             PAGE
                                             ----
  Covenants of Nortel Networks, Alteon and
     the Merger Subsidiary..................   49
  Acquisition Proposals.....................   50
  Conditions to the Merger..................   51
  Indemnification...........................   52
  Waiver and Amendment......................   52
  Termination of the Merger Agreement.......   53
  Termination Fees and Expenses.............   54
STOCKHOLDER AGREEMENTS......................   56
MARKET PRICES AND DIVIDENDS.................   58
  Nortel Networks...........................   58
  Alteon....................................   59
UNAUDITED PRO FORMA CONDENSED COMBINED
  FINANCIAL INFORMATION OF NORTEL NETWORKS
  CORPORATION...............................   60
NOTES TO THE PRO FORMA COMBINED FINANCIAL
  STATEMENTS (UNAUDITED)....................   65
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
  OWNERS AND MANAGEMENT OF ALTEON...........   72
  Section 16(a) Beneficiary Ownership
     Reporting Compliance...................   74
BUSINESS OF NORTEL NETWORKS.................   75
DESCRIPTION OF NORTEL NETWORKS SHARE
  CAPITAL...................................   75
  General...................................   75
  Common Shares.............................   75
  Shareholder Rights Plan...................   76
  Preferred Shares of Nortel Networks.......   77
  Preferred Shares of Old Nortel............   77
BUSINESS OF ALTEON..........................   78
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITIONS AND RESULTS OF
  OPERATIONS OF ALTEON......................   99
COMPARATIVE RIGHTS OF HOLDERS OF ALTEON
  COMMON STOCK AND NORTEL NETWORKS COMMON
  SHARES....................................  105
  Vote on Extraordinary Corporate
     Transactions...........................  105
  Dividends and Distributions...............  106
  Amendments to Charter.....................  106
  Amendment to Bylaws.......................  107
  Interested Shareholder Transactions.......  107
  Dissent and Appraisal Rights..............  108
  Directors' Qualifications.................  109
  Composition of Boards of Directors........  110
  Election of Directors.....................  110
  Removal of Directors......................  110
  Vacancy on Boards of Directors............  111
  Directors' and Officers'
     Indemnification........................  111
  Limitation of Directors' Personal
     Liability for Monetary Damages.........  112
  Special Meeting of Stockholders...........  113

                                             PAGE
                                             ----
  Quorum Requirements.......................  113
  Rights Agreement..........................  113
  Inspection of Books and Records...........  113
  Applicability of California Law to
     Alteon.................................  114
ELECTION OF CLASS I DIRECTORS...............  115
  Effects of the Merger on Alteon's Board of
     Directors..............................  115
  Alteon's Nominees for Class I Directors...  115
  Class II Directors........................  116
  Class III Director........................  116
  Alteon's Board of Directors Committees and
     Meetings...............................  116
  Compensation of Directors.................  117
  Information Regarding Executive
     Officers...............................  117
RATIFICATION OF SELECTION OF INDEPENDENT
  AUDITORS..................................  119
EXECUTIVE COMPENSATION......................  120
  Option Grants in Last Fiscal Year.........  120
  Aggregate Option Exercises in Last Fiscal
     Year and Fiscal End Values.............  121
  Employment, Severance and Change of
     Control Agreements.....................  122
  Compensation Committee Interlocks and
     Insider Participation..................  122
  Compensation Committee Report on Executive
     Compensation...........................  123
  Performance Measurement Comparison........  125
  Certain Transactions......................  125
OTHER MATTERS...............................  126
  Stockholder Proposals for Alteon 2001
     Annual Meeting.........................  126
LEGAL OPINIONS..............................  127
EXPERTS.....................................  127
SERVICE OF PROCESS AND ENFORCEMENT OF
  LIABILITIES...............................  128
WHERE YOU CAN FIND MORE INFORMATION.........  129
INDEX TO FINANCIAL STATEMENTS...............  F-1
ANNEXES
  A. Agreement and Plan of Merger by and
     among Nortel Networks Corporation,
     Darius Corp. and Alteon WebSystems,
     Inc. dated as of July 28, 2000.........  A-1
  B. Form of Stockholder Agreements, dated
     as of July 28, 2000, between Nortel
     Networks Corporation and the
     stockholders listed on Schedule A
     thereto................................  B-1
  C. Form of Stockholder Agreements, dated
     as of July 28, 2000, between Nortel
     Networks Corporation and Matrix
     Partners IV, L.P. and Matrix IV
     Entrepreneurs Fund, L.P................  C-1
  D. Opinion of Lehman Brothers Inc. dated
     July 27, 2000..........................  D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  What do I need to do now?

A: Just vote your shares as described in this proxy statement/prospectus and the proxy card included with it, so that your shares may be represented at the Alteon annual meeting. If you do not vote your shares, your failure to vote will have the same effect as voting against the merger.

Q:  Should I send in my stock certificates now?

A: No. You will receive instructions for exchanging your stock certificates after the merger is completed.

Q: If my shares are held in street name by my broker, will my broker vote my shares for me?

A: No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. Your failure to instruct your broker on how to vote your shares will have the same effect as voting against the merger.

Q: Can I change my vote after I have mailed my proxy card or provided instructions to my broker?

A: Yes. You can change your vote at any time before your proxy is voted at the Alteon annual meeting. This proxy statement/prospectus contains instructions on how to change your vote. If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:  Do I need to attend the Alteon annual meeting in person?

A: No. It is not necessary for you to attend the Alteon annual meeting to vote your shares, although you are welcome to attend.

Q:  When will the merger be completed?

A: Nortel Networks and Alteon are working towards completing the merger as soon as possible, and expect to complete it shortly after the Alteon annual meeting on October 4, 2000 if Alteon stockholders adopt the merger agreement. However, it is possible that delays in obtaining regulatory approvals could require that the merger be completed at a later time.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you have more questions about the merger after reading this proxy statement/prospectus, you should contact:

Corporate Investor Communications, Inc.            Alteon WebSystems, Inc.
           111 Commerce Road                         50 Great Oaks Blvd.
          Carlstadt, NJ 07072                    San Jose, California 95119
       Telephone: (877) 535-1140                      Attn: Lynn Harper
                                                  Telephone: (408) 360-5644
                                                 E-mail: lharper@alteon.com

                             SUMMARY OF THE MERGER

     This summary highlights key aspects of the merger which are described in greater detail elsewhere in this document. It does not contain all of the information that may be important to you. To understand the merger better, and for a more complete description of the legal terms of the merger agreement, you should read this entire proxy statement/prospectus carefully, including the Annexes, and the additional documents to which we refer you. You can learn how to obtain these additional documents in "Where You Can Find More Information," see page 129. Unless otherwise indicated, "$" shall mean United States Dollars.

THE COMPANIES

Nortel Networks Corporation
8200 Dixie Road, Suite 100
Brampton, Ontario
Canada L6T 5P6
Telephone: (905) 863-0000

     Nortel Networks is a leading global supplier of networking solutions and services that support voice, data and video transmission over wireless and wireline technologies. Nortel Networks is focused on building the infrastructure service enabling solutions and applications for the new, high-performance Internet. Nortel Networks' business consists of the design, development, assembly, manufacture, marketing, sale, financing, installation, servicing and support of networking solutions and services for service provider and carrier customers and enterprise customers. Nortel Networks' solutions and services are used by customers to support the Internet and other public and private voice, data and video networks.

Alteon WebSystems, Inc.
50 Great Oaks Blvd.
San Jose, California 95119
Telephone: (408) 360-5500

     Alteon is a leading provider of next generation Internet infrastructure solutions that are designed to enable e-businesses to meet the demands resulting from the rapid growth of the Internet. Alteon's Web data center products, which include switches, server adapters and software, are optimized to meet the specific challenges of managing Web traffic and provide the high performance and availability of leading networking infrastructure solutions. This combination of capabilities is referred to as Web-working. Alteon's solutions are designed to increase the performance, availability, scalability, manageability and control of Web servers and Web data center infrastructure. Alteon provides Web-working solutions to e-commerce companies, Web portals, content publishers, Web hosting companies, Internet service providers, server vendors and enterprises.

WHAT ALTEON STOCKHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGE 44)

     In the merger, each share of Alteon common stock will be exchanged for
1.83148 Nortel Networks common shares. The exchange ratio will not be adjusted to reflect any changes in the market price of either Alteon common stock or Nortel Networks common shares.

     Nortel Networks will not issue fractional shares in the merger. As a result, the total number of Nortel Networks common shares you receive in the merger will be rounded down to the nearest whole number. You will receive a cash payment, based on the volume weighted average of the last sales prices of Nortel Networks common shares during the five trading days prior to completion of the merger, for the value of the remaining fraction of a Nortel Networks common share that you would otherwise receive.

RECOMMENDATION OF ALTEON'S BOARD OF DIRECTORS TO ADOPT THE MERGER AGREEMENT (SEE PAGE 24)

     Alteon's board of directors has unanimously approved the merger and recommends that you vote "FOR" adoption of the merger agreement.

OPINION OF LEHMAN BROTHERS INC. THAT THE EXCHANGE RATIO IS FAIR TO ALTEON STOCKHOLDERS (SEE PAGE 26)

     In deciding to approve the merger, one of the factors that Alteon's board of directors considered was the opinion of Alteon's financial advisor, Lehman Brothers Inc., that, as of July 27, 2000 and subject to the considerations set forth in the opinion, the exchange ratio in the merger agreement was fair from a financial point of view to the holders of Alteon common stock. Lehman Brothers' opinion was provided for the information and assistance of Alteon's board of directors in connection with its consideration of the merger and its opinion does not constitute a recommendation as to how any holder of Alteon common stock should vote with respect to the merger agreement. The full text of the Lehman Brothers' opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken by Lehman Brothers in connection with its opinion, is attached as Annex D to this proxy statement/prospectus. Alteon urges you to read the entire opinion carefully.

RECORD DATE FOR VOTING; VOTE REQUIRED OF ALTEON STOCKHOLDERS FOR ADOPTION OF THE MERGER AGREEMENT (SEE PAGE 19)

     You can vote at the Alteon annual meeting if you owned Alteon common stock at the close of business on August 16, 2000. Adoption of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of Alteon common stock. As of the record date, August 16, 2000, Alteon had 43,268,818 shares of common stock outstanding. Each share of Alteon common stock outstanding on the record date entitles its holder to one vote. As of the record date, the directors and executive officers of Alteon and their affiliates held common stock representing in the aggregate, approximately 15.40% of all the outstanding shares of Alteon common stock.

STOCKHOLDER AGREEMENTS OF CERTAIN DIRECTORS, EXECUTIVE OFFICERS AND STOCKHOLDERS (SEE PAGE 20)

     Certain directors, executive officers and stockholders of Alteon have each entered into stockholder agreements with Nortel Networks. These directors, executive officers and stockholders are entitled to vote, in the aggregate, approximately 15.40% of the outstanding shares of Alteon common stock as of the record date. In each stockholder agreement, the relevant director, executive officer or stockholder agreed to vote all of his, her or its shares of Alteon common stock in favor of the merger and against any competing transaction. A form of the stockholder agreement executed by each of the applicable directors and executive officers is attached as Annex B, and a form of the stockholder agreement entered into by each of the applicable stockholders is attached as Annex C.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 38)

     The receipt of Nortel Networks common shares in the merger generally will be tax free to Alteon stockholders for United States income tax purposes, except for tax on cash received for fractional shares. Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your particular situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the merger to you.

NO APPRAISAL RIGHTS

     You will have no appraisal rights in connection with the merger.

REGULATORY APPROVALS (SEE PAGE 35)

     The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act, which requires that prior to completing the merger, certain information and materials must be filed with the Department of Justice and the Federal Trade Commission, and a specified waiting period must expire or be terminated. The required information was filed with the Department of Justice and the Federal Trade Commission on August 15, 2000, and early termination was requested on August 15, 2000.

     In connection with the merger, Nortel Networks will file a notification with, and submit information to the applicable regulatory agency as required under each of the German Act Against Restraints on Competition and the Austrian Cartel Act. It will be a violation of each such act to complete the merger prior to clearance by the respective regulatory agency, or expiration of the requisite review period.

TREATMENT OF ALTEON STOCK OPTIONS (SEE PAGE 45)

     Nortel Networks will assume all Alteon stock options outstanding at the time of the merger. After the merger, Nortel Networks will treat these stock options as options to acquire Nortel Networks common shares. The number of common shares and exercise price of the Alteon options will be adjusted to reflect the exchange ratio.

MARKETS AND COMPARATIVE MARKET PRICE DATA (SEE PAGE 58)

     Nortel Networks common shares are traded under the symbol "NT" on the New York and Toronto stock exchanges. Alteon common stock is traded on The Nasdaq Stock Market under the symbol "ATON."

     We present below the per share closing prices for Nortel Networks common shares as quoted on the New York Stock Exchange and Alteon common stock as reported on the Nasdaq National Market. These prices are presented on the following dates:

     - July 27, 2000, the last full trading day before the public announcement of the proposed merger; and

     - August 24, 2000, the most recent date for which prices were practicably available before the printing of this proxy statement/prospectus.

     The table also presents the implied equivalent per share values for shares of Alteon common stock by multiplying the price per Nortel Networks common share on the two dates by the exchange ratio of 1.83148.

                                                                         IMPLIED ALTEON
                                    NORTEL NETWORKS   SHARES OF ALTEON    SHARE PRICE
                                     COMMON SHARES      COMMON STOCK       EQUIVALENT
                                    ---------------   ----------------   --------------
July 27, 2000.....................      $78.625           $143.00           $144.00
August 24, 2000...................      $81.563           $146.25           $149.38

     ALTEON STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR NORTEL NETWORKS COMMON SHARES.

INTERESTS OF ALTEON'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
(SEE PAGE 34)

     When considering the recommendation of Alteon's board of directors that you vote in favor of the adoption of the merger agreement you should be aware that the directors and executive officers of Alteon have interests in the merger that are in addition to, or different from, their interests as Alteon stockholders. These differing interests relate to, among other things:

     - a significant number of options to purchase shares of Alteon common stock held by Alteon directors and executive officers which will become vested and immediately exercisable on completion of the merger;

     - a significant number of new options to purchase shares of Alteon common stock which Alteon intends to grant to its executive officers, other employees and new hires of Alteon prior to completion of the merger;

     - employment agreements between Nortel Networks and certain executive officers of Alteon that will become effective upon completion of the merger; and

     - directors' and officers' insurance coverage and indemnification rights provided for in the merger agreement.

ACQUISITION PROPOSALS (SEE PAGE 50)

     With limited exceptions and subject to the fiduciary obligations of Alteon's board of directors, Alteon has agreed that neither it nor any of its affiliates will:

     -  solicit or knowingly encourage inquiries or proposals;

     -  engage in negotiations; or

     -  have discussions with any person other than Nortel Networks;

in each case with respect to acquisition proposals from any company other than Nortel Networks. Alteon further agreed to cause each of its officers, directors, agents and advisors and those of its subsidiaries not to take these actions. Nortel Networks required this non-solicitation provision in order to prevent Alteon from seeking a competing offer for Alteon at a higher price. While this provision reduces the likelihood of a competing offer,

Alteon is permitted to engage in negotiations with respect to unsolicited bids, and Alteon's board of directors has a fiduciary duty to stockholders to consider any superior proposals.

CONDITIONS TO THE MERGER (SEE PAGE 51)

     Nortel Networks and Alteon will not complete the merger unless a number of conditions are satisfied or waived, including:

     -  adoption of the merger agreement by Alteon stockholders;

     - receipt of material regulatory approvals and the absence of legal restraints;

     - continued accuracy of the representations and warranties of the other party;

     -  performance of the agreements to be performed by the other party;

     - the absence of events which have had or would reasonably be expected to have a material adverse effect on the other party;

     - issuance of opinions by attorneys for Nortel Networks and Alteon as to the tax-free nature of the merger; and

     - receipt of approval for listing the Nortel Networks common shares to be issued in the merger on the New York and Toronto stock exchanges.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 53)

     Nortel Networks and Alteon can jointly agree to terminate the merger agreement at any time before completing the merger. In addition, either party can terminate the merger agreement if:

     - the merger has not been completed by February 28, 2001, if all governmental approvals required for the completion of the merger have then been obtained, or otherwise by April 30, 2001;

     -  Alteon stockholders fail to adopt the merger agreement;

     - any governmental approval required for the completion of the merger is finally denied; or

     - the other party breaches any of its representations, warranties or agreements, and those breaches are not or cannot be timely cured.

     Nortel Networks can also terminate the merger agreement if:

     - any United States or Canadian governmental agency imposes conditions for regulatory approval having a material adverse effect on Nortel Networks or Alteon or requiring Nortel Networks to dispose of any assets; or

     - Alteon's board of directors withdraws its recommendation of the merger agreement to Alteon stockholders.

     Alteon can also terminate the merger agreement if any United States or Canadian governmental agency imposes conditions on regulatory approval, as described above, unless, after notice of Alteon's intent to terminate, Nortel Networks waives its analogous right to do so.

TERMINATION FEES (SEE PAGE 54)

     Alteon could be required to pay Nortel Networks a termination fee of $225 million if the merger agreement is terminated under specified circumstances.

                     SELECTED HISTORICAL FINANCIAL DATA OF
                          NORTEL NETWORKS CORPORATION

     The following selected consolidated financial data as at and for each of the five fiscal years in the period ended December 31, 1999 have been derived from the consolidated financial statements of Nortel Networks Limited, a direct subsidiary of Nortel Networks that was formerly known as Nortel Networks Corporation. We refer to Nortel Networks Limited as Old Nortel. Effective May 1, 2000, Old Nortel participated in a plan of arrangement under which its outstanding common shares were exchanged for common shares of newly formed Nortel Networks, which assumed the name "Nortel Networks Corporation." As used in this proxy statement/prospectus, unless the context otherwise requires, "Nortel Networks" refers to Old Nortel in respect of dates prior to May 1, 2000 and New Nortel in respect of dates from and after May 1, 2000. Please see "Nortel Networks Recent Developments -- Reorganization of Nortel Networks" for a description of the plan of arrangement.

     The report of Deloitte & Touche LLP, as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999, is included in Nortel Networks' Current Report on Form 8-K, dated August 7, 2000, as amended by Form 8-K/A dated August 18, 2000, incorporated by reference in this proxy statement/prospectus. The selected consolidated financial data as at and for the six months ended June 30, 1999 and 2000 have been derived from Nortel Networks' unaudited interim financial statements and contain all normal, recurring entries necessary for fair presentation, but are not indicative of the results for the entire year. You should read the selected consolidated financial data in conjunction with the audited consolidated financial statements and the notes to the consolidated financial statements for Nortel Networks included in its Current Report on Form 8-K, dated August 7, 2000, as amended by Form 8-K/A dated August 18, 2000, its Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1999, and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2000. See "Where You Can Find More Information" to learn how you can obtain these reports. We have adjusted per share amounts to reflect the two-for-one stock split of Nortel Networks common shares on January 7, 1998, the stock dividend of one Nortel Networks common share on each issued and outstanding Nortel Networks common share as of August 17, 1999 and the two-for-one stock split of Nortel Networks common shares on May 5, 2000.

                                                                                                   FOR THE
                                                                                                  SIX MONTH
                                                                                                 PERIOD ENDED
                                              FOR THE YEAR ENDED DECEMBER 31,                      JUNE 30,
                                  --------------------------------------------------------   --------------------
                                    1995       1996        1997        1998        1999        1999       2000
                                  --------   ---------   ---------   ---------   ---------   --------   ---------
                                   (IN MILLIONS OF U.S. DOLLARS EXCEPT PER SHARE AND PER REVENUE DOLLAR AMOUNTS)
EARNINGS AND RELATED DATA
Revenues.......................    $9,842     $11,919     $14,581     $16,857     $21,287     $9,567     $14,143
Research and development
  expense......................     1,630       1,870       2,221       2,532       2,992      1,411       1,862
Amortization of plant and
  equipment....................       397         396         413         436         526        285         305
Income tax provision...........       107         205         381         420         526        152         582
Net earnings (loss) applicable
  to common shares.............       395         560         695      (1,282)       (351)      (444)     (1,475)
Earnings (loss) per revenue
  dollar, in cents.............         4           5           5          (8)         (2)        (5)        (10)
Earnings (loss) per common
  share, in dollars
  -- basic.....................       .19         .27         .33(1)     (.56)(2)     (.13)(3)    (.17)(4)     (.52)(5)
  -- diluted...................       .19         .26         .33(1)     (.56)(2)     (.13)(3)    (.17)(4)     (.52)(5)
Dividends per common share, in
  dollars......................       .06         .07         .08         .08         .08        .04         .04

                                                                                              AS AT
                                                    AS AT DECEMBER 31,                      JUNE 30,
                                      -----------------------------------------------   -----------------
                                       1995      1996      1997      1998      1999      1999      2000
                                      -------   -------   -------   -------   -------   -------   -------
                                             (IN MILLIONS OF U.S. DOLLARS EXCEPT EMPLOYEE AMOUNTS)
FINANCIAL POSITION
Working capital.....................  $ 2,055   $ 3,080   $ 3,489   $ 4,305   $ 5,074   $ 4,339   $ 7,402
Plant and equipment (at cost).......    4,199     4,341     4,400     5,008     5,190     5,015     5,417
Accumulated amortization............    2,420     2,460     2,490     2,846     2,857     2,861     2,787
Total assets........................    9,207(6)  10,720(6)  12,250(6)  21,828(6)  24,007  21,972  34,035
Long-term debt......................    1,516(6)   1,558    1,635     1,529     1,426     1,427     1,538
Common shareholders' equity.........    3,652     4,304     4,517    12,190    13,072    12,303    21,969
CAPITAL EXPENDITURES................      523       543       549       628       795       326       700
EMPLOYEES AT THE END OF PERIOD......   59,904    62,284    68,341    71,296    76,712    72,461    82,472

-------------------------

(1) Includes the following:
      one-time gains........................................     $   102
      one-time charges......................................     $   (95)
      net tax impact on one-time gains and one-time
     charges................................................     $    (1)
(2) Includes the following:
      acquisition-related costs (the amortization of
     intangible assets from the acquisition of Bay Networks,
     Inc. and all subsequent acquisitions, and the
     amortization of any in-process research and development
     from prior acquisitions)...............................     $(2,341)
      one-time gains........................................     $   441
      one-time charges......................................     $  (447)
      net tax impact on one-time gains and one-time
     charges................................................     $    (2)
(3) Includes the following:
      acquisition-related costs.............................     $(2,075)
      one-time gains........................................     $   264
      one-time charges......................................     $  (209)
      net tax impact on one-time gains and one-time
     charges................................................     $    16
(4) Includes the following:
      acquisition-related costs.............................     $(1,078)
      one-time gains........................................     $    57
      one-time charges......................................     $   (62)
      net tax impact on one-time gains and one-time
     charges................................................     $    (1)
(5) Includes the following:
      acquisition-related costs.............................     $(2,678)
      one-time gains........................................     $   687
      one-time charges......................................     $  (264)
      net tax impact on one-time gains and one-time
     charges................................................     $  (271)
(6) Comparative amounts have been restated to conform with current period's presentation.

                     SELECTED HISTORICAL FINANCIAL DATA OF
                            ALTEON WEBSYSTEMS, INC.

     This section presents selected historical consolidated financial data of Alteon. You should read carefully the consolidated financial statements included in this proxy statement/prospectus, including the notes to the consolidated financial statements. The selected data in this section are not intended to replace the consolidated financial statements.

     The consolidated statement of operations data for the years ended June 30, 1998, 1999 and 2000 and the consolidated balance sheet data as of June 30, 1999 and 2000 were derived from the audited consolidated financial statements included in this proxy statement/prospectus. Deloitte & Touche LLP, Alteon's independent auditors, audited these consolidated financial statements. The consolidated statement of operations data for the period from inception on March 18, 1996 to June 30, 1996 and the year ended June 30, 1997 and the consolidated balance sheet data as of June 30, 1996, 1997 and 1998 were derived from audited consolidated financial statements that are not included in this proxy statement/prospectus. See notes to the consolidated financial statements for an explanation of the method used to determine the number of shares used in computing basic and diluted loss per common share.

                                                    MARCH 18, 1996             YEAR ENDED JUNE 30,
                                                    (INCEPTION) TO   ----------------------------------------
                                                    JUNE 30, 1996     1997       1998       1999       2000
                                                    --------------   -------   --------   --------   --------
                                                    (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net sales........................................       $   --       $   178   $ 13,572   $ 26,254   $109,582
Cost of sales....................................           --           637      7,893     13,385     40,083
                                                        ------       -------   --------   --------   --------
Gross profit (loss)..............................           --          (459)     5,679     12,869     69,499
Operating expenses:
  Sales and marketing............................           19         1,921      6,485     13,061     49,291
  Research and development.......................          176         4,782      8,816     10,004     22,792
  General and administrative.....................           98           744      1,505      2,538      7,010
  Stock compensation to consultants..............           --            --         --         --      7,687
                                                        ------       -------   --------   --------   --------
  Total operating expenses.......................          293         7,447     16,806     25,603     86,780
                                                        ------       -------   --------   --------   --------
Loss from operations.............................         (293)       (7,906)   (11,127)   (12,734)   (17,281)
Interest income (expense), net...................           20           122        322        264      8,041
                                                        ------       -------   --------   --------   --------
Loss before income taxes.........................         (273)       (7,784)   (10,805)   (12,470)    (9,240)
Income taxes.....................................            1             1          1         73        413
                                                        ------       -------   --------   --------   --------
Net loss.........................................       $ (274)      $(7,785)  $(10,806)  $(12,543)  $ (9,653)
                                                        ======       =======   ========   ========   ========
Basic and diluted loss per common share..........       $(0.48)      $ (5.15)  $  (2.18)  $  (1.65)  $  (0.32)
                                                        ======       =======   ========   ========   ========
Basic and diluted common shares used in
  computation....................................          569         1,511      4,951      7,610     30,565
                                                        ======       =======   ========   ========   ========

                                                                    AS OF JUNE 30,
                                                    -----------------------------------------------
                                                     1996     1997      1998      1999       2000
                                                    ------   -------   -------   -------   --------
                                                            (IN THOUSANDS OF U.S. DOLLARS)
CONSOLIDATED BALANCE SHEET DATA:
Cash, equivalents and short-term investments.....   $3,830   $14,242   $ 9,047   $29,766   $232,988
Working capital..................................    3,592    12,892     9,843    25,488    236,355
Total assets.....................................    3,996    16,443    19,542    40,621    307,025
Long-term obligations, net of current portion....       --       700     1,371     1,919      1,427
Total stockholders' equity.......................    3,757    13,782    11,228    27,449    260,272

SUMMARY OF ALTEON QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     The following table depicts statement of operations data for the most recent eight quarters. In Alteon's opinion, this unaudited information has been prepared on the same basis as its consolidated financial statements and includes all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the unaudited quarterly results. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                                   QUARTER ENDED
                                 ----------------------------------------------------------------------------------
                                 JUNE 30,   MAR 31,   DEC 31,   SEPT 30,   JUNE 30,   MAR 31,    DEC 31,   SEPT 30,
                                   2000      2000      1999       1999       1999       1999      1998       1998
                                 --------   -------   -------   --------   --------   --------   -------   --------
                                      (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AND PERCENTAGE AMOUNTS)
Net sales......................  $51,488    $28,229   $17,115   $ 12,750   $ 7,866    $ 6,702    $6,559    $ 5,127
Cost of sales..................   17,697    10,366      6,573      5,447     4,004      3,157     3,675      2,549
                                 -------    -------   -------   --------   -------    --------   -------   -------
  Gross profit.................   33,791    17,863     10,542      7,303     3,862      3,545     2,884      2,578
Operating expenses:
  Sales and marketing..........   20,597    13,311      8,563      6,820     4,127      3,346     3,072      2,516
  Research and development.....    7,183     6,158      5,462      3,989     2,918      2,280     2,641      2,165
  General and administrative...    2,137     1,946      1,644      1,283       725        690       631        492
  Stock compensation to
    consultants................       49        --         --      7,638        --         --        --         --
                                 -------    -------   -------   --------   -------    --------   -------   -------
    Total operating expenses...   29,966    21,415     15,669     19,730     7,770      6,316     6,344      5,173
                                 -------    -------   -------   --------   -------    --------   -------   -------
Income (loss) from
  operations...................    3,825    (3,552)    (5,127)   (12,427)   (3,908)    (2,771)   (3,460)    (2,595)
Interest income (expense),
  net..........................    3,806     2,508      1,396        331        75         33        91         65
                                 -------    -------   -------   --------   -------    --------   -------   -------
Income (loss) before income
  taxes........................    7,631    (1,044)    (3,731)   (12,096)   (3,833)    (2,738)   (3,369)    (2,530)
Income tax expense.............      184        --        189         40        73         --        --         --
                                 -------    -------   -------   --------   -------    --------   -------   -------
Net income (loss)..............  $ 7,447    $(1,044)  $(3,920)  $(12,136)  $(3,906)   $(2,738)   $(3,369)  $(2,530)
                                 =======    =======   =======   ========   =======    ========   =======   =======
Basic income (loss) per
  share........................  $  0.19    $(0.03)   $ (0.11)  $  (1.20)  $ (0.45)   $ (0.35)   $(0.46)   $ (0.39)
                                 =======    =======   =======   ========   =======    ========   =======   =======
Basic shares used in
  computation..................   39,082    37,575     35,509     10,095     8,697      7,892     7,312      6,540
                                 =======    =======   =======   ========   =======    ========   =======   =======
Diluted income (loss) per
  share........................  $  0.16    $(0.03)   $ (0.11)  $  (1.20)  $ (0.45)   $ (0.35)   $(0.46)   $ (0.39)
                                 =======    =======   =======   ========   =======    ========   =======   =======
Diluted shares used in
  computation..................   45,388    37,575     35,509     10,095     8,697      7,892     7,312      6,540
                                 =======    =======   =======   ========   =======    ========   =======   =======
Gross margin percentage........     65.6%     63.3%      61.6%      57.3%     49.1%      52.9%     44.0%      50.3%
                                 =======    =======   =======   ========   =======    ========   =======   =======

                 SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL INFORMATION

     Included in this proxy statement/prospectus are the unaudited pro forma condensed combined financial statements of Nortel Networks, together with the relevant notes, assumptions and adjustments thereto, which reflect the completion of the merger and certain significant acquisitions as if they had occurred on January 1, 1999 for the purposes of the unaudited pro forma condensed combined statements of operations and as at June 30, 2000 for purposes of the unaudited pro forma condensed combined balance sheet. The pro forma statements have been prepared using the purchase method of accounting to account for the merger and the significant acquisitions described in the notes to the more complete financial information set forth below.

     The following summary unaudited pro forma condensed combined financial information for Nortel Networks is derived from, and should be read together with, the detailed information contained in the audited consolidated financial statements of Nortel Networks as of December 31, 1999 and the accompanying notes to such statements, incorporated by reference, and the audited consolidated financial statements of Alteon as of June 30, 2000 and the accompanying notes to such statements and the unaudited pro forma statements of Nortel Networks as at and for the six months ended June 30, 2000 and for the year ended December 31, 1999 and the accompanying notes to such statements; all of which are included in this proxy statement/prospectus.

     The unaudited pro forma statements should not be construed as representative of such amounts for any future dates or periods. See "Unaudited Pro Forma Condensed Combined Financial Information of Nortel Networks Corporation."

                                                             PRO FORMA AS AT AND    PRO FORMA AS AT AND
                                                             FOR THE YEAR ENDED     FOR THE SIX MONTHS
                                                              DECEMBER 31, 1999     ENDED JUNE 30, 2000
                                                             -------------------    -------------------
                                                                            (UNAUDITED)
                                                                   (IN MILLIONS OF U.S. DOLLARS,
                                                                     EXCEPT PER SHARE AMOUNTS)
OPERATING RESULTS
Revenue..................................................          $21,566                $14,223
Net loss applicable to common shares.....................           (5,983)                (2,549)
Capital expenditures.....................................              800                    712
FINANCIAL POSITION
Cash and short-term investments..........................              n/a                  3,485
Working capital..........................................              n/a                  7,549
Total assets.............................................              n/a                 39,861
Long-term debt...........................................              n/a                  1,538
Common shareholders' equity..............................              n/a                 27,658
Total long-term debt to total capitalization.............              n/a                   5.6%
PER SHARE DATA
Net loss per common share, basic and diluted.............            (2.01)                 (0.87)
Net loss per Alteon equivalent share, basic and
  diluted................................................            (3.68)                 (1.59)

                                  RISK FACTORS

     You should consider the following matters together with the other information included or incorporated by reference in this document in deciding whether to vote in favor of adoption of the merger agreement.

BECAUSE YOU WILL RECEIVE A FIXED NUMBER OF NORTEL NETWORKS COMMON SHARES FOR EACH SHARE OF YOUR ALTEON COMMON STOCK, AND BECAUSE THE MARKET VALUE OF NORTEL NETWORKS COMMON SHARES WILL VARY, YOU CANNOT BE CERTAIN OF THE VALUE OF THE CONSIDERATION YOU WILL RECEIVE IN THE MERGER.

     In the merger, each share of Alteon common stock will be exchanged for
1.83148 Nortel Networks common shares. This exchange ratio will not be adjusted to reflect any changes in the market price of either Alteon common stock or Nortel Networks common shares. As a result, the value of the consideration you receive in the merger for your shares of Alteon common stock will depend on the market value of Nortel Networks common shares at the time the merger is completed. This price may be lower or higher than the current price or the price at the time you decide whether to vote in favor of adoption of the merger agreement.

     Neither Nortel Networks nor Alteon will have the right to terminate the merger agreement or, in the case of Alteon, to resolicit the vote of its stockholders, solely because of changes in the market price of Nortel Networks common shares. You should obtain current market quotations for Nortel Networks common shares.

     In addition, the exchange of certificates representing your shares of Alteon common stock for certificates representing Nortel Networks common shares will not take place immediately after completion of the merger. As a consequence, you will be unable to sell or otherwise transfer these Nortel Networks common shares for a period following completion of the merger. The market value of the Nortel Networks common shares you receive in the merger may be either lower or higher at the time you receive your certificates representing Nortel Networks common shares than at the time of the merger.

THE ANTICIPATED BENEFITS OF THE MERGER ARE DEPENDENT ON THE SUCCESSFUL INTEGRATION OF THE BUSINESSES OF NORTEL NETWORKS AND ALTEON.

     We will not achieve the anticipated benefits of the merger unless the operations of Nortel Networks and Alteon are successfully combined in a coordinated, timely and efficient manner. The combination of the two companies will require the dedication of management resources, which might temporarily detract attention from the day-to-day business of the combined company. It is possible that the process of combining the two companies and their product offerings will cause an interruption or a loss of momentum in the activities of either or both of the companies' businesses, which could harm our combined operations. We cannot assure you that the benefits we hope to achieve from the merger will be realized.

DIRECTORS AND EXECUTIVE OFFICERS OF ALTEON HAVE INTERESTS IN THE MERGER THAT MAY DIFFER FROM THEIR INTERESTS AS STOCKHOLDERS WHICH MAY HAVE INFLUENCED THEIR DECISION TO APPROVE THE MERGER.

     When considering the recommendation of the merger by Alteon's board of directors, you should be aware that the directors and executive officers of Alteon have interests in the merger that are in addition to, or different from, their interests as Alteon stockholders which may have influenced their decision to approve the merger. See "The Merger Proposal -- Interests of Certain Persons in the Merger." These interests include:

     - Options. Directors and executive officers of Alteon hold a significant number of options to purchase Alteon common stock a portion of which, under the terms of employment letters with Alteon and as a result of the completion of the merger, will become vested and immediately exercisable. To the extent these options are not exercised before the merger is completed, they will be converted in the merger into options to purchase Nortel Networks common shares.

     - New Option Grants. Under the merger agreement, Alteon intends, prior to the completion of the merger, to grant eight executive officers a significant number of options to purchase shares of Alteon common stock in order to provide incentives to such executive officers to remain with Nortel Networks following the merger. On the date of the merger these options will be converted into options to purchase Nortel Networks common shares.

     - Directors' and Officers' Insurance; Indemnification of Alteon's Directors and Officers. Under the merger agreement, current and former directors and officers of Alteon have significant rights to directors' and officers' insurance coverage and to indemnification with respect to acts and omissions in their capacities as directors and officers of Alteon.

THE TERMINATION FEE AND THE INABILITY OF ALTEON TO TERMINATE THE MERGER AGREEMENT IN FAVOR OF AN ALTERNATIVE PROPOSAL MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO ACQUIRE ALTEON.

     In the merger agreement, Alteon agreed to pay a termination fee to Nortel Networks in specified circumstances, including in the event that Alteon agrees to be acquired by a company other than Nortel Networks. Also, Alteon is not permitted to terminate the merger agreement in favor of an alternative acquisition proposal, even if the proposal is a superior proposal as determined by Alteon's board of directors. The termination fee and the inability of Alteon to terminate the merger agreement in favor of an alternative proposal could discourage other companies from trying to acquire Alteon, including companies that might be willing to offer greater value to Alteon stockholders than Nortel Networks has offered in the merger agreement. In addition, payment of the termination fee would have a material adverse effect on Alteon's financial condition.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.

     This document and the documents that are incorporated by reference contain forward-looking statements about Alteon, Nortel Networks and the combined company after the merger which Alteon and Nortel Networks believe are covered by the Private Securities Litigation Reform Act of 1995. Statements in this document that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements include:

     -  financial projections and estimates;

     - statements regarding plans, objectives and expectations of Alteon, Nortel Networks or their boards of directors with respect to future operations, products and services;

     -  statements regarding future economic performance;

     - statements relating to the assumptions underlying projections, estimates, plans, objectives, expectations and performance; and

     - statements relating to the estimated size and growth of relevant markets.

     When used in this document, the words "anticipates," "believes," "expects," "intends," "plans," and similar expressions, as they relate to Alteon, Nortel Networks or the combined company after the merger or the management of any of these companies, are intended to identify these forward-looking statements.

     In making any of these statements, the expectations are believed to be based on reasonable assumptions. However, there are numerous risks, uncertainties and important factors that could cause actual results to differ materially from those in forward-looking statements. These include:

     - those discussed or identified from time to time in Alteon's or Nortel Networks' public filings with the Securities and Exchange Commission;

     - specific risks or uncertainties associated with Alteon's or Nortel Networks' expectations with respect to:

       -- timing, completion or tax status of the merger;

       -- the value of the merger consideration;

       -- growth prospects;

       -- market positions;

       -- distribution channels;

       -- earnings per share;

       -- cost savings;

       -- revenue enhancements; and

       -- general economic conditions such as:

           -  changes in interest rates and the performance of the markets;

           -  changes in domestic and foreign laws, regulations and taxes;

           -  changes in competition and pricing environments;

           -  regional or general changes in stock market valuations;

           -  the occurrence of significant natural disasters;

           -  general market conditions;

           -  competition; and

           -  pricing.

     The actual results, performance or achievement by Alteon or Nortel Networks could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, we cannot assure you that any of the events anticipated by the forward-looking statements will occur, or if they do, what impact they will have on the results of operations and financial condition of Alteon or Nortel Networks.

                      NORTEL NETWORKS RECENT DEVELOPMENTS

AGREEMENT TO ACQUIRE SONOMA SYSTEMS

     On August 15 2000, Nortel Networks announced that it had entered into an agreement to acquire Sonoma Systems for approximately $540 million in Nortel Networks common shares. Sonoma Systems, a privately held company based in Marina del Rey, California, is a maker of high-speed Internet access devices. Upon completion of the transaction, Sonoma Systems will become a wholly-owned subsidiary of Nortel Networks.

AGREEMENT TO ACQUIRE EPICON, INC.

     On June 14, 2000, Nortel Networks announced that it had entered into an agreement to acquire EPiCON, Inc., which is based in Chelmsford, Massachusetts, for approximately $275 million in Nortel Networks common shares. EPiCON is a developer of software for the application service provider market. Upon completion of the transaction, EPiCON will become a wholly-owned subsidiary of Nortel Networks.

REORGANIZATION OF NORTEL NETWORKS

     Under a court-approved plan of arrangement under Canadian law that was effective May 1, 2000, the entity currently known as Nortel Networks Limited, which we refer to as Old Nortel, and its subsidiaries became direct and indirect subsidiaries, respectively, of the entity currently known as Nortel Networks Corporation, a Canadian corporation formed in connection with the plan of arrangement and which we refer to as New Nortel.

     In the arrangement, the outstanding common shares of Old Nortel were exchanged for common shares of New Nortel. Prior to the arrangement, approximately 37% of the outstanding common shares of Old Nortel were held by BCE Inc., a Canadian corporation. A substantial portion of the New Nortel common shares issuable in respect of BCE's interest in Old Nortel was, through the arrangement, indirectly distributed to BCE shareholders. The aggregate number of New Nortel common shares issued in the arrangement was substantially the same as the aggregate number of Old Nortel common shares outstanding immediately prior to the arrangement, excluding the effects of any exercise of dissenters' rights and the reservation of certain shares for issuance pursuant to stock option plans. The consolidated assets and liabilities of New Nortel and its subsidiaries immediately after the arrangement were the same as those of Old Nortel and its subsidiaries immediately prior to the arrangement, except for differences attributable to the accounting treatment accorded to outstanding preferred shares of Old Nortel. All of the business and operations conducted by Old Nortel and its subsidiaries prior to the effectiveness of the arrangement continue to be conducted by Old Nortel and its subsidiaries as subsidiaries of New Nortel.

     New Nortel has assumed the name "Nortel Networks Corporation," and New Nortel common shares are traded publicly on the New York and Toronto stock exchanges under the symbol "NT." Old Nortel has been renamed "Nortel Networks Limited," and 100% of its common shares are now owned by New Nortel. The preferred shares and debt securities of Old Nortel outstanding immediately prior to the arrangement remain outstanding and continue to be obligations of Old Nortel.

     As part of the arrangement, New Nortel implemented a two-for-one stock split with respect to its common shares, and adopted a shareholder rights plan. Under the rights plan, New Nortel issued one right in respect of each New Nortel common share outstanding on

May 5, 2000, after giving effect to the stock split, and New Nortel will issue one right in respect of each New Nortel common share issued thereafter, including common shares to be issued in the merger, until the occurrence of certain events associated with an unsolicited take-over bid as specified in the rights plan. Please see "Description Of Nortel Networks Share Capital -- Shareholder Rights Plan."

     You can find further information about the arrangement in Old Nortel's Current Report on Form 8-K dated January 26, 2000, Old Nortel's Proxy Circular and Proxy Statement (including the Notice of Application and Joint Arrangement Circular which forms a part of and is incorporated by reference therein) dated as of February 29, 2000 and New Nortel's Current Report on Form 8-K dated May 1, 2000. To learn how to obtain these reports, see "Where You Can Find More Information."

                      COMPARATIVE UNAUDITED PER SHARE DATA

     The following table sets forth certain historical, pro forma and pro forma equivalent per share financial information for the six months ended June 30, 2000 and the year ended December 31, 1999 relating to outstanding Nortel Networks common shares and outstanding shares of Alteon common stock. This information should be read together with the unaudited pro forma condensed combined financial information, including the accompanying notes, under "Unaudited Pro Forma Condensed Combined Financial Information of Nortel Networks Corporation" and the historical consolidated financial statements of Nortel Networks, including the accompanying notes, incorporated in this proxy statement/prospectus by reference and the historical consolidated financial statements of Alteon, including the accompanying notes, included in this proxy statement/prospectus. See "Selected Historical Financial Data of Nortel Networks Corporation," "Selected Historical Financial Data of Alteon WebSystems, Inc.," "Summary Unaudited Pro Forma Condensed Combined Financial Information" and "Unaudited Pro Forma Condensed Combined Financial Information of Nortel Networks Corporation."

                                                      AS AT AND FOR THE   AS AT AND FOR THE
                                                         YEAR ENDED       SIX MONTHS ENDED
                                                      DECEMBER 31, 1999     JUNE 30, 2000
                                                      -----------------   -----------------
NORTEL NETWORKS COMMON SHARES(1):
  Net loss per common share, basic and diluted:
    Historical......................................       $(0.13)             $(0.52)
    Pro forma.......................................        (2.01)              (0.87)
  Cash dividends per common share:
    Historical......................................       0.0750              0.0375
  Book value per common share at period end:
    Historical......................................         4.75                7.38
    Pro forma.......................................          n/a                9.05
ALTEON COMMON STOCK(2):
  Net income (loss) per common share, basic:
    Historical......................................        (1.46)               0.17
    Equivalent share................................        (3.68)              (1.59)
  Net income (loss) per common share, diluted:
    Historical......................................        (1.46)               0.14
    Equivalent Share................................        (3.68)              (1.59)
  Cash dividends per common share:
    Historical......................................          n/a                 n/a
  Book value per common share at period end:
    Historical......................................         2.54                6.25
    Equivalent share................................          n/a               16.57

---------------

(1) Pro forma net loss per common share has been calculated assuming completion of the merger and the significant acquisitions as if they each had occurred on January 1, 1999 and pro forma book value has been calculated as if the completion of the merger occurred on June 30, 2000 based on the exchange ratio. All Nortel Networks per common share numbers have been calculated to reflect the stock dividend of one Nortel Networks common share on each issued and outstanding Nortel Networks common share as of August 17, 1999 and the two-for-one stock split of Nortel Networks common shares on May 5, 2000.

(2) Equivalent share data in respect of the Alteon common stock has been calculated by multiplying the Nortel Networks per common share pro forma amounts by the exchange ratio.

                 THE 2000 ANNUAL MEETING OF ALTEON STOCKHOLDERS

DATE, TIME AND PLACE

     The 2000 annual meeting of Alteon stockholders will be held on October 4, 2000, at the principal executive offices of Alteon located at 50 Great Oaks Blvd., San Jose, California, commencing at 9:30 a.m. California time. We are sending this proxy statement/prospectus to you in connection with the solicitation of proxies by Alteon's board of directors for use at the Alteon annual meeting and any adjournments or postponements of the annual meeting.

PURPOSES OF THE ANNUAL MEETING

     The purposes of the annual meeting are:

     -  to elect two Class I directors to Alteon's board of directors;

     -  to ratify the appointment of Alteon's independent auditors;

     -  to vote upon a proposal to adopt the merger agreement; and

     - to act upon any other matters properly brought before the annual meeting and any adjournment or postponement of the annual meeting.

RECORD DATE AND VOTING POWER

     Only holders of record of Alteon common stock on the record date, the close of business on August 16, 2000, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. There were approximately 805 holders of record of Alteon common stock at the close of business on the record date, with 43,268,818 shares of Alteon common stock outstanding. Each share of Alteon common stock entitles the holder to one vote on each matter submitted for stockholder approval. See "Security Ownership of Certain Beneficial Owners and Management of Alteon" for information regarding Alteon management and persons known to the management of Alteon to be the beneficial owners of more than 5% of the outstanding shares of Alteon common stock.

QUORUM

     The presence, in person or by proxy, at the annual meeting of the holders of a majority of the shares of Alteon common stock outstanding as of the record date is necessary to constitute a quorum at the annual meeting. For this purpose, abstentions and broker "non-votes" will count toward establishment of a quorum. Broker "non-votes" are shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal.

REQUIRED VOTE

     Election of Directors. A nominee for director must receive a plurality of the votes cast to be elected. For this purpose, abstention and broker "non-votes" will have no effect.

     Appointment of Independent Auditors. The proposal to ratify the appointment of independent auditors must receive the affirmative vote of a majority of the votes cast at the annual meeting. For this purpose, abstention and broker "non-votes" will have no effect.

     Adoption of the Merger Agreement. The affirmative vote of the holders of a majority of the shares of Alteon common stock outstanding as of the record date is required to adopt the merger agreement. In determining whether the proposal to adopt the merger agreement has received the requisite number of affirmative votes, abstentions and broker "non-votes" will have the same effect as a vote against the proposal to adopt the merger agreement.

     Adjournment. The Alteon annual meeting may be adjourned from time to time, by the chairman of the meeting, without a vote of the stockholders, or by the vote of a majority of the shares casting votes.

STOCKHOLDER AGREEMENTS OF ALTEON'S DIRECTORS, EXECUTIVE OFFICERS AND
STOCKHOLDERS

     The following executive officers, directors and stockholders of Alteon have entered into stockholder agreements with Nortel Networks dated July 28, 2000:
Dominic Orr, Joe Booker, Selina Lo, James Burke, Barton Burstein, Anthony Narducci, Shirish Sathaye, Tench Coxe, Adam Grosser, Andrew Verhalen, Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund, L.P. Under each of these stockholder agreements, each person or entity referred to in the preceding sentence has agreed to vote, and has granted Nortel Networks an irrevocable proxy to vote, all shares of Alteon common stock beneficially owned by him, her or it as of the record date in favor of the proposal to adopt the merger agreement. Approximately 6,664,926 shares of Alteon common stock, which represent approximately 15.40% of the outstanding shares of Alteon common stock as of the record date, are subject to the stockholder agreements. See "Stockholder Agreements."

HOW PROXIES ARE COUNTED

     All properly executed proxies that are not revoked will be voted at the Alteon annual meeting and at any adjournments or postponements of the annual meeting in accordance with the instructions contained in the proxy. If you execute and return a proxy and do not specify otherwise, the shares represented by the proxy will be voted "FOR" the election of the Class I directors, "FOR" the ratification of the appointment of Alteon's independent auditors, "FOR" the adoption of the merger agreement and otherwise as recommended by Alteon's board of directors.

VOTING AND REVOCATION OF PROXIES

     If you are a record holder of Alteon common stock, you may vote your shares by either of the following means:

     -  By proxy, by any of the three methods set forth below:

       -- Mail. To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated.

       -- Telephone. You may use a touchtone telephone to grant your proxy. To grant your proxy by phone, call the following toll-free number (800) 676-5925, which is also listed on your proxy, and follow the recorded instructions. Proxies submitted via the telephone must be received by 12:00 midnight, California time, on October 3, 2000. If you grant your proxy by phone, you do not need to complete and mail your proxy card.

       -- Internet. You may use the Internet to grant your proxy. To grant your proxy by means of the Internet, go to HTTP://WWW.PROXYVOTING.COM/ALTEONWEBSYSTEMS. You will be required to provide the Alteon control number contained on your proxy card. You will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and you will be prompted to submit or revise the proxy as desired. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. Proxies submitted via the Internet must be received by 12:00 midnight, California time, on October 3, 2000. If you grant your proxy on the Internet, you do not need to complete and mail your proxy card.

     - In person, by attending the annual meeting, and completing a ballot at the meeting.

     If you have questions or requests for assistance in completing and submitting a proxy, please contact Corporate Investor Communications at the following address and telephone number: 111 Commerce Road, Carlstadt, NJ 07072; telephone: (877) 535-1140.

     If your broker holds your shares for you in street name, you should instruct your broker to vote your shares, following the directions your broker provides. Most brokers have procedures for telephone and Internet voting. Check the material your broker sends you, or call your account representative for more information.

     When you deliver a valid proxy or instruct your broker to vote your shares, your shares will be voted according to your instructions.

     Revoking Your Proxy. If you are a record holder of Alteon common stock, you may revoke your proxy at any time before it is voted at the annual meeting by:

     -  granting a proxy (by mail, phone or Internet) bearing a later date;

     - filing or transmitting to Alteon's secretary another instrument or transmission revoking the proxy; or

     -  attending the annual meeting and voting in person.

     If your broker holds your shares for you in street name, to change your vote you will need to give appropriate instructions to your broker, following the directions your broker provides.

SOLICITATION OF PROXIES; COST OF SOLICITATION

     In addition to solicitation by mail, the directors, officers, employees and agents of Alteon may solicit proxies from Alteon stockholders by personal interview, telephone, telegram or otherwise. Alteon will bear the costs of the solicitation of proxies from its stockholders, except that Nortel Networks and Alteon will each pay one-half of the cost of printing this proxy statement/prospectus. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of Alteon common stock for the forwarding of solicitation materials to the beneficial owners of Alteon common stock. Alteon will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with forwarding solicitation materials. Alteon has engaged the services of Corporate Investor Communications to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from Alteon stockholders for its standard fee.

RECOMMENDATION OF ALTEON'S BOARD OF DIRECTORS

     Alteon's board of directors has concluded that the proposal to adopt the merger agreement is advisable and in the best interests of Alteon and its stockholders and has unanimously approved the merger agreement. ACCORDINGLY, ALTEON'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALL ALTEON STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

                              THE MERGER PROPOSAL

     At the annual meeting you will be asked to vote to adopt the merger agreement and approve any other matters required to be approved for consummation of the merger. See "The Merger Agreement" for a description of the terms of the merger.

     ALTEON'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

BACKGROUND OF THE MERGER

     In early May 2000, Nortel Networks' senior management determined to explore the possible acquisition of companies engaged in the content-switching business. Between May 12, 2000 and May 16, 2000, senior Nortel Networks executives, including Clarence Chandran, currently Chief Operating Officer of Nortel Networks, met on a number of occasions with Alteon's executives, including Dominic Orr, President and Chief Executive Officer, Barton Burstein, Vice President Business Development and Joe Booker, Chief Operating Officer. At these meetings, the executives from Nortel Networks and Alteon discussed conditions in the content-switching business, Alteon's prospects and performance and Nortel Networks' strategy in the content-switching market.

     On May 26, 2000, Nortel Networks and Alteon entered into a confidentiality agreement containing customary terms and conditions regarding the confidential treatment of any information exchanged by the parties. Technical personnel of Nortel Networks and Alteon discussed technical and product-related matters during the week of May 29, 2000.

     On June 12, 2000, Messrs. Chandran and Orr again met to discuss Nortel Networks' interest in a prospective merger with Alteon and the benefits to both companies and their respective constituents of such a merger. At this meeting, Messrs. Chandran and Orr discussed, among other matters, Alteon's technology and investment and acquisition strategies. The topic of a price for Alteon was mentioned in very general terms; however, no specific pricing or other transaction terms were discussed. At the conclusion of the meeting, Messrs. Chandran and Orr agreed to continue their discussions regarding a possible transaction.

     From June 21, 2000 to July 12, 2000, Nortel Networks and Alteon continued their discussions with respect to technology, the content-switching market and the Alteon product portfolio. Through these discussions, Nortel Networks continued to evaluate the prospects, quality and readiness of the Alteon product portfolio.

     From July 12, 2000 to July 19, 2000, Credit Suisse First Boston, on behalf of Nortel Networks, had several discussions with Alteon's financial advisor, Lehman Brothers Inc., regarding the possible terms of a merger transaction involving Alteon and Nortel Networks. On July 19, 2000, Credit Suisse First Boston advised Lehman Brothers that, subject to the satisfactory completion of Nortel Networks' due diligence investigation of Alteon, Nortel Networks would be prepared to make a proposal to acquire Alteon.

     On July 13, 2000 and July 14, 2000, certain senior executives of Alteon met with another company about the possibility of an acquisition of Alteon by such other company. These meetings resulted from very general discussions between Alteon and such other company in May and June 2000. At the meetings on July 13, 2000 and July 14, 2000 Alteon's technology and business strategy and the opportunities that might be available to the other company if it were to acquire Alteon were discussed in general terms.

     On July 20, 2000, Alteon's board of directors held a special meeting. At that meeting, Mr. Orr briefed the board of directors on the status of discussions between Alteon and Nortel Networks. The directors, together with members of Alteon's management, representatives of Lehman Brothers and representatives of Alteon's outside counsel, Cooley Godward LLP, then discussed the possible transaction involving Alteon and Nortel Networks. Other strategic alternatives available to Alteon, including a possible transaction involving Alteon and the other company referred to above, were also discussed.

     From July 21, 2000 to July 28, 2000, meetings were held at the offices of Cooley Godward to complete the due diligence review and to negotiate definitive agreements for a merger involving Alteon and Nortel Networks. Among those present at these meetings were representatives of Alteon, Nortel Networks, Lehman Brothers, Credit Suisse First Boston, Cooley Godward and Cleary, Gottlieb, Steen & Hamilton, counsel to Nortel Networks.

     Also from July 21, 2000 to July 26, 2000, senior executives of Alteon had discussions with senior executives of the other company referred to above about a possible transaction. Those discussions did not continue after July 26, 2000.

     On July 26, 2000, a regularly scheduled meeting of Alteon's board of directors was held. At that meeting, the directors, together with members of Alteon's management, representatives of Lehman Brothers and representatives of Cooley Godward, again discussed the possible transaction involving Alteon and Nortel Networks and other possible strategic alternatives available to Alteon. Representatives of Lehman Brothers presented a financial analysis of the proposed transaction to Alteon's board of directors, and representatives of Cooley Godward discussed the terms of the merger agreement and stockholder agreements with Alteon's board of directors.

     On July 27, 2000, another meeting of Alteon's board of directors was held. At that meeting, further discussions took place about the possible transaction involving Alteon and Nortel Networks. In addition, Lehman Brothers provided Alteon's board of directors with its oral opinion (subsequently confirmed in writing) that, based upon certain assumptions and qualifications, the proposed exchange ratio pursuant to the merger agreement was fair to Alteon's stockholders from a financial point of view. After this presentation, Alteon's board of directors approved the merger agreement, the merger, the related agreements and the transactions contemplated thereby, and authorized the officers of Alteon to finalize and execute the merger agreement.

     On July 27, 2000, Nortel Networks' board of directors met and, subject to satisfactory completion of documentation and final terms within certain parameters, authorized and approved the signing of the merger agreement.

     On July 28, 2000, the companies signed the merger agreement and related agreements and issued a press release announcing the transaction.

RECOMMENDATION OF ALTEON'S BOARD OF DIRECTORS; REASONS FOR THE MERGER

     ALTEON'S BOARD OF DIRECTORS HAS APPROVED THE MERGER AND DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, ALTEON AND ITS STOCKHOLDERS. ALTEON'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALTEON STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

     The decision by Alteon's board of directors to recommend that Alteon stockholders vote "FOR" the adoption of the merger agreement was based on a number of factors. Alteon's board of directors considered the following positive factors, among others, to support its determination that the terms of the merger agreement are fair to, and in the best interests of, Alteon and its stockholders:

     -  the favorable view of Alteon's board of directors with respect to:

       -- the potential compatibility between the products, technology, sales force, critical skills and strategic direction of Alteon and Nortel Networks;

       -- the financial strength of Nortel Networks; and

       -- the ability to use Nortel Networks' extensive sales network to increase sales of Alteon's products;

     - the belief of Alteon's board of directors that the long-term financial condition, results of operations, prospects and competitive position of the combined company would be better than the long-term financial condition, results of operations, prospects and competitive position of Alteon on a stand-alone basis;

     - the favorable view of Alteon's board of directors of Nortel Networks' stock market presence and positive reputation with investors as well as the greater liquidity to Alteon stockholders of an investment in Nortel Networks common shares as compared with Alteon common stock;

     - the favorable view of Alteon's board of directors concerning current market conditions and the comparative historical trading prices and volatility of Alteon common stock and Nortel Networks common shares;

     - the opinion of Lehman Brothers that, based upon certain analyses performed by Lehman Brothers and discussed with Alteon's board of directors over the course of a number of board meetings and based upon and subject to the various conditions set forth in the opinion of Lehman Brothers, the exchange ratio was fair to holders of Alteon common stock from a financial point of view as of July 27, 2000 (see "-- Opinion of Financial Advisor to Alteon");

     - the expectation that for U.S. federal income tax purposes no gain or loss would be recognized by a holder of Alteon common stock upon the exchange of such holder's shares of Alteon common stock for Nortel Networks common shares in the merger;

     - the belief of Alteon's board of directors that the terms of the merger agreement, including the conditions to each party's obligation to close the merger, are reasonable;

     - the belief of Alteon's board of directors that the merger will benefit Alteon's customers for a number of reasons, including because the combined company will be able to dedicate greater resources to enhancing existing products and introducing new products; and

     - the belief of Alteon's board of directors that the merger will benefit Alteon's employees for a number of reasons including because the combined company will provide employees the opportunity to participate in the growth of a larger, more competitive company.

     Alteon's board of directors also considered a number of potentially negative factors in its deliberations concerning the merger and the merger agreement, including:

     - the risk that the benefits sought to be achieved in the merger would not be achieved;

     - the risk associated with the fact that the exchange ratio is fixed and would not adjust for subsequent price fluctuations;

     - the possibility that the public announcement of the merger would have a negative impact on Alteon's sales, customer relations and operating results as well as on Alteon's ability to attract and retain key management, sales, marketing and technical personnel;

     -  the possibility that the merger would not be consummated;

     - certain terms of the merger agreement and related agreements that prohibit Alteon and its representatives from soliciting third party bids and from accepting, approving or recommending third party bids except in very limited circumstances, which terms would reduce the likelihood that a third party would make a bid for Alteon; and

     -  the other risks described above under "Risk Factors."

     Alteon's board of directors discussed with Alteon's management and advisors the prospects for combinations with companies other than Nortel Networks and whether and in what time frame the benefits described above could be achieved through any such alternative combinations, as well as the risks and benefits of a stand-alone strategy. Alteon's board of directors believed that some of the above risks were unlikely to occur or unlikely to have a material impact on the combined company, while others could be avoided or mitigated by Alteon or Nortel Networks, and that, overall, the potential benefits of the merger outweighed the risks associated with the merger agreement and the merger.

     The foregoing discussion of information and factors considered by Alteon's board of directors is not intended to be exhaustive but is believed to include all material factors considered by Alteon's board of directors. In view of the wide variety of factors considered, Alteon's board of directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. However, after taking into account all of the factors set forth above, Alteon's board of directors unanimously agreed that the merger agreement and the merger were fair to, and in the best interests of, Alteon and its stockholders and that Alteon should proceed with the merger.

OPINION OF FINANCIAL ADVISOR TO ALTEON

     Lehman Brothers has acted as financial advisor to Alteon in connection with the merger. On July 27, 2000, Lehman Brothers rendered its opinion to the Alteon board of directors that as of such date, from a financial point of view, the exchange ratio of 1.83148 common shares of Nortel Networks for every one share of Alteon common stock to be offered to Alteon's stockholders in the merger was fair to such stockholders.

     The full text of the Lehman Brothers opinion dated July 27, 2000 is included as Annex D to this proxy statement/prospectus. Holders of Alteon common stock may read the Lehman Brothers opinion for a discussion of the procedures followed, factors considered, assumptions made and qualifications and limitations of the review undertaken by Lehman Brothers in connection with its opinion.

     Lehman Brothers' advisory services and opinion were provided for the information and assistance of Alteon's board of directors in connection with its consideration of the merger. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any stockholder of Alteon as to how such stockholder should vote with respect to the merger agreement. Lehman Brothers was not requested to opine as to, and its opinion does not address, Alteon's underlying business decision to proceed with or effect the merger.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed:

     -  the merger agreement and the specific terms of the merger;

     - publicly available information concerning Alteon and Nortel Networks that it believed to be relevant to its analysis;

     - financial and operating information with respect to the business, operations and prospects of Alteon furnished to it by Alteon;

     - publicly available estimates of the future financial performances of Alteon and Nortel Networks prepared by third party research analysts;

     - a trading history of Alteon's common stock from September 24, 1999 to the present and a comparison of that trading history with those of other companies that it deemed relevant;

     - a trading history of Nortel Networks' common shares from January 1, 1995 to the present and a comparison of that trading history with those of other companies that it deemed relevant;

     - a comparison of the historical financial results and present financial condition of Alteon with those of other companies that it deemed relevant;

     - a comparison of the historical financial results and present financial condition of Nortel Networks with those of other companies that it deemed relevant;

     - a comparison of the financial terms of the merger agreement with the financial terms of other transactions that it deemed relevant; and

     - the potential pro forma financial effects of the merger on Nortel Networks and a comparison of the relative contributions of Alteon and Nortel Networks to the combined company following consummation of the merger.

     In addition, Lehman Brothers had discussions with the management of Alteon concerning its business, operations, assets, financial condition and prospects and undertook other studies, analyses and investigations as Lehman Brothers deemed appropriate, as summarized below.

     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information. Lehman Brothers also relied upon the assurances of the management of Alteon that they were not aware of any facts or circumstances that would make the information relied upon by Lehman Brothers inaccurate or misleading. Upon advice of Alteon, Lehman Brothers assumed that the financial projections of Alteon were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Alteon as to the future financial performance of Alteon. Lehman Brothers also considered publicly available estimates of the future financial performance of Alteon prepared by third party research analysts. For purposes of its analysis, upon the advice of Alteon, Lehman Brothers assumed that Alteon will perform in a range between the projections prepared by management and the estimates of third party research analysts. In arriving at its opinion, with the consent of Alteon, Lehman Brothers was not provided with and did not have any access to any financial forecasts or projections prepared by the management of Nortel Networks as to the future financial performance of Nortel Networks, and accordingly, Lehman Brothers assumed that the publicly available estimates of research analysts were a reasonable basis upon which to evaluate and analyze the future financial performance of Nortel Networks, and Lehman Brothers relied upon such estimates in performing its analysis. Lehman Brothers did not conduct a physical inspection of the properties and facilities of Alteon or Nortel Networks. Lehman Brothers also did not make or obtain any evaluations or appraisals of the assets or liabilities of Alteon or Nortel Networks. In addition, Alteon did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit, any indications of interest from any third party with respect to the purchase of all of Alteon's business except for one third party identified by Alteon and Lehman Brothers. Upon advice of Alteon and its legal and accounting advisors, Lehman Brothers assumed that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and therefore as a tax-free transaction to the stockholders of Alteon. Lehman Brothers' opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, July 27, 2000.

     In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to Alteon or Nortel Networks, but rather made its determination as to the fairness, from a financial point of view, of the exchange ratio to be offered to Alteon's stockholders in the merger on the basis of financial and comparative analyses described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary description. Furthermore, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Alteon and Nortel Networks. None of Alteon, Nortel Networks, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth in the analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     The following is a summary of the material financial analyses used by Lehman Brothers in connection with rendering its opinion to Alteon's board of directors. Some of the summaries of the financial and comparative analyses include information presented in tabular format. In order to fully understand the methodologies used by Lehman Brothers and the results of its financial and comparative analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial and comparative analyses. Accordingly, the information presented in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying Lehman Brothers' opinion.

     Comparable Company Analysis. Using publicly available information, Lehman Brothers compared selected financial data of Alteon with similar data of selected companies engaged in businesses considered by Lehman Brothers to be comparable to that of Alteon. Specifically, Lehman Brothers included in its review the following communications equipment companies:

     -  Extreme Networks, Inc.;

     -  F5 Networks, Inc.;

     -  Foundry Networks, Inc.;

     -  Packeteer, Inc.; and

     -  Radware Ltd.

     For each of Alteon and the selected communications equipment companies, Lehman Brothers calculated:

     - the ratio of the market price per share to the mean earnings per share estimates for the calendar year 2001 reported by First Call Corporation, which is a service widely used by the investment community which gathers earnings estimates from various research analysts; and

     - the ratio of enterprise value to revenue estimates for the calendar years 2000 and 2001 as provided by Institutional Brokers Estimates Systems (IBES) or third party research reports. IBES is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies. Enterprise value means the diluted equity market capitalization plus net debt (cash).

     Lehman Brothers then compared those ratios for the selected companies to similar ratios calculated for Alteon based on the transaction price and estimates for Alteon's earnings per share and revenue as estimated by third party research analysts. Lehman Brothers arrived at the transaction price by multiplying Nortel Networks' closing price on the New York Stock Exchange on July 27, 2000 by the exchange ratio of 1.83148. The following table presents the earnings and revenue multiples:

                                         PRICE /              ENTERPRISE VALUE /
                                    EARNINGS MULTIPLES         REVENUE MULTIPLES
                                    ------------------   -----------------------------
                                      CALENDAR YEAR      CALENDAR YEAR   CALENDAR YEAR
                                           2001              2000            2001
                                    ------------------   -------------   -------------
COMPARABLE COMPANY MULTIPLES (AS
  OF 7/27/00):
Alteon...........................         120.0x             32.6x           13.8x
Mean of selected communications
  equipment Companies............          91.1x             20.3x           12.0x
Median of selected communications
  equipment companies............          78.9x             21.5x           11.7x

     Lehman Brothers also compared selected financial data of Nortel Networks with similar data of selected companies engaged in businesses considered by Lehman Brothers to be comparable to that of Nortel Networks. Specifically, Lehman Brothers included in its review the following communications equipment companies:

     -  Alcatel SA;

     -  Cisco Systems, Inc.; and

     -  Lucent Technologies, Inc.

     For each of the selected companies, Lehman Brothers calculated:

     - the ratio of the market price per share to the mean earnings per share estimates for the calendar year 2001 reported by First Call Corporation; and

     - the ratio of enterprise value to revenue estimates for the calendar year 2000 and 2001 as provided by IBES or third party research reports.

     For Nortel Networks, Lehman Brothers made the same calculations with estimates provided in a Credit Suisse First Boston research report. The following table presents the earnings and revenue multiples:

                                           PRICE /              ENTERPRISE VALUE /
                                      EARNINGS MULTIPLES         REVENUE MULTIPLES
                                      ------------------   -----------------------------
                                        CALENDAR YEAR      CALENDAR YEAR   CALENDAR YEAR
                                             2001              2000            2001
                                      ------------------   -------------   -------------
COMPARABLE COMPANY MULTIPLES (AS OF
  7/27/00):
Nortel Networks.....................        78.8x              7.2x            5.5x
Mean of selected communications
  equipment companies...............        53.3x              9.8x            7.3x
Median of selected communications
  equipment companies...............        40.5x              4.3x            3.7x

     Because of the inherent differences between the businesses, operations, financial conditions and prospects of Alteon and Nortel Networks and the businesses, operations, financial conditions and prospects of the companies included in their comparable company groups, Lehman Brothers believed that it was inappropriate to rely solely on the quantitative results of the analysis, and accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics of Alteon, Nortel Networks and the companies in their respective comparable company groups that would affect the public trading values of Alteon, Nortel Networks and the comparable companies. In particular, Lehman Brothers considered markets served, rates of growth and profitability of Alteon and each of the companies in the comparable company groups. Lehman Brothers concluded that such analysis was supportive of its opinion as to the fairness of the exchange ratio to be offered to Alteon's stockholders in the merger.

     Premium Paid Analysis. Using publicly available information, Lehman Brothers reviewed the premiums paid, or proposed to be paid in the case of transactions pending as of the date of the Lehman Brothers opinion, in 22 acquisitions of public communications equipment companies having transaction values over $1 billion announced since January 1, 1997.

     Lehman Brothers calculated:

     - the premium per share paid by the acquiror compared to the share price of the target company prevailing (1) three months, (2) one month and (3) one day prior to the announcement of the transaction.

     - the premium per share paid by the acquiror compared to the highest and lowest share price of the target company prevailing during the 52-week period prior to the announcement of the transaction.

     Lehman Brothers compared the premiums paid in the communications equipment company sector generated in the analysis above to the premium to be paid by Nortel Networks for Alteon in the merger. Lehman Brothers concluded that such analysis was supportive of its opinion as to the fairness of the exchange ratio to be offered to Alteon's stockholders in the merger. The following table shows the median 3-month, 1-month and 1-day premiums as well as the premiums to the high and low closing prices over the previous 52 weeks:

                                                                         52-WEEK
                                                                     ---------------
                                       3-MONTHS   1-MONTH   1-DAY     HIGH     LOW
                                       --------   -------   ------   ------   ------
PREMIUM PAID ANALYSIS:
Nortel Networks/Alteon merger (based
  on Nortel Networks 7/27/00 closing
  price).............................   72.6%      19.6%      0.7%    (9.1%)  229.1%
Median of selected communications
  equipment transactions.............   48.5%      36.9%     31.5%     1.1%   235.1%

     Comparable Transaction Analysis. The comparable transaction analysis provides a market benchmark based on the consideration paid in selected comparable transactions. For this analysis, Lehman Brothers reviewed publicly available information to determine the purchase prices and multiples paid in 22 transactions of public communications equipment companies having transaction values over $1 billion announced since January 1, 1997.

     Lehman Brothers divided:

     - the enterprise value of the relevant transactions by each of the following revenue measurements from the acquired business:

       (1) the latest twelve months', or LTM,

       (2) the total revenue for the following four consecutive quarters, or Forward 4Q, and

       (3) the revenue for the next calendar year; and

     - the offer price per share by the estimates of earnings per share for the following four consecutive quarters as provided by IBES or third party research reports.

     The following table shows the revenue and earnings multiples for the selected transactions:

                                                                              PRICE/
                                                  ENTERPRISE VALUE/          EARNINGS
                                                  REVENUE MULTIPLES          MULTIPLES
                                           -------------------------------   ---------
                                                   FORWARD   NEXT CALENDAR    FORWARD
                                            LTM      4Q          YEAR           4Q
                                           -----   -------   -------------   ---------
COMPARABLE TRANSACTION MULTIPLES:
Nortel Networks/Alteon merger (based on
  Nortel Networks 7/27/00 closing
  price).................................  51.1x     19.3x           13.8x     169.4x
Median of selected comparable
  transactions...........................   9.5x      5.8x            6.0x      50.0x
Mean of selected comparable
  transactions...........................  35.7x     14.7x           12.8x     111.0x

     Because the reasons for and the circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences in the businesses, operations, financial conditions and prospects of Alteon and the businesses, operations, and financial conditions of the companies included in the comparable transactions group, Lehman Brothers believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the merger. Lehman Brothers believed that the appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning the differences between the characteristics of these transactions and the merger which would affect the acquisition values of the acquired companies and Alteon. In particular, Lehman Brothers considered markets served, rates of growth and profitability of Alteon and each of the acquired companies as well as business and market conditions existing at the time of the merger as compared to those existing when these transactions were executed. Lehman Brothers concluded that such analysis was supportive of its opinion as to the fairness of the exchange ratio to be offered to Alteon's stockholders in the merger.

     Stock Trading History. Lehman Brothers considered various historical data concerning the history of the trading prices for Alteon common stock, Nortel Networks common shares, an index of the stock prices of the communications equipment companies comparable to Alteon, and an index of the stock prices of the communications equipment companies comparable to Nortel Networks for the period from September 24, 1999 to July 26, 2000. Lehman Brothers concluded that such analysis was supportive of its opinion as to the fairness of the exchange ratio to be offered to Alteon's stockholders in the merger. The following table shows the historical trading data:

                                                                PERCENT CHANGE
                                                              9/24/99 -- 7/26/00
                                                              ------------------
STOCK PRICE PERFORMANCE:
Alteon......................................................         +202%
Nortel Networks.............................................         +358%
Communications equipment companies comparable to Alteon.....         +139%
Communications equipment companies comparable to Nortel
  Networks..................................................         +148%

     Pro Forma Merger Analysis. Lehman Brothers analyzed the pro forma impact of the merger on Nortel Networks' pre-goodwill earnings per share based on third party research analyst estimates and Alteon management estimates for the future financial performance of Alteon and based on third-party analyst research estimates for the future financial performance of Nortel Networks. Using third party research analyst estimates for Alteon's projections, Lehman Brothers concluded that the merger would be dilutive to Nortel Networks' pre-goodwill earnings per share in 2001. Using Alteon's management estimates for the future financial performance of Alteon, Lehman Brothers concluded that the merger would be accretive to Nortel Networks' pre-goodwill earnings per share in 2001. Lehman Brothers concluded that such analysis was supportive of its opinion as to the fairness of the exchange ratio to be offered to Alteon's stockholders in the merger.

     Contribution Analysis. Lehman Brothers utilized publicly available historical financial data regarding Alteon and Nortel Networks and estimates for the future financial performance of Alteon and Nortel Networks to calculate the relative contributions of Alteon and Nortel Networks to the pro forma combined company with respect to revenues and pre-goodwill net income for the calendar years 1999, 2000 and 2001. Lehman Brothers calculated the contributions based on third party research analyst estimates and Alteon management estimates for the future financial performance of Alteon and based on third party analyst estimates for the future financial performance of Nortel Networks. Lehman Brothers also reviewed the pro forma ownership of the combined company on a diluted basis. Lehman Brothers concluded that such analysis was supportive of its opinion as to the fairness of the exchange ratio to be offered to Alteon's stockholders in the merger. The following table shows the revenue and net income contribution by Alteon in 2000 and 2001 as well as the pro forma diluted ownership percentages of Nortel Networks and Alteon as calculated by Lehman
Brothers:

                                               CALENDAR YEAR 2000      CALENDAR YEAR 2001
                                   CALENDAR   ---------------------   ---------------------
                                     YEAR       MGMT.     RESEARCH      MGMT.     RESEARCH
                                     1999     ESTIMATES   ESTIMATES   ESTIMATES   ESTIMATES
                                   --------   ---------   ---------   ---------   ---------
ALTEON CONTRIBUTION:
Revenue..........................    0.2%       0.8%        0.7%        1.9%        1.3%
Net income (pre-goodwill)........    *          1.2%        0.6%        5.2%        1.9%
PRO FORMA DILUTED OWNERSHIP
(TREASURY-STOCK METHOD):
Nortel Networks..................   96.7%
Alteon...........................    3.3%

---------------

* Not material

     Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Alteon's board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with Alteon and the communications equipment industry generally and because its investment banking professionals have substantial experience in transactions comparable to the merger.

     As compensation for its services in connection with the merger, Alteon has agreed to pay Lehman Brothers a fee of 0.40% of the transaction value, which, based upon the closing price of Nortel Networks common shares on July 27, 2000 is approximately $30.2 million. This includes a fee of $2 million which was payable upon the delivery of the fairness opinion and creditable against the total transaction fee. In addition, Alteon has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by Alteon and the rendering of Lehman Brothers' opinion. Lehman Brothers has previously rendered investment banking services to Alteon and received customary fees for such services. These services included being lead manager on Alteon's initial public offering in September 1999 and its follow-on offering in January 2000.

     In the ordinary course of its business, Lehman Brothers may actively trade in the debt or equity securities of Alteon and Nortel Networks for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Some directors and officers of Alteon have interests in the merger that are in addition to, or different from, their interests as stockholders in Alteon. The members of Alteon's board of directors knew about these interests, and considered them when they approved the merger agreement and the merger. These interests are summarized below.

     Options. Just prior to completion of the merger, assuming the merger is completed on October 4, 2000, or shortly thereafter, up to a maximum of approximately 1,413,136 shares of Alteon common stock subject to stock awards, including stock options and restricted stock subject to a right of repurchase, held by Alteon's directors and executive officers which would not otherwise have become vested as of such date will vest under the terms of Alteon's equity incentives plan, applicable stock award agreements, applicable offer letters and, with respect to the non-employee directors of Alteon, pursuant to the merger agreement. Nortel Networks will assume all of Alteon's stock options to the extent they are not exercised before the merger and will treat them as options to purchase Nortel Networks common shares, as described under "The Merger Agreement -- Treatment of Alteon Stock Options and the Employee Stock Purchase Plan."

     New Option Grants. Under the merger agreement, Alteon intends to grant to Dominic Orr, Selina Lo, Shirish Sathaye, Atul Bhatnagar, Barton Burstein, Prabhat Mishra, Anthony Narducci and Steve Wood options to purchase an aggregate of 480,000 shares of Alteon common stock prior to the completion of the merger. The exercise price per share of these options will be equal to the fair market value of shares of Alteon common stock on the date of grant, determined in accordance with the Alteon 1999 Equity Incentive Plan. These options will vest in two equal installments on the second and third anniversaries of the date of the merger, provided the relevant executive has been continuously employed with Alteon (or a successor company) through that anniversary. Upon completion of the merger, these options will be converted into options to purchase Nortel Networks common shares.

     Modification of Previously Granted Options. Dominic Orr, Selina Lo, Anthony Narducci and Shirish Sathaye each had previously entered into employment letters with Alteon which provided that between 50% to 80% of their outstanding unvested stock options would vest upon a change in control. These executive officers, as well as the other executive officers listed under "-- New Option Grants" above, have agreed to modify the vesting of their current outstanding stock options so that only 25% of the unvested options will vest immediately prior to the completion of the merger, and 1/20th of the remaining unvested options, excluding the new option grants described under "-- New Option Grants" above, will vest on each one-month anniversary of the date of the merger. However, all of the unvested options (other than the new option grants described under "-- New Option Grants" above) will vest if and when the executive's employment is terminated by Alteon without cause or by the executive for good reason. "Without cause" and "good reason" are defined in each executive's respective employment letter.

     Directors' and Officers' Insurance; Indemnification of Alteon Directors and Officers. The merger agreement provides that Nortel Networks will maintain directors' and officers' liability insurance to cover the present and former directors and officers of Alteon and its subsidiaries with respect to claims against these directors and officers arising from facts or events which occurred at or before the merger.

     The merger agreement also requires the surviving corporation in the merger to indemnify each present and former director and officer of Alteon and its subsidiaries in connection with any claim or investigation arising out of actions or omissions occurring at or before the merger. See "The Merger Agreement -- Indemnification."

ACCOUNTING TREATMENT

     The merger will be accounted for under the purchase method of accounting.

REGULATORY APPROVALS

     Set forth below is a summary of the regulatory approvals being sought in connection with the merger. While Nortel Networks and Alteon believe that they will receive these regulatory approvals, we cannot assure you that we will obtain these approvals on satisfactory terms or otherwise.

     United States. The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations under the act, which provide that particular transactions may not be completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the requisite waiting period has expired or is terminated. The required information was filed with the Department of Justice and the Federal Trade Commission on August 15, 2000, and early termination was requested on August 15, 2000.

     Canada.  Each of:

     -  the distribution by Nortel Networks of its common shares in the merger;

     - the assumption by Nortel Networks of the Alteon stock options outstanding at the time of the merger; and

     - the issuance of Nortel Networks common shares upon exercise of those options;

must either comply with the registration and prospectus requirements of applicable Canadian provincial securities laws, or be carried out under an applicable exemption to such requirements. A prospectus in respect of such distribution, assumption and issuance has not been filed with any securities commission or similar regulatory authority in any province or territory in Canada. Where appropriate exemptions are not available, Nortel Networks plans to apply to the relevant securities regulatory authority of each such province for an appropriate order or ruling exempting such distribution, assumption, and issuance from the prospectus and registration requirements of the securities laws of such province and providing for resale rights in respect of the Nortel Networks common shares so received.

     Germany. In connection with the merger, Nortel Networks will file a notification with, and submit specified information to, the German Federal Cartel Office (Bundeskartellamt) under the German Act Against Restraints on Competition (Gesetz gegen Wettbewerbsbeschrankungen). It would be a violation of such act to complete the merger prior to clearance by the Federal Cartel Office or the expiration of the requisite review period.

     Austria. In connection with the merger, Nortel Networks will file a notification with, and submit specified information to, the Austrian Cartel Court (Kartellgericht) under the Austrian Cartel Act (Kartellgesetz 1988). It would be a violation of such act to complete the merger prior to clearance by the Austrian Cartel Court or the expiration of the requisite review period.

     Should any other approval or action be required, Alteon and Nortel Networks currently contemplate that the approval would be sought or action taken.

     The merger agreement provides that each of Nortel Networks and Alteon is obligated to complete the merger only if:

     -  all material regulatory approvals are received;

     - all statutory or regulatory waiting periods in respect of all material regulatory approvals have terminated or expired; and

     - with respect to Nortel Networks' obligation to complete the merger, no approvals have been received that contain conditions or restrictions that would reasonably be expected to (1) have a material adverse effect, following the merger, on Nortel Networks and its subsidiaries taken as a whole or on the surviving corporation or (2) require Nortel Networks, in the case of a required approval of a United States or Canadian governmental authority, to dispose of any assets of Nortel Networks, Alteon or their respective subsidiaries, or to refrain from exercising full authority over Alteon and its subsidiaries following the merger.

RESALE OF NORTEL NETWORKS COMMON SHARES

     United States. Nortel Networks common shares issuable to Alteon stockholders upon completion of the merger, and upon exercise of the Alteon stock options and employee stock purchase plan purchase rights to be assumed by Nortel Networks by reason of the merger, have been or will be registered under the Securities Act. These securities may be traded freely in the United States without restriction by those stockholders who are not deemed to be "affiliates" of Nortel Networks or Alteon as that term is defined in rules adopted under the Securities Act.

     If you are an affiliate of Alteon or Nortel Networks as that term is used in the Securities Act, you may not use this proxy statement/prospectus in connection with any resale by you of Nortel Networks common shares that you receive in the merger or that you receive when you exercise a stock option or employee stock purchase plan purchase right that is converted in the merger into an option to buy Nortel Networks common shares.

     Alteon has agreed in the merger agreement to use its reasonable efforts to cause each person who may be deemed to be an affiliate of Alteon to execute and deliver to Nortel Networks an affiliate agreement. Each person who executes an affiliate agreement will agree not to offer to sell, transfer, or otherwise dispose of any Nortel Networks common shares received as a result of the merger, except:

     -  in compliance with Rule 145 under the Securities Act;

     - in a transaction that, in the opinion of counsel reasonably satisfactory to Nortel Networks, is otherwise exempt from the registration requirements of the Securities Act; or

     -  in an offering which is registered under the Securities Act.

     Canada. If you wish to sell your Nortel Networks common shares in Canada, you should consider the information below.

     The Nortel Networks common shares issuable to holders of Alteon common stock in the merger and upon the exercise of Alteon stock options and employee stock purchase plan purchase rights assumed by Nortel Networks in the merger will be freely resalable in or into Canada through an appropriately registered dealer, but only if a number of conditions are met at the time of resale, including the following:

     - the selling shareholder does not hold, alone or in combination with others, more than 20% of the outstanding voting securities of Nortel Networks and does not otherwise hold a sufficient number of any securities of Nortel Networks to affect materially the control of Nortel Networks;

     - if the selling shareholder is in a special relationship with Nortel Networks, the selling shareholder has reasonable grounds to believe that Nortel Networks is not in default of any requirement under applicable Canadian securities laws;

     - required disclosures are made by Nortel Networks to the applicable Canadian securities regulatory authorities;

     - no unusual effort is made to prepare the market or to create a demand for the shares; and

     - no extraordinary commission or consideration is paid in respect of the transaction in the shares.

     A selling shareholder is in a special relationship with Nortel Networks if, among other things, the selling shareholder is:

     -  a director, officer or employee of Nortel Networks;

     - a director or senior officer of a subsidiary of Nortel Networks, including the surviving corporation in the merger; or

     - a person or company, or a director or senior officer of a company, that beneficially owns, directly or indirectly, or exercises control or direction over, voting securities with more than 10% of the voting rights attached to all voting securities of Nortel Networks.

NO APPRAISAL RIGHTS

     Under the Delaware General Corporation Law, you will have no appraisal rights in connection with the merger. You will find additional information under "Comparative Rights of Holders of Alteon Common Stock and Nortel Networks Common Shares -- Dissent and Appraisal Rights."

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

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     It is the opinion of Cooley Godward, counsel to Alteon, and of Cleary, Gottlieb, Steen & Hamilton, counsel to Nortel Networks, that, subject to the accuracy of certain customary representations made by Alteon and Nortel Networks and subject to certain customary assumptions, including the completion of the merger solely in accordance with the terms of the merger agreement:

     -  the merger will qualify as a reorganization within the meaning of
        Section 368(a) of the Internal Revenue Code;

     - Nortel Networks will be treated as a corporation under Section 367(a)(1) of the Internal Revenue Code with respect to each transfer of property thereto pursuant to the merger; and

     - accordingly, the following material U.S. federal income tax consequences will result from the merger:

       -- no gain or loss will be recognized by Alteon, the merger subsidiary or Nortel Networks as a result of the merger;

       -- no gain or loss will be recognized by Alteon stockholders who receive
          Nortel Networks common shares in the merger, except with respect to cash received for any fractional share; and

       -- the tax basis of the Nortel Networks common shares received by Alteon stockholders in the merger will be the same as the tax basis of the Alteon common stock surrendered in exchange for those shares reduced by the tax basis allocable to fractional shares for which cash is received.

     The opinions are based on the Internal Revenue Code, U.S. Treasury regulations, current administrative rulings and practice and judicial authority, all of which are subject to change, possibly with retroactive effect. Neither opinion applies to Alteon stockholders who will own 5% or more of Nortel Networks' common shares, measured by vote or value, either directly or indirectly through attribution rules, immediately after the merger since those shareholders are subject to special tax rules and may be required to recognize gain or loss in respect of the transaction in certain circumstances. The IRS will not be asked to rule on the tax consequences of the merger. Instead, Alteon will rely on the opinion of Cooley Godward and Nortel Networks will rely on the opinion of Cleary, Gottlieb, Steen & Hamilton. These opinions have been filed with the SEC, and you can obtain copies of them as described under "Where You Can Find More Information." An opinion of counsel is not binding on the IRS and the IRS could take a position different from what is reflected in the opinions. We cannot assure you that the opinions will be upheld by the courts if challenged by the IRS. We urge you to consult your own tax and financial advisors regarding the U.S. federal income tax consequences of the merger for you based on your own particular facts and circumstances as well as any state, local, foreign or other tax consequences of the merger.

     A successful challenge by the IRS to the reorganization status of the merger would generally result in an Alteon stockholder recognizing a gain or loss with respect to their Alteon common stock surrendered in the merger. Such gain or loss would be equal to the difference between the stockholder's basis in such shares and the fair market value, at the time of the merger, of the Nortel Networks common shares received in exchange therefor. In such event, an Alteon stockholder's aggregate basis in the Nortel Networks common shares so received would equal the fair market value of such shares at the time of the merger, and the holding period for such shares would begin the day after the merger. Such gain or loss would be capital in nature if the exchanged Alteon common stock was a capital asset in the hands of the Alteon stockholder at the time of the merger. However, even in the event of a successful IRS challenge to the reorganization status of the merger, neither Alteon nor Nortel Networks would recognize gain or loss solely as a result of the merger.

     If you receive cash for any fractional share interest in a Nortel Networks common share in the merger, you will be treated as though Nortel Networks distributed an actual fractional share interest to you and then redeemed the fractional share interest for cash. The difference between the cash amount you will receive for the fractional share interest and the amount of your tax basis in the Alteon common stock allocable to that fractional share interest will generally be capital gain or loss if you hold your Alteon common stock as a capital asset at the time of the merger. Long-term capital gains recognized by an individual holder on capital assets held for more than one year generally are subject to a maximum tax rate of 20%. The holding period for Nortel Networks common shares that you receive in the merger will include the holding period of your shares of Alteon common stock if you held those shares as capital assets at the time of the merger.

     Alteon stockholders will be required to retain records and file a statement setting forth facts relating to the merger with their U.S. federal income tax returns.

     Each Alteon stockholder should complete and sign the substitute Form W-9 included as part of the letter of transmittal to be sent to each Alteon stockholder, so as to provide the information, including such stockholder's taxpayer identification number, and certification necessary to avoid back-up withholding, unless an applicable exemption exists and is proved in a manner satisfactory to Nortel Networks and the exchange agent. In general, if an Alteon stockholder does not sign the substitute Form W-9, the exchange agent will withhold 31% of any cash payment to such stockholder in the merger.

     The discussion above summarizes the material U.S. federal income tax consequences of the merger, but may not address the particular facts and circumstances of your situation. It does not discuss all of the consequences that may be important to you if:

     - you are entitled to special treatment under the Internal Revenue Code (as are insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, exempt organizations or foreign persons);

     - your Alteon common stock is qualified small business stock for purposes of Section 1202 of the Internal Revenue Code; or

     - you acquired your Alteon common stock pursuant to the exercise of Alteon stock options or otherwise as compensation.

     The summary set forth above is not a complete analysis of all potential tax effects of the transactions contemplated by the merger agreement or the merger itself. No information is provided in this document regarding the tax consequences, if any, of the merger or the exchange of shares in the merger under state, local, foreign or other tax laws or under proposed changes in applicable tax laws.

CERTAIN U.S. AND CANADIAN TAX CONSIDERATIONS RELATING TO HOLDING NORTEL NETWORKS COMMON SHARES

     Certain U.S. Federal Income Tax Considerations. The following summary describes the material U.S. federal income tax consequences of the ownership and disposition of Nortel Networks common shares by a U.S. holder. A U.S. holder is a person or entity that:

     -  is a citizen or resident of the U.S.;

     -  is a U.S. domestic corporation; or

     - will otherwise be subject to U.S. federal income tax on a net income basis in respect of Nortel Networks common shares.

     Even if you are a U.S. holder, this summary is not a complete description of all the tax considerations that may be important to your decision to hold or dispose of Nortel Networks common shares. In particular, this summary does not discuss certain rules of general application that are assumed to be known by investors and does not address the tax treatment of beneficial owners that:

     -  will not hold Nortel Networks common shares as a capital asset;

     -  own 10% or more of the outstanding voting securities of Nortel Networks;
        or

     -  may be subject to special tax rules, such as:

       -- banks;

       -- dealers in securities or currencies;

       -- traders in securities electing to mark to market;

       -- tax-exempt entities;

       -- insurance companies;

       -- persons that will hold Nortel Networks common shares as a position in a straddle or a conversion transaction; or

       -- persons that have a functional currency other than the U.S. dollar.

     This summary is based upon tax laws and practice of the United States as in effect on the date of this document, which are subject to change. You should consult your own tax advisor about the U.S. tax consequences of your beneficial ownership and disposition of Nortel Networks common shares and the effect of any foreign, state or local tax laws.

     The gross amount of any cash dividends paid by Nortel Networks with respect to Nortel Networks common shares, including the amount of any Canadian taxes withheld from these dividends, generally will be includible in the gross income of a U.S. holder to the extent paid out of Nortel Networks' current or accumulated earnings and profits, as determined under U.S. federal income tax principles. This income will be foreign source dividend income and will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to stock of other U.S. corporations. Canadian withholding tax at the legally applicable rate will be treated as foreign income tax which U.S. holders may elect to deduct in computing their taxable income or, subject to the limitations on foreign tax credits generally, credit against their U.S. federal income tax liability. Dividends on Nortel Networks common shares generally will constitute passive income or, in some cases, financial services income for U.S. foreign tax credit purposes. Foreign tax credits will not be allowed for withholding taxes imposed in respect of certain short-term or hedged positions in Nortel Networks common shares or in respect of arrangements in which a U.S. holder's expected economic profit, after non-U.S. taxes, is insubstantial. You should consult your own advisers concerning the implications of these rules in light of your particular circumstances.

     Distributions of Nortel Networks common shares to U.S. holders that are made by Nortel Networks as part of a pro rata distribution to all holders of Nortel Networks common shares generally will not be subject to U.S. federal income tax.

     Assuming that the Nortel Networks common shares are held as a capital asset, any gain or loss realized by a U.S. holder on the sale or other disposition of Nortel Networks common shares will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the U.S. holder's tax basis in the Nortel Networks common shares and the amount realized on the disposition. This gain or loss will be long-term capital gain or loss only if the Nortel Networks common shares were held for more than one year. Dividends paid on, and proceeds from the sale or other disposition of Nortel Networks common shares, including gains attributable to cash received for any fractional Nortel Networks common shares may be subject to the information reporting requirements of the Internal Revenue Code and may be subject to backup withholding at the rate of 31% unless the holder:

     -  establishes that it is a corporation or other exempt holder; or

     - provides an accurate taxpayer identification number on a properly completed IRS Form W-9 and certifies that no loss of exemption from backup withholding has occurred.

     The amount of any backup withholding from a payment to a holder will be allowed as a credit against the U.S. holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that certain required information is furnished to the IRS.

     Certain Canadian Federal Income Tax Considerations. Osler, Hoskin & Harcourt LLP, Canadian tax counsel to Nortel Networks, has advised that the following is a general summary of the principal Canadian federal income tax considerations generally applicable to holders of Alteon common stock who acquire Nortel Networks common shares in the merger in exchange for Alteon common stock and who, for purposes of the Income Tax Act (Canada), at all relevant times:

     -  deal at arm's length with Nortel Networks;

     - alone or together with others not at arm's length with them, did not own 25% or more of any class or series of Nortel Networks shares, including interests in or rights to shares, within the five-year period before disposing of those shares;

     - hold their Alteon common stock and Nortel Networks common shares for their own account as capital property and do not use or hold their Alteon common stock or Nortel Networks common shares in, or in the course of, carrying on business in Canada;

     - are not financial institutions as defined in the Income Tax Act (Canada) for purposes of certain special provisions of the Income Tax Act (Canada) (the mark-to-market rules) relating to securities held by financial institutions; and

     - whose Alteon common stock and Nortel Networks common shares are not designated insurance property as defined in the Income Tax Act (Canada) and are not effectively connected with an insurance business carried on in Canada.

     This summary is based on the current provisions of the Income Tax Act (Canada) and the regulations under the Income Tax Act (Canada), all specific proposals to amend the Income Tax Act (Canada) and those regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document and counsel's understanding of the current administrative practices of the Canada Customs and Revenue Agency. This summary does not take into account or anticipate any other changes in law or practice, whether by judicial, governmental or legislative decision or action, nor does it take into account the tax legislation or considerations of any province or territory, or any jurisdiction other than Canada. This summary is of a general nature only, is not intended nor should it be construed to be legal or tax advice to any particular holder of Nortel Networks common shares or shares of Alteon common stock and, in particular, does not take into account or anticipate the specific circumstances of any particular holder or address tax considerations peculiar to any holder subject to special provisions of the Income Tax Act (Canada). Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

     If you are not resident in Canada for purposes of the Income Tax Act (Canada):

     - you will not be subject to Canadian tax on the exchange of your shares of Alteon common stock for Nortel Networks common shares in the merger;

     - dividends on Nortel Networks common shares you receive in the merger will generally be subject to Canadian withholding tax. If you are a resident of the United States for purposes of the Canada-United States Income Tax Convention (1980), the rate of this withholding tax will generally be 15% of the gross amount of the dividends, under the terms of the Canada-United States Income Tax Convention (1980). If you are resident elsewhere, the rate of withholding will generally be 25%, or a lesser rate provided under any applicable income tax treaty or convention; and

     - gains realized on the disposition of Nortel Networks common shares you receive in the merger will not generally be subject to Canadian tax if such shares are listed on a stock exchange prescribed by the Income Tax Act (Canada), which includes the New York and Toronto stock exchanges. If you are a resident of the United States for purposes of the Canada-United States Income Tax Convention (1980), your gains generally will not in any event be subject to Canadian tax as long as the value of your Nortel Networks common shares is not derived principally from Canadian real estate, as contemplated in the Canada-United States Income Tax Convention (1980).

     If you are resident in Canada for purposes of the Income Tax Act (Canada) and Alteon is not your foreign affiliate, as defined in the Income Tax Act (Canada):

     - you will realize a capital gain (or sustain a capital loss) on the exchange of your shares of Alteon common stock for Nortel Networks common shares in the merger:

       -- the amount of this gain (or loss) will be the amount by which the fair market value of the Nortel Networks common shares you receive plus the amount of cash you receive for any fractional share, net of any reasonable costs you incur, exceeds (or is exceeded by) your adjusted cost base in the shares of Alteon common stock you exchange; and

     - the adjusted cost base of your Nortel Networks common shares immediately after the merger generally will be the average of:

       -- the fair market value of the Alteon common stock you exchanged less the amount of cash you received for any fractional Nortel Networks common share; and

       -- the adjusted cost base of any other Nortel Networks common shares you then own as capital property.

STOCK EXCHANGE LISTINGS OF NORTEL NETWORKS COMMON SHARES

     Nortel Networks will apply to list the Nortel Networks common shares to be issued in the merger, and upon exercise of the stock options assumed by Nortel Networks by reason of the merger, on the New York and Toronto stock exchanges.

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the merger agreement. A copy of the merger agreement is attached as Annex A and is incorporated by reference. We encourage you to read the merger agreement in its entirety.

THE MERGER

     When the merger occurs, a newly formed subsidiary of Nortel Networks will merge with and into Alteon, the separate corporate existence of this subsidiary will cease and Alteon will survive and continue to exist as a Delaware corporation and as a wholly-owned subsidiary of Nortel Networks. In this document, the company that survives the merger is sometimes referred to as the surviving corporation.

EFFECTIVE TIME OF THE MERGER

     The merger will be completed on the second business day after the last of the conditions to the merger has been satisfied or waived, or another date if so agreed to by Nortel Networks and Alteon. Under Delaware law, the merger will become effective at the time a certificate of merger is filed, or at a later time as specified in the certificate of merger with the consent of Nortel Networks and Alteon, in accordance with Delaware law.

CONVERSION OF ALTEON COMMON STOCK

     Each share of Alteon common stock outstanding immediately prior to the merger will be converted in the merger into 1.83148 common shares of Nortel Networks. However, each share of Alteon common stock held in Alteon's treasury or held by Nortel Networks or its subsidiaries at the time of the merger will instead be canceled and retired without any payment.

NO FRACTIONAL NORTEL NETWORKS COMMON SHARES

     Nortel Networks will not issue fractional shares in the merger. If, upon conversion of your Alteon common stock, you are entitled to receive a number of Nortel Networks common shares that includes a fraction of a Nortel Networks common share, you will instead be entitled to receive cash for that fractional share. The amount of cash payable will equal the fraction multiplied by the volume weighted average of the last sales prices of a Nortel Networks common share on the New York Stock Exchange (as reported in the three-star New York City edition of The Wall Street Journal) for the five consecutive trading days ending on the trading day prior to completion of the merger.

EXCHANGE OF ALTEON COMMON STOCK FOR NORTEL NETWORKS COMMON SHARES

     At or prior to the completion of the merger, Nortel Networks will create an exchange fund by depositing with an exchange agent certificates representing the number of Nortel Networks common shares, and an estimated amount of cash for fractional shares, to be issued or paid in exchange for outstanding shares of Alteon common stock.

     Promptly after the merger is completed, Nortel Networks will cause to be mailed to each record holder of Alteon common stock a letter of transmittal and instructions for surrendering Alteon common stock for exchange for Nortel Networks common shares.

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

     On surrender to the exchange agent of your Alteon common stock for cancellation together with a properly executed and completed letter of transmittal, you will be entitled to receive the full number of Nortel Networks common shares into which your Alteon common stock is converted as determined by the exchange ratio, and cash for any fractional Nortel Networks common share.

     Nortel Networks will not pay you any dividends or other distributions declared after the merger is completed until you have surrendered your Alteon common stock. Once you have properly surrendered your Alteon common stock, Nortel Networks will pay to you the amount of any dividends or other distributions that were declared after the merger is completed and before you surrendered your Alteon common stock, without interest.

     On completion of the merger, Alteon will close its stock transfer books and no longer transfer Alteon common stock. After the merger is completed, you will cease to have any rights with respect to Alteon common stock, except for the right to convert your common stock into Nortel Networks common shares as described above.

     Any portion of the exchange fund that remains unclaimed by Alteon stockholders one year after the merger will be paid or delivered to Nortel Networks. Any Alteon stockholders who have not previously surrendered their Alteon common stock as described above must then look only to Nortel Networks for payment of Nortel Networks common shares, cash instead of any fractional shares and unpaid dividends and distributions on the Nortel Networks common shares deliverable in respect of the Alteon common stock. No interest will be paid on any of these amounts.

TREATMENT OF ALTEON STOCK OPTIONS AND THE EMPLOYEE STOCK PURCHASE PLAN

     In the event that the merger agreement is adopted by the Alteon stockholders and the merger is completed, Nortel Networks will assume all Alteon stock options outstanding at the time of the merger. After the merger, Nortel Networks will treat these assumed stock options as options to acquire Nortel Networks common shares on the terms and conditions of the Alteon equity incentive plan or stock award agreement under which they initially were granted, as amended at the time of the merger in accordance with the merger agreement.

     After the merger, the assumed stock options will entitle the option holder to purchase a number of Nortel Networks common shares equal to 1.83148 times the number of shares of Alteon common stock covered by those options prior to the merger, rounded down to the next lowest whole number. The exercise price for each Nortel Networks common share covered by an assumed stock option will equal the aggregate exercise price for the shares of Alteon common stock covered by the option prior to the merger divided by the exchange ratio.

     In the event that the merger agreement is approved by the Alteon stockholders and the merger is completed, pursuant to the Alteon equity incentive plans, up to a maximum of 25% of the outstanding unvested shares subject to stock awards held by Alteon participants will accelerate and become immediately vested and exercisable, provided that, 100% of the outstanding unvested shares subject to stock awards held by Alteon's non-employee directors pursuant to the merger agreement, and at least 50% of certain executive officer's outstanding unvested shares subject to stock awards will accelerate and become immediately vested and exercisable pursuant to offer letters with Alteon. See "The Merger Proposal -- Interests of Certain Persons."

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

     Nortel Networks will assume the Alteon employee stock purchase plan and continue the purchase rights under the outstanding offering periods as of the date of the merger agreement and for one additional six-month offering period to commence August 16, 2000. After the merger, the assumed stock purchase rights will entitle the participants under the plan to purchase a number of Nortel Networks common shares (rounded down to the nearest whole share) equal to each participant's payroll deductions as of the relevant purchase date divided by the lesser of (i) 85% of the fair market value of Nortel Networks' common shares on such purchase date (rounded up to the nearest whole cent) or (ii) 85% of the fair market value of shares of Alteon common stock on the first day of the relevant offering period divided by 1.83148 (rounded up to the nearest whole cent).

     Nortel Networks' board of directors or an appropriate committee of its board of directors will succeed to the authorities and responsibilities of Alteon's board of directors or any board committee under each Alteon stock option plan and employee stock purchase plan, and, except as described above, those plans will continue to be administered in accordance with their current terms. The conversion of Alteon stock options that are incentive stock options as defined in Section 422 of the Internal Revenue Code will be done in a manner consistent with Section 424(a) of the Internal Revenue Code.

EMPLOYEE BENEFITS

     During the one-year period following the merger, Nortel Networks has agreed that Alteon employees who continue in their employment:

     - will receive annual salaries or hourly wage rates that are no less than those that were in effect prior to the merger; and

     - will be provided employee benefits, other than equity-based benefits, that are substantially similar in the aggregate to either those in effect prior to the merger or those offered to similarly-situated employees of Nortel Networks.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains representations and warranties of Alteon with respect to the following:

     -  its corporate organization and existence;

     -  its capitalization;

     - disclosure of its subsidiaries and their corporate organization and existence;

     - its corporate power and authority to execute, deliver and perform its obligations under the merger agreement;

     - the merger agreement and related transactions not violating its certificate and bylaws, applicable law and specified agreements;

     -  its financial statements and filings with the SEC;

     -  the absence of undisclosed litigation, claims or other proceedings;

     -  its compliance with applicable law;

     - the absence of undisclosed material contracts and the absence of defaults under its material contracts;

     -  brokers' and finders' fees with respect to the merger;

     -  its employee benefit plans and related matters;

     - the inapplicability of state anti-takeover laws to the transactions contemplated by the merger agreement;

     -  its major customers;

     -  the absence of environmental liabilities;

     -  intellectual property;

     -  the filing and accuracy of its tax returns;

     - its belief that no conditions exist that would adversely affect the status of the merger as a reorganization for U.S. federal income tax purposes;

     -  required governmental and regulatory approvals;

     - its receipt of an opinion of Lehman Brothers that the exchange ratio is fair, from a financial point of view, to Alteon's stockholders;

     -  the absence of year 2000 liabilities; and

     - the absence of materially adverse changes in its business between March 31, 2000 and the date of the merger agreement.

     The merger agreement contains material representations and warranties of each of Nortel Networks and the merger subsidiary with respect to the following:

     -  its corporate organization and existence;

     -  its capitalization;

     - its corporate power and authority to execute, deliver and perform its obligations under the merger agreement;

     - the merger agreement and related transactions not violating its charter and bylaws, applicable law and material agreements;

     -  its financial statements and filings with the SEC;

     -  the absence of undisclosed litigation, claims or other proceedings;

     -  brokers' and finders' fees relating to the merger;

     -  required governmental and regulatory approvals; and

     - the absence of materially adverse changes in its business since March 31, 2000 and until the date of the merger agreement.

CONDUCT OF BUSINESS OF ALTEON

     The merger agreement provides that Alteon and its subsidiaries will conduct their businesses in the ordinary and usual course in all material respects and will use their reasonable efforts to keep their business organizations and assets intact and to preserve their current business relationships. With certain exceptions, the merger agreement also contains limitations, prohibitions and other provisions relating to Alteon's conduct of business from the date of the merger agreement to the completion of the merger with respect to:

     -  changes affecting its capital stock;

     -  actions relating to dividends and other distributions;

     -  employment arrangements;

     -  changes affecting employee benefit plans;

     -  acquisitions and disposals of assets, businesses or properties;

     -  amendments to its certificate or bylaws;

     -  changes in its accounting principles or practices;

     - entering into, modifying or terminating contracts or leases potentially involving payments or delivery of value in excess of certain thresholds or involving non-competition obligations;

     -  settlement of claims;

     - actions that would be reasonably likely to adversely affect the status of the merger as a reorganization for U.S. federal income tax purposes;

     - actions that would be reasonably likely to result in a breach of any of its representations and warranties or cause any condition to the merger not to be satisfied;

     -  incurring debt;

     -  entering into derivative contracts;

     -  making capital expenditures;

     -  changing its material tax elections;

     - waivers of confidentiality or standstill provisions with other companies; and

     -  agreements or commitments to do any of the foregoing.

CONDUCT OF BUSINESS OF NORTEL NETWORKS

     Subject to specified exceptions, the merger agreement contains limitations, prohibitions and other provisions relating to Nortel Networks' actions during the period from the date of the merger agreement to the completion of the merger with respect to:

     - the declaration or payment of any extraordinary cash dividend or any other extraordinary distribution on or in respect of the Nortel Networks common shares, other than a pro-rata stock dividend or stock split;

     - actions that would be reasonably likely to adversely affect the status of the merger as a reorganization for U.S. federal income tax purposes;

     - actions that would be reasonably likely to result in a breach of any of its representations and warranties or cause any condition to the merger not to be satisfied; and

     -  agreements or commitments to do any of the foregoing.

COVENANTS OF ALTEON

     The merger agreement contains covenants requiring Alteon to:

     - take all action necessary to convene an appropriate meeting of its stockholders to consider and vote on the adoption of the merger agreement and for Alteon's board of directors to recommend that Alteon's stockholders adopt the merger agreement, except as described below under "-- Acquisition Proposals;"

     - use its reasonable efforts to cause each person who may be deemed an "affiliate" of Alteon under the Securities Act to execute and deliver an agreement limiting such person's ability to sell, transfer or dispose of his or her Nortel Networks common shares;

     - provide Nortel Networks with reasonable access to information under the condition that non-public information be covered by the terms of the confidentiality agreement between Nortel Networks and Alteon; and

     - call the 2000 annual meeting of Alteon stockholders prior to the time the stockholder vote is taken with respect to the adoption of the merger agreement.

COVENANTS OF NORTEL NETWORKS

     In the merger agreement, Nortel Networks has agreed to use its reasonable efforts to list on the New York and Toronto stock exchanges, prior to the merger, the Nortel Networks common shares to be issued in the merger and upon exercise of Alteon's stock options and employee stock purchase plan rights assumed by Nortel Networks in the merger. Nortel Networks has also agreed to use its reasonable efforts to obtain all necessary approvals of Canadian securities regulatory authorities to permit the distribution of Nortel Networks common shares in the merger.

COVENANTS OF NORTEL NETWORKS, ALTEON AND THE MERGER SUBSIDIARY

     The merger agreement also contains various covenants requiring Alteon, Nortel Networks and the merger subsidiary:

     - to use their reasonable efforts in good faith to take all necessary actions to effect the merger;

     - to cooperate in the preparation of this proxy statement/prospectus and a joint communications plan with respect to the transactions contemplated by the merger agreement;

     - to take all steps within their control to exempt the transactions contemplated by the merger agreement from any state anti-takeover law that purports to apply to those transactions;

     -  to cooperate and use their respective reasonable best efforts to:

       -- prepare all documentation, effect all filings and obtain all permits, consents, approvals and authorizations of all third parties and regulatory authorities necessary to complete the transactions contemplated by the merger agreement, subject to specified limitations described under "The Merger Proposal -- Regulatory Approvals;" and

       -- cause the merger to be completed as expeditiously as reasonably practicable; and

     - to use their reasonable efforts to cause their respective independent public accountants to deliver to the other party customary accountants' comfort letters.

ACQUISITION PROPOSALS

     Alteon has agreed in the merger agreement that it will not, and will cause its subsidiaries and its officers, directors, agents and advisors and those of its subsidiaries not to, initiate, solicit or knowingly encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person other than Nortel Networks relating to any acquisition proposal. Under the merger agreement, an acquisition proposal is:

     - a merger or consolidation, or any similar transaction, involving Alteon, other than such transactions in which holders of Alteon common stock prior to the transaction continue to hold at least 80% of the Alteon common stock after the transaction;

     - a purchase or other acquisition of more than 20% of the fair market value of the consolidated assets of Alteon and its subsidiaries;

     - a purchase or other acquisition of beneficial ownership of securities representing more than 20% of the voting power of Alteon;

     -  any substantially similar transaction; or

     - any offer, proposal or publicly announced bona fide intention to make an offer with respect to any of the foregoing.

     Notwithstanding the foregoing, the merger agreement permits Alteon to discuss or negotiate with, or provide any information to, any person in response to a bona fide written acquisition proposal by that person, but only if:

     - the proposal was not solicited or encouraged in violation of the merger agreement;

     -  the meeting of Alteon's stockholders has not occurred;

     - Alteon's board of directors determines in good faith that the acquisition proposal would, if completed, be a superior proposal, as defined in the merger agreement, and is reasonably likely to be completed;

     - Alteon's board of directors determines, in good faith after consultation with outside counsel, that such action is legally required as a matter of the fiduciary duties of the directors under applicable law; and

     - before providing any information or data to any person or entering into discussions or negotiations with any person, Alteon receives from that person a signed confidentiality agreement with terms no less restrictive with respect to that person than the terms of the confidentiality agreement which Nortel Networks has entered into with Alteon.

     The merger agreement defines a superior proposal as any bona fide written acquisition proposal made by a third party that was not solicited or encouraged in violation of the merger agreement and which Alteon's board of directors determines in its good faith judgment, based on a written opinion to that effect by a financial advisor of nationally recognized reputation, to be more favorable to the stockholders of Alteon than the transactions contemplated by the merger agreement.

     Alteon has agreed to notify Nortel Networks within 24 hours after any of its officers or directors become aware of any inquiries, proposals or offers described above and to advise Nortel Networks promptly of any material developments.

     Alteon has also agreed to cease any activities, discussions or negotiations with any parties other than Nortel Networks with respect to any acquisition proposal.

CONDITIONS TO THE MERGER

     The obligation of each of the parties to complete the merger is conditioned upon the satisfaction or waiver of the following conditions:

     - the merger agreement has been adopted by the requisite vote of the holders of Alteon common stock;

     - all required material regulatory approvals have been obtained and are in full force and effect and all statutory waiting periods in respect thereof have expired or been terminated and, in the case of Nortel Networks, no regulatory approval contains any conditions, restrictions or requirements that would reasonably be expected to:

       -- have a material adverse effect on Nortel Networks and its subsidiaries taken as a whole, or on the surviving corporation, after completion of the merger; or

       -- with respect to a required approval of a United States or Canadian governmental authority, require Nortel Networks to dispose of any assets of Nortel Networks, Alteon or their respective subsidiaries, or prohibit Nortel Networks from exercising full authority over Alteon and its subsidiaries after completion of the merger;

     - no action by a United States or Canadian governmental authority is in effect that enjoins or prohibits completion of the merger and, in the case of Nortel Networks, no action by a United States or Canadian governmental authority is pending that is reasonably likely to succeed and that seeks to enjoin or prohibit completion of the merger or impose substantial penalties as a result of the merger;

     - the representations and warranties of the other party contained in the merger agreement are true and correct as of the date of the merger agreement and as of completion of the merger, except for any representations and warranties that by their terms speak as of the date of the merger agreement or some other date, which are true and correct as of that date, subject to the applicable materiality standard set forth in the merger agreement;

     - each of the agreements and covenants to be performed by the other party in accordance with the merger agreement has been performed in all material respects at or prior to the time of the merger;

     - no events have occurred which have had or would reasonably be expected to have a material adverse effect on the other party;

     - this proxy statement/prospectus has been declared effective and no stop order suspending its effectiveness has been issued, and no proceedings for that purpose have been initiated or threatened by the SEC and not concluded or withdrawn;

     - Nortel Networks has received an opinion of Cleary, Gottlieb, Steen & Hamilton as to tax matters;

     -  Alteon has received an opinion of Cooley Godward as to tax matters; and

     - the Nortel Networks common shares issuable under the merger agreement have received approval for listing on the New York and Toronto stock exchanges, subject to official notice of issuance.

     Other than the conditions relating to shareholder approvals and the legality of the transaction, Alteon could elect to waive conditions to Nortel Networks' performance and complete the merger. If Alteon waives any material condition, it will consider whether to resolicit proxies or seek a new stockholder approval, and will do so if, in the opinion of its counsel, this is required under applicable law. Nortel Networks could waive conditions to Alteon's performance and complete the merger.

INDEMNIFICATION

     The surviving corporation will indemnify the present and former officers and directors of Alteon and its subsidiaries to the fullest extent permitted by Delaware law and Alteon's certificate and bylaws with respect to any claim arising out of actions or omissions occurring at or prior to completion of the merger. The surviving corporation will also fulfill Alteon's obligations under Alteon's certificate and bylaws and any indemnification agreements between Alteon and its present and former officers and directors currently in effect. For six years following completion of the merger, Nortel Networks will provide an insurance policy with respect to that portion of directors' and officers' liability insurance that serves to cover the present and former directors and officers of Alteon or its subsidiaries with respect to claims arising from facts or events which occurred at or prior to completion of the merger. Except for specified limitations, this insurance policy will contain at least the same maximum coverage and amounts as Alteon currently provides to its directors and officers.

WAIVER AND AMENDMENT

     Nortel Networks and Alteon may amend any provision of the merger agreement by an agreement in writing approved by their respective boards of directors. However, after adoption of the merger agreement by Alteon's stockholders, the merger agreement may not be amended without further stockholder approval if by law the amendment would require the approval of Alteon's stockholders. Prior to the time the merger is completed, Nortel Networks or Alteon may, with the approval of their respective boards of directors:

     - extend the time for the performance of any of the obligations or other acts of the other parties;

     - waive any inaccuracies in the representations and warranties contained in the merger agreement; and

     - waive compliance with any of the agreements or conditions contained in the merger agreement.

TERMINATION OF THE MERGER AGREEMENT

     Termination by mutual consent. The merger agreement may be terminated, and the merger may be abandoned by the mutual consent of Nortel Networks and Alteon.

     Termination by either party. Either party may terminate the merger agreement if:

     - the other party breaches any of its representations or warranties under the merger agreement, subject to the applicable materiality standard, and the breach cannot be cured or has not been cured within 30 calendar days after written notice of the breach is given to the breaching party;

     - the other party materially breaches any of its covenants or agreements contained in the merger agreement, and the breach cannot be cured or has not been cured within 30 calendar days after written notice of the breach is given to the breaching party;

     - the merger is not completed by February 28, 2001, if all required approvals of governmental authorities have then been obtained, or otherwise if the merger has not been completed by April 30, 2001, except in either case if failure of the merger to be completed is due to the knowing action or inaction of the party seeking to terminate the merger agreement;

     - any required approval of a United States or Canadian governmental authority has been denied by final nonappealable action; or

     - the required stockholder approval is not obtained at the Alteon meeting at which a vote was taken.

     Termination by Nortel Networks. Nortel Networks may also terminate the merger agreement if any required approval of a governmental authority contains any final, nonappealable conditions, restrictions or requirements that would reasonably be expected to:

     - have a material adverse effect, following the merger, on Nortel Networks and its subsidiaries taken as a whole or on the surviving corporation;

     - require Nortel Networks, in the case of a required approval of United States or Canadian governmental authority, to dispose of any assets of Nortel Networks, Alteon or their respective subsidiaries, or prohibit Nortel Networks from exercising full authority over Alteon and its subsidiaries following the merger; or

     - Alteon's board of directors at any time prior to the Alteon stockholders' meeting withdraws its recommendation of the merger, or resolves to do so.

     Termination by Alteon. Alteon may also terminate the merger agreement if any required approval of a governmental authority contains any final, nonappealable conditions, restrictions or requirements that would reasonably be expected to:

     - have a material adverse effect, following the merger, on Nortel Networks and its subsidiaries taken as a whole; or

     - require Nortel Networks, in the case of a required approval of United States or Canadian governmental authority, to dispose of any assets of Nortel Networks, Alteon or their respective subsidiaries, or prohibit Nortel Networks from exercising full authority over Alteon and its subsidiaries following the merger;

unless, in either case, within 30 days following receipt by Nortel Networks of written notice of Alteon's intent to terminate the merger agreement under these circumstances, Nortel Networks notifies Alteon that it waives its analogous right to terminate the merger agreement.

TERMINATION FEES AND EXPENSES

     Alteon may be required to pay Nortel Networks a termination fee of $225 million in any one of the following four circumstances:

1.   Failure to complete the merger.

     - Alteon terminates the merger agreement because the merger is not completed by February 28, 2001, if all required approvals of governmental authorities have then been obtained, or otherwise if the merger has not been completed by April 30, 2001, unless in either case the failure of the merger to be completed results primarily from Nortel Networks' action or inaction or from Nortel Networks' or the merger subsidiary's inability to obtain consent or approval of, or make any filing or registration with, any governmental authority;

     - at any time after the date of the merger agreement and at or before the time of such termination an acquisition proposal has been made; and

     - within 12 months of the termination of the merger agreement, Alteon enters into a definitive agreement with any third party providing for the completion of an acquisition proposal or an acquisition proposal is completed.

2.   Failure of Alteon's stockholders to approve the merger.

     - Alteon or Nortel Networks terminates the merger agreement due to the failure of Alteon's stockholders to approve the merger agreement at a meeting at which a vote was taken;

     - at any time after the date of the merger agreement and at or before the Alteon stockholders meeting an acquisition proposal has been made and publicly announced or the existence of which is a matter of public knowledge; and

     - within 12 months of the termination of the merger agreement, Alteon enters into a definitive agreement with any third party providing for the completion of an acquisition proposal or an acquisition proposal is completed.

     For purposes of determining whether a termination fee is due under the circumstances described in "1" or "2" above, all references to "20%" in the definition of acquisition proposal described above shall be replaced with "40%."

3.   Willful breach of certain covenants.

     Nortel Networks terminates the merger agreement after:

     - Alteon willfully breaches any of its covenants or agreements with respect to acquisition proposals; or

     - at any time after Alteon or its stockholders receives an acquisition proposal, Alteon willfully breaches any of its covenants or agreements with respect to:

       -- preparing a registration statement and obtaining shareholder approval;

       -- exempting the transactions contemplated by the merger agreement from any state anti-takeover law; or

       -- obtaining regulatory approval.

4.   Withdrawal of recommendation by Alteon's board of directors.

     Nortel Networks terminates the merger agreement after Alteon's board of directors withdraws its recommendation of the merger or resolves to do so.

     Expenses. Subject to certain exceptions, each party to the merger agreement will pay all merger-related expenses, except that printing and mailing expenses and SEC registration and filing fees will be shared equally between the parties.

                             STOCKHOLDER AGREEMENTS

     The following is a summary of the material provisions of the stockholder agreements. A form of the stockholder agreement executed by each of the applicable officers and directors is attached as Annex B and a form of the stockholder agreement executed by Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund, L.P. is attached as Annex C. We encourage you to read each of Annex B and Annex C in its entirety.

     Dominic Orr, Joe Booker, Selina Lo, James Burke, Barton Burstein, Anthony Narducci, Shirish Sathaye, Tench Coxe, Adam Grosser and Andrew Verhalen, all of whom are officers or directors of Alteon and holders of Alteon common stock, trusts related to such individuals and Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund, L.P., major stockholders of Alteon, each entered into a stockholder agreement as an inducement and condition to Nortel Networks entering into the merger agreement. The following is a summary of the stockholder agreements entered into by each of these parties, except that the stockholder agreements entered into by Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund, L.P. contain certain negotiated differences, as described below.

     Voting of Shares; Proxy. Each of the stockholders who entered into a stockholder agreement agreed to vote his, her or its Alteon common stock at Alteon's annual meeting:

     -  in favor of the merger agreement; and

     - against any competing acquisition proposal, as defined earlier in this proxy statement/prospectus, see "The Merger Agreement -- Acquisition Proposals."

     Termination. The obligations of each stockholder under the stockholder agreement will terminate at the earliest of:

     -  the completion of the merger;

     - the termination of the merger agreement, unless Nortel Networks is or may be entitled to receive a termination fee under the merger agreement following such termination; and

     - 30 days following the termination of the merger agreement in the event that Nortel Networks is or may be entitled to receive a termination fee under the merger agreement following such termination, provided that during this 30 day period, sales of the stockholder's shares of Alteon common stock are permitted if in broker transactions effected through the Nasdaq National Market.

     Covenants of Each Stockholder. Each stockholder has agreed in the stockholder agreement that he, she or it will not:

     - transfer or encumber the Alteon common stock he, she or it owns or controls, except to a family member or as a result of his or her death, and only if the transferee agrees to honor the terms of the stockholder agreement; or

     - solicit, initiate or knowingly encourage or otherwise facilitate any acquisition proposal.

     Matrix Partners Stockholder Agreements. The stockholder agreements entered into by Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund, L.P. are identical to the stockholder agreements signed by each of the other stockholders, except that:

     - a transfer to any partner of Matrix Partners IV, L.P. or Matrix IV Entrepreneurs Fund, L.P., as the case may be, is excluded from the transfer restrictions, provided that such partner agrees to honor the terms of the stockholder agreement; and

     - any partner of Matrix Partners IV, L.P. or Matrix IV Entrepreneurs Fund, L.P., as the case may be, who is not a director of Alteon is excluded from the definition of affiliate for the purpose of determining such stockholder's beneficial ownership of Alteon common stock under the stockholder agreement.

                          MARKET PRICES AND DIVIDENDS

NORTEL NETWORKS

     The Nortel Networks common shares are traded on the New York and Toronto stock exchanges under the symbol "NT." The following table sets forth the range of high and low sales prices as reported on the New York Stock Exchange Composite Tape, together with the dividends per common share declared by Nortel Networks, during the periods indicated. We have adjusted the information in the table to reflect the two-for-one stock split of Nortel Networks common shares on January 7, 1998, the stock dividend of one Nortel Networks common share on each issued and outstanding Nortel Networks common share as of August 17, 1999 and the two-for-one stock split of Nortel Networks common shares on May 5, 2000.

                                                     PRICE RANGE
                                                  ------------------    PER SHARE
PERIOD                                             HIGH        LOW      DIVIDENDS
------                                            -------    -------    ---------
1998
Quarter ended March 31, 1998..................    $16.360    $ 9.922    $0.01875
Quarter ended June 30, 1998...................     17.313     12.844     0.01875
Quarter ended September 30, 1998..............     15.922      7.610     0.01875
Quarter ended December 31, 1998...............     12.922      6.703     0.01875
1999
Quarter ended March 31, 1999..................    $15.938    $12.531    $0.01875
Quarter ended June 30, 1999...................     22.000     15.360     0.01875
Quarter ended September 30, 1999..............     28.938     19.906     0.01875
Quarter ended December 31, 1999...............     55.000     24.781     0.01875
2000
Quarter ended March 31, 2000..................    $72.094    $37.750    $0.01875
Quarter ended June 30, 2000...................     71.250     44.375     0.01875
July 1, 2000 through August 24, 2000..........     89.000     67.938          --

     On July 27, 2000, the last full trading day before Alteon and Nortel Networks announced the merger, the closing price per Nortel Networks common share on the New York Stock Exchange Composite Tape was $78.625. On August 24, 2000, the most recent date for which prices were practicably available before printing of this proxy statement/prospectus, this price was $81.563. Past price performance is not necessarily indicative of future price performance. You should obtain current market quotations for Nortel Networks common shares.

     Holders of Nortel Networks common shares are entitled to receive dividends from legally available funds when, as and if declared by Nortel Networks' board of directors. Although Nortel Networks currently intends to continue paying quarterly cash dividends on Nortel Networks common shares, Nortel Networks cannot assure you that its dividend policy will remain unchanged after completion of the merger. The declaration and payment of dividends after the merger will depend upon business conditions, operating results, capital and reserve requirements and other factors considered relevant by Nortel Networks' board of directors.

ALTEON

     Alteon common stock has traded on the Nasdaq National Market under the symbol "ATON" since September 24, 1999. The following table sets forth the high and low sales price as reported by the Nasdaq National Market for the periods indicated.

                                                                PRICE RANGE
                                                            -------------------
PERIOD                                                        HIGH        LOW
------                                                      --------    -------
FISCAL YEAR ENDING JUNE 30, 2000
Quarter ended September 30, 1999........................    $122.500    $44.500
Quarter ended December 31, 1999.........................     138.000     64.000
Quarter ended March 31, 2000............................     129.000     66.875
Quarter ended June 30, 2000.............................     100.125     41.000
FISCAL YEAR ENDING JUNE 30, 2001
July 1, 2000 through August 24, 2000....................    $160.563    $91.000

     On July 27, 2000, the last full trading day before Alteon and Nortel Networks announced the merger, the closing price per share of Alteon common stock as reported by the Nasdaq National Market was $143.000. Alteon has never declared or paid any dividends. On August 24, 2000, the most recent date for which prices were practicably available before the printing of this proxy statement/prospectus, this price was $147.375. Past price performance is not necessarily indicative of future price performance. You should obtain current market quotations for shares of Alteon common stock.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
              FINANCIAL INFORMATION OF NORTEL NETWORKS CORPORATION

     The following unaudited pro forma condensed combined financial statements give effect to the merger as well as to Nortel Networks' acquisition of Qtera Corporation, Clarify Inc. Promatory Communications, Inc., Xros, Inc. and CoreTek, Inc. (such acquisitions other than the merger collectively referred to as the significant acquisitions) which have been aggregated in the pro forma statements as Other. Each of these transactions has been or will be accounted for under the purchase method of accounting. These unaudited pro forma condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

     The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2000 and the year ended December 31, 1999 give effect to the merger and the significant acquisitions as if each had occurred on January 1, 1999. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2000 is based on the historical results of operations of Nortel Networks for the six months ended June 30, 2000 (which included the results of the significant acquisitions from the respective dates of acquisition to June 30, 2000), the results of Alteon for the six months ended June 30, 2000 and material results of operations of the significant acquisitions for the period January 1 to the respective dates of acquisition. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 is based on the historical results of operations of Nortel Networks, Alteon and the companies acquired in the significant acquisitions for the year ended December 31, 1999. The unaudited pro forma condensed combined balance sheet as of June 30, 2000 gives effect to the merger as if it had occurred as at June 30, 2000. The unaudited pro forma condensed combined balance sheet is based on the historical unaudited condensed balance sheet of Nortel Networks (which includes the significant acquisitions from the respective dates of acquisition) and Alteon as at that date. The following unaudited pro forma condensed combined financial information, consisting of the unaudited pro forma condensed combined statements of operations, unaudited pro forma condensed combined balance sheet and the accompanying notes, should be read in conjunction with the historical consolidated financial statements and notes of Nortel Networks, which are incorporated by reference in this proxy statement/prospectus, and the historical consolidated financial statements and notes of Alteon set forth in this proxy statement/prospectus.

     The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of Nortel Networks after the merger and the significant acquisitions or of the financial position or results of operations of Nortel Networks that would have actually occurred had the merger and the significant acquisitions been effected as of the dates described above.

     The allocation of the aggregate purchase price of Alteon reflected in the unaudited pro forma condensed combined financial information of Nortel Networks is preliminary. The actual purchase price allocation to reflect the fair values of assets acquired and liabilities assumed will be based upon management's evaluation of such assets and liabilities following the effective time and, accordingly, the adjustments that have been included will change based upon the final allocation of the total purchase price (including any purchase price adjustment). Such allocation may differ significantly from the preliminary allocation included in this proxy statement/prospectus.

                          NORTEL NETWORKS CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS AT JUNE 30, 2000
                         (IN MILLIONS OF U.S. DOLLARS)

                                             NORTEL                         PRO FORMA    PRO FORMA
                                    NOTES   NETWORKS   ALTEON   SUBTOTAL   ADJUSTMENTS   COMBINED
                                    -----   --------   ------   --------   -----------   ---------
ASSETS
Current assets
  Cash and cash equivalents.......          $ 3,331     $154    $ 3,485      $   --       $ 3,485
  Accounts receivable
    Related parties...............               11                  11                        11
    Trade - net...................            6,928       29      6,957                     6,957
Inventories.......................            3,364       16      3,380                     3,380
Prepaid expenses and other
  assets..........................            1,057       83      1,140                     1,140
Deferred income taxes - net.......              868                 868                       868
                                            -------     ----    -------      ------       -------
                                             15,559      282     15,841                    15,841
Long-term receivables - net.......            1,021               1,021                     1,021
Investments at cost and associated
  companies at equity.............              695        8        703                       703
Plant and equipment - net.........            2,630       17      2,647                     2,647
Long-term deferred income taxes...              113                 113                       113
Intangible assets
  Acquired technology - net.......  2.6       1,226               1,226          10         1,236
  Goodwill - net..................  2.6      12,334              12,334       5,509        17,843
Other assets......................              457                 457                       457
                                            -------     ----    -------      ------       -------
Total assets......................          $34,035     $307    $34,342      $5,519       $39,861
                                            =======     ====    =======      ======       =======

                          NORTEL NETWORKS CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS AT JUNE 30, 2000
                         (IN MILLIONS OF U.S. DOLLARS)

                                             NORTEL                         PRO FORMA    PRO FORMA
                                    NOTES   NETWORKS   ALTEON   SUBTOTAL   ADJUSTMENTS   COMBINED
                                    -----   --------   ------   --------   -----------   ---------
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities
  Notes payable...................          $   195     $ --    $   195      $   --       $   195
  Accounts payable and accrued
    liabilities
    Trade and other payables......  2.6       2,598       17      2,615          90         2,705
    Payroll and benefit-related
       liabilities................              903        8        911                       911
    Other accrued liabilities.....            3,824       19      3,843                     3,843
  Income taxes payable............              321                 321                       321
  Long-term debt due within one
    year..........................              316        1        317                       317
                                            -------     ----    -------      ------       -------
                                              8,157       45      8,202          90         8,292
Long-term liabilities
  Deferred income.................               73                  73                        73
  Long-term debt..................            1,222        1      1,223                     1,223
  Deferred income taxes - net.....              805                 805                       805
  Other liabilities...............            1,021        1      1,022                     1,022
                                            -------     ----    -------      ------       -------
                                             11,278       47     11,325          90        11,415
                                            -------     ----    -------      ------       -------
Minority interest in subsidiary
  companies.......................              788       --        788          --           788
                                            -------     ----    -------      ------       -------
Shareholders' equity
  Common shares...................  2.7      21,183      312     21,495        (312)       27,162
                                    2.6                                       5,979
  Additional paid-in capital......  2.6       1,919               1,919       1,278         3,197
  Notes receivables from
    stockholders..................  2.7                   (5)        (5)          5            --
  Deferred compensation...........  2.7                   (6)        (6)          6        (1,386)
                                    2.6                                      (1,386)
  Retained earnings (deficit).....  2.7        (617)     (41)      (658)         41          (799)
                                    2.6                                        (182)
  Accumulated other comprehensive
    loss..........................             (516)               (516)                     (516)
                                            -------     ----    -------      ------       -------
                                             21,969      260     22,229       5,429        27,658
                                            -------     ----    -------      ------       -------
Total liabilities and
  shareholders' equity............          $34,035     $307    $34,342      $5,519       $39,861
                                            =======     ====    =======      ======       =======

                          NORTEL NETWORKS CORPORATION
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
              (IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)

                                              NORTEL                                             PRO FORMA    PRO FORMA
                                     NOTES   NETWORKS   OTHER    SUBTOTAL   ALTEON   SUBTOTAL   ADJUSTMENTS   COMBINED
                                     -----   --------   ------   --------   ------   --------   -----------   ---------
Revenues...........................          $21,287    $  235   $21,522    $  44    $21,566      $    --      $21,566
Cost of revenues...................           12,063        61    12,124       19     12,143                    12,143
                                             -------    ------   -------    ------   -------      -------      -------
Gross profit.......................            9,224       174     9,398       25      9,423           --        9,423
Selling, general and administrative
 expense (excluding stock-based
 compensation).....................            3,979       159     4,138       27      4,165                     4,165
Stock-based compensation...........   2.8                                       8          8          664          672
Research and development
 expenses..........................            2,992        48     3,040       15      3,055                     3,055
In-process research and development
 expense...........................              252         2       254                 254                       254
Amortization of intangibles
 Acquired technology...............   2.8        686         1       687                 687          176          863
 Goodwill..........................   2.8      1,207               1,207               1,207        4,723        5,930
Special charges....................              160         2       162                 162                       162
Gain on sale of businesses.........             (131)               (131)               (131)                     (131)
                                             -------    ------   -------    ------   -------      -------      -------
Operating earnings/(loss)..........               79       (38)       41      (25)        16       (5,563)      (5,547)
Equity in net earnings of
 associated companies..............               41                  41                  41                        41
Other income -- net................              219         4       223        2        225                       225
Interest expense
 Long-term debt....................              (93)                (93)                (93)                      (93)
 Other.............................              (71)                (71)                (71)                      (71)
                                             -------    ------   -------    ------   -------      -------      -------
Earnings (loss) before income
 taxes.............................              175       (34)      141      (23)       118       (5,563)      (5,445)
Income tax provision...............              526        12       538       --        538                       538
                                             -------    ------   -------    ------   -------      -------      -------
Net loss applicable to common
 shares............................          $  (351)   $  (46)  $  (397)   $ (23)   $  (420)     $(5,563)     $(5,983)
                                             =======    ======   =======    ======   =======      =======      =======
Loss per common share
 basic.............................          $ (0.13)                                $ (0.14)                  $ (2.01)
 diluted...........................          $ (0.13)                                $ (0.14)                  $ (2.01)
Dividends declared per common
 share.............................          $ 0.075                                                           $ 0.075
Weighted average number of common
 shares outstanding (millions)
 basic.............................            2,705                                   2,973                     2,973
 diluted...........................            2,765                                   3,086                     3,086

-------------------------
(1) Pro forma loss per common share has been calculated assuming completion of the merger and the significant acquisitions as if they each had occurred on January 1, 1999.

                          NORTEL NETWORKS CORPORATION
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2000
              (IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)

                                                NORTEL                                            PRO FORMA    PRO FORMA
                                       NOTES   NETWORKS   OTHER   SUBTOTAL   ALTEON   SUBTOTAL   ADJUSTMENTS   COMBINED
                                       -----   --------   -----   --------   ------   --------   -----------   ---------
Revenues.............................          $14,143    $ --    $14,143    $   80   $14,223      $    --      $14,223
Cost of revenues.....................            8,203       5      8,208        28     8,236                     8,236
                                               -------    ----    -------    ------   -------      -------      -------
Gross profit.........................            5,940      (5)     5,935        52     5,987           --        5,987
Selling, general and administrative
  expense (excluding stock-based
  compensation)......................            2,673       7      2,680        38     2,718                     2,718
Stock-based compensation.............   2.8                                                            321          321
Research and development expenses....            1,862      12      1,874        13     1,887                     1,887
In-process research and development
  expense............................   2.9      1,040              1,040               1,040       (1,040)          --
Amortization of intangibles
  Acquired technology................   2.8        390                390                 390           51          441
  Goodwill...........................   2.8      1,289              1,289               1,289        1,726        3,015
Special charges......................              262                262                 262                       262
Gain on sale of businesses...........             (174)              (174)               (174)                     (174)
                                               -------    ----    -------    ------   -------      -------      -------
Operating earnings / (loss)..........           (1,402)    (24)    (1,426)        1    (1,425)      (1,058)      (2,483)
Equity in net loss of associated
  companies..........................               (6)                (6)                 (6)                       (6)
Other income -- net..................              594       2        596         5       601                       601
Interest expense
  Long-term debt.....................              (47)               (47)                (47)                      (47)
  Other..............................              (32)               (32)                (32)                      (32)
                                               -------    ----    -------    ------   -------      -------      -------
Earnings (loss) before income
  taxes..............................             (893)    (22)      (915)        6      (909)      (1,058)      (1,967)
Income tax provision.................              582                582                 582                       582
                                               -------    ----    -------    ------   -------      -------      -------
Net earnings (loss) applicable to
  common shares......................          $(1,475)   $(22)   $(1,497)   $    6   $(1,491)     $(1,058)     $(2,549)
                                               =======    ====    =======    ======   =======      =======      =======
Loss per common share
  basic..............................          $ (0.52)                               $ (0.51)                  $ (0.87)
  diluted............................          $ (0.52)                               $ (0.51)                  $ (0.87)
Dividends declared per common
  share..............................          $0.0375                                                          $0.0375
Weighted average number of common
  shares outstanding (millions)
  basic..............................            2,865                                  2,944                     2,944
  diluted............................            3,027                                  3,126                     3,126

-------------------------

(1) Pro forma loss per common share has been calculated assuming completion of the merger and the significant acquisitions as if they each had occurred on January 1, 1999.

                   NOTES TO THE PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.   BASIS OF PRESENTATION

     The pro forma statements give effect to the merger as well as to the significant acquisitions which have been aggregated in the pro forma statements as Other. Each of these transactions has been or will be accounted for under the purchase method of accounting. These pro forma statements have been prepared in accordance with accounting principles generally accepted in the United States.

     The total purchase price of Alteon will be allocated to the assets acquired and liabilities assumed, based on their respective fair values. The allocation of the aggregate purchase price reflected in the pro forma statements is preliminary. The actual purchase allocation to reflect the fair values of the assets acquired and liabilities assumed will be based upon management's evaluation of such assets and liabilities and, accordingly, the adjustments that have been included in the pro forma statements will change based upon the final allocation of the total purchase price (including any purchase price adjustment). Such allocation may differ significantly from the preliminary allocation included herein.

     The pro forma statements of operations for the six months ended June 30, 2000 and the year ended December 31, 1999 give effect to the merger and the significant acquisitions as if each had occurred on January 1, 1999. The pro forma statements have been prepared by management of Nortel Networks based on the unaudited and audited consolidated financial statements of Nortel Networks as at and for the six months ended June 30, 2000 and for the year ended December 31, 1999, respectively, the unaudited consolidated financial statements of Alteon as at and for the six months ended June 30, 2000 and the year ended December 31, 1999, and the unaudited consolidated financial statements of the companies acquired in the significant acquisitions as at and for the six months ended June 30, 2000 and for the year ended December 31, 1999, adjusted to reflect classifications consistent with the presentation adopted by Nortel Networks. The accounting policies used in the preparation of the pro forma statements are those disclosed in Nortel Networks' audited and unaudited consolidated financial statements.

     The pro forma statements also are not necessarily indicative of the results that actually would have been achieved if the transactions reflected therein had been completed on the dates indicated or the results which may be obtained in the future. In preparing these pro forma statements, no adjustments have been made to reflect transactions which have occurred since the dates indicated or to reflect the operating benefits and general and administrative cost savings expected to result from combining the operations of Nortel Networks, Alteon and the significant acquisitions.

     The following pro forma financial information, consisting of the pro forma statements of operations, pro forma balance sheet and the accompanying notes, should be read in conjunction with the historical consolidated financial statements and notes of Nortel Networks, which are incorporated by reference in this proxy statement/prospectus, and the historical consolidated financial statements and notes of Alteon set forth in this proxy statement/prospectus. The pro forma statements should also be read in conjunction with the description of the merger in this proxy statement/prospectus.

     As more fully described in "Nortel Networks Recent Developments -- Reorganization of Nortel Networks," all acquisitions completed prior to May 1, 2000 were consummated by Old Nortel. The number of common shares issued as consideration and the number of stock options assumed in those acquisitions have been restated to reflect the plan of arrangement, including the exchange of Old Nortel common shares for New Nortel common shares and the two-for-one stock split of Nortel Networks common shares on May 5, 2000. Since May 1, 2000, acquisitions involving any share consideration have been consummated by New Nortel, while acquisitions not involving share consideration have continued to be consummated by Old Nortel or its subsidiaries.

2.   PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

     The pro forma statements incorporate the following assumptions:

     These pro forma statements give effect to the acquisition of Alteon as if it had occurred on June 30, 2000 in respect of the pro forma balance sheet and on January 1, 1999 in respect of the pro forma statements of operations. The pro forma statements give effect to the significant acquisitions (noted below) as if they had occurred on the respective dates of acquisition in respect of the pro forma balance sheet and on January 1, 1999 in respect of the pro forma statements of operations. The significant acquisitions have been aggregated in Other in the pro forma statements of operations.

                                               PURCHASE      ACQUIRED                                DEFERRED
ACQUISITION            NOTE        DATE         PRICE       TECHNOLOGY     IPR&D      GOODWILL     COMPENSATION
-----------            -----     ---------     --------     ----------     ------     --------     ------------
                                                                    (DOLLARS IN MILLIONS)
Qtera                  (2.1)     January       $ 3,004      $       --     $ 559      $  2,424     $         --
                                 28
Clarify                (2.2)     March 16        2,114             210        64         1,814               --
Promatory              (2.3)     March 23          729              60        50           629               --
Xros                   (2.4)     June 2          3,227              29       191         3,004               --
CoreTek                (2.5)     June 23         1,047             115       176           790               --
                                               -------      ----------     ------     --------     ------------
Total other                                    $10,121      $      414     $1,040     $  8,661     $         --
                                               =======      ==========     ======     ========     ============
                                 Announced
Alteon                 (2.6)     July 28       $ 7,347      $       10     $ 182      $  5,509     $      1,386
                                               =======      ==========     ======     ========     ============

2.1 QTERA

     Qtera Corporation was a producer of ultra-long-reach optical networking systems. In connection with the acquisition, approximately 56.4 million common shares of Nortel Networks were issued, of which approximately 10.4 million common shares of Nortel Networks were issued into escrow related to contingent consideration payable by Nortel Networks upon the achievement by Qtera of certain business performance objectives in 2000. The equivalent of approximately
7.4 million stock options to purchase common shares of Nortel Networks and 1.9 million warrants convertible into common shares of Nortel Networks were assumed. The fair values of the assumed Qtera stock options and warrants, using the Black-Scholes valuation model, were $385 million and $78 million, respectively. These shares, stock options and warrants exclude the stock options and warrants that are to be assumed on the achievement of certain business performance objectives. The maximum contingent consideration is approximately $500 million, payable by the issuance of common shares of Nortel Networks, and the assumption of Qtera stock options and warrants, upon Qtera achieving certain business performance objectives. As at June 30, 2000, approximately $300 million of the contingent consideration had been paid upon achievement of business performance objectives, and was recorded as an increase to the goodwill noted above. The allocation of the purchase price included net tangible assets of $21 million. The in-process research and development assets were charged to earnings in the period and goodwill is being amortized on a straight-line basis over three years.

2.2 CLARIFY

     Clarify Inc. was a global provider of e-business front office solutions. In connection with the acquisition, approximately 63.4 million common shares of Nortel Networks were issued and the equivalent of approximately 17.6 million stock options to purchase common shares of Nortel Networks were assumed. The fair value of the assumed Clarify stock options, using the Black-Scholes valuation model, was $363 million. The allocation of the purchase price included net tangible assets of $26 million. The acquired technology assets are being charged to earnings on a straight-line basis over two years and the in-process research and development assets were charged to earnings in the period. Goodwill is being amortized on a straight-line basis over three years.

2.3 PROMATORY

     Promatory Communications, Inc. was a developer of digital subscriber line platforms for high-speed Internet access. In connection with the acquisition, approximately 13.9 million common shares of Nortel Networks were issued, of which approximately 1.3 million common shares of Nortel Networks were issued into escrow related to contingent consideration payable by Nortel Networks upon the achievement by Promatory of certain business performance objectives in 2000. The equivalent of approximately 0.3 million stock options to purchase common shares of Nortel Networks were also assumed. The fair value of the assumed Promatory stock options, using the Black-Scholes valuation model, was $14 million. The maximum contingent consideration is approximately $75 million, payable in common shares of Nortel Networks, upon Promatory achieving certain business performance objectives. The allocation of the purchase price included assumed net tangible liabilities of $10 million. The acquired technology assets are being charged to earnings on a straight-line basis over three years and the in-process research and development assets were charged to earnings in the period. Goodwill is being amortized on a straight-line basis over three years.

2.4 XROS

     Xros, Inc. was a developer of second-generation, large-scale, fully photonic switching. In connection with the acquisition, Nortel Networks issued approximately 52.9 million common shares and assumed the equivalent of approximately 2.1 million stock options to purchase common shares of Nortel Networks. The fair value of the assumed Xros stock options, using the Black-Scholes valuation model, was $76 million. The allocation of the purchase price included assumed net tangible assets of $3 million. The acquired technology assets are being charged to earnings on a straight-line basis over three years and the in-process research and development assets were charged to earnings in the period. Goodwill is being amortized on a straight-line basis over three years.

2.5 CORETEK

     CoreTek, Inc. was a developer of strategic optical components. In connection with the acquisition, Nortel Networks issued approximately 14.5 million common shares and assumed the equivalent of approximately 3.4 million stock options to purchase common shares of Nortel Networks. The fair value of the assumed CoreTek stock options, using the Black-Scholes valuation model, was $175 million. The maximum contingent consideration is approximately $364 million, payable in common shares of Nortel Networks, upon CoreTek achieving certain business performance objectives in 2000. The allocation of the purchase price included assumed net tangible liabilities of $34 million. The acquired technology assets are being charged to earnings on a straight-line basis over three years and the in-process research and development assets were charged to earnings in the period. Goodwill is being amortized on a straight-line basis over three years.

2.6 THE MERGER

     The pro forma financial information also reflects the merger consideration valued at approximately $7,347 million. As the merger has not yet been completed, the actual consideration for the merger cannot yet be determined.

     For the purposes of the pro forma financial information, the number of Nortel Networks common shares assumed to be issued in the merger is approximately 79.1 million shares. This amount is based on the number of shares of Alteon common stock outstanding as of July 28, 2000, the date the parties entered into the merger agreement. For the purposes of the pro forma financial information, the estimated equivalent of approximately 20.4 million stock options to purchase Nortel Networks common shares are assumed. Similarly, the estimated value of the options to purchase Nortel Networks common shares to be issued in the acquisition of Alteon is based on the outstanding options to purchase Alteon common stock as of July 28, 2000. The estimated fair value of the estimated assumed Alteon stock options using the Black-Scholes valuation model is $1,278 million. The actual number of Nortel Networks common shares and stock options to be issued will be based on the actual outstanding Alteon common shares and options, as of the completion of the merger. The maximum contingent consideration is approximately $375 million payable by the issuance of common shares of Nortel Networks upon the occurrence of certain business events.

     The following represents the estimated allocation for the estimated purchase price to be paid in the merger over the estimated historical net book values of the acquired assets and assumed liabilities of Alteon as of the date of the pro forma balance sheet and is for illustrative purposes only. The actual purchase price allocations will be based on fair values of the acquired assets and assumed liabilities as of the actual acquisition date.

                                                             (IN MILLIONS)
                                                             -------------
Common shareholders' equity of Alteon acquired.............     $  260
Fair value of common shares to be issued...................      5,979
Fair value of assumed Alteon stock options.................      1,278
Estimated acquisition costs................................         90
                                                                ------
Total purchase price.......................................      7,347
                                                                ------
Excess purchase price over fair values of net tangible
  assets acquired..........................................     $7,087
                                                                ======

     Allocation of purchase price in excess of fair value of net tangible assets acquired:

                                                              (IN MILLIONS)
In-process research and development.........................     $  182
Acquired technology.........................................         10
Goodwill....................................................      5,509
Deferred compensation.......................................      1,386
                                                                 ------
                                                                 $7,087
                                                                 ======

2.7 This adjustment is to eliminate the shareholders' equity of Alteon in the amount of $260 million.

2.8 The pro forma adjustments represent the goodwill and acquired technology amortization that would have been recorded during the periods covered by the pro forma statements of operations related to the significant acquisitions. The in-process research and development expense for the merger and the significant acquisitions has been reflected in the pro forma balance sheet but has not been included in the pro forma statement of operations as these statements do not give effect to nonrecurring merger costs related to the transactions.

                          AMORTIZATION      AMORTIZATION
                          DECEMBER 31,    SIX MONTHS ENDED
                              1999        JUNE 30, 2000(1)        AMORTIZATION PERIOD
                          ------------    ----------------    ----------------------------
ACQUIRED TECHNOLOGY                (IN MILLIONS)
Qtera.................       $   --            $   --                                   --
Clarify...............          105                22         2 years, straight-line basis
Promatory.............           20                 5         3 years, straight-line basis
Xros..................           10                 4         3 years, straight-line basis
CoreTek...............           38                18         3 years, straight-line basis
Alteon................            3                 2         3 years, straight-line basis
                             ------            ------
  TOTAL...............       $  176            $   51
                             ======            ======

                          AMORTIZATION      AMORTIZATION
                          DECEMBER 31,    SIX MONTHS ENDED
                              1999        JUNE 30, 2000(1)        AMORTIZATION PERIOD
                          ------------    ----------------    ----------------------------
GOODWILL                           (IN MILLIONS)
Qtera.................       $  808            $   91         3 years, straight-line basis
Clarify...............          605               126         3 years, straight-line basis
Promatory.............          210                48         3 years, straight-line basis
Xros..................        1,001               417         3 years, straight-line basis
CoreTek...............          263               126         3 years, straight-line basis
Alteon................        1,836               918         3 years, straight-line basis
                             ------            ------
  TOTAL...............       $4,723            $1,726
                             ======            ======

-------------------------

(1) The pro forma adjustments excludes the amortization for acquired technology and goodwill already accounted for by Nortel Networks (and already included in Nortel Networks' results for the six months ended June 30, 2000).

     The pro forma adjustments are based on the assumption that the goodwill and other intangibles relating to the merger and the significant acquisitions are amortized on a straight-line basis over two to three years. These adjustments are preliminary and could vary significantly based upon the final allocation of the total purchase price (including any purchase price adjustment). The valuation of the actual intangible assets of Alteon will not be completed until the merger is complete. When completed, certain amounts identified as intangible assets may be amortized over periods other than the three-year period represented in the pro forma statement of operations. Additionally, the estimate of in-process research and development may change.

     The impact on the pro forma net loss of these amortizations was a charge of $1,777 million for the six months ended June 30, 2000 and $4,899 million for the year ended December 31, 1999. The actual amortization of intangibles arising from the transaction will take place subsequent to the completion of the merger.

     The pro forma adjustments also represent amortization of deferred compensation that would have been recorded during the periods covered by the pro forma statements of operations related to the merger (December 31, 1999 -- $664 million, six months ended June 30, 2000 -- $321 million).

2.9 This adjustment is to remove the effect of the in-process research and development expense included in the historical results of operations of Nortel Networks related to the significant acquisitions which are effected as of January 1, 1999 for the purposes of these pro forma statement of operations.

3.   ITEMS NOT ADJUSTED

     The pro forma statements do not reflect any operating efficiencies, cost savings and other benefits, or merger related expenses anticipated by Nortel Networks' management as a result of the merger.

4.   COMMON SHARES OUTSTANDING

     The number of pro forma common shares outstanding after giving effect to the transaction are:

                                                                (IN MILLIONS)
Nortel Networks common shares outstanding at June 30,
  2000......................................................            2,977
Average shares of Alteon common stock outstanding converted
  to equivalent Nortel Networks common shares (1.83148
  exchange ratio)...........................................               79
                                                                -------------
Pro forma common shares outstanding.........................            3,056
                                                                =============

5.   PER SHARE INFORMATION

     The pro forma net loss per common share, basic and diluted was based on the weighted average number of common shares outstanding during the period as calculated below:

                                                     FOR THE           FOR THE
                                                    YEAR ENDED     SIX MONTHS ENDED
                                                   DECEMBER 31,        JUNE 30,
                                                       1999              2000
                                                   ------------    ----------------
                                                            (IN MILLIONS)
Nortel Networks average common shares
  outstanding....................................     2,705             2,865
Average shares of Alteon common stock outstanding
  converted to equivalent Nortel Networks common
  shares (1.83148 exchange ratio)................        79                79
Average common shares outstanding issued in
  significant acquisitions.......................       189               n/a
                                                      -----             -----
Pro forma average common shares outstanding......     2,973             2,944
                                                      =====             =====

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ALTEON

     The following table summarizes information regarding the beneficial ownership of Alteon outstanding common stock as of August 16, 2000 for:

     - each group known to Alteon who beneficially owns more than 5% of Alteon's common stock;

     -  Alteon's chief executive officer;

     - each of Alteon's four other most highly compensated executive officers whose compensation exceeded $100,000 during Alteon's fiscal year ended June 30, 2000;

     -  each of Alteon's directors and nominees; and

     -  all of Alteon's executive officers, directors and nominees as a group.

     Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of Alteon common stock held by them. Shares of Alteon common stock subject to options currently exercisable or exercisable within 60 days of August 16, 2000 and not subject to repurchase as of such date are deemed outstanding for computing the percentage of the person holding these options, but are not deemed outstanding for computing the percentage of any other person. Applicable percentage ownership in the following table is based on 43,268,818 shares of Alteon common stock outstanding as of August 16, 2000. Unless otherwise indicated, the address of each of the named individuals is c/o Alteon WebSystems, Inc., 50 Great Oaks Blvd., San Jose, California 95119.

               AMOUNT AND NATURE OF SHARES OF ALTEON COMMON STOCK
                    BENEFICIALLY OWNED AS OF AUGUST 16, 2000

                                                                       SHARES
                                                                    BENEFICIALLY
                                                                       OWNED
                            SHARES ISSUABLE                          (INCLUDES
                              PURSUANT TO                            THE NUMBER
                                OPTIONS        SHARES SUBJECT TO     OF SHARES
                              EXERCISABLE          A RIGHT OF         SHOWN IN     PERCENT OF
                           WITHIN 60 DAYS OF    REPURCHASE AS OF    COLUMNS ONE    OUTSTANDING
NAME                        AUGUST 16, 2000    AUGUST 16, 2000(1)     AND TWO)       SHARES
----                       -----------------   ------------------   ------------   -----------
FIVE PERCENT
  STOCKHOLDERS:
Munder Capital
  Management(2)..........             --                  --          2,300,000        5.32%
DIRECTORS AND EXECUTIVE
  OFFICERS:
Dominic P. Orr(3)........        747,500             214,031          2,152,344        4.83%
Barton M. Burstein(4)....         80,000              67,189            354,777           *
Joe T. Booker(5).........        195,000              78,750            739,594        1.66%
Shirish S. Sathaye(6)....        138,125              59,375            579,790        1.27%
Selina Y. Lo(7)..........        273,750             162,344          1,200,038        2.67%
Tench Coxe(8)............        165,000                  --            701,329        1.61%
Adam Grosser.............        123,750                  --            201,352           *
Andrew W. Verhalen(9)....        165,000                  --          2,080,901        4.77%
All executive officers,
  directors and nominees
  as a group (12
  people)(10)............      2,519,901             935,415          9,184,827       20.06%

-------------------------

*   Less than 1%

(1) These shares of Alteon common stock are subject to a right of repurchase, at the original option exercise price, in the event the holder ceases to provide service to Alteon and its affiliates or upon a change of control of Alteon. The repurchase price ranges from $0.05 to $89.25.

(2) Represents shares held by Munder Capital Management as of June 30, 2000.

(3) Includes 148,688 shares held by the Dominic P. Orr 1999 Annuity Trust.

(4) Includes 75,000 shares held by Steven Gary Blank, trustee of the Burstein Family Trust.

(5) Includes 100,000 shares held by the Booker Annuity Trust.

(6) Includes 122,000 shares held by the Sathaye Family Trust.

(7) Includes 89,000 shares held by the Selina Lo 1999 Annuity Trust and 797,515 shares held by the Selina Y. Lo Trust.

(8) Includes 197,827 shares held by Sutter Hill Ventures, 330,454 shares held by Mr. Coxe, trustee of the Coxe/Otus Revocable Trust and 8,048 shares held by Wells Fargo Bank, trustee of a Keogh account FBO Tench Coxe. Mr. Coxe is a managing director of the general partner of Sutter Hill Ventures. Mr. Coxe disclaims beneficial ownership of the shares held by Sutter Hill Ventures except to the extent of his proportionate partnership interest in these shares.

(9) Includes 1,704,775 shares held by Matrix Partners IV, L.P., 97,619 shares held by Matrix IV Entrepreneurs Fund, L.P., and 113,507 shares held by the Andrew W. Verhalen & Janet L. Brownstone 1989 Trust. Mr. Verhalen is a general partner of the general partner of Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund, L.P. Mr. Verhalen disclaims beneficial ownership of the Matrix shares except to the extent of his proportionate partnership interest in these shares.

(10) Includes shares described in the notes above, as applicable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Alteon's directors and executive officers, and persons who own more than 10% of a registered class of Alteon equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Alteon. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Alteon with copies of all
Section 16(a) forms they file.

     To Alteon's knowledge, based solely on a review of the copies of such reports furnished to Alteon and written representations that no other reports were required, during the fiscal year ended June 30, 2000, all Section 16(a) filing requirements applicable to Alteon executive officers, directors and greater than 10% beneficial owners were complied with.

                          BUSINESS OF NORTEL NETWORKS

     The following is a brief description of the business of Nortel Networks. Additional information regarding Nortel Networks is contained in its filings with the SEC.

     Nortel Networks is a leading global supplier of networking solutions and services that support voice, data and video transmission over wireless and wireline technologies. Nortel Networks is focused on building the infrastructure service enabling solutions and applications for the new, high-performance Internet. Nortel Networks' business consists of the design, development, assembly, manufacture, marketing, sale, financing, installation, servicing and support of networking solutions and services for service provider and carrier customers and enterprise customers. Nortel Networks' solutions and services are used by customers to support the Internet and other public and private voice, data and video networks.

     Nortel Networks is a corporation organized under the Canada Business Corporations Act. The principal executive offices of Nortel Networks are located at 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6. Nortel Networks' telephone number is (905) 863-0000.

                  DESCRIPTION OF NORTEL NETWORKS SHARE CAPITAL

GENERAL

     The authorized capital of Nortel Networks includes an unlimited number of Nortel Networks common shares and an unlimited number of Class A Preferred Shares and Class B Preferred Shares, without nominal or par value, issuable in series.

COMMON SHARES

     The Nortel Networks common shares are listed on the New York and Toronto stock exchanges. Nortel Networks will apply to list the Nortel Networks common shares issued in the merger and upon exercise of the Alteon stock options to be assumed by Nortel Networks by reason of the merger on these stock exchanges.

     At the close of business on July 31, 2000, there were 2,993,109,817 Nortel Networks common shares issued and outstanding.

     Holders of Nortel Networks common shares are entitled to one vote per share on all matters voted on at all meetings of shareholders, except meetings at which only holders of other classes or series of shares of Nortel Networks are entitled to vote.

     Subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of Nortel Networks, holders of Nortel Networks common shares have the right to receive any dividends declared and payable by Nortel Networks on Nortel Networks common shares and the right to receive the remaining assets of Nortel Networks upon liquidation, dissolution or winding-up, if any, after payment of all debts and liabilities.

     Holders of Nortel Networks common shares have no pre-emptive, redemption or conversion rights. Outstanding Nortel Networks common shares are, and Nortel Networks common shares to be issued in the merger will be, validly issued, fully paid and non-assessable.

     Repurchases of Nortel Networks Common Shares. The following table sets forth information with respect to programs under which Nortel Networks' board of directors has authorized the repurchase for cancellation of Nortel Networks common shares through open market purchases. We have adjusted this information to reflect the two-for-one stock split of Nortel Networks common shares on January 7, 1998, the stock dividend of one Nortel Networks common share on each issued and outstanding Nortel Networks common share as of August 17, 1999 and the two-for-one stock split of Nortel Networks common shares on May 5, 2000.

                                                        NUMBER OF
                                                     NORTEL NETWORKS       NUMBER OF
                                                      COMMON SHARES     NORTEL NETWORKS
                                                     AUTHORIZED FOR      COMMON SHARES
                              PROGRAM PERIOD           REPURCHASE         REPURCHASED
                         ------------------------    ---------------    ---------------
1997 stock repurchase
  program............    January 30, 1997 through      64,000,000         40,729,600
                         January 29, 1998
1998 stock repurchase
  program............    February 4, 1998 through      25,600,000         17,389,600
                         February 3, 1999
1999 stock repurchase
  program............    February 26, 1999             40,000,000                  0
                         through February 25,
                         2000

SHAREHOLDER RIGHTS PLAN

     Nortel Networks has adopted a shareholder rights plan, the objectives of which are to provide adequate time for its board of directors and shareholders to assess an unsolicited take-over bid for Nortel Networks, to provide Nortel Networks' board of directors with sufficient time to explore and develop alternatives for maximizing shareholder value if such a bid is made and to provide Nortel Networks shareholders with an equal opportunity to participate in such a bid. The rights plan encourages a potential acquiror to proceed either by way of a "permitted bid" that satisfies certain minimum standards designed to promote fairness, or with the concurrence of Nortel Networks' board of directors. A permitted bid under the rights plan is a take-over bid made by way of a take-over bid circular that satisfies all of the following conditions:

     - the bid is made to all holders of Nortel Networks shares that are entitled to vote generally on the election of directors;

     - the bid must remain open for at least 60 days and more than 50% of the outstanding voting shares (other than shares beneficially owned on the date of the bid by the offeror and certain related parties) must be deposited under the bid and not withdrawn before any shares may be taken up and paid for. In addition, if 50% of the voting shares are so deposited and not withdrawn, the offeror must make an announcement to that effect, and must leave the bid open for an additional ten business days; and

     - under the terms of the bid, voting shares may be deposited at any time between the date of the bid and the date voting shares are taken up and paid for, and any voting shares so deposited may be withdrawn until taken up and paid for.

     If the take-over bid fails to satisfy such minimum standards and the rights plan is not waived by Nortel Networks' board of directors, the rights plan provides that common shareholders of Nortel Networks, other than the offeror, will be able to purchase additional Nortel Networks common shares at a 50% discount to market price. A detailed description of the rights plan may be found in Nortel Networks' registration statement on Form 8-A, as amended, which you may obtain as described under "Where You Can Find More Information."

PREFERRED SHARES OF NORTEL NETWORKS

     Nortel Networks' board of directors may from time to time issue Class A Preferred Shares and Class B Preferred Shares in one or more series and determine for any such series, by resolution passed before issuance, its designation, number of shares and respective rights, privileges, restrictions and conditions. The holders of Nortel Networks' preferred shares do not have the right to receive notice of, attend, or vote at, any meeting of shareholders except to the extent otherwise determined by Nortel Networks' board of directors and set forth in the articles of amendment designating any series of preferred shares or as provided in the Canada Business Corporations Act. Nortel Networks has not issued any preferred shares as of the date of this proxy statement/prospectus.

PREFERRED SHARES OF OLD NORTEL

     As of the date of this proxy statement/prospectus, Old Nortel has outstanding the following preferred shares:

     -  200 cumulative redeemable Class A Preferred Shares series 4;

     -  16,000,000 cumulative redeemable Class A Preferred Shares series 5; and

     -  14,000,000 non-cumulative redeemable Class A Preferred Shares series 7.

     The series 5 preferred shares are convertible, in specific circumstances, into an equal number of cumulative redeemable Class A Preferred Shares series 6, none of which are currently outstanding. Once issued, the series 6 preferred shares are convertible, in specific circumstances, into series 5 preferred shares. The series 7 preferred shares are convertible, in specific circumstances, into an equal number of non-cumulative redeemable Class A Preferred Shares series 8, none of which are currently outstanding. Once issued, the series 8 preferred shares are convertible, in specific circumstances, into series 7 preferred shares. In the event of the dissolution, liquidation or winding up of Old Nortel, the holders of Old Nortel preferred shares would have a prior claim on the assets of Old Nortel ahead of Nortel Networks, as the sole holder of Old Nortel common shares. A detailed description of Old Nortel's outstanding preferred shares may be found in its registration statement on Form 8-A, as amended, which you may obtain as described under "Where You Can Find More Information."

                               BUSINESS OF ALTEON

     Alteon is a leading provider of next generation Internet infrastructure solutions that are designed to enable e-businesses to meet the demands resulting from the rapid growth of the Internet. Alteon's Web data center products, which include switches, server adapters and software, are optimized to meet the specific challenges of managing Web traffic and provide the high performance and availability of leading networking infrastructure solutions. Alteon refers to this combination of capabilities as Web-working. Alteon's solutions are designed to increase the performance, availability, scalability, manageability and control of Web servers and Web data center infrastructure. Alteon provides Web-working solutions to e-commerce companies, Web portals, content publishers, Web hosting companies, Internet service providers, server vendors and enterprises.

BACKGROUND

     The Internet, a vast network of interconnected public and private data networks, has emerged as an important communications and commerce medium for consumers and enterprises. International Data Corporation, an industry research firm, estimates that the number of users of the Internet will increase from 142 million in 1998 to 502 million by the end of 2003. With the emergence of faster access technologies such as digital subscriber line, cable modems and wireless access devices, the speed and flexibility with which users are accessing the Internet are also increasing. Furthermore, the advent of the World Wide Web has facilitated the transmission of new, more complex content types, such as graphics, audio and video, significantly expanding the capabilities of the Internet. As a result, a growing number of companies are building business models around the Internet and developing mission-critical business applications. These "e-businesses" include:

     -  e-commerce companies, which sell goods or services over the Web;

     -  Web portals, which are frequently used starting points for Web browsing;

     - content publishers, which are Web sites providing information to consumers or business users;

     - Web hosting companies, which house and manage Web sites for other companies;

     - Internet service providers, or ISPs, which largely operate the Internet access and transport networks; and

     -  enterprises, such as corporations and universities.

     E-businesses rely on the Web to communicate with customers and suppliers, access and share business information, engage in marketing activities, provide Web-based services and conduct e-commerce transactions. IDC projects that worldwide e-commerce revenue will grow from $50.3 billion in 1998 to $1.3 trillion in 2003.

Increasing Demands on Web Servers

     The growing use of the Internet as a medium for commerce and mission-critical business applications is placing a significant processing burden on the computer servers, called Web servers, that function as the main repositories of e-business applications and information. As businesses increasingly depend on the Web to conduct operations, Web server availability and performance are becoming vital for generating revenue and communicating with customers and vendors. For example, delayed Web server response times may encourage frustrated customers to pursue business with an on-line competitor or drive them away indefinitely, particularly if the customer has a time-sensitive request. A survey by Jupiter Communications, an industry research firm, showed that 32% of users who have trouble accessing a Web site stop using it. In almost all cases, the availability and performance of Web servers and the quality of a customer's Web site experience directly impact revenue generation capacity for an e-business.

     At the same time, the amount of Web application traffic that servers are required to process is increasing as a result of the growth in the number of e-businesses. Web application traffic involves the exchange of multiple packets of related data associated with a single transaction, often from multiple servers. Alteon refers to these exchanges as "Web sessions." Examples of Web sessions include a user filling a "shopping cart" at an e-commerce site or a business verifying the status of an order from a vendor. The effective management of Web session traffic is extremely complex and can consume a substantial portion of a Web server's processing power.

     In response to the rapid growth and greater complexity of Internet traffic and the increasingly mission-critical nature of Web applications, e-businesses are buying Web servers at an increasing rate. IDC estimates that corporate spending on Internet servers will increase from $1.6 billion in 1998 to $5.9 billion in 2002. In addition, to facilitate the increase or "scaling" of Web server capacity, e-businesses are dividing applications among multiple function-specific servers to identify and isolate server bottlenecks more easily and add additional server resources without disrupting the entire application. E-businesses are also building redundant groups of Web servers, called server farms, in multiple locations in an attempt to minimize downtime. The need to quickly and cost-effectively scale applications across multiple servers and server farms without affecting users has created significant operational and economic challenges for e-businesses. Furthermore, the growing number of Web servers, along with the additional infrastructure equipment required to interconnect these servers, has increased the complexity of Web data centers and is presenting significant management challenges. The inability of an e-business to manage Web data centers effectively can result in disappointed customers and lost revenues.

Limitations of Existing Infrastructure Equipment

     The rapid growth in Web session traffic and the increase in the complexity of Web data centers are creating a need for advanced Internet traffic management solutions. Traditional networking equipment, consisting of devices known as switches and routers, generally lacks the capability to manage Web session traffic effectively. The routers and switches that largely comprise the Internet communications infrastructure today process traffic at the Internet Protocol, or IP, layer of the Open System Interconnect, or OSI, reference model, a model used to characterize communications between computers. The IP layer is also known as Layer 3. In Layer 3 communications, data is processed in individual, discrete packets. Each data packet on its own does not carry information about the status of a Web session or information regarding the specific type of content requested from a Web server by a user. To direct traffic on the basis of Web session information, a device must be able to combine related packets and process information contained at Layers 4 and above in the OSI reference model, which Alteon refers to as the Web session layers. To permit the management of Web session traffic and to improve the manageability and scalability of Web server farms, e-businesses are implementing new Internet traffic management appliances that are capable of operating at Web session layers. These Internet traffic management appliances include:

     - Local server load balancers, which group a number of Web servers at the same location into a large virtual server, monitor the status and usage, or "load," on the actual servers and direct user requests to the best performing and most available server;

     - Global server load balancers, which enable geographic distribution of Web servers and content to speed the access to information by determining the geographical location of a requesting user and directing the user's request to the best performing, most available and closest server farm that contains the requested information;

     - Bandwidth managers, which improve the performance, reliability and effective capacity of a Web server farm by classifying, prioritizing and controlling server traffic based on application type, user identity, destination Web site, content type and other characteristics; and

     - Non-server load balancers, which provide load balancing for "in-line devices," or devices that are located directly in the traffic path between users and Web servers. Examples of in-line devices commonly used in a Web data center include firewalls and transparent caches. Firewalls filter and pre-process traffic entering and exiting a network to enforce security. Transparent caches store copies of previously requested information from remote Web servers, transparently intercept user requests to the Internet and fulfill the requests with locally-stored information to reduce wide area network usage and to accelerate user response time.

     While these existing Internet traffic management appliances are capable of performing Web session management functions, they are typically built on PC-based platforms and commercial operating systems that generally lack the combination of performance capabilities, high availability and scalability required to support mission-critical Web data centers. These Internet traffic management appliances rely principally upon a centralized processor, such as a PowerPC or an Intel Pentium, to perform Web session management functions. As Web traffic increases in volume and complexity, the performance of centralized processor-based appliances generally declines. Most existing appliances are single-function devices that do not integrate multiple functions, such as local and global load balancing, into a single device. This lack of integration adds to the complexity and management challenges of Web data centers.

New Requirements of the Web Data Center

     As e-businesses attempt to scale their Web server infrastructure to accommodate the growth in Web session traffic, improving the reliability and performance of Web data centers is driving a new set of requirements for Internet infrastructure solutions. These solutions should offer:

     High Speed Packet and Web Session Switching. Because Web data centers increasingly have a multi-tiered, application-specific server structure, infrastructure equipment must support traffic not only between Web servers and end users but also among servers within the Web data center and between Web data centers. In addition, the increasing amount of Internet traffic and, in particular, the increasing amount of bandwidth-intensive audio and video traffic are driving the need for high-speed connectivity within the Web data center. Increasingly, Web data center infrastructure solutions must be capable of supporting multiple Fast Ethernet, or 100 megabits per second, and Gigabit Ethernet, or 1,000 megabits per second, connections. Ethernet is the predominant data transmission technology for local area networks. Next generation Web data center infrastructure solutions must be able to manage data packets and Web sessions at these high data transmission speeds.

     Scalability and Manageability. Next generation Web data center infrastructure solutions should be scalable and upgradable within the rapidly growing Web data center environment with minimal downtime and administrative complexity. Given the rapid growth in Internet applications and the emergence of new content types, next generation Web data center infrastructure solutions must meet today's performance requirements while providing an architecture that can be managed easily and expanded cost-effectively as a business grows.

     High Availability. To support the increasing mission-criticality of e-business applications, next generation Web data center infrastructure solutions must be designed to ensure high system uptime for the Web data center. This includes redundancy and automatic recovery, known as "failover," in the event of an outage at the application, content, server, server link, switch or network level. Furthermore, these solutions should ensure Web data center availability upon the failure of an in-line device, such as a firewall or cache.

     Bandwidth and Traffic Control. E-businesses increasingly want to apportion and manage bandwidth based on a range of criteria, including Web site, application type, content type, time sensitivity and user identity. The ability to control the allocation and usage of bandwidth and to optimize the usage of network and system resources through traffic redirection helps to ensure that critical applications and key users are assigned the proper resources.

     Cost Effectiveness. Next generation Web data center infrastructure solutions should reduce operating costs by simplifying the provisioning and management of Web data center services. These solutions should also provide Web data center administrators with the ability to relocate, remove and add servers and other infrastructure equipment without service disruption. In addition, e-businesses increasingly seek to capture statistics and accounting data to protect and generate revenue by offering preferential services and verifying service levels.

     To date, networking infrastructure equipment has primarily addressed speed and performance requirements. On the other hand, although existing PC-based Web traffic management appliances have the intelligence to manage Web sessions, they often lack the performance, scalability and reliability required for mission-critical Web data centers. Accordingly, to meet the requirements of their Web data centers, e-businesses increasingly need solutions that integrate the intelligence of Web session management capabilities with the speed and resiliency of leading networking equipment.

THE ALTEON SOLUTION

     Alteon provides next generation Internet infrastructure solutions that are designed to increase the performance, availability, scalability, manageability and control of Web servers and Web data centers. Alteon's Web data center products include Gigabit Ethernet switches, server adapters and software that combine intelligent Web session management with the high performance and availability of leading networking infrastructure solutions. Alteon refers to this combination of capabilities as Web-working.

     Alteon provides Web-working solutions to e-commerce companies, Web portals, content publishers, Web hosting companies, Internet service providers, server vendors and enterprises. Alteon's Web data center switches, which it calls Web switches, integrate multiple high-performance Web-working services with greater performance and cost-effectiveness than using a combination of traditional switches and stand alone or single function Internet traffic

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management appliances. Greater integration can improve Alteon's customers'
responsiveness to Web users by reducing delay, removing multiple points of potential system failure and simplifying management of the Web data center. It also can reduce the overall capital costs associated with building, maintaining and growing a Web data center. Alteon's server adapters provide Gigabit Ethernet connectivity to servers and can increase their access speed while off-loading server processing tasks. Alteon's switch and adapter architectures are scalable to accommodate a customer's growth. Alteon believes these features are crucial to e-businesses operating Web data centers today and will become increasingly important in the future.

     Alteon's Web-working solutions are based on its core software and hardware technologies:

     Web OS. All of Alteon's Web switches can support Alteon's Web OS, a suite of Web traffic control software for e-businesses. Web OS allows Web data center administrators to deploy Web OS features in any combination and to enable new features as new requirements arise. Web OS is designed to offer the following features:

     -  local server load balancing;

     -  global server load balancing;

     - policy-based traffic redirection, which enables cache, firewall and router load balancing;

     -  high availability configurations;

     -  server security; and

     -  bandwidth management.

     Distributed Processing Architecture Using WebICs. Alteon's Web switches implement a distributed processing architecture that is optimized for processing-intensive Web session management. Alteon has developed application specific integrated circuits, or ASICs, which have been designed specifically to address the requirements of the Web data center. Alteon's ASICs, which it calls WebICs, are deployed in Alteon's Web switches in a distributed architecture with a WebIC at each port or port group, providing dedicated processing capacity. Alteon's current Web switches can support a session switching rate of approximately 74,000 sessions per second on a Fast Ethernet port, which it believes is the maximum session rate possible, or "wire speed", for Fast Ethernet. Alteon's WebICs are also programmable, providing the flexibility to integrate new Web traffic management capabilities through software upgrades.

     The key benefits of Alteon's solutions are:

     High-Speed, Web-Intelligent Switching. Alteon's Web OS and Web switches combine Fast Ethernet and Gigabit Ethernet connectivity with both Layer 3 data packet forwarding and high-performance Web session switching to provide a broad set of Web traffic control capabilities. By integrating multiple Web traffic management functions into a single platform, Alteon's solutions are designed to reduce the delay created by multiple, single-function appliances located in the data path. The Alteon 700 Series of Web switches, like Alteon's other families of Web switches, offers robust Web session switching capabilities based on Web OS. In addition, the Alteon 700 Series of Web switches is designed to offer wire speed Web session management across all Fast Ethernet and Gigabit Ethernet ports.

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     Rapid and Efficient Scalability.  Alteon's Web OS software is designed to let e-businesses scale their Web data center infrastructure as their businesses expand. With Web OS, e-businesses can add Web traffic management functions on an as-needed basis through a software upgrade. In addition, Alteon's Web switches are scalable in performance, port density and feature support. Its distributed architecture, which includes a WebIC on every port or port group, is designed to allow the capacity of Alteon's Web switches to be increased rapidly and cost-effectively simply by adding more ports.

     System-Level High Availability. Local and global server load balancing capabilities enable Alteon's Web switches to monitor the status and performance of each server, server farm and server site and to redirect traffic to alternate servers and Web data centers in the event of a system failure or server overload. All of Alteon's Web switches feature automatic failover to redundant switches upon failure. Unlike two port Internet traffic management appliances, Alteon's switches support multiple input and output connections, referred to as "full-meshed topology," with redundant network links.

     Increased Flexibility and Control. Alteon's Web switches give Web data center administrators the ability to select and direct traffic flexibly and transparently through a designated network path or to a specific device or device group based on a defined set of policies, regardless of the original traffic destination. This feature, known as policy-based traffic redirection, helps Web data center administrators optimize network and server resources. In addition, Alteon's bandwidth management software product is designed to allow Web data center administrators to allocate and prioritize bandwidth to control resource usage.

     Cost Effectiveness. Alteon believes that its Web data center solutions provide significant cost savings for its customers. Alteon's solutions integrate multiple functions in a single Web switch, reducing capital, management and training costs. In addition, because Alteon's Web OS software can be implemented incrementally, Web data center administrators can typically deploy additional services without costly hardware upgrades. Alteon's Web data center infrastructure solutions increase Web server efficiency by offloading processing tasks from servers, thereby allowing them to support more users and applications.

THE ALTEON STRATEGY

     Alteon's objective is to be the leading supplier of Web-working infrastructure solutions. The key elements of Alteon's strategy are:

     Extend Early Market Leadership in the Web-working Market. Alteon pioneered Web-working by shipping the first Web switch in February 1998. Alteon's focus on providing purpose-built infrastructure solutions optimized for managing traffic in the Web data center has enabled it to gain a large share of the early Web switching market. According to the Dell'Oro Group, a market research company, Alteon achieved a leading position in the Web switching market, with 49.6% of the worldwide Web switching revenue and 80% of the Gigabit Ethernet Web switching market in 1999. Alteon intends to leverage its early market leadership to continue defining the Web-working market via rapid product expansion and new product introductions. Alteon began customer shipments of its newest family of Web switches, the Alteon 700 Series, in March 2000. The Alteon 700 Series is designed to extend Alteon's Web switching performance leadership. Based on product simulations, Alteon believes it will have the ability to process up to 12,000,000 sessions per second per switch, which it believes would be the highest session switching rate in the industry among products shipping today. Alteon believes this capacity, when combined with port density of up to 128 Fast Ethernet or 32 Gigabit Ethernet ports, will allow Alteon to provide its customers with a

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cost-effective and easily-manageable upgrade path as their Web data centers grow. Additionally, Alteon introduced a companion platform to its industry leading Web switches, the Alteon Integrated Service Director (iSD), that will allow it to extend its Web product offerings into the market for Web infrastructure application software. The first two products based on the iSD platform, the iSD-SSL Accelerator and the iSD-Akamaizer, are planned for customer release before the end of calendar year 2000.

     Leverage Web-working Technology Leadership. Alteon offers customers a rich set of value-added Web traffic control functions based on its ability to manage traffic at the Web session layers in parallel on every port. By integrating these functions on a single platform, Alteon believes that its solutions offer higher performance and are more scalable and cost-effective than existing Web traffic management appliances that use standard processors and commercial operating systems. Alteon intends to leverage Web OS and its distributed WebIC architecture to integrate many new traffic control features in its products. Alteon believes that its ability to provide enhanced features using a common platform offers a significant competitive advantage. As an example of Alteon's technical leadership, it developed a specification for extending the standard Ethernet frame size to improve the performance of high-speed systems. This technology, known as Jumbo Frames, is supported by Compaq, IBM, Microsoft Corporation, Silicon Graphics, Inc. and other server suppliers. Alteon co-authored a proposal for this capability with UUNET, Juniper Networks Inc. and Alcatel and submitted it in June 1999 to the Internet Engineering Task Force with the objective of making it an industry standard.

     Build Relationships with Key Companies in the Internet Marketplace. Alteon intends to complement its direct sales force with a broader set of Internet-focused resellers, system integrators and Web service outsourcing leaders. In June 1999, Alteon entered into an agreement with Lucent Technologies Inc. under which Lucent has the ability to include Alteon Web switches in its carrier network offerings from the InterNetworking System unit. Under this agreement, Lucent can resell Alteon Web switches as part of the "Integrated IP Solutions for Service Providers" program. In May 2000, Alteon expanded the Lucent relationship by announcing that Lucent will sell Alteon Web switching products through an original equipment manufacturer (OEM) relationship using the Lucent label on Alteon products. Alteon's open platform technology program, or Web-Enabled Business Solutions, known as W.E.B.S., was formed to facilitate cooperation among suppliers of products for Web data centers, which is an important component of Alteon's distribution and technology integration strategy. Current members of W.E.B.S. include Internet infrastructure providers such as CacheFlow, Inc., Check Point Software Technologies Ltd., Hewlett-Packard Company, Inktomi Corporation, Network Appliance, Inc., Novell Inc., Digital Island, Inc. and Akamai Technologies, Inc. In June 2000, Alteon announced a joint technology and marketing agreement with Akamai, which provides the basis for Alteon's iSD-Akamaizer. Alteon believes that these relationships provide an important competitive advantage by helping Alteon anticipate Alteon's and these companies' industry trends and supply compatible solutions to joint customers.

     Increase Penetration of Leading E-businesses. Alteon is focusing its near-term sales and marketing initiatives on leading e-commerce companies, Web portals, content publishers, Web hosting companies, application service providers, Internet service providers, content distribution network providers and enterprises. Similar to the way universities led the adoption of router backbones, Alteon believes that these early adopters of Internet technologies will lead the way to widespread adoption of Web-working infrastructure solutions.

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     Expand Supplier Relationships with Leading Server Manufacturers.  Alteon believes its ACEnic Gigabit Ethernet server adapter products have helped it establish close relationships with a majority of the leading server vendors. These OEM customers provide Alteon with valuable insights into Web server and Web data center application trends and technologies. Because Alteon's Web switches and server vendors' hardware and software offerings target a common environment, the Web data center, Alteon and server vendors should mutually benefit from increased cooperation in marketing, distribution, service and joint technology development. Alteon plans to broaden its distribution and service relationships with leading server vendors to include not only its ACEnic server adapters but also its Web switch and Web OS products.

     Enhance Customer Service and Support. Alteon believes that its ability to provide high-quality customer service and support is a key factor in attracting and retaining customers. Prior to the installation of its Internet traffic management solutions, its systems engineering team works with customers to analyze and understand their specific network needs. Alteon's worldwide technical support team provides remote support through a full time, or "24x7," help desk and assists its customers with online queries and software upgrades. In addition, Alteon providea consulting services to its customers. Alteon intend to enhance its existing sales and customer service efforts by expanding its system engineering and customer support service organizations on a worldwide basis. Given the increasingly mission-critical nature of its customers' Web data centers, Alteon believes its ability to provide differentiated service and support is a competitive advantage.

TECHNOLOGIES

     All of Alteon's Web switches are built on a technology core that consists of Alteon Web OS traffic management software, its distributed processing architecture and its family of WebICs. This technology core forms the basis of Alteon's advanced Web switch and Gigabit Ethernet server adapter products, which are designed to optimize Web data center performance, scalability, availability and manageability.

Web OS Software

     Alteon's Web switches run Web OS, a suite of Web traffic management software. Web OS features are designed to offload processing from Web servers, scale Web servers and applications, monitor and control bandwidth resources and increase the availability, manageability and control of Web data center infrastructures. In addition to offering a variety of Web traffic management features, Web OS allows Alteon Web switches to communicate with, and be dynamically controlled by, external servers and network management devices. This enables customers with unique traffic management requirements to customize Web OS operations to meet their specific needs. Web OS is easily expandable, allowing customers to purchase and enable additional Web traffic management features as they become available through the use of a simple software key. Existing customers may acquire the key for these new software upgrades directly through software licenses.

Distributed Processing Architecture

     Alteon's distributed processing architecture is the key to its scalable, high-performance and cost-effective solutions for Web data center traffic management. The distributed network processor architecture used in Alteon's Web switch products is specifically designed for processing-intensive Web traffic management. With two reduced instruction set computing, or

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RISC, processors located on every port or port group on the switch, the processing tasks for Web sessions are distributed across multiple RISC processors for parallel operations. This not only increases Web session throughput, but also reduces delay as the processing queues are shortened with parallel processing. In May 2000, Alteon began shipping Virtual Matrix Architecture (VMA) software in connection with its Web switches. VMA further enables Web OS to use all the embedded processors within Alteon's Web switches, regardless of switch configuration, maximizing processing performance and memory utilization efficiency. With VMA, Alteon's Web switches support wire speed session switching rates on the Fast Ethernet ports while taking advantage of the significant processing capacity provided by its distributed architecture. This allows future Web traffic management features to be added with minimal performance impact.

Proprietary WebICs

     Each port on Alteon's ACEdirector and ACEswitch 180 Series Web switches has a dedicated WebIC, Alteon's purpose-built ASIC, that consists of a hardware-assisted forwarding engine and two RISC processors. Two additional centralized RISC processors provide support for switch-wide management functions. On each port, the WebIC forwarding engine handles hardware-assisted packet forwarding and the two RISC processors handle Web traffic management functions, such as load balancing and traffic redirection, in addition to traditional Layer 3 packet forwarding. Background processing tasks, including Simple Network Management Protocol, or SNMP, routing updates, server monitoring and global server site performance updates, are provided separately by the two centralized management RISC processors. In Alteon's current generation of Web switches, up to ten WebICs are interconnected, which permits up to 20 RISC processors to be cost-effectively implemented in a single Web switch. Alteon believes that this could enable its current generation of Web switches to process up to 296,000 sessions per second and that the performance and scalability enabled by the integration of RISC processors into Alteon's WebICs significantly differentiates its Web traffic management products.

     The Alteon 700 Series is designed to improve on Alteon's current generation of Web switches by integrating a new one million gate WebIC. This new WebIC also has two RISC processors that exclusively support service-specific features. This WebIC implements traditional Ethernet and Layer 3 packet switching, as well as processing-intensive Web session layer functions, directly in hardware rather than handling them in software within the RISC processors. For example, in implementing server load balancing, only Web session setup, which consists of selecting the best server based on the user-configured load balancing algorithm, is performed by the RISC processors. Once the server is identified, all packets in the same Web session are switched to the selected server using hardware only, bypassing the RISC processors. This means that the two RISC processors have significant excess capacity, permitting the addition of new capabilities in the future. This new WebIC is also capable of extracting information embedded in the data portion of packets, a capability known as Web content parsing, which allows processing-intensive features such as the following to be implemented with minimal performance impact:

     - URL-based load balancing, which is the ability to redirect Web sessions to servers based on the uniform resource locator, otherwise known as a URL, or Web address;

     - SSL session-identifier load balancing, which is the ability to load balance SSL sessions to specific Web servers based on the session identifiers embedded in the

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       secure sockets layer, or SSL, a popular protocol. SSL is used for
       e-commerce data encryption; and

     - cookie load balancing, which is the ability to direct Web sessions to servers based on a unique Web user identifier, referred to as a cookie. Cookies are widely used by portals and e-commerce sites to offer differentiated personal services.

     As e-commerce applications embed more and more user-specific information in a Web session, Alteon believes that high-speed Web content parsing will become increasingly important. Alteon's new WebIC also implements traffic-prioritization support in hardware, while granular bandwidth management tasks such as usage metering and bandwidth control are implemented in the two RISC processors. The Alteon 714 allows up to 34 of Alteon's new WebICs to be interconnected, which is designed to enable data throughput rates of up to 12,000,000 Web sessions per second.

     Alteon's current-generation WebIC is also used across its ACEnic Gigabit Ethernet server adapter line. The two embedded RISC processors are used to implement many intelligent server offload functions. Alteon's WebIC allows its ACEnic to be highly effective in reducing host central processing unit, or CPU, utilization. This frees up Web server processing cycles for applications. This capability has resulted in this product being chosen by many high-end server vendors, including Dell, IBM, Compaq, Hewlett-Packard, Network Appliance and EMC Corporation, as part of their networking solutions.

PRODUCTS

Web OS Software

     Web OS offers a rich set of features that can be implemented as needed, providing Web data center administrators control of Web data center traffic without sacrificing performance. Web OS includes local server load balancing, policy-based traffic redirection, high availability configurations, and server security services as well as a full complement of Web switch management capabilities. Web OS was introduced in February 1998 and is implemented on the Alteon ACEdirector Series, Alteon 180 Series and new Alteon 700 Series of Web switches.

     Local Server Load Balancing. This feature allows network administrators to transparently distribute Web session traffic across a group of physical servers at the same location, thereby creating one large virtual server. This allows Web data center administrators to scale Web application performance by simply aggregating more servers, with no changes required to the application or to the user's configuration. By continuously monitoring server, application and content status and server load, this function ensures that traffic is sent to the best-performing servers. For each Web session request received, a Web switch running Web OS identifies the desired application and the target server group based on information in the headers of the session request and, if appropriate, the URL, SSL session identifiers or cookie embedded in the session request. Web OS identifies the best server within the target server group to handle each Web session using one of its load balancing algorithms. Web OS can also interface with external programs running on a server or a management device to dynamically change its server selection method.

     Policy-based Traffic Redirection. This feature allows Web data center administrators to use powerful filtering capabilities available in Web OS to intercept traffic based on a variety of Web session attributes and redirect the traffic to a designated Web server or server farm. Filters can be configured based on source and destination IP address or Web session

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addresses. When traffic is redirected to a server farm, a Web switch running its
Web OS software automatically performs load balancing across the server farm.
The following are examples of policy-based traffic redirection:

     - Web Cache Redirection. This feature enables the use of transparent Web caches without placing them in the data path. A Web switch running Web OS can be configured to redirect outgoing Web traffic to a cache or cache farm. By analyzing Web requests based on the embedded URL, Web OS further improves cache server efficiency by only redirecting to the cache requests for cacheable objects from cacheable sites. When a Web switch is instructed to redirect traffic to a cache farm, the switch employs an algorithm to load balance Web requests across the individual caches while maximizing cache hits. Cache servers are continually monitored and requests are forwarded either to a backup cache or directly to the Internet upon a cache failure or overload.

     - Firewall and Router Load Balancing. Web data center administrators can also use redirection filters to extend the scalability and availability benefits of server load balancing to in-line packet processing devices, such as firewalls and routers, thereby increasing overall Web data center throughput. For instance, application redirection enables a firewall or router in standby mode to become fully active and available to process its share of traffic with no software or hardware change. This feature not only increases Web data center performance but also increases a customer's return on invested capital, because these devices would otherwise be inactive until failures occur in the primary firewall or router.

     High Availability. Alteon has designed all Web OS services to enable ongoing service in the event of any Web data center infrastructure failure involving a firewall, cache, server, application, content or even an entire server farm or network failure. In addition, redundant Web switches running Web OS can be deployed in an "active-active" configuration with multiple "peer" switches sharing Web session processing load. Upon detection of a peer switch failure, the healthy switches automatically assume the failed switch's load to prevent service outage. Additionally, Web switches support full-meshed topologies, eliminating system-wide single points of failure that can occur with standalone, two-port Internet traffic management devices.

     Server Security. This feature automatically protects Web servers against unwanted intrusion by discarding illegitimate sessions. This function also supports access control filtering and generic network address translation to allow implementation of private Internet addresses.

Bandwidth Management Software

     This Alteon software product provides users with the capability to meter, control and account for bandwidth use for traffic entering and leaving Web servers. Because Alteon's Web switches are designed to connect servers, they are positioned to meter server input and output and to control bandwidth usage. This feature also allows e-businesses to record a variety of traffic statistics for accounting, service level agreement reporting and capacity planning.

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Global Server Load Balancing (GSLB) Software

     The Alteon global server load balancing software product allows content and servers to be distributed to locations around the world and directs user requests to the best locations based on Web server and Web data center performance, proximity to the client and Web server response time. If a Web data center has suddenly failed or is overloaded, requests are redirected to the next best location to help ensure application availability. Each Web switch participating in global server load balancing monitors the status, response time and performance of all the other load balancing locations and exchanges its measurements with the Web switches in those locations. With a complete and global view of each location's status and performance, the Web switch running Web OS directs requests to locations near each requesting user in proportion to their available capacity. As a result, the best performing locations receive more connection requests than other locations, in proportion to their ability to handle additional requests. This is designed to optimize response times and provide consistent user performance.

Web Switches

     ACEdirector Series. Alteon's ACEdirector product line represents Alteon's first series of stackable, fixed configuration Web switches. Based on Alteon's WebIC technology and distributed processing architecture, the ACEdirector Series supports Ethernet and Layer 3 switching and most Web OS Internet traffic control features. The ACEdirector Series includes the ACEdirector 2, ACEdirector 3 and ACEdirector 4 products. The ACEdirector 4 and ACEdirector 3 each support increasingly more memory than the ACEdirector 2, enabling expanded network configurations. All three products offer eight Fast Ethernet ports, with the ACEdirector 3 and ACEdirector 4 supporting one additional Gigabit Ethernet port. Alteon began shipping its ACEdirector product line in April 1998.

     Cache Director. Alteon's Cache Director is a Web traffic management appliance designed to provide single-function, policy-based traffic redirection, at an entry-level price. The Cache Director incorporates the same WebIC technology as Alteon's ACEdirector Series and is based on the same distributed processing architecture as all of Alteon's Web switches. Alteon has shipped this product since December 1998.

     Alteon 180 Series. Like Alteon's ACEdirector series, the Alteon 180 Series is stackable, fixed-configuration Web switches. The Alteon 180 Series consists of the Alteon 180, Alteon 180e and Alteon 184, which support Ethernet and Layer 3 switching, and are configured with Web OS functions to enable advanced Web traffic management features. As with the ACE Director Series, the Alteon 180e and Alteon 184 support increasingly more memory. The Alteon 180 Series supports nine Gigabit Ethernet ports, eight of which provide a Fast Ethernet option and automatically select the appropriate speed based on the connection. Alteon has shipped Alteon 180 Series products since February 1998.

     Alteon 700 Series. The Alteon 700 Series represents Alteon's most advanced offering of Web switches and was developed using its next-generation WebIC technology. In July 1999, Alteon began customer testing of the Alteon 700 Series and began customer shipments of these switches in March 2000. Like the existing families of Web switches, the Alteon 700 Series offers robust Web session switching capabilities using the Alteon suite of Web OS software products. In addition, with the advanced processing capabilities of Alteon's new generation WebIC, the Alteon 700 Series of Web switches enables high performance Web session management for a large number of switch ports, an important capability for rapidly growing e-business Web data center implementations. The Alteon 700 Series is comprised of

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the Alteon 708 and the Alteon 714. The Alteon 708 can support up to 64 Fast
Ethernet or 16 Gigabit Ethernet ports in flexible combinations while the Alteon 714 can support up to 128 Fast Ethernet or 32 Gigabit Ethernet ports. Both the Alteon 708 and the Alteon 714 are housed in modular switch chassises, providing multiple slots for mixed connectivity. The Alteon 700 Series is designed to offer wire speed packet and session switching throughput in all Fast and Gigabit Ethernet ports. All removable components are interchangeable between the 708 and 714 products, enhancing Alteon customers' flexibility and ability to leverage their existing infrastructure investment. The Alteon 708 offers physical redundancy, including power supplies and management modules, while the Alteon 714 also offers redundant core semiconductor interconnections. Both switches can support all Web OS functions.

     Integrated Service Director Series. The Integrated Service Director (iSD) is a new line of Web optimization tools designed to work in conjunction with Alteon's entire line of Fast and Gigabit Ethernet Web switches. The iSD is a service delivery platform that supports a variety of value-added applications. These products intelligently speed application and content delivery by offloading compute-intensive functions from servers. The iSD product line is expected to begin general shipment before the end of calendar year 2000.

     Alteon has announced two products in the iSD line: the iSD-SSL Accelerator and the iSD-Akamaizer. The iSD-SSL Accelerator, which is currently being tested by its customers, increases the speed of secure e-Commerce transactions by offloading Secure Sockets Layer (SSL) processing, such as the encryption/decryption of traffic as well as secure key exchange processing, from local servers. The iSD-Akamaizer automates the process of manipulating Web content for use on Akamai's global content delivery network -- a process known as "Akamaizing." Currently this process is performed manually or through the use of software scripts that consume valuable host processing power on Web servers or caches.

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     The following table summarizes the features and performance capabilities of
Alteon's Web switches:

                                                                 ACESWITCH 180
                         CACHE DIRECTOR    ACEDIRECTOR 2/3/4        180E/184           ALTEON 708          ALTEON 714
                       ------------------  ------------------  ------------------  ------------------  ------------------

Maximum                   8 Fast Ethernet    8 Fast Ethernet;        8 selectable      Up to 128 Fast       Up to 64 Fast
Configurations                               ACEdirector  3/4         10/100/1000      Ethernet or 16      Ethernet or 32
                                              also supports 1     Ethernet plus 1    Gigabit Ethernet    Gigabit Ethernet
                                                 Gig Ethernet        Gig Ethernet
                                                       uplink              uplink

Web Session Switching                 Yes                 Yes                 Yes                 Yes                 Yes

Sessions per Second                74,000              74,000              74,000        74,000 (Fast        74,000 (Fast
per Port                                                                            Ethernet) 372,000   Ethernet) 372,000
(approximate)                                                                      (Gigabit Ethernet)  (Gigabit Ethernet)

Sessions per Second               296,000             296,000             296,000           6,000,000          12,000,000
per Switch
(approximate)

Modularity                Stackable Fixed     Stackable Fixed     Stackable Fixed    Modular 4 input/    Modular 8 input/
                            configuration       configuration       configuration    output slots for    output slots for
                                                                                   mixed connectivity  mixed connectivity

Physical Redundancy                  None                None                None            Physical            Physical
                                                                                          redundancy,         Redundancy,
                                                                                      including power     including power
                                                                                         supplies and        supplies and
                                                                                   management modules  Management Modules
                                                                                                       and Redundant core
                                                                                                            Semiconductor
                                                                                                        Interconnectivity

Fabric Capacity                    8 Gbps              8 Gbps              8 Gbps             90 Gbps            180 Gbps

Per Port List Price        Fast Ethernet:      Fast Ethernet:    Fast and Gigabit      Fast Ethernet:      Fast Ethernet:
Range of Fully-                      $687    $1,375 -- $2,375          Ethernet:#        $387 -- $583        $350 -- $545
Configured System                               Gig Ethernet:    $1,667 -- $3,333       Gig Ethernet:       Gig Ethernet:
(U.S.)                                                 $2,000                        $2,149 -- $2,930    $2,042 -- $2,824

     The session per second per port performance for the Alteon 708 and Alteon 714 are design objectives that have been verified through design simulation.

     The session per second per switch performance is based on internal testing and extrapolation of port performance data.

ACEnic Gigabit Ethernet Server Adapters

     Alteon shipped the industry's first Gigabit Ethernet server adapter, the Alteon ACEnic, in July 1997. In 1998, according to IDC, Alteon was the market share leader with ACEnics garnering 47% of the Gigabit Ethernet adapter market.

     The key design principle of the ACEnic is to offload processing from the server CPU onto the ACEnic server adapter to free up server central processing unit, or CPU, capacity for application processing. Alteon's ACEnic features a WebIC with two built-in RISC processors that enables it to offload network processing from the server, provide downloadable updates and support value-added feature enhancements.

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     Alteon believes its ACEnic server adapters are among the best performing in the industry. Industry-leading server performance results have been publicized by a number of companies using Alteon ACEnic server adapters. For example, Microsoft stated that it has demonstrated 920 Mbps throughput on a single-CPU Pentium II Xeon server (400MHz) and IBM announced 989 Mbps throughput for an RS/6000 platform using an Alteon ACEnic server adapter.

     The ACEnic is currently available for Peripheral Component Interconnect, or PCI bus, and Sun bus, or Sbus, with software drivers available for leading operating systems such as Microsoft NT 4.0 and Windows 2000, Sun Solaris and Solaris x86, Linux and FreeBSD. A number of Alteon's OEMs have written drivers for many other operating environments, including:

     -  AIX, OS/400 and OS/390 from IBM;

     -  Tru64, NT (Alpha) and OpenVMS from Compaq;

     -  IRIX from SGI; and

     -  Mac OS from Apple Computer, Inc.

     Alteon believes that the breadth of operating systems that it supports and the software drivers written by its server and other OEM partners will continue to be a strong asset as Gigabit Ethernet is increasingly deployed in volume during the next few years.

     Alteon's ACEnic server adapters support Ethernet frame sizes above the standard 1,500 bytes, known as Jumbo Frames. Jumbo Frames is an optional performance extension to Ethernet that Alteon proposes to Gigabit Ethernet solution providers. Using larger frame sizes during large block transfers minimizes consumption of server processing capacity. In publicly-conducted performance tests, Jumbo Frames has been shown to significantly increase server throughput. Importantly, among the top 33 SPECweb96 Web server performance results published in April 1999, 10 of them were achieved by Web servers connected with Alteon ACEnics and Alteon 180 switches running Jumbo Frames. SPECweb96 is an industry software benchmark designed to measure a system's ability to act as a World Wide Web server for static pages. For this reason, almost all of Alteon's ACEnic OEM partners have implemented Jumbo Frame support in their drivers.

CUSTOMERS

     Alteon's customers consist of e-commerce companies, Web portals, content publishers, Web hosting companies, Internet service providers, server vendors and enterprises. Alteon sells its Gigabit Ethernet server adapters primarily to OEMs.

     In fiscal 2000, no individual customer accounted for 10% or more of Alteon's net sales. In fiscal 1999, sales to 3Com accounted for 14% of net sales, sales to IBM accounted for 10% of net sales and sales to Hewlett-Packard accounted for 10% of net sales. In fiscal 1998, sales to Sun Microsystems accounted for 42%, sales to Fuji Xerox accounted for 14% and sales to 3Com accounted for 10% of net sales. Alteon expects that revenues from a relatively small number of customers will continue to account for a significant portion of revenues. Unless and until Alteon diversifies and expands its customer base, its future success will significantly depend upon the timing and size of future purchase orders from its largest customers.

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

     Sales to customers outside of the United States accounted for approximately 41% in fiscal 2000, 25% in fiscal 1999, and 29% in fiscal 1998.

RESEARCH AND DEVELOPMENT

     To be successful, Alteon must continue to enhance and build on its WebIC and Web OS technologies and develop competitive new products. Alteon has assembled a team of highly experienced hardware, software and test engineers and system architects. Its engineering team possesses expertise in the areas of high performance server connectivity, high performance, highly-integrated ASIC and system design and Internetworking.

     Alteon takes an aggressive, team-oriented approach to product development, with hardware and software engineers working together with product marketing personnel to combine high performance with rapid time-to-market, which it believes is critical to maintaining a leadership position in the Web-working market. Alteon's product development efforts focus on:

     -  defining product features;

     -  developing product specifications and architecture;

     -  implementing design;

     -  performing extensive design verification and testing; and

     -  initiating field-testing.

     As of June 30, 2000, Alteon had 90 full-time employees engaged in research and development. Expenditures for research and development in 2000, 1999 and 1998 were approximately $22.8 million, $10.0 million and $8.8 million respectively. In addition, Pharsalia Technologies, Inc., a software development company acquired by Alteon on July 17, 2000, employs approximately 30 engineers in Roswell, Georgia.

     Alteon's industry is characterized by very rapid technological change, frequent new product introductions and enhancements, changes in customer demands and evolving industry standards. Alteon's existing products will be rendered less competitive or obsolete if Alteon fails to introduce new products or product enhancements that anticipate the features and functionality that customers demand or insure that its products interoperate with current and emerging networking technologies. In the past, Alteon has lost customers to competitors because it was not able to respond to their requests for additional features in a timely fashion. As exemplified by its acquisition of Pharsalia, Alteon's strategy is to continue to make strategic investments and acquisitions for technology.

MARKETING, SALES AND CUSTOMER SUPPORT

     Alteon sells its products through its own direct sales force, OEMs and resellers. In the United States Alteon sells its products both directly, as well as through resellers and OEMs, and internationally it sells its products primarily through resellers. Alteon is actively establishing new sales channels and increasing its direct sales force, both domestically and internationally. Alteon's direct sales teams typically consist of a sales representative covering specific geographic regions and a systems engineer. Alteon's systems engineers provide technical support and implementation expertise during the evaluation process. Alteon expects to continue to increase the number of direct sales personnel in order to support and develop

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

leads for its indirect distribution channels and increase the direct sale of its products. This expansion will significantly increase personnel costs and related expenditures. Sales personnel will not be productive immediately and Alteon cannot assure you that costs of this expansion will not exceed the revenues generated by the sales personnel.

     To achieve broader and more geographically dispersed distribution of its products, Alteon expects to increase its reliance on OEMs and resellers. For example, in June 1999, it signed an agreement with Lucent under which Lucent has the non-exclusive right to integrate and resell Alteon Web switches with their solution offerings in their "Integrated IP Solutions for Service Providers" program. In May 2000, Alteon extended its agreement with Lucent into an OEM arrangement whereby Lucent will private-label Alteon's stackable Web switches. Lucent is not obligated to resell Alteon's products under this agreement. Alteon cannot assure you that its existing OEM and reseller customers will market its products effectively or continue to devote the resources necessary to provide Alteon with effective sales, marketing and technical support. Furthermore, current OEM customers have developed, or may be developing, competitive products, or may have pre-existing relationships with Alteon's current or potential competitors which may reduce their efforts in selling Alteon's products. Alteon may also be unable to retain current or future OEM customers. Generally, OEM relationships can be terminated with little or no notice. If Alteon's relationship with any current or future OEM customers is terminated by either party, Alteon may not be successful in replacing the customer on a timely basis, or at all, with another suitable OEM.

     Alteon sells its Web switches and its Web OS primarily through its own direct sales force and resellers to e-businesses, including e-commerce companies, Web portals, content publishers, Web hosting companies, Internet service providers, server vendors and enterprises. Alteon sells its server adapters primarily to OEMs. Alteon believes that its customers evaluate its products primarily on the basis of performance, features, manageability and speed of delivery.

     Alteon believes that alliances with vendors of complementary technologies are important in its rapidly evolving market. As a result, Alteon has established its W.E.B.S. program, which has three components: product interoperation/integration, joint marketing and joint sales. Through this program, Alteon attempts to offer its customers more complete, integrated Web data center solutions. W.E.B.S. members include Internet infrastructure providers such as CacheFlow, Check Point Software Technologies, Hewlett-Packard, Inktomi, Network Appliance, Novell, Digital Island and Akamai Technologies. Alliances such as W.E.B.S. and its relationship with Lucent help Alteon expand its sales effort, penetrate new accounts, and ensure interoperability with industry leading products and compliance with industry standards.

     Once Alteon's products are sold to end users, Alteon's system engineering team continues to work to address the evolving needs of the end user networks. Alteon assists its OEMs and resellers in providing support for products it sells. The sales price for all Alteon products includes a one-year full warranty, and an additional five-year service plan can be purchased separately. Alteon's technical support team provides worldwide support through a help desk and assists Alteon customers with online service updates and software upgrades. Alteon also provides on-site support for critical problem resolution. In addition, it provides a full range of training and consulting services to its customers, including comprehensive network management and performance and capacity analysis to assist in predicting future network requirements. Alteon believes that it has leading customer service and support capabilities and it plans to continue to invest in this area in the future.

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

MANUFACTURING

     Alteon's manufacturing operations consist primarily of prototype development and quality control. It outsources substantially all of the manufacturing and testing of its hardware platforms to a contract manufacturer, Celestica Thailand Limited, on a turn-key basis. Alteon purchasees custom components and certain other high-value or scarce components from third party suppliers and delivers those components to Celestica on a consignment basis for assembly in its hardware platforms. Alteon designs and directs Celestica's manufacturing processes with the goal of ensuring compliance with Alteon's quality standards and cost improvement initiatives. Alteon's reliance on a single independent manufacturer involves a number of risks, including the potential absence of adequate manufacturing capacity and reduced control over delivery schedules, manufacturing yields and costs. As Alteon's relationship with Celestica continues to develop, manufacturing yields or product performance could be adversely affected due to difficulties associated with adapting Alteon's technology and product design to Celestica's process technology and design rules. In addition, Celestica is not obligated to supply products to Alteon for any specific period, in any specific quantity or at a specific price, except as may be provided in a particular purchase order. If Celestica is unable or unwilling to continue manufacturing Alteon components in required volumes, Alteon will have to identify acceptable alternative manufacturers, which could take in excess of six months.

     Alteon purchases several key product components that are contained in its products from only one source and alternative sources for these components are either not currently available or are difficult to develop. The inability to obtain sufficient quantities of these components may result in delays or reductions in product shipments, which would harm its business. For example, the only manufacturer for Alteon's WebICs is LSI Logic (LSI). The process used to manufacture its WebICs is proprietary to LSI. Alteon does not have a supply agreement with LSI. If LSI terminated this relationship, Alteon would be required to redesign its WebICs to make them compatible with the manufacturing process of a new supplier. Alteon estimates that this process could take as long as 12 months and cost $4.0 million or more.

     In order to maintain its competitive edge, Alteon plans to focus its manufacturing efforts on:

     -  new product introduction;

     -  building prototypes of new products;

     -  ensuring that products are designed for low cost;

     - ensuring that product design and manufacturing processes yield high quality;

     -  process design;

     -  constant yield improvement;

     -  failure analysis of field and factory failures;

     -  constant cost reduction;

     -  ensuring a very high level of customer satisfaction; and

     - aggressively managing overhead and component costs to an absolute minimum.

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

COMPETITION

     Alteon competes in the highly competitive, next generation Internet infrastructure market. Alteon expects competition to intensify in the future. Alteon believes its ability to compete successfully in this market will be driven primarily by the reliability, performance and distinctive features of its products and by the quality of its customer service. Alteon competes with large telecommunications and networking companies including Cisco Systems Inc. Alteon expects that, over time, Cisco, and other large telecommunications companies with significant resources, technical expertise, market experience, customer relationships and broad product lines, will introduce new products which are designed to compete more effectively in this market. For example, Cisco has announced plans to incorporate an Internet traffic management component into their existing Local Area Network (LAN) switches. Cisco has also acquired a competitor of Alteon, ArrowPoint Communications, to broaden their Web switching offerings. These product offerings compete directly with Alteon's products. In addition, if Cisco or other large telecommunications companies form alliances with, or acquire companies offering competing Web traffic management products, even if those products do not have capabilities comparable to Alteon's products, they would be significant competitors and their activities could cause Alteon to reduce its prices. In addition, a number of other private and public companies offer products designed to address the same problems which Alteon's products address. Some of these companies offer products focused on a particular function, such as bandwidth management or load balancing. With respect to a particular function, these products may be superior to Alteon's products.

     In order to compete successfully in this emerging market, Alteon needs to:

     - continuously improve its time-to-market with new features and capabilities, thus reducing the risk of one traffic management function being made obsolete or less competitive and maintaining a significant barrier to entry;

     - commercialize product features that take advantage of the Web session layers hardware switching and switching-assist capabilities in its next generation WebIC; and

     - build relationships with networking equipment providers that lack Internet traffic management solutions.

INTELLECTUAL PROPERTY AND LICENSES

     Alteon's success is dependent upon its ability to develop and protect its proprietary technology and intellectual proprietary rights. Alteon relies primarily on a combination of contractual provisions, confidentiality procedures, trade secrets, and patent, copyright and trademark laws to accomplish these goals.

     Alteon has seven U.S. patent applications pending. It is possible that the patents Alteon has applied for, if issued, or its potential future patents may be successfully challenged or that no patents will be issued from its patent applications. It is also possible that Alteon may not develop proprietary products or technologies that are patentable, that any patent issued to it may not provide it with any competitive advantages, or that the patents of others will harm itsility to do business.

     Alteon seeks to avoid disclosure of its trade secrets, including but not limited to, requiring employees, customers and others with access to its proprietary information to execute confidentiality agreements with Alteon and restricting access to its source code.

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

Alteon also seeks to protect its software, documentation and other written materials under trade secret and copyright laws. Despite its efforts to protect ITS proprietary rights, existing laws and contractual arrangements provide only limited protection. Unauthorized parties may attempt to copy or otherwise obtain and use Alteon's products or technology. Monitoring unauthorized use of its products is difficult and Alteon cannot be certain that the steps it has taken will prevent unauthorized use of its technology, particularly in foreign countries where the laws may not protect proprietary rights as fully as in the United States. Expensive litigation may be necessary in the future to enforce intellectual property rights. Alteon's failure to enforce and protect its intellectual property rights could harm Alteon's business.

     Alteon incorporates technology that is licensed from several third parties into its products. These licenses are either perpetual or are for technologies for which alternative sources are generally available. In addition, Alteon's WebICs are manufactured using technology owned by LSI. If Alteon lost access to this LSI technology, it would be required to re-design its products and develop or license additional technology.

     Alteon expects that it will be subject to infringement claims as the number of products and competitors in its markets grows and the functionality of products overlaps. In August 1999, Alteon received a letter from Resonate, Inc. alleging that some of its products infringe one of its patents. Alteon does not believe that any of its current products infringe Resonate's patent. In July 2000, Alteon received a letter from IBM claiming that certain products may require a license under certain IBM patents. If these claims, or any similar claims Alteon may receive in the future, cannot be resolved through a license or similar arrangement, Alteon could become a party to litigation. The results of any litigation matter are inherently uncertain. In the event of an adverse result in any litigation with third parties that could arise in the future, Alteon could be required to pay substantial damages, including treble damages if it is held to have willfully infringed, to cease the manufacture, use and sale of infringing products, to expend significant resources to develop non-infringing technology, or to obtain licenses to the infringing technology. In addition, lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any intellectual property dispute also could damage Alteon's business by causing it to do one or more of the following:

     - stop selling, incorporating or using Alteon products that use the challenged intellectual property;

     - attempt to obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or

     -  redesign those products that use the relevant technology.

EMPLOYEES

     As of June 30, 2000, Alteon employed 420 employees. Of the total number of full-time employees, 90 were in research and development, 270 were in sales and marketing and business development and 60 were in operations and administration. Alteon's employees do not have any collective bargaining agreement, and Alteon has never experienced a work stoppage. Alteon believes its employee relations are good.

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

ACQUISITION OF PHARSALIA BY ALTEON

     On July 17, 2000, Alteon acquired Pharsalia for approximately $221 million in a stock-for-stock transaction. Alteon issued an aggregate of approximately
1.4 million shares of Alteon common stock for all outstanding shares of Pharsalia common stock, and assumed all outstanding Pharsalia options. Pharsalia develops Internet infrastructure software products that allow companies to expand their Web presence through enhanced content delivery. Pharsalia's products are expected to run on Alteon's iSD series.

PROPERTIES

     Alteon's corporate headquarters are located in San Jose, California, under a lease that expires in 2003, but which may be renewed for an additional five years. Alteon occupies approximately 48,000 square feet in this facility and sublease approximately 30,000 square feet under a sublease that expires in 2002. Alteon recently signed a lease for a new 360,000 square foot corporate campus in San Jose, California. The new campus is expected to be ready for occupancy by July 2001. The lease expires in 2010. Alteon leases two other facilities with approximately 30,000 square feet which expire in 2001. Alteon also leases office space in Georgia, Virginia, Florida, and in Australia, China, Hong Kong, Japan, Korea, Singapore, Taiwan, and the United Kingdom for its sales and service personnel. Alteon believes that it will need to obtain additional space in the near future and that this additional space can be obtained on commercially reasonable terms.

LEGAL PROCEEDINGS

     From time to time Alteon is a party to certain litigation or legal claims. Alteon management has reviewed all pending legal matters and believes that the resolution of such matters will not have a significant adverse effect on its financial position or results of operations.

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

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITIONS AND RESULTS OF OPERATIONS OF ALTEON

     Alteon provides next-generation Internet infrastructure solutions that are designed to increase the performance, availability, scalability, manageability and control of Web servers and Web data centers. Alteon's products include Web switches, server adapters and software that combine intelligent Web session management with the high performance and availability of leading networking infrastructure solutions.

     Alteon derives revenues primarily from direct product sales and sales to original equipment manufacturers, or OEMs, and resellers. Revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed and determinable and collectibility is reasonable assured. Revenues are generally recognized upon product shipment. Revenues are recorded net of sales returns and allowances which are calculated based on actual historical and expected results. Alteon also records a provision at the time it recognizes revenue primarily for warranty costs. No revenue is recognized on products shipped on a trial basis. Alteon recognizes service contract revenue ratably over the respective service period, which is generally one year. Service revenue has not been significant to date.

     Alteon markets its products through its direct sales force, OEMs and resellers. Alteon sells its products both directly and through resellers and OEMs in the United States, and it sell its products internationally primarily through resellers. A majority of its sales to date have been to customers located in the United States. In the fiscal year ended June 30, 2000, 1999 and 1998, sales in the United States accounted for approximately 59%, 75% and 71% of net sales, respectively. Alteon expects sales in the United States to continue to account for the majority of its revenues.

     A small number of Alteon's OEM and reseller customers account for a significant portion of its revenues. OEM and reseller customers represent an increasing source of revenues. In fiscal 2000, no individual customer accounted for 10% or more of net sales. In fiscal 1999, sales to 3Com accounted for 14% of net sales, sales to IBM accounted for 10% of net sales and sales to Hewlett-Packard accounted for 10% of net sales. In fiscal 1998, sales to Sun Microsystems accounted for 42%, sales to Fuji Xerox accounted for 14%, and sales to 3Com accounted for 10% of net sales.

     Alteon has a limited operating history, which makes it difficult to predict future operating results. Alteon believes its success requires expanding its customer base and successfully introducing next generation products, including the Alteon 700 Series of Web switches and the Alteon iSD product line. Alteon intends to continue to invest significantly in sales, marketing and research and development for the foreseeable future. Alteon's operating expenses are relatively fixed and are based on anticipated revenue trends, and therefore a delay in revenues from product sales could cause significant variation in operating results and result in unforeseen losses. Competition in Alteon's market is intense and may result in price reductions and loss of market share. Delays in anticipated sales past the end of a quarter may harm its results of operations for that quarter. Alteon's operating results will be affected by many factors, including the following:

     -  changes in the mix of products it sell;

     - the timing of the on-going release of the Alteon 700 Series of Web switches, as well as other product enhancements or new products, and its ability to manage product transitions;

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

     - deferrals of customer orders in anticipation of product enhancements or new products;

     - announcement or market acceptance of product enhancements or new products offered by its competitors;

     -  the length and variability of its sales cycle;

     -  the mix of channels through which it sell its products;

     -  the timing and amount of orders from its OEM and reseller customers; and

     - general economic conditions and economic conditions specific to the Internet traffic management industry.

     As a result, Alteon believes that period-to-period comparisons of its results of operations are not meaningful and should not be relied upon as an indicator of its future performance. Alteon's operating results will likely be below the expectations of public market analysts and investors in some future quarter or quarters. If this occurs, the price of its common stock is likely to decline.

RESULTS OF OPERATIONS

     The following table sets forth certain operating data as a percentage of net revenues for the years ended June 30, 2000, 1999 and 1998:

                                                          YEARS ENDED JUNE 30
                                                       -------------------------
                                                       2000      1999      1998
                                                       -----     -----     -----
Net sales..........................................    100.0%    100.0%    100.0%
Cost of sales......................................     36.6      51.0      58.2
                                                       -----     -----     -----
  Gross margin.....................................     63.4      49.0      41.8
Operating expenses
  Sales and marketing..............................     45.0      49.7      47.7
  Research and development.........................     20.8      38.1      65.0
  General and administrative.......................      6.4       9.7      11.1
  Stock compensation to consultants................      7.0       0.0       0.0
                                                       -----     -----     -----
     Total operating expenses......................     79.2      97.5     123.8
                                                       -----     -----     -----
Loss from operations...............................    (15.8)    (48.5)    (82.0)
Interest income (expense), net.....................      7.3       1.0       2.4
                                                       -----     -----     -----
Loss before income taxes...........................     (8.5)    (47.5)    (79.6)
Income tax expense.................................      0.4       0.3       0.0
                                                       -----     -----     -----
Net loss...........................................     (8.9)%   (47.8)%   (79.6)%
                                                       =====     =====     =====

Years Ended June 30, 2000 and 1999

     Net Sales. Net sales increased 317% to $109.6 million in fiscal 2000 compared to $26.3 million in fiscal 1999. Sales of Alteon Web switch products represented $80.8 million in fiscal 2000, an increase of $69.2 million from fiscal 1999. Sales of Alteon second generation ACEnic server adapter products in fiscal 2000 were $25.9 million, an increase of $15.2 million from fiscal 1999. International sales accounted for 41% and 25% of net sales in fiscal 2000 and 1999, respectively.

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

     Cost of Sales. Cost of sales consists primarily of costs related to product components, contract manufacturing and testing, warranty service and quality assurance for products, as well as costs of associated personnel. Gross profit as a percentage of net sales, or gross margin, increased to 63.4% in fiscal 2000 from 49% in fiscal 1999. This increase in gross margin was due primarily to volume of high margin Web switching products.

     Sales and Marketing. Sales and marketing expenses consist primarily of personnel costs, including sales commissions, and product marketing and promotion costs. Sales and marketing expenses increased to $49.3 million in fiscal 2000 from $13.1 million in fiscal 1999. Of the $36.2 million increase, $18.3 million was due to increased personnel costs, including commissions associated with establishing a significant sales force and supporting increased marketing efforts, $8.4 million was due to increased product marketing costs related primarily to its Web switches, $3.9 million was due to travel related expenses, and $2.3 million was due to consulting and other services fees. Alteon expects that sales and marketing expenses will increase as it adds personnel to support domestic and international sales efforts.

     Research and Development. Research and development expenses consist primarily of salaries and related costs of employees engaged in research, design and development activities. Alteon has not capitalized any software development costs. These costs are expensed as incurred because Alteon believes its current development process is completed at essentially the same time as it establishes technological feasibility. Research and development expenses increased to $22.8 million in fiscal 2000 from $10.0 million in fiscal 1999. Of the $12.8 million increase, $4.9 million was due to increased personnel costs associated with the design and development of products based on Alteon's next generation of WebICs, including its Alteon 700 Series of Web switches, $2.8 million was due to increased outside service costs primarily associated with product testing, $2.4 million was due to non-recurring engineering and prototype assembly expenses related to the design and development of these products, and $0.6 million was due to depreciation of equipment. Alteon expects that research and development expenses will increase as it continues to develop new products and product enhancements.

     General and Administrative. General and administrative expenses consist primarily of personnel costs for its administrative and financial groups, as well as legal, accounting and other professional fees. General and administrative expenses increased to $7.0 million in fiscal 2000 from $2.5 million in fiscal 1999. This increase was due to increased personnel costs and professional fees required to support Alteon's growth. Alteon expects that general and administrative expenses will increase as it establishes the infrastructure to support growing operations.

     Stock Compensation to Consultants. Since inception, Alteon has granted stock options to consultants to provide services over the vesting periods of the options. Alteon incurred a noncash, nonrecurring charge of $7.7 million in fiscal 2000 in connection with changes to the vesting periods of these options. At June 30, 2000, all of these options were vested, and therefore, Alteon will not incur additional charges in connection with these options.

     Interest Income (Expense), Net. Interest income (expense), net consists of interest income from cash and equivalent and short-term investment balances offset by interest expense associated with debt obligations. Interest income (expense), net increased to $8.0 million in fiscal 2000 from $0.3 million in fiscal 1999. This increase was due primarily to higher interest income associated with higher average cash and equivalents and short-term investment balances.

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     Income Taxes.  The $0.4 million provision for income taxes in fiscal 2000 represents foreign income taxes and state franchise taxes. Alteon has not provided for or paid federal income taxes due to its net losses. As of June 30, 2000, Alteon had available net operating loss carryforwards for federal and state income tax purposes of approximately $52.0 million and $9.6 million. These net operating loss carryforwards will expire at various dates through 2019, if they are not used. Utilization of the net operating loss carryforwards may be subject to annual limitations due to ownership change provisions. Annual limitations may result in the expiration of the net operating losses before they can be utilized. Alteon has recorded a full valuation allowance against its deferred tax asset due to uncertainties surrounding the realization of this asset.

Years Ended June 30, 1999 and 1998

     Net Sales. Net sales grew to $26.3 million in fiscal 1999 from $13.6 million in fiscal 1998. All of Alteon's $26.3 million in net sales in fiscal 1999 were due to sales of its Web data center products. Sales of its second generation ACEnic products in this period represented $10.7 million, an increase of $9.5 million from fiscal 1998. Sales of its ACEdirector product line represented $6.5 million in fiscal 1999, an increase of $6.2 million from fiscal 1998. Sales of the Alteon 180 Series of Web switches represented $5.1 million in fiscal 1999, an increase of $3.5 million from fiscal 1998. Sales of Alteon's first generation ACEnic product represented $3.6 million in fiscal 1999, a decrease of $600,000 from fiscal 1998.

     Cost of Sales. Cost of sales increased to $13.4 million in fiscal 1999 from $7.9 million in fiscal 1998. This increase was due primarily to an increase in component and manufacturing costs and warranty reserves associated with increased product sales. Gross margin increased to 49% in fiscal 1999 from 42% in fiscal 1998. This increase in gross margin was due primarily to a change in Alteon's product mix to include more Web switches, which generally have higher average gross margins. Decreased manufacturing and testing costs due to an increasing shift toward offshore contract manufacturing and testing functions also contributed to this increase in gross margin. The increase was partially offset by higher inventory reserves. In the fourth quarter of fiscal 1999, Alteon increased its inventory reserves by $796,000. Of this increase, $286,000 was due to a cancellation of an order for customized products, and $510,000 was the result of increased estimates of excess and obsolete inventory.

     Sales and Marketing. Sales and marketing expenses increased to $13.1 million in fiscal 1999 from $6.5 million in fiscal 1998. Of the $6.6 million increase, $2.9 million was due to increased personnel costs, including commissions, associated with establishing a significant domestic sales force and supporting increased marketing efforts, $1.9 million was due to increased product marketing costs related primarily to Alteon's Web switches, $1.2 million was due to consulting fees, facility costs and other services fees and $614,000 was due to travel related expenses.

     Research and Development. Research and development expenses increased to $10.0 million in fiscal 1999 from $8.8 million in fiscal 1998. Of the $1.2 million increase, $857,000 was due to increased personnel associated with the design and development of products based on its next generation of WebICs, including the Alteon 700 Series of Web switches and $375,000 was due to the depreciation of equipment related to the design and development of these products.

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     General and Administrative.  General and administrative expenses increased to $2.5 million in fiscal 1999 from $1.5 million in fiscal 1998. This increase was due to increased personnel costs and professional fees required to support its growth.

     Interest Income (Expense), Net. Interest income (expense), net decreased to $264,000 in fiscal 1999 from $322,000 in fiscal 1998. This decrease was due primarily to higher interest expense associated with an equipment loan that Alteon established in March 1998.

     Income Taxes. The $73,000 provision for income taxes represents foreign income taxes and state maximum franchise taxes. As of June 30, 1999, it had available net operating loss carryforwards for federal and state income tax purposes of approximately $20.5 and $2.1 million. These net operating loss carryforwards will expire at various dates through 2019 if they are not used.

     Liquidity and Capital Resources. In September 1999, Alteon sold 4.6 million shares of Alteon common stock in an initial public offering. The net offering proceeds to Alteon were approximately $79.6 million. In January 2000, Alteon sold 1,535,506 shares of Alteon common stock as part of a follow-on offering of 5.5 million shares at a price of $103.50 per share. Alteon raised approximately $150.2 million, net of offering costs, in the follow-on offering. Working capital increased to $236.4 million at June 30, 2000 from $25.5 million at June 30, 1999. As of June 30, 2000, Alteon had cash and equivalents and short-term investments of $233.0 million.

     Alteon's operating activities used cash of $5.2 million in fiscal 2000 primarily to fund operating losses, partially offset by changes in working capital. Receivable days outstanding increased to 51 days at June 30, 2000 from 44 days at June 30, 1999 based on receivables as of June 30, 2000 and June 30, 1999 and fourth quarter net sales for the quarters ended at June 30, 2000 and June 30, 1999, respectively. Alteon had approximately $7.9 million of noncancellable purchase commitments associated with inventory purchases as of June 30, 2000.

     During fiscal 2000, investing activities, exclusive of the maturities and purchases of short-term investments of $42.3 million and $120.8 million, respectively, used cash of $24.7 million. Alteon used $16.5 million for the acquisition of property and equipment. Alteon made $8.0 million of strategic investments in the equity securities of privately held companies in fiscal 2000. Alteon expects to continue its investment strategy in the future. As of June 30, 2000, Alteon did not have any material commitment for capital expenditures.

     Alteon has a loan and security agreement with a committed line of $12.0 million which bears interest at the rate of prime plus 0.75% (10.25% at June 30, 2000). This agreement includes a revolving bank line of credit, which expires in December 2000, and a borrowing arrangement for the purchase of equipment, which requires that all advances and accrued interest be paid by March 2003. At June 30, 2000, Alteon had approximately $2.2 million outstanding from advances for equipment purchases, payable in monthly installments, through May 2002.

     In future periods, Alteon anticipates significant increases in working capital on a period-to-period basis primarily as a result of increased product sales and higher levels of inventory. Alteon also anticipates that it will continue to invest significant amounts in property and equipment related to expansion of its facilities and to support increased sales and marketing as well as ongoing research and development activities. Alteon believes that its June 30, 2000 balances of cash and equivalents and short-term investments, and amounts available under its credit facilities, will satisfy its expected operating losses and working

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capital and capital expenditure requirements for at least the next 12 months.
However, Alteon cannot assure you that its predictions with respect to its operating expenses and capital expenditure requirements are accurate. Therefore, Alteon may require additional funds to support its working capital and operating expenses or for other purposes sooner than expected. Alteon may seek to raise additional funds through public or private offerings or debt financings. Alteon cannot assure you that financings will be available, or if available, will be on reasonable terms, nor can Alteon assure you that these financings will not be dilutive to its stockholders.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market Risk Disclosure. The following discussion about Alteon's market risk disclosures involves forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. Alteon is exposed to market risk related to changes in interest rates risk. Alteon does not use derivative financial instruments for speculative or trading purposes.

     Interest Rate Sensitivity. Alteon maintains a short-term investment portfolio consisting mainly of income securities with an average maturity of less than one year. These available-for-sale securities are subject to interest rate risk and will fall in value if market interest rates increase. If market interest rates were to increase immediately and uniformly by 10 percent from levels at June 30, 2000, the fair value of the portfolio would decline by an immaterial amount. Alteon did not have any short-term investments at June 30, 1999. Alteon has the ability to hold its fixed income investments until maturity, and therefore it would not expect its operating results or cash flows to be affected to any significant degree by the effect of a sudden change in market interest rates on its securities portfolio.

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              COMPARATIVE RIGHTS OF HOLDERS OF ALTEON COMMON STOCK
                       AND NORTEL NETWORKS COMMON SHARES

     Alteon's internal affairs are currently governed by the laws of the State of Delaware, particularly the Delaware General Corporation Law, and Alteon's certificate of incorporation and bylaws. When the merger is completed, Alteon stockholders will become shareholders of Nortel Networks, a Canadian corporation governed by the Canada Business Corporations Act. At that time, your rights will be governed by the Canada Business Corporations Act, other applicable Canadian law and Nortel Networks' articles and bylaws.

     The following is a summary comparison of some of the differences between the rights of holders of Nortel Networks common shares under the Canada Business Corporations Act and Nortel Networks' articles and bylaws and the rights of Alteon's stockholders under the Delaware General Corporation Law and Alteon's certificate of incorporation and bylaws. This summary is not a complete discussion of, and is qualified in its entirety by reference to, the Delaware General Corporation Law, the Canada Business Corporations Act, the respective common laws of Delaware and Canada and the full texts of the governing corporate instruments of Alteon and Nortel Networks.

VOTE ON EXTRAORDINARY CORPORATE TRANSACTIONS

     Alteon. Under the Delaware General Corporation Law, mergers or consolidations, or sales or exchanges of all or substantially all of a corporation's assets, require the affirmative vote of the board of directors, except in limited circumstances. In addition, these transactions require, with specified exceptions, the affirmative vote of a majority of the outstanding shares of the corporation entitled to vote on the transaction. Stockholder consent is not required:

     -  from the stockholders of a corporation that survives the merger if:

       -- the merger does not require the issuance of common shares in excess of 20% of the corporation's shares outstanding immediately prior to the merger;

       -- the merger agreement does not amend in any respect the surviving company's certificate; and

       -- stockholder approval is not specifically mandated in the surviving company's certificate; or

     - from either corporation where one corporation owns 90% of each class of outstanding shares of the other corporation.

     Alteon's certificate of incorporation does not require a greater percentage vote for extraordinary corporate transactions than required under Delaware law.

     Nortel Networks. Under the Canada Business Corporations Act, extraordinary corporate actions must be approved by a resolution passed by at least two-thirds of the votes cast by the shareholders voting on the resolution in person or by proxy at the annual or special meeting called for this purpose, and in some cases whether or not the shares are designated as voting shares in the corporation's articles of incorporation. In some cases, extraordinary corporate actions must also be approved by separate resolutions of each affected class or series of shares, including classes or series that do not otherwise carry the right to vote. Extraordinary corporate actions include certain types of amalgamations, continuances, a sale, lease or exchange of all or substantially all the property of a corporation other than in the

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ordinary course of business, liquidations and dissolutions and arrangements, if ordered by a court.

DIVIDENDS AND DISTRIBUTIONS

     Alteon. Subject to restrictions contained in a corporation's certificate, the Delaware General Corporation Law generally provides that a corporation may declare and pay dividends out of:

     - the excess, if any, of net assets over capital, as that term is defined in the Delaware General Corporation Law; or

     - when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and net profits for the preceding fiscal year.

     Dividends may not be paid out of net profits if the capital of the corporation is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

     Alteon's certificate of incorporation does not have any additional restrictions with respect to the payment of dividends.

     Nortel Networks. Under the Canada Business Corporations Act, a corporation may not declare or pay a dividend if there are reasonable grounds to believe that:

     - the corporation is, or would be after payment of the dividend, unable to pay its liabilities as they become due; or

     - the realizable value of the corporation's assets after payment of the dividend would be less than the aggregate of its liabilities and its stated capital of all classes.

     Other than the preferential rights of the holders of Nortel Networks preferred shares with respect to dividends and liquidations, Nortel Networks' articles have no additional restrictions on the declaration or payment of dividends.

AMENDMENTS TO CHARTER

     Alteon. The Delaware General Corporation Law requires stockholder approval for any amendment to a corporation's certificate of incorporation. In addition, if the amendment to the certificate adversely affects the rights of a particular class of stock, that class is entitled to vote separately on the amendment, whether or not it is designated as voting stock. Under Alteon's certificate, the affirmative vote of the holders of not less than 66 2/3% of the outstanding Alteon shares entitled to vote is required in order to alter, amend or repeal any provision of the Alteon certificate relating to:

     - the right of the board of directors to set the number of directors which shall constitute the board;

     - the removal and election of directors and the filling of vacancies on the board of directors;

     -  classification of directors;

     -  action taken by stockholders at annual or special meetings;

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     -  the calling of any meeting of stockholders and the prohibition of written consents;

     -  the requirements to amend the bylaws and the certificate; and

     -  liability of directors and indemnification of agents as defined in
        Section 317 of the California General Corporation Law (if then applicable).

     Nortel Networks. Under the Canada Business Corporations Act, amendments to the articles of incorporation of a corporation generally require approval by a resolution passed by at least two-thirds of the votes cast by shareholders voting on the resolution. If the amendment affects a particular class or series of shares in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote. Approval of a proposed amendment in these circumstances requires an affirmative two-thirds vote of the holders of the shares of each class or series entitled to vote separately.

AMENDMENT TO BYLAWS

     Alteon. The Delaware General Corporation Law states that stockholders entitled to vote have the power to adopt, amend, or repeal the bylaws of a corporation. The corporation in its certificate may also confer this power on the board of directors in addition to the stockholders.

     Alteon's certificate of incorporation provides that Alteon's board of directors may adopt, amend or repeal, and holders of at least 66 2/3% of the outstanding voting stock of the corporation may adopt, amend or alter by affirmative vote any or all of the bylaws of the corporation.

     Nortel Networks. The Canada Business Corporations Act provides that, unless the articles of incorporation or bylaws of a corporation provide otherwise, the directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of a corporation. Where the directors make, amend or repeal a by-law, they are required to submit the by-law or amendment or repeal of a by-law to the shareholders for confirmation at the next annual or special meeting of shareholders. The shareholders entitled to vote at shareholder meetings may confirm, reject or amend any by-law or amendment or repeal of a by-law by a resolution passed by a majority of the votes cast by shareholders entitled to vote at the annual or special meeting of shareholders represented in person or by proxy.

INTERESTED SHAREHOLDER TRANSACTIONS

     Alteon. The Delaware General Corporation Law prohibits, in certain circumstances, a business combination between a corporation and an interested stockholder within three years of the stockholder becoming an interested stockholder. An interested stockholder is a stockholder who, directly or indirectly, controls 15% or more of the outstanding voting stock or was an affiliate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the prior year period. A business combination includes a merger or consolidation, a sale or other disposition of assets having an aggregate market value equal to 10% or more of the consolidated assets of the corporation or of the aggregate market value of the outstanding stock of the corporation and certain transactions that would increase the interested stockholder's proportionate ownership in the corporation. This provision does not apply where:

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     -  a business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting;

     - a business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired his or her shares;

     - the corporation's board of directors approved the transaction which resulted in the stockholder becoming an interested stockholder prior to the date the interested stockholder acquired its shares; or

     - the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which the stockholder became an interested stockholder.

     Alteon's certificate of incorporation does not require a greater percentage vote to approve an interested stockholder transaction than required under Delaware law.

     Nortel Networks. The Canada Business Corporations Act does not contain a comparable provision with respect to business combinations. However, Rule 61-501 under the Securities Act (Ontario) contains requirements in connection with related party transactions. A related party transaction includes a transaction by itself or together with other related transactions, by which an issuer, directly or indirectly, acquires or transfers an asset or acquires or issues treasury securities or assumes a liability from or to, as the case may be, a related party by any means. The term "related party" is defined in Rule 61-501 and includes directors, senior officers, holders of voting securities carrying more than 10% of the voting rights attached to all voting securities of the issuer and persons or companies, whether alone or jointly or in concert with others, that hold securities of the issuer sufficient to affect materially control of the issuer.

     Rule 61-501 requires more detailed disclosure in any proxy material required to be sent to security holders in connection with a related party transaction. Subject to specified exceptions, Rule 61-501 also requires the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered in the transaction and the inclusion of the valuation or a summary of the valuation in the proxy material. In some circumstances, Rule 61-501 also requires that the minority shareholders of the issuer separately approve the transaction, by a simple majority of the votes cast.

DISSENT AND APPRAISAL RIGHTS

     Alteon. Stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation for which a stockholder's vote is required are, in specific instances, entitled to appraisal rights, and the surviving corporation is required to purchase the dissenting shares at fair value. There are, however, no statutory rights of appraisal with respect to stockholders of a Delaware corporation whose shares of stock, at the record date for the determination of stockholders entitled to notice of and to vote at the meeting of stockholders to act upon the merger or consolidation, are either:

     - listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

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     -  held of record by more than 2,000 stockholders unless the agreement of merger or consolidation converts such shares into anything other than:

       -- stock of the surviving corporation;

       -- stock of another corporation which is either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 stockholders;

       -- cash for fractional shares; or

       -- some combination of the above.

     Appraisal rights are not available for any shares of the surviving corporation if the merger did not require the vote of stockholders of the surviving corporation.

     Nortel Networks. Shareholders of a Canada Business Corporations Act corporation are entitled to exercise dissent rights and to be paid the fair value of their shares in connection with:

     - an amendment to a corporation's articles of incorporation to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of the class held by those holders;

     - an amendment to a corporation's articles of incorporation to add, change or remove any restriction on the business or businesses of the corporation;

     - other amendments to a corporation's articles of incorporation that require a separate class or series vote;

     - an amalgamation, other than an amalgamation between a parent corporation and one or more of its wholly-owned subsidiaries or between two or more wholly-owned subsidiaries;

     -  a continuance under the laws of another jurisdiction;

     - a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; or

     - a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation, although a shareholder is not entitled to dissent if an amendment to the articles of incorporation is effected by a court order approving a reorganization or rectifying a matter that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer.

DIRECTORS' QUALIFICATIONS

     Alteon. The Delaware General Corporation Law does not have any residency or other director qualification requirements.

     Nortel Networks. Generally, a majority of the directors of a Canada Business Corporations Act corporation must be Canadian citizens who ordinarily reside in Canada. The Canada Business Corporations Act also requires that a corporation whose securities are

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publicly traded have no fewer than three directors, at least two of whom are not officers or employees of the corporation or any of its affiliates.

COMPOSITION OF THE BOARD OF DIRECTORS

     Alteon. Delaware law permits a classified board of directors, with staggered terms under which the directors are elected for terms of two or three years.

     Alteon's certificate of incorporation provides that the directors be divided into a three-class staggered board of directors. However, Alteon's certificate of incorporation also provides that during such time or times that Alteon is subject to Section 2115(b) of the California General Corporation Law, the board of directors will not be staggered and all directors will be elected at each annual meeting.

     Nortel Networks. Nortel Networks' articles and bylaws do not provide for a classified board of directors.

ELECTION OF DIRECTORS

     Alteon. Delaware law permits cumulative voting in the election of directors.

     Generally, Alteon's certificate of incorporation does not provide for cumulative voting in the election of directors. However, Alteon's certificate of incorporation does provide for cumulative voting in the event that such time or times that Alteon is subject to Section 2115(b) of the California General Corporation Law and is not a "listed" corporation or ceases to be a "listed" corporation under Section 301.5 of the California General Corporation Law.

     Nortel Networks. Nortel Networks' articles and bylaws do not provide for cumulative voting in the election of directors. The Nortel Networks articles provide that the election of each director of Nortel Networks requires a resolution passed by not less than two-thirds of the number of votes attaching to the shares represented in person or by valid proxy at a meeting called to elect directors and carrying the right to vote on the resolution. This requirement contrasts with the usual method of electing directors by majority approval under the Canada Business Corporations Act, which is by a majority of the votes cast by shareholders who voted in person or by proxy.

REMOVAL OF DIRECTORS

     Alteon. Delaware law permits the removal of any director or the entire board of directors, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as set forth in the corporation's certificate of incorporation.

     Alteon's certificate of incorporation does not require a greater percentage vote to remove a director than required under Delaware law.

     Nortel Networks. The shareholders of a Canada Business Corporations Act corporation may, by resolution passed by a majority of the votes cast on the resolution at a meeting of shareholders called for that purpose, remove any director before the expiration of his term of office and may elect any qualified person to serve for the remainder of the director's term.

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VACANCY ON BOARDS OF DIRECTORS

     Alteon. The Delaware General Corporation Law provides that a vacancy on the board of directors shall be filled as the bylaws of the corporation provide. In the absence of such provision, a vacancy is to be filled by the board of directors or other governing body.

     Alteon's bylaws provide that, subject to the rights of the holders of any series of preferred stock, any vacancies on the board of directors may be filled by the affirmative vote of a majority of the directors then in office, even if constituting less than a quorum of the board of directors, unless the board of directors determines by resolution that any such vacancies shall be filled by the stockholders. Any director who fills the vacancy is to hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until that director's successor has been elected and qualified. Pursuant to Alteon's certificate of incorporation, if the directors voting to fill the vacancy constitute less than a majority of the whole board of directors, the Delaware Court of Chancery may, at the request of a stockholder(s) holding at least 10% of the shares, order an election to fill the vacancies or replace the directors chosen by the directors then in office.

     However, Alteon's certificate of incorporation provides that during such time or times that Alteon is subject to Section 2115(b) of the California General Corporation Law, if the directors voting to fill a vacancy constitute less than a majority of the directors then in office, any holder or holders of an aggregate of 5% or more of total shares may call a special stockholder meeting or may apply to the Superior Court of the proper county to order a special meeting of stockholders to elect the entire board of directors, in accordance with California General Corporation Law Section 305(c). The term of any director will terminate upon election of a successor.

     Nortel Networks. Generally, under the Canada Business Corporations Act, if there is a vacancy on the board of directors, the remaining directors, if they constitute a quorum, may appoint a qualified person to fill the vacancy for the remainder of the vacating director's term. In the absence of a quorum, the remaining directors must call a meeting of shareholders to fill the vacancy. In addition, if the articles of a corporation so provide, the directors may increase the number of directors within the range provided in the articles and may fill the vacancies created for a term expiring not later than the next annual meeting of shareholders if the total number of directors so appointed does not exceed one-third of the number of directors elected at the previous annual meeting of shareholders. Nortel Networks' articles provide for the filling of vacancies caused by an increase in the number of directors as described.

DIRECTORS' AND OFFICERS' INDEMNIFICATION

     Alteon. The Delaware General Corporation Law authorizes a corporation to indemnify its current and former directors and officers against all reasonable expenses, including attorneys' fees, and, except in actions initiated by or in the right of the corporation, against all judgments, fines and amounts paid in settlement, in actions brought against them, if the individual is determined to have acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. A corporation may grant its directors, officers, employees or other agents additional rights to indemnification, subject to public policy restrictions included in the Delaware General Corporation Law.

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     Alteon's certificate of incorporation authorizes indemnification of agents
(as defined in Section 317 of the California General Corporation Law) for breach of duty to the corporation and its shareholders, in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, except, however, that during such time or times that Alteon is subject to Section 2115(b) of the California General Corporation Law, Alteon may not indemnify its agents beyond the limitations set forth in Section 204 of the California General Corporation Law.

     The Delaware General Corporation Law provides a right of mandatory indemnification to the extent that an indemnitee is successful on the merits or otherwise in the defense of any claim, issue or matter associated with an action. The Delaware General Corporation Law also allows the advance payment of an indemnitee's expenses prior to the final disposition of an action, if the indemnitee undertakes to repay any amount advanced if it is later determined that the indemnitee is not entitled to indemnification for the action for which the expenses were advanced. Alteon's bylaws provide for the advance payment of expenses incurred by indemnified parties.

     Nortel Networks. The Canada Business Corporations Act also generally provides that a corporation may indemnify its present and former directors or officers or a person who acts or acted at the corporation's request as a director or officer of a corporation of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation. However, this indemnity is limited to circumstances in which the director or officer acted honestly and in good faith with a view to the best interests of the corporation. In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer must have had reasonable grounds for believing that his or her conduct was lawful. Subject to the above mentioned limitations, a corporation may, with the approval of a court, also indemnify in respect of an action by or on behalf of the corporation to which the person is made a party by reason of being or having been a director or an officer of the corporation. The Nortel Networks bylaws require indemnification to the full extent authorized by the Canada Business Corporations Act. Where an officer or director is substantially successful on the merits in his or her defense of an action or proceeding, the officer or director is entitled to indemnification from the corporation for reasonable costs, charges and expenses, subject to the limitations discussed above.

     The Canada Business Corporations Act does not expressly contemplate the advance payment of an indemnitee's expenses prior to the final disposition of an action.

LIMITATION OF DIRECTORS' PERSONAL LIABILITY FOR MONETARY DAMAGES

     Alteon. Under the Delaware General Corporation Law, a corporation is permitted to include a provision in its certificate which limits or eliminates the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, as long as this liability does not arise from proscribed conduct, including intentional misconduct and breach of the duty of loyalty.

     Alteon's certificate of incorporation limits the personal liability of the corporation's directors for monetary damages for breach of fiduciary duty to the full extent permitted by applicable law.

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     Nortel Networks.  The Canada Business Corporations Act has no comparable provision.

SPECIAL MEETING OF STOCKHOLDERS

     Alteon. Under the Delaware General Corporation Law, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the corporation's certificate of incorporation or bylaws.

     Alteon's bylaws provide that a special meeting of stockholders may only be called by the chairman of the board of directors, the chief executive officer, holders of 50% of the company's voting stock, or pursuant to a resolution adopted by a majority of the board of directors.

     Nortel Networks. Under the Canada Business Corporations Act, the directors of a corporation may call a special meeting of shareholders. Under the Nortel Networks bylaws, in addition to Nortel Networks' board of directors, the Chairman of the Board of Nortel Networks or the Chief Executive Officer of Nortel Networks has the power to call a special meeting of shareholders.

QUORUM REQUIREMENTS

     Alteon. Under the Delaware General Corporation Law, holders of a majority of the shares entitled to vote, whether present in person or represented by proxy, of a corporation constitute a quorum of stockholders, unless otherwise specified in the corporation's certificate of incorporation or bylaws. In no event, however, can holders of less than one-third of the outstanding shares constitute a quorum.

     Alteon's bylaws state that a majority of the issued and outstanding shares of stock entitled to vote at a meeting of the stockholders, present in person or by proxy, constitutes a quorum of the stockholders for the transaction of business, except as otherwise provided by statute, its certificate or its bylaws.

     Nortel Networks. Under the Canada Business Corporations Act, holders of a majority of the outstanding shares entitled to vote at a meeting of shareholders constitute a quorum, unless otherwise specified in a corporation's bylaws. Nortel Networks' bylaws generally state that a quorum shall be three persons present in person and representing in their own right, or by proxy, or as the duly authorized representative of any shareholder that is a body corporate or association, not less than 25% of the outstanding shares of the corporation carrying voting rights at the meeting of shareholders.

RIGHTS AGREEMENT

     Alteon.  Alteon has not adopted a rights agreement.

     Nortel Networks. Nortel Networks has adopted the shareholders rights plan described under "Description of Nortel Networks Share Capital -- Shareholder Rights Plan."

INSPECTION OF BOOKS AND RECORDS

     Alteon. Under the Delaware General Corporation Law, any stockholder has the right, upon written demand, to examine the books and records of the corporation for any proper purpose.

     Nortel Networks. The Canada Business Corporations Act provides that shareholders, creditors, their agents and legal representatives may examine specified records of a corporation during usual business hours and take extracts of the records free of charge.

APPLICABILITY OF CALIFORNIA LAW TO ALTEON

     During such time or times that Alteon is subject to Section 2115(b) of the California General Corporations Law, substantial portions of the California General Corporations Law purport to apply to Alteon, despite the fact that Alteon is incorporated in Delaware. The provisions of the California General Corporations Law to which Alteon would be subject include:

     - provisions governing the election of directors, removal of directors and filling of director vacancies;

     - provisions governing a director's standard of care in performing the duties of a director;

     - a stockholder's right to vote cumulatively in certain elections of directors;

     -  a director's or stockholder's right to inspect corporate records;

     -  indemnification provisions concerning directors, officers and others;

     - the corporate requirements to approve mergers or other corporate reorganizations; and

     -  dissenters' rights.

     Under Section 2115(b), the provisions of the California General Corporations Law that would be applicable to Alteon purportedly apply to the exclusion of similar provisions of the Delaware General Corporation Law.

     From and after the Alteon annual meeting, Alteon will not be subject to
Section 2115(b) by the terms of that provision so long as it continues to be listed on the Nasdaq National Market.

                         ELECTION OF CLASS I DIRECTORS

     Alteon's certificate and bylaws provide that Alteon's board of directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors constituting Alteon's entire board of directors. Each class is elected for a three year term. The terms of office of the current Class I, II and III directors are scheduled to expire at the 2000, 2001 and 2002 annual meeting, respectively. At each annual meeting, directors are elected to succeed those in the class whose term expires at that annual meeting, the newly elected directors to hold office until the third succeeding annual meeting and the election and qualification of their respective successors.

     Alteon's board of directors is presently composed of five members. There are two Class I directors whose term of office expires at the 2000 annual meeting. Each of Alteon's nominees for election to this class is currently a Class I director. If elected at the annual meeting, each of the nominees would serve until the merger is completed or, if the merger is not completed, the 2003 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

     Each of the nominees for election has advised Alteon he is willing to serve as director. If either director nominee becomes unavailable before the meeting, your proxy authorizes Alteon to vote for a replacement nominee who may be nominated by Alteon's board of directors.

EFFECTS OF THE MERGER ON ALTEON'S BOARD OF DIRECTORS

     Upon completion of the merger, the entire Alteon board of directors will cease to serve as directors. The directors of the merger subsidiary will serve as directors of the surviving corporation following the merger.

ALTEON NOMINEES FOR CLASS I DIRECTORS

     Set forth below is biographical information with respect to each Alteon nominee for election as a Class I director.

     Joe T. Booker, age 59, has served as Alteon's Chief Operating Officer since December 1999, as Alteon's Vice President of Operations since February 1997 and as a member of Alteon's board of directors since September 1997. From August 1994 to February 1997, Mr. Booker served as Vice President and General Manager of the Commercial Business Unit at Bay Networks, Inc., a networking company.

     Andrew W. Verhalen, age 44, has served as a member of Alteon's board of directors since May 1996. Mr. Verhalen has been the general partner of the general partner of Matrix Partners, a venture capital investment firm, since April 1992. Prior to joining Matrix, Mr. Verhalen held senior management positions at 3Com Corporation and Intel Corporation. Mr. Verhalen currently serves on the board of directors of Copper Mountain Networks, Inc., Phone.com, Inc. and WatchGuard Technologies, Inc. He also serves on the boards of several private technology companies. Mr. Verhalen holds B.S.E.E., M.Eng. and M.B.A. degrees from Cornell University.

     ALTEON'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE.

CLASS II DIRECTORS

     Set forth below is biographical information with respect to the Alteon Class II directors, who will serve until the merger is completed, or, if the merger is not completed, the 2001 annual meeting.

     Tench Coxe, age 42, has served as a member of Alteon's board of directors since May 1996. Mr. Coxe has served as a managing director of the general partner of Sutter Hill Ventures, a venture capital investment firm in Palo Alto, California, since 1989. From 1984 to 1987, Mr. Coxe served as a Director of Marketing and in other management positions with Digital Communications Associates, a telecommunications company. Mr. Coxe currently serves on the board of directors of Clarus Corporation, Copper Mountain Networks, Inc., and nVidia Corporation and a number of private companies. He holds a B.A. in Economics from Dartmouth College and an M.B.A. from Harvard University Graduate School of Business Administration.

     Dominic P. Orr, age 49, has served as Alteon's Chairman of the Board since August 1999, as Alteon's Chief Executive Officer and President and as a member of Alteon's board of directors since November 1996. From April 1994 to October 1996, Mr. Orr served as Senior Vice President at Bay Networks. From December 1982 to March 1994, Mr. Orr held various positions at Hewlett Packard Company, a computer and office equipment company, including Director of Marketing and Product Operations in Asia Pacific for its computer systems organization. Mr. Orr holds a B.S. in Physics from the City University of New York, an M.S. in Theoretical Physics and a Ph.D. in Neurophysiology from the California Institute of Technology.

CLASS III DIRECTOR

     Set forth below is biographical information with respect to the Alteon Class III director, who will serve until the merger is completed, or, if the merger is not completed, the 2002 annual meeting.

     Adam Grosser, age 39, has served as a member of Alteon's board of directors since June 1999. Since February 1997, Mr. Grosser has held various positions with At Home Corporation, including President, Subscriber Networks. In April 1994, Mr. Grosser co-founded Catapult Entertainment Inc., a networking services provider for personal computers and console video games, where he served as President and Chief Executive Officer until it was sold in November 1996. Catapult filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. bankruptcy code in October 1996 in connection with the acquisition of Catapult by Mpath Interactive, Inc., which occurred following conclusion of this bankruptcy filing in November 1996. From August 1993 to April 1994, Mr. Grosser was the Senior Vice President of New Media at Sony Pictures. From August 1990 to August 1992, Mr. Grosser was the General Manager of the New Media Group at Lucas Arts Entertainment. Mr. Grosser holds B.A., M.S. and M.B.A. degrees from Stanford University.

ALTEON'S BOARD OF DIRECTORS COMMITTEES AND MEETINGS

     During the fiscal year ended June 30, 2000 Alteon's board of directors held seven meetings and acted by written consent once. Alteon's board of directors has an audit committee and a compensation committee.

- Audit Committee. The Alteon audit committee, consisting of Messrs. Coxe, Verhalen and Grosser, reviews Alteon's internal accounting procedures and consults with and reviews the services provided by Alteon's independent auditors. It met seven times during the fiscal year ended June 30, 2000.

- Compensation Committee. Alteon's compensation committee, consisting of Messrs. Coxe, Verhalen and Grosser, reviews and recommends to Alteon's board of directors the compensation and benefits of all Alteon officers and establishes and reviews general policies relating to compensation and benefits of Alteon employees. It met seven times and acted by written consent nine times during the fiscal year ended June 30, 2000.

     During the fiscal year ended June 30, 2000, each Alteon board member attended 100% of the aggregate of the meetings of the board of directors and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

COMPENSATION OF DIRECTORS

     Alteon does not provide cash compensation to members of its board of directors for their services as members of the board of directors or for attendance at committee meetings. Members of Alteon's board of directors are reimbursed for some expenses in connection with attendance at board of directors and committee meetings. In August 1999, Alteon's non-employee directors each received options to purchase an aggregate of 123,750 shares of Alteon common stock at an exercise price per share of $14.00. The exercise price was equal to the fair market value of the Alteon common stock on the date of grant as determined by Alteon's board of directors. These options vest in a series of equal monthly installments beginning August 2000 and extending through the next three years of service. Upon the completion of the merger, pursuant to the merger agreement, 100% of the outstanding unvested shares subject to stock awards held by Alteon's non-employee directors will accelerate and become immediately vested and exercisable.

INFORMATION REGARDING EXECUTIVE OFFICERS

     The following table lists the names, ages and positions held by Alteon's executive officers, other than those who serve as directors, as of July 31, 2000. There are no family relationships between any director or executive officer and any other director or executive officer of Alteon. Executive officers serve at the discretion of Alteon's board of directors.

NAME                                   AGE   POSITION
----                                   ---   --------
Selina Y. Lo.........................  40    Vice President of Marketing and Product
                                             Management
James G. Burke.......................  57    Chief Financial Officer and Secretary
Barton M. Burstein...................  47    Vice President of Business Development
Anthony Narducci.....................  55    Vice President of Worldwide Sales
Shirish S. Sathaye...................  39    Vice President of Technology
Prabhat Mishra.......................  44    Vice President of Engineering
Atul Bhatnagar.......................  43    Vice President of Advanced Products

     Selina Y. Lo has served as Alteon's Vice President of Marketing and Product Management since September 1996. In 1993, Ms. Lo co-founded Centillion Networks, Inc., a networking company that was acquired by Bay Networks in May 1995, and served at Bay

Networks as Vice President of Product Management and Marketing from May 1995 to July 1996. Prior to Centillion, Ms. Lo served in a variety of product marketing, engineering and sales positions with Network Equipment Technologies, Inc., a networking company and Hewlett Packard Company, a computer and office equipment company. Ms. Lo holds a B.A. in Computer Science from the University of California at Berkeley.

     James G. Burke has served as Alteon's Chief Financial Officer and Secretary since October 1998. From April 1997 to October 1998, Mr. Burke worked as an independent consultant. From October 1992 to April 1997, Mr. Burke served as Vice President of Finance and Administration, Chief Financial Officer and Secretary of C-Cube Microsystems, Inc., a semiconductor company. Mr. Burke holds a B.S.E.E. and B.N.S. from the University of Wisconsin and an M.B.A. from Harvard University Graduate School of Business Administration.

     Barton M. Burstein has served as Alteon's Vice President of Business Development since August 1998 and has worked at Alteon since January 1997. From January 1995 to January 1997, Mr. Burstein worked at Bay Networks in a variety of positions, including Director of Advanced Technology Sales/ICON. From 1985 to 1994, Mr. Burstein worked at UB Networks, Inc., a networking company, in a variety of positions, including Director of Latin America and Asia Sales. Mr. Burstein holds a B.A. from Antioch College and a Masters in Computer Science from the University of Michigan.

     Anthony Narducci has served as Alteon's Vice President of Worldwide Sales since November 1998. From October 1997 to October 1998, Mr. Narducci served as Vice President of Sales for Shomiti Systems, Inc. a networking company. From 1994 to 1997, Mr. Narducci served as Vice President, North American Business Unit at Network Equipment Technologies, Inc., a networking company. Mr. Narducci holds a B.S. in Management from Lehigh University.

     Shirish S. Sathaye has served as Alteon's Vice President of Technology since March 2000. From May 1997 to March 2000, Mr. Sathaye served as Alteon's Vice President of Engineering. From June 1994 to May 1997, Mr. Sathaye worked at FORE Systems, Inc., a networking company, in a variety of positions, including Product Group Director. From June 1986 to May 1994, Mr. Sathaye worked at Digital Equipment Corporation, a computer company, in a variety of positions, including Principal Engineer. He has published several technical papers, and has numerous patents issued and pending on high-speed network design and performance analysis. Mr. Sathaye holds a Ph.D. in Computer Engineering from Carnegie Mellon University.

     Prabhat Mishra has served as Alteon's Vice President of Engineering since March 2000. From September 1999 to March 2000 Mr. Mishra served as Vice President of Engineering at Resilience Corporation where he directed development of Internet and e-commerce server products. From November 1998 to September 1999, Mr. Mishra was the Director of Engineering at Tri-Path Technology where he worked on advanced chips for audio systems, wireless communications and high-speed networking devices. From March 1987 to November 1998, Mr. Mishra worked at Sun Microsystems in a variety of positions, including Senior Director of Engineering. Mr. Mishra holds a M.S.E.E. from Virginia Polytechnic Institute and a B.S.E.E. from Indian Institute of Technology at Kanpur.

     Atul Bhatnagar has served as Alteon's Vice President of Advanced Products since May 2000. From May 1985 to May 2000, Mr. Bhatnagar worked at Hewlett-Packard in a variety of management positions. Mr. Bhatnagar holds a M.S.E.E. from the University of New Mexico and a B.S.E.E. from the Birla Institute of Technology and Sciences, Pilani, India.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Alteon's board of directors has selected Deloitte & Touche LLP as its independent auditors until the merger is completed, or if the merger is not completed, for the fiscal year ending June 30, 2001, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Deloitte & Touche LLP has audited the Alteon financial statements from Alteon's inception on March 18, 1996. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Alteon stockholder ratification of the selection of Deloitte & Touche LLP as Alteon's independent auditors is not required by Alteon's bylaws or otherwise. However, Alteon's board of directors is submitting the selection of Deloitte & Touche LLP to the Alteon stockholders for ratification as a matter of good corporate practice. If the Alteon stockholders fail to ratify the selection, the Alteon audit committee and board of directors will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Alteon audit committee and board of directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Alteon and the Alteon stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP.

     ALTEON'S BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE SELECTION OF DELOITTE & TOUCHE LLP AS ALTEON'S INDEPENDENT AUDITORS.

     Following the merger, the surviving corporation will be a wholly-owned subsidiary of Nortel Networks and accordingly will not be expected to continue to retain its own independent auditors.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation that Alteon paid during the fiscal years ended June 30, 2000 and June 30, 1999 to its Chief Executive Officer and each of Alteon's four other most highly compensated executive officers who earned more than $100,000 during these fiscal years. All option grants were made under Alteon's 1999 Equity Incentive Plan.

                       SUMMARY ANNUAL COMPENSATION TABLE

                                                                          LONG-TERM ANNUAL
                                                                            COMPENSATION
                                                                          ----------------
                                                 ANNUAL COMPENSATION         SECURITIES
                                               -----------------------       UNDERLYING
NAME AND PRINCIPAL POSITION            YEAR    SALARY ($)    BONUS ($)        OPTIONS
---------------------------            ----    ----------    ---------    ----------------
Dominic P. Orr.....................    2000     $175,000           --          560,000
  Chief Executive Officer,             1999     $175,000           --          375,000
President and
  Chairman
Barton M. Burstein.................    2000     $160,000      $40,000           80,000
  Vice President of Business           1999     $160,000           --           37,500
  Development
Joe T. Booker......................    2000     $175,000           --          120,000
  Chief Operating Officer, Vice        1999     $175,000           --               --
  President of Operations and
  Director
Shirish S. Sathaye.................    2000     $160,000           --           60,000
  Vice President of Technology         1999     $160,000           --               --
Selina Y. Lo.......................    2000     $155,000           --          180,000
  Vice President of Marketing and      1999     $155,000           --          187,500
  Product Management

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth summary information regarding the option grants made to Alteon's Chief Executive Officer and each of Alteon's four other most highly compensated executive officers during the fiscal year ended June 30, 2000. The exercise price per share was equal to the fair market value of Alteon's common stock on the date of grant as determined by Alteon's board of directors. Percentage of total options as set forth below was calculated based on options to purchase an aggregate of 7,872,650 shares of Alteon common stock granted under the 1999 Equity Incentive Plan in fiscal 2000. The potential realizable value as set forth below was calculated based on the ten-year term of the option and assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the options were granted to their expiration date based on the fair market value of the Alteon common stock on the date of grant. The options listed in the table below vest in a series of equal monthly installments beginning from the vesting start date and extending through the next four years of service.

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                               ANNUAL RATES
                                            PERCENT OF                                        OF STOCK PRICE
                            NUMBER OF      TOTAL OPTIONS                                     APPRECIATION FOR
                           SECURITIES       GRANTED TO                                         OPTION TERM
                           UNDERLYING      EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   ------------------------
NAME                     OPTIONS GRANTED    FISCAL YEAR     (PER SHARE)        DATE          5%           10%
----                     ---------------   -------------   --------------   ----------   ----------   -----------
Dominic P. Orr.........      240,000           3.05%           $43.75        5/26/10     $6,603,394   $16,734,296
                             320,000           4.06%           $43.75        5/26/10     $8,804,525   $22,312,394
Barton M. Burstein.....        5,000           0.06%           $19.00        9/23/09     $   59,745   $   151,406
                              35,000           0.44%           $19.00        9/23/09     $  418,214   $ 1,059,839
                              40,000           0.51%           $54.31        4/17/10     $1,366,274   $ 3,462,406
Joe T. Booker..........        5,000           0.06%           $19.00        9/23/09     $   59,745   $   151,406
                              75,000           0.95%           $19.00        9/23/09     $  896,175   $ 2,271,083
                              40,000           0.51%           $54.31        4/17/10     $1,366,274   $ 3,462,405
Shirish S. Sathaye.....       60,000           0.76%           $43.75        5/26/10     $1,650,848   $ 4,183,574
Selina Y. Lo...........      180,000           2.29%           $68.44         1/7/10     $7,747,196   $19,632,915

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES

     The following table sets forth for Alteon's Chief Executive Officer and each of its four most highly compensated executive officers information regarding shares of Alteon common stock acquired upon exercise of options in fiscal 2000 and the number and value of options held as of June 30, 2000, the last day of fiscal 2000. Options granted to purchase shares of Alteon common stock under its 1999 Equity Incentive Plan are generally immediately exercisable by the optionee but are subject to a right of repurchase pursuant to the vesting schedule of each specific grant. In the event that a purchaser ceases to provide service to Alteon and its affiliates, Alteon has the right to repurchase any of that person's unvested shares of Alteon common stock at the original option exercise price. In addition, upon a change of control of Alteon, Alteon has the same right to repurchase any unvested shares of Alteon common stock. Amounts shown in the value realized column were calculated based on the difference between the option exercise price and the fair market value of the Alteon common stock on the date of exercise, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares of Alteon common stock underlying the option. Exercise prices ranged from $0.05 to $89.25. Mr. Orr did not realize any value on the date of exercise as the exercise price equaled the fair market value on the date of exercise. Amounts shown in the value of unexercised in-the-money options at June 30, 2000 column are based on a price of $100.0625, the last reported price of Alteon common stock as reported on the Nasdaq National Market on June 30, 2000, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares of Alteon common stock underlying the option, less the aggregate exercise price payable for these Alteon shares.

                                                                   NUMBER OF
                                                                  SECURITIES
                                                                  UNDERLYING
                                                                  UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT         IN-THE-MONEY OPTIONS AT
                              ALTEON SHARES                      JUNE 30, 2000            JUNE 30, 2000
                               ACQUIRED ON                     -----------------   ---------------------------
NAME                            EXERCISE      VALUE REALIZED   VESTED   UNVESTED     VESTED        UNVESTED
----                          -------------   --------------   ------   --------   -----------   -------------
Dominic P. Orr..............     187,500                --         --   747,500            --     $48,486,712
Barton M. Burstein..........      37,500       $   375,000         --    80,000            --     $ 4,992,500
Joe T. Booker...............          --                --     50,000   145,000    $4,936,460     $10,663,230
Shirish S. Sathaye..........     221,875       $15,193,300         --   138,125            --     $ 4,627,931
Selina Y. Lo................          --                --         --   273,750            --     $14,268,356

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

     On October 11, 1996, Alteon entered into an employment offer letter with Dominic P. Orr, Chief Executive Officer, President and Chairman of Alteon which set his initial annual compensation at $175,000. In addition, Alteon granted Mr. Orr an option to purchase 1,761,702 shares of Alteon common stock at an exercise price of $0.05 per share. This stock award vested 25% on the first anniversary of the date of hire with the remainder vesting monthly over the following three years. Under his employment offer letter, in the event Mr. Orr's employment is terminated without cause, he will receive severance compensation equal to twelve months salary and his shares will continue to vest over the twelve-month period. In addition, if Alteon is acquired or sold, 80% of the unvested portion of Mr. Orr's stock awards vest immediately.

     Alteon has also entered into employment offer letters with three of its four other most highly compensated executive officers. Ms. Lo's, Mr. Booker's, and Mr. Sathaye's letters provide that if Alteon is acquired or sold, 50% of the unvested portion of his or her shares subject to stock awards will vest immediately. If Mr. Orr, Ms. Lo, Mr. Booker or Mr. Sathaye accept full time employment with the acquiring company, the remaining unvested portion of their shares subject to stock awards will continue to vest. If the acquiring company terminates the employment, materially reduces the duties or compensation of any of these executive officers without cause, or requires them to relocate, the remaining unvested portions of their shares subject to stock awards will immediately vest in full. In addition, upon Mr. Booker's death or disability, 50% of his unvested shares will vest immediately. In the event that the merger agreement is adopted by the Alteon stockholders and the merger is completed, Mr. Orr's, Ms. Lo's and Mr. Sathaye's letters will be amended and certain provisions will be superseded pursuant to employment letters between these Alteon executive officers and Nortel Networks, as described more fully in "The Merger Proposal -- Interests of Certain Persons in the Merger."

     Upon specified changes in control of Alteon as provided under the 1999 Equity Incentive Plan, the surviving entity may assume or replace all outstanding stock awards under this plan. Generally the vesting and exercisability of 25% of the outstanding unvested shares subject to stock awards held by participants will accelerate prior to the change in control, and the options will terminate upon the change in control if they are not assumed or replaced. In the event that the merger agreement is adopted by the Alteon stockholders and the merger is completed, up to a maximum of 25% of the outstanding unvested shares subject to stock awards held by participants will accelerate and become immediately vested and exercisable, provided that, pursuant to the merger agreement 100% of the outstanding unvested shares subject to stock awards held by Alteon's non-employee directors and at least 50% of certain executive officer's outstanding unvested shares subject to stock awards will accelerate and become immediately vested and exercisable pursuant to offer letters with Alteon. Nortel Networks intends to assume Alteon's outstanding stock awards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee is currently comprised of Messrs. Coxe, Verhalen and Grosser. None of them has at any time been an officer or employee of Alteon. No interlocking relationship exists between Alteon's board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

     The compensation committee of Alteon's board of directors is composed of Messrs. Coxe, Grosser and Verhalen, none of whom is currently an officer or employee of Alteon. The Committee is responsible for establishing Alteon's compensation programs for all employees, including executives. For executive officers, the compensation committee evaluates performance and determines compensation policies and levels.

     Compensation Philosophy. The goals of the compensation program are to align compensation with business objectives and performance and to enable Alteon to attract, retain and reward executive officers and other key employees who contribute to the long-term success of Alteon and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

     - Alteon pays competitively with leading companies with which Alteon competes for talent. To ensure that pay is competitive, Alteon compares its pay practices with these companies and sets it pay parameters based on this review.

     - Alteon seeks to maintain annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     - Alteon provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to Alteon's business challenges and opportunities as owners and not just as employees.

     Base Salary. The compensation committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The compensation committee uses both the Radford and the Advanced HR salary surveys to gather market compensation data and targets salaries at or above the 75(th) percentile.

     Long-Term Incentives. Alteon's long-term incentive program consists of the 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan. The 1999 Equity Incentive Plan utilizes vesting periods (generally four years) to encourage key employees to continue in the employ of Alteon. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if Alteon's common stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in Alteon's industry and Alteon's philosophy of significantly linking executive compensation with stockholder interests. The compensation committee uses both the Radford and the Advanced HR salary surveys to gather market compensation data and targets option grants at or above the 75(th) percentile. In fiscal 2000, the compensation committee granted to each executive stock options that will vest over a four-year period. Such grants were intended to provide incentive to maximize stockholder value over the next several years. The committee believes this approach creates an appropriate focus on longer term objectives and promotes executive retention.

     Chief Executive Officer Compensation. Mr. Orr's base salary at the beginning of fiscal 2000 as Chief Executive Officer, President and Chairman of the Board, was $175,000. Following a review of compensation paid by leading companies in Alteon's industry, the

---------------

(1) Notwithstanding anything to the contrary set forth in any of Alteon's previous filings under the Securities Act, or the Exchange Act that might incorporate future filings, including this proxy statement/prospectus, in whole or in part, the following report and Performance Graph shall not be incorporated by reference into any such filings.

compensation committee maintained Mr. Orr's base annual salary through fiscal 2000 at $175,000. This amount was estimated to provide an annual cash compensation level at the average of chief executive officer compensation levels at a selected group of leading companies in Alteon's industry. In setting this amount, the compensation committee took into account (1) its belief that Mr. Orr is the CEO of a leading company in Alteon's industry who has significant and broad-based experience in this industry, (2) the scope of Mr. Orr's responsibilities, and (3) Alteon's board of directors' confidence in Mr. Orr to lead Alteon's continued development. Considering these factors, Mr. Orr was granted an option to purchase 560,000 shares of Alteon common stock (representing less than 1% of Alteon's fully diluted equity) as an incentive for future performance, an amount the compensation committee determined was consistent with competitive practices.

     Conclusion. Through the plans described above, a significant portion of Alteon's compensation program and Mr. Orr's compensation are contingent on Alteon's performance, and the realization of benefits is closely linked to increases in long-term stockholder value. Alteon remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of Alteon's business may result in highly variable compensation for a particular time period.

                                              COMPENSATION COMMITTEE

                                              Tench Coxe
                                              Adam Grosser
                                              Andrew Verhalen

PERFORMANCE MEASUREMENT COMPARISON

     The following graph shows the total stockholder return of an investment of $100 in cash on September 24, 1999 for:

     -  Alteon common stock;

     -  the Nasdaq Stock Market Index; and

     -  the Nasdaq Computer Manufacturer Stocks Index.

     All values assume reinvestment of the full amount of all dividends.

                                      LOGO

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                                                                        NASDAQ
                                                            NASDAQ     COMPUTER
                                                            STOCK    MANUFACTURER
PERIOD ENDING                                      ALTEON   MARKET      STOCKS
-------------                                      ------   ------   ------------
9/24/99.........................................      100      100         100
9/30/99.........................................   494.74   100.13       99.49
12/31/99........................................   461.84   147.99      148.25
3/31/00.........................................   431.84   166.15      185.68
6/30/00.........................................   526.65   144.41      161.08

CERTAIN TRANSACTIONS

     Alteon has entered into indemnity agreements with certain executive officers and directors which provide, among other things, that Alteon will indemnify the executive officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party be reason of his or her position as a director, officer or other agent of Alteon, and otherwise to the full extent permitted under Delaware law and Alteon's bylaws. See "-- Employment, Severance and Change of Control Agreements" for a description of agreements that Alteon has entered into with its executive officers.

                                 OTHER MATTERS

     No other matters may be brought before the annual meeting by anyone other than Alteon's board of directors. At the date of this proxy statement/prospectus, Alteon's board of directors does not know of any business that it will present at the annual meeting other than as set forth in the notice accompanying this proxy statement/prospectus. If any other matter should properly be brought before the annual meeting by Alteon's board of directors, it is intended that a supplement or amendment to this proxy statement/prospectus describing the matter will be sent to all Alteon stockholders entitled to vote.

STOCKHOLDER PROPOSALS FOR THE ALTEON 2001 ANNUAL MEETING

     If the merger is not completed, proposals of stockholders of Alteon that are intended to be presented by such stockholders at Alteon's 2001 annual meeting and that the stockholders desire to have included in Alteon's proxy statement must be received by the Secretary of Alteon no later than May 2, 2001 in order that they may be considered for possible inclusion in Alteon's proxy statement and form of proxy relating to that meeting. In order to avoid controversy, shareholders should submit their proposals by means, including electronic means, that permit them to prove the date of delivery.

     With respect to stockholder proposals and director nominations that are not sought to be included in Alteon's proxy statement and form of proxy relating to Alteon's 2001 annual meeting, Alteon's bylaws require that advance notice of such proposals be delivered to or mailed and received by, Alteon no later than close of business on August 5, 2001 and no earlier than close of business on July 6, 2001. Stockholders are also advised to review Alteon's bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

     Alteon's Annual Report to the SEC on Form 10-K for the fiscal year ended June 30, 2000 is available without charge upon written request to: Investor Relations, Alteon WebSystems, Inc., 50 Great Oaks Blvd., San Jose, California 95119.

                                 LEGAL OPINIONS

     The validity of the Nortel Networks common shares offered by this proxy statement/prospectus will be passed upon for Nortel Networks by Nicholas J. DeRoma, Esq., Chief Legal Officer of Nortel Networks.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 and the related financial statement schedules incorporated in this proxy statement/prospectus by reference from Nortel Networks Corporation's Current Report on Form 8-K dated August 7, 2000, as amended by Form 8-K/A dated August 18, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of the firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Alteon as of June 30, 1999 and 2000 and for each of the three years in the period ended June 30, 2000 included in this proxy statement/prospectus, the related consolidated financial statement schedule included elsewhere in the registration statement, and the consolidated financial statements from which the selected historical consolidated financial data of Alteon included in this prospectus have been derived, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement. Such consolidated financial statements, consolidated financial statement schedule, and selected historical consolidated financial data have been included herein and elsewhere in the Registration Statement in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Bay Networks, Inc., which Nortel Networks acquired on August 31, 1998, as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, appearing in the Bay Networks, Inc. Annual Report on Form 10-K for the year ended June 30, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

               SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

     Nortel Networks is a Canadian corporation. A substantial portion of Nortel Networks' assets is located in Canada and a majority of its directors and officers, and its experts named in this proxy statement/prospectus, are residents of Canada. As a result, it may be difficult for investors to effect service within the United States upon Nortel Networks or upon Nortel Networks' directors, officers and experts. Execution by United States courts of any judgment obtained against Nortel Networks or any of its directors, officers and experts in United States courts would be limited to the assets of Nortel Networks or that person in the United States. Nicholas J. DeRoma, Esq., Chief Legal Officer of Nortel Networks, has advised Nortel Networks that there is doubt as to the enforceability in Canada of United States judgments or liabilities in original actions in Canadian courts predicated solely upon the civil liability provisions of the federal securities laws of the United States. The agent for service of process in the United States for Nortel Networks in connection with the merger is CT Corporation System, 111 8th Avenue, New York, New York 10011.

                      WHERE YOU CAN FIND MORE INFORMATION

     Alteon and Nortel Networks file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of the information on file with the SEC at the SEC's following locations:

Public Reference Room       New York Regional Office    Chicago Regional Office
450 Fifth Street, N.W.      7 World Trade Center        Citicorp Center
Room 1024                   Suite 1300                  500 West Madison Street
Washington, D.C. 20549      New York, NY 10048          Chicago, IL 60661-2511

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Alteon's and Nortel Networks' SEC filings are also available to the public from commercial document retrieval services. Alteon's SEC filings are available at the SEC's World Wide Web site located at http://www.sec.gov and some of Nortel Networks' filings are available at http://www.nortelnetworks.com.

     Nortel Networks common shares are listed on the New York and Toronto stock exchanges. Reports and other information concerning Nortel Networks may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Nortel Networks filed a registration statement on Form S-4 to register with the SEC the Nortel Networks common shares offered by this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Nortel Networks in addition to being a proxy statement of Alteon for the Alteon annual meeting. As permitted by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or exhibits to the registration statement.

     The SEC allows Nortel Networks to incorporate by reference information into this proxy statement/prospectus, which means that Nortel Networks can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that Nortel Networks has previously filed with the SEC. These documents contain important information about Nortel Networks and its financial performance.

NORTEL NETWORKS' SEC FILINGS            PERIOD/DATE OF FILING
----------------------------            ---------------------
Annual Report on Form 10-K............  Year ended December 31, 1999 dated
                                        March 7, 2000 as amended by Form
                                        10-K/A dated March 27, 2000
Quarterly Report on Form 10-Q.........  Quarter ended March 31, 2000 dated May
                                        15, 2000, Quarter ended June 30, 2000
                                        dated August 7, 2000
Current Reports on Form 8-K...........  Dated January 6, 2000, January 26,
                                        2000, January 26, 2000, February 14,
                                        2000, February 25, 2000 (Form 8-K/A),
                                        March 15, 2000, March 21, 2000, April
                                        20, 2000, April 26, 2000, May 1, 2000,
                                        June 14, 2000, July 26, 2000, August
                                        7, 2000, August 15, 2000, August 18,
                                        2000 (Form 8-K/A), and August 18, 2000
                                        respectively
Description of the Nortel Networks
common shares, rights to purchase
common shares and preferred shares
contained in Nortel Networks' Form
8-A...................................  Dated April 28, 2000, as amended by a filing on Form 8-A/A dated May 1, 2000
Description of the Old Nortel
preferred shares contained in Nortel
Networks' Form 8-A....................  Dated October 8, 1975, as amended by filings on Form 8 dated February 24,
                                        1983, June 12, 1984, September 13,
                                        1984, June 25, 1985 and July 15, 1987,
                                        and as amended by filings on Form
                                        8-A/A, dated May 8, 1998 and November
                                        19, 1999
Proxy Circular and Proxy Statement
(including the Notice of Application
and Joint Arrangement Circular which
forms a part of and is incorporated by
reference therein)....................  Dated as of February 29, 2000, filed as Exhibit 99 to Nortel Networks'
                                        Annual Report on Form 10-K/A for the
                                        year ended December 31, 1999

     Nortel Networks is also incorporating by reference any future filings made by Nortel Networks with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this document and the date of the Alteon annual meeting.

     Nortel Networks has supplied all information contained or incorporated by reference in this document relating to Nortel Networks, and Alteon has supplied all information contained in this document relating to Alteon.

     You may already have been sent some of the documents incorporated by reference, but you can obtain any of them from Nortel Networks or the SEC. Documents incorporated by reference are available from Nortel Networks, without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference in this proxy statement/prospectus. Stockholders may obtain documents incorporated by reference in this document by Nortel Networks by requesting them in writing or by telephone at:

                          Nortel Networks Corporation
                           8200 Dixie Road, Suite 100
                               Brampton, Ontario
                                Canada, L6T 5P6
                           Attn: Corporate Secretary
                           Telephone: (905) 863-0000

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM NORTEL NETWORKS, PLEASE DO SO BY SEPTEMBER 20, 2000 TO RECEIVE THEM BEFORE THE ALTEON ANNUAL MEETING. NORTEL NETWORKS WILL SEND REQUESTED DOCUMENTS BY FIRST-CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIVING THE REQUEST.

     You should rely only on the information contained or incorporated by reference in this document to vote on the merger agreement proposal. No one has been authorized to provide you with information that is different from what is contained in this document. This document is dated August 28, 2000. You should not assume the information contained in this document is accurate as of any date other than this date, and neither the mailing of this document to stockholders nor the issuance of Nortel Networks common shares in the merger shall imply information is accurate as of any other date.

                         INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS:

                                                              PAGE
                                                              ----
Independent Auditors' Report................................   F-2
Consolidated Balance Sheets at June 30, 2000 and 1999.......   F-3
Consolidated Statements of Operations for the years ended
  June 30, 2000, 1999 and 1998..............................   F-4
Consolidated Statements of Stockholders' Equity for the
  years ended June 30, 2000, 1999 and 1998..................   F-5
Consolidated Statements of Cash Flows for the years ended
  June 30, 2000, 1999 and 1998..............................   F-6
Notes to Consolidated Financial Statements..................   F-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Alteon WebSystems, Inc.:

     We have audited the accompanying consolidated balance sheets of Alteon WebSystems, Inc. and subsidiaries (collectively, the "Company") as of June 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

San Jose, California
July 19, 2000
(July 28, 2000 as to Note 15)

                            ALTEON WEBSYSTEMS, INC.
                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT PAR VALUE AND SHARE AMOUNTS)

                                                             JUNE 30,   JUNE 30,
                                                               2000       1999
                                                             --------   --------
                          ASSETS
Current assets:
  Cash and equivalents....................................   $154,125   $29,766
  Short-term investments..................................     78,863        --
  Accounts receivable (net of allowances of $3,323 in 2000
     and $1,369 in 1999)..................................     28,733     3,853
  Inventories.............................................     15,515     2,632
  Prepaid expenses and other current assets...............      4,352       397
                                                             --------   -------
     Total current assets.................................    281,588    36,648
Property and equipment -- net.............................     17,133     3,931
Investments and other assets..............................      8,304        42
                                                             --------   -------
     Total................................................   $307,025   $40,621
                                                             ========   =======
           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................................   $ 16,948   $ 3,561
  Accrued compensation and benefits.......................      8,059     2,052
  Other accrued expenses..................................     13,592     3,607
  Current portion of note payable to bank.................        815     1,363
  Current portion of capital lease obligations............         72       348
  Deferred sales, net.....................................      5,277       176
  Income taxes payable....................................        470        53
                                                             --------   -------
     Total current liabilities............................     45,233    11,160
Note payable to bank......................................      1,427     1,798
Capital lease obligations.................................         --       121
Sublease deposits.........................................         93        93
                                                             --------   -------
     Total liabilities....................................     46,753    13,172
                                                             --------   -------
Commitments and contingencies (Notes 7 and 11)
  Stockholders' equity:
  Convertible preferred stock -- $0.001 par value;
     authorized, 15,000,000 shares: designated, 15,000,000
     shares; outstanding, 0 shares in 2000, 13,785,326
     shares in 1999 (liquidation preference $0 in 2000,
     and $58,272 in 1999).................................         --    58,294
  Common stock, $0.001 par value, authorized, 300,000,000
     shares; outstanding, 41,622,464 shares in 2000, and
     12,987,109 in 1999...................................    311,785     3,224
  Notes receivable from stockholders......................     (4,643)   (2,465)
  Deferred stock compensation.............................     (5,745)     (196)
  Accumulated deficit.....................................    (41,061)  (31,408)
  Accumulated other comprehensive loss....................        (64)       --
                                                             --------   -------
     Total stockholders' equity...........................    260,272    27,449
                                                             --------   -------
     Total................................................   $307,025   $40,621
                                                             ========   =======

                See notes to consolidated financial statements.

                            ALTEON WEBSYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       YEARS ENDED JUNE 30,
                                                  ------------------------------
                                                    2000       1999       1998
                                                  --------   --------   --------
Net sales......................................   $109,582   $ 26,254   $ 13,572
Cost of sales..................................     40,083     13,385      7,893
                                                  --------   --------   --------
  Gross profit.................................     69,499     12,869      5,679
Operating expenses:
  Sales and marketing..........................     49,291     13,061      6,485
  Research and development.....................     22,792     10,004      8,816
  General and administrative...................      7,010      2,538      1,505
  Stock compensation to consultants............      7,687         --         --
                                                  --------   --------   --------
     Total operating expenses..................     86,780     25,603     16,806
                                                  --------   --------   --------
Loss from operations...........................    (17,281)   (12,734)   (11,127)
Other income (expense):
  Interest income..............................      8,396        541        493
  Interest expense.............................       (355)      (277)      (171)
                                                  --------   --------   --------
Loss before income taxes.......................     (9,240)   (12,470)   (10,805)
Income tax expense.............................        413         73          1
                                                  --------   --------   --------
Net loss.......................................   $ (9,653)  $(12,543)  $(10,806)
                                                  ========   ========   ========
Basic and diluted loss per common share........   $  (0.32)  $  (1.65)  $  (2.18)
                                                  ========   ========   ========
Basic and diluted common shares used in             30,565      7,610      4,951
  computation..................................
                                                  ========   ========   ========

                See notes to consolidated financial statements.

                            ALTEON WEBSYSTEMS, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                          CONVERTIBLE                                   NOTES
                                        PREFERRED STOCK          COMMON STOCK         RECEIVABLE      DEFERRED      ACCUMULATED
                                     ---------------------   ---------------------       FROM          STOCK       COMPREHENSIVE
                                       SHARES      AMOUNT      SHARES      AMOUNT    STOCKHOLDERS   COMPENSATION       LOSS
                                     -----------   -------   ----------   --------   ------------   ------------   -------------
BALANCES, JUNE 30, 1997............    9,070,804   $21,721   11,329,059   $    345     $  (225)       $    --          $ --
Sale of Series B preferred stock
 (net of issuance cost of $2)......       84,000       503
Sale of Series C preferred stock
 (net of issuance cost of $20).....    1,093,960     7,638
Exercise of stock options..........                             336,092         59
Issuance of common stock for
 services..........................                             185,064         83
Exercise of stock options for notes
 receivable........................                           1,649,500        701        (701)
Issuance of stock options to
 consultants.......................                                             17
Repurchase of common stock in
 exchange for notes receivable.....                            (776,223)       (84)         67
Repurchase of founder's stock......                          (1,132,689)       (42)
Repayment of notes receivable......                                                         11
Net loss...........................
                                     -----------   -------   ----------   --------     -------        -------          ----
BALANCES, JUNE 30, 1998............   10,248,764    29,862   11,590,803      1,079        (848)            --            --
Sale of Series C preferred stock
 (net of issuance cost of $20).....    1,041,730     7,271
Sale of Series D preferred stock
 (net of issuance cost of $45).....    2,494,832    21,161
Exercise of stock options..........                             159,417         74
Issuance of common stock for
 services..........................                              60,889        171
Exercise of stock options for notes
 receivable........................                           1,298,187      1,714      (1,714)
Issuance of stock options to
 consultants.......................                                             22
Repurchase of common stock in
 exchange for notes receivable.....                            (122,187)       (45)         30
Repayment of notes receivable......                                                         67
Deferred compensation..............                                            209                       (209)
Amortization of deferred
 compensation......................                                                                        13
Net loss...........................
                                     -----------   -------   ----------   --------     -------        -------          ----
BALANCES, JUNE 30, 1999............   13,785,326    58,294   12,987,109      3,224      (2,465)          (196)           --
Sale of Series D preferred stock
 (net of issuance cost of $45).....        5,168        44
Conversion of preferred stock to
 common stock in conjection with
 initial public offering...........  (13,790,494)  (58,338)  20,685,724     58,338
Issuance of common stock in
 connection with initial public
 offering (net of issuance costs of
 $7,821)...........................                           4,600,000     79,579
Issuance of common stock in
 connection with follow-on offering
 (net of issuance costs of
 $8,740)...........................                           1,535,506    150,185
Common stock issued under employee
 stock purchase plans..............                              76,988      1,243
Exercise of stock options..........                           1,047,414      1,775
Issuance of common stock for
 services..........................                              26,272        410
Exercise of stock options for notes
 receivable........................                             772,956      3,764      (3,764)
Issuance of stock options to
 consultants.......................                                          7,687
Repurchase of common stock in
 exchange for notes receivable.....                            (109,505)      (247)        247
Repayment of notes receivable......                                                      1,339
Deferred compensation..............                                          5,827                     (5,827)
Amortization of deferred
 compensation......................                                                                       278
Unrealized loss on investments.....                                                                                     (64)
Net loss...........................
                                     -----------   -------   ----------   --------     -------        -------          ----
BALANCES, JUNE 30, 2000............           --   $    --   41,622,464   $311,785     $(4,643)       $(5,745)         $(64)
                                     ===========   =======   ==========   ========     =======        =======          ====


                                     ACCUMULATED   STOCKHOLDERS
                                       DEFICIT      '92 EQUITY
                                     -----------   ------------
BALANCES, JUNE 30, 1997............   $ (8,059)      $ 13,782
Sale of Series B preferred stock
 (net of issuance cost of $2)......                       503
Sale of Series C preferred stock
 (net of issuance cost of $20).....                     7,638
Exercise of stock options..........                        59
Issuance of common stock for
 services..........................                        83
Exercise of stock options for notes
 receivable........................                        --
Issuance of stock options to
 consultants.......................                        17
Repurchase of common stock in
 exchange for notes receivable.....                       (17)
Repurchase of founder's stock......                       (42)
Repayment of notes receivable......                        11
Net loss...........................    (10,806)       (10,806)
                                      --------       --------
BALANCES, JUNE 30, 1998............    (18,865)        11,228
Sale of Series C preferred stock
 (net of issuance cost of $20).....                     7,271
Sale of Series D preferred stock
 (net of issuance cost of $45).....                    21,161
Exercise of stock options..........                        74
Issuance of common stock for
 services..........................                       171
Exercise of stock options for notes
 receivable........................                        --
Issuance of stock options to
 consultants.......................                        22
Repurchase of common stock in
 exchange for notes receivable.....                       (15)
Repayment of notes receivable......                        67
Deferred compensation..............                        --
Amortization of deferred
 compensation......................                        13
Net loss...........................    (12,543)       (12,543)
                                      --------       --------
BALANCES, JUNE 30, 1999............    (31,408)        27,449
Sale of Series D preferred stock
 (net of issuance cost of $45).....                        44
Conversion of preferred stock to
 common stock in conjection with
 initial public offering...........                        --
Issuance of common stock in
 connection with initial public
 offering (net of issuance costs of
 $7,821)...........................                    79,579
Issuance of common stock in
 connection with follow-on offering
 (net of issuance costs of
 $8,740)...........................                   150,185
Common stock issued under employee
 stock purchase plans..............                     1,243
Exercise of stock options..........                     1,775
Issuance of common stock for
 services..........................                       410
Exercise of stock options for notes
 receivable........................                        --
Issuance of stock options to
 consultants.......................                     7,687
Repurchase of common stock in
 exchange for notes receivable.....                        --
Repayment of notes receivable......                     1,339
Deferred compensation..............                        --
Amortization of deferred
 compensation......................                       278
Unrealized loss on investments.....                       (64)
Net loss...........................     (9,653)        (9,653)
                                      --------       --------
BALANCES, JUNE 30, 2000............   $(41,061)      $260,272
                                      ========       ========

                See notes to consolidated financial statements.

                            ALTEON WEBSYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                         YEARS ENDED JUNE 30,
                                                    -------------------------------
                                                      2000        1999       1998
                                                    ---------   --------   --------
Cash flows from operating activities:
  Net loss........................................  $  (9,653)  $(12,543)  $(10,806)
  Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation and amortization................      2,865      1,688        907
     Amortization of deferred compensation........        278         13         --
     Deferred rent................................        (28)       240         93
     Issuance of common stock for services........        410        171         83
     Issuance of stock options to consultants.....      7,687         22         17
     Changes in assets and liabilities:
       Accounts receivables.......................    (24,880)    (1,286)    (2,477)
       Inventories................................    (12,883)     2,274     (4,474)
       Prepaid expenses and other current
          assets..................................     (3,955)      (131)      (177)
       Accounts payable...........................     13,387      1,120      1,606
       Accrued compensation and related
          liabilities.............................      6,007        749        665
       Other accrued expenses.....................     15,531      2,066      1,239
                                                    ---------   --------   --------
          Net cash used in operating activities...     (5,234)    (5,617)   (13,324)
                                                    ---------   --------   --------
Cash flows from investing activities:
  Maturities of short-term investments............     42,275         --         --
  Purchases of short-term investments.............   (120,794)        --         --
  Purchases of property and equipment.............    (16,472)    (2,926)    (2,049)
  Investments and other assets....................     (8,265)        21        (24)
                                                    ---------   --------   --------
          Net cash used in investing activities...   (103,256)    (2,905)    (2,073)
                                                    ---------   --------   --------
Cash flows from financing activities:
  Net proceeds from sale of preferred stock.......         44     28,432      8,141
  Borrowings under note payable...................         --      2,465      1,535
  Repayments of note payable......................       (919)      (749)       (90)
  Proceeds from issuance of common stock in public
     offerings....................................    229,764         --         --
  Proceeds from stock issued under employee
     benefit plans, net of repurchases............      3,018         59         42
  Repurchase of founder's stock...................         --         --        (42)
  Repayments of note receivable for common
     stock........................................      1,339         67         11
  Repayments of capital lease obligations.........       (397)      (231)      (197)
  Borrowings under line of credit.................         --       (802)       802
                                                    ---------   --------   --------
          Net cash provided by financing
             activities...........................    232,849     29,241     10,202
                                                    ---------   --------   --------
Net increase (decrease) in cash and equivalents...    124,359     20,719     (5,195)
Cash and equivalents, beginning of period.........     29,766      9,047     14,242
                                                    ---------   --------   --------
Cash and equivalents, end of period...............  $ 154,125   $ 29,766   $  9,047
                                                    =========   ========   ========
Noncash investing and financing activities:
  Exercise of stock options for notes receivable,
     net of repurchases...........................  $   3,517   $  1,714   $    634
Additional cash flow information:
  Interest paid...................................  $     363   $    276   $    167
  Taxes paid......................................         10         20          1

                See notes to consolidated financial statements.

                            ALTEON WEBSYSTEMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    YEARS ENDED JUNE 30, 2000, 1999 AND 1998

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Organization. Alteon WebSystems, Inc., formerly Alteon Networks, Inc. and Acteon Networks, Inc. (the "Company"), develops, markets and supports Web data center products which are designed to meet the challenges of managing Web traffic as well as providing the high performance and availability of networking infrastructure solutions. The Company was incorporated in Delaware on March 18, 1996.

     Basis of Consolidation. The consolidated financial statements include the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Credit Risk. Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and equivalents, short-term investments, and accounts receivable. Banking with creditworthy institutions mitigates risks associated with cash equivalents. The Company generally invests in instruments with an investment credit rating of A1/P1 or better. To reduce credit risk, the Company performs ongoing credit evaluations of its customers' financial condition and limits the amount of credit extended when considered necessary, but generally requires no collateral. The Company maintains allowances for potential bad debt losses.

     Concentration of Manufacturing and Components. The Company uses a third party in Thailand to manufacture most of its products. In addition, the Company purchases a critical component, a custom integrated circuit, which is available from a single supplier. These concentrations expose the Company to the risk of manufacturing delays and the possibility of lost sales.

     Financial Instruments. The Company's financial instruments include cash and equivalents, short-term investments, notes receivable from stockholders and long-term obligations. At June 30, 2000 and 1999, the fair values of these financial instruments approximated their financial statement carrying amounts.

     Cash and Equivalents. The Company considers all highly liquid investments purchased with a maturity of three months or less at the date of acquisition to be cash equivalents. Included in cash and equivalents are interest bearing certificates of deposit, bonds, commercial paper, municipal bonds, and government securities, with rates from 5.5% to 7.2%, totaling $148.3 million and $22.5 million at June 30, 2000 and 1999, respectively.

     Short-term Investments. Short-term investments consist of investments acquired with maturities exceeding three months but less than two years. While the Company's intent is to hold debt securities to maturity, consistent with Statement of Financial Accounting Standards

                            ALTEON WEBSYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

No. 115, Accounting for Certain Investments in Debt and Equity Securities, we have classified all debt securities and all investments in equity securities that have readily determinable fair values as available-for-sale, as the sale of such securities may be required prior to maturity to implement management strategies. Such securities are reported at fair value, with unrealized gains or losses excluded from earnings and included in other comprehensive income, net of applicable taxes. The cost of securities sold is based on the specific identification method. Realized gains or losses and declines in value, if any, judged to be other than temporary are reported in interest and income, net in the consolidated statements of operations.

     Inventory. Inventory is stated at the lower of standard cost (first-in, first-out) or market.

     Property and Equipment. Property and equipment is stated at cost. Depreciation and amortization is computed using the straight-line method over the lesser of estimated useful lives of three years, or the remaining lease term.

     Long-Lived Assets. The Company evaluates the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the carrying value of the asset may be impaired. An impairment loss is recognized when estimated future cash flows expected to result from the use of the asset, including disposition, are less than the carrying value of the asset.

     Revenue Recognition. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed and determinable, and collectibility is reasonably assured. Revenue is recognized upon shipment to both resellers and end users. Service contract revenue is recognized over the life of the service contract agreement. Revenues are recorded net of sales returns and allowances. Product warranty costs are accrued when revenue is recognized.

     Research and Development. The costs of the development of hardware products and enhancements to existing hardware products are expensed as incurred. The costs for the development of new software products that are included in the hardware products and substantial enhancements to such existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized. Because the Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.

     Advertising. Cooperative advertising obligations are expensed at the time the related revenues are recognized. All other advertising costs are expensed as incurred and approximated $2.4 million, $209,000 and $54,000 in fiscal 2000, 1999 and 1998, respectively.

     Stock-Based Compensation. The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees.

     Loss Per Common Share. Basic loss per common share is computed by dividing loss attributable to common stockholders by the weighted-average number of common shares

                            ALTEON WEBSYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

outstanding for the period (excluding shares subject to repurchase). Diluted loss per common share is computed by dividing loss attributable to common stockholders by the weighted-average number of common shares and potentially dilutive common securities outstanding for the period. Potentially dilutive common shares are excluded from the computation in loss periods as their effect would be antidilutive.

     New Accounting Pronouncements. In December 1999, the staff of the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101). SAB 101 summarized certain of the SEC's views in applying generally accepted accounting principles
(GAAP) to revenue recognition in financial statements. The SEC is also developing additional guidance for SAB 101. The Company is required to adopt SAB 101 in the fourth quarter of fiscal 2001 and the effects, if any, are required to be recorded through a retroactive cumulative effect adjustment as of the beginning of that fiscal year, with a restatement of all prior interim quarters in that year. The Company has not yet determined the impact, if any, of SAB 101 on the Company's financial statements.

     In June 1998, the FASB issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities. In June 1999, the FASB issued SFAS 137, Accounting for Derivative Instruments and Hedging Activities -- Deferral of Effective Date of SFAS 133. These statements require companies to record derivatives in the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the fair market values of those derivatives instruments would be accounted for depending on the use of the instrument and whether it qualifies for hedge accounting. SFAS No. 133 will be effective for the Company's fiscal year ending June 30, 2001. Management is in the process of evaluating any impact on the Company's financial condition or results of operations resulting from these statements.

     Foreign Currency Transactions. The majority of the Company's sales and expenses are denominated in US dollars. Gains or losses from foreign currency translation are included in other income and were insignificant for all periods presented.

     Reclassifications. Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on net loss or stockholders' equity.

                            ALTEON WEBSYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.   SHORT-TERM INVESTMENTS

     Available-for-sale securities consist of the following at June 30, 2000 (in thousands):

                                                       GROSS        GROSS
                                         AMORTIZED   UNREALIZED   UNREALIZED   ESTIMATED
              INVESTMENT                   COST        GAINS        LOSSES     FAIR VALUE
              ----------                 ---------   ----------   ----------   ----------
Commercial paper.......................   $24,649     $    --      $   (21)     $24,628
Certificates of deposit................     7,002           3           --        7,005
Corporate debt securities..............     8,016          --          (14)       8,002
Government securities..................    39,260          --          (32)      39,228
                                          -------     -------      -------      -------
                                          $78,927     $     3      $   (67)     $78,863
                                          =======     =======      =======      =======

     All short-term investments mature within one year and the contractual value of available for-sale debt securities at June 30, 2000 is as follows (in thousands):

                                                           AMORTIZED    ESTIMATED
                                                             COST       FAIR VALUE
                                                           ---------    ----------
Short-term investments.................................     $78,927      $78,863

     There were no short-term investments at June 30, 1999.

3.   INVENTORY

     Inventory consists of the following (in thousands):

                                                                  JUNE 30,
                                                              -----------------
                                                               2000      1999
                                                              -------   -------
Raw materials...............................................  $ 7,647   $   973
Work-in-process.............................................    1,051       394
Finished goods..............................................    1,181       496
Inventory at manufacturer in Thailand.......................    5,636       769
                                                              -------   -------
  Total.....................................................  $15,515   $ 2,632
                                                              =======   =======

                            ALTEON WEBSYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.   PROPERTY AND EQUIPMENT, NET

     Property and equipment, net consist of the following (in thousands):

                                                                  JUNE 30,
                                                              -----------------
                                                               2000       1999
                                                              -------    ------
Computers, equipment and software.........................    $19,954    $4,653
Furniture and fixtures....................................      1,371       778
Leasehold improvements....................................      1,922     1,347
                                                              -------    ------
                                                               23,247     6,778
Accumulated depreciation and amortization.................     (6,114)   (2,847)
                                                              -------    ------
                                                              $17,133    $3,931
                                                              =======    ======

5.   INVESTMENTS AND OTHER ASSETS

     Included in investments and other assets are the Company's privately held corporate equity securities in certain technology companies totaling $8.0 million as of June 30, 2000. Investments in equity securities are carried at the lower of cost or market. The Company's policy is to regularly review the assumptions underlying the financial performance of these privately held companies and, if and when the Company determines that a decline in fair value below the cost basis is other than temporary, the related investment is written down to its fair value.

6.   OTHER ACCRUED EXPENSES

     Other accrued expenses consist of the following (in thousands):

                                                                  JUNE 30,
                                                              -----------------
                                                               2000       1999
                                                              -------    ------
                                                               (IN THOUSANDS)
Accrued warranty..........................................    $ 2,026    $  893
Marketing and related accruals............................      1,149       275
Professional fees and related accruals....................      4,785       907
Accrued channel commission................................      1,240        --
Deferred rent.............................................        371       399
Customer prepaids.........................................        369       535
Sales tax payable.........................................        879        94
Other.....................................................      2,773       504
                                                              -------    ------
          Total...........................................    $13,592    $3,607
                                                              =======    ======

7.   LINE OF CREDIT AND NOTE PAYABLE TO BANK

     During fiscal 1998, the Company obtained a revolving bank line of credit, under which the Company could borrow up to $1,500,000 subject to a $750,000 sublimit on letter of

                            ALTEON WEBSYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

credit issuances. In December 1998, the line was increased to $3,000,000. In September 1999, the line was increased to $12 million, subject to a $1.5 million sublimit on letter of credit issuances. The line of credit will mature in December 2000. At June 30, 2000 and 1999, there were no borrowings outstanding under the revolving bank line of credit. There is an outstanding irrevocable standby letter of credit in the amount of approximately $207,000. Borrowings under the line of credit agreement bear interest at a rate equal to three quarters percentage point (0.75%) above the bank's prime rate (10.25% at June 30, 2000) and are collateralized by substantially all of the Company's assets.

     The Company entered into a borrowing arrangement in March 1998 which was modified in December 1998 to borrow up to $4,000,000 for the purchase of equipment. At June 30, 2000, the borrowings bear interest at a rate equal to three-quarters of one percentage point (0.75%) above the bank's prime rate (10.25% at June 30, 2000) and are collateralized by a continuing security interest in all equipment collateral, as defined in the agreement. Each draw on the loan is payable in either 34 equal monthly installments of principal and interest. At June 30, 2000, the Company had approximately $2.2 million outstanding, payable through June 2002.

     The line of credit also contains restrictive covenants, including a minimum quick ratio of 1.5:1 and tangible net worth of at least $10 million. The loan agreement has negative convenants prohibiting us from paying dividends without prior written consent from the bank. At June 30, 2000, the Company was in compliance with all covenants.

8.   LEASE COMMITMENTS

     Equipment with a net book value of approximately $0 and $136,000 at June 30, 2000 and 1999, respectively (net of accumulated amortization of approximately $1,026,000 and $890,000, respectively), was leased under capital leases. Under the lease agreement, the Company has the option to make a balloon lease payment equal to 20% of the equipment's original purchase price or to extend the lease for an additional 12 months at the end of the lease period at a rate of 1.85% per month on the equipment's original purchase price.

     The Company leases its primary facility under a noncancelable operating lease expiring through May 2003. Rent expense was approximately $1.3 million, $1.1 million, and $414,000 in the years ended June 30, 2000, 1999 and 1998, respectively. One of the Company's facility leases is secured by a $207,000 letter of credit.

     Effective September 1998, the Company subleased one of its facilities. The cash received from this lease was $209,000 and $169,000 for the years ended June 30, 2000 and 1999, respectively. The cash to be received over the remaining lease term is $195,000. Effective July 1999, the Company subleased a portion of another facility for 34 months. Cash received from this lease was $414,000 for the year ended June 30, 2000. The cash to be received over the remaining lease term is $807,000. In connection with these subleases, the Company has deposits of $93,000 at June 30, 2000 and 1999 from the lessees.

                            ALTEON WEBSYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     At June 30, 2000 minimum future lease payments are as follows, excluding sublease income discussed above (in thousands):

                                                             CAPITAL    OPERATING
                  YEAR ENDING JUNE 30,                       LEASES      LEASES
                  --------------------                       -------    ---------
2001.....................................................      $75       $2,260
2002.....................................................       --        1,419
2003.....................................................       --        2,734
2004.....................................................       --          146
2005.....................................................       --          110
Thereafter...............................................       --           --
                                                               ---       ------
Total minimum lease payments.............................       75       $6,669
                                                                         ======
Amount representing interest.............................       (3)
                                                               ---
Present value of minimum lease payments..................       72
Current portion..........................................       72
                                                               ---
Long-term portion........................................      $ 0
                                                               ===

9.   STOCKHOLDERS' EQUITY

STOCK SPLIT

     During June 1999, the Company's stockholders approved a stock split of three shares of common stock for every two shares of outstanding common stock. All share and per share amounts have been adjusted to give effect to these changes.

INITIAL AND FOLLOW-UP PUBLIC OFFERINGS OF STOCK

     On September 29, 1999, the Company completed the sale of 4.6 million shares of common stock in an underwritten initial public offering at a price of $19.00 per share. Offering proceeds to the Company, net of the underwriting discount and aggregate expenses of approximately $7.8 million, were approximately $79.6 million. Simultaneously with the closing of the initial public offering, all 13,790,494 shares of the Company's outstanding convertible preferred stock were converted into 20,685,724 shares of common stock at a conversion rate of 1.5-to-1.

     On January 31, 2000, the Company completed the sale of 5 million shares of its common stock at a price of $103.50 per share. Of the shares that were offered, the Company sold 1,250,000 shares and its stockholders sold 3,750,000 shares. The underwriters exercised the related overall allotment option on February 25, 2000 at which time the Company sold an additional 285,506 shares and its stockholders sold an additional 214,494 shares. Offering proceeds to the Company, net of underwriting discounts and aggregate expenses of approximately $8.7 million, were approximately $150.2 million.

                            ALTEON WEBSYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

RESTRICTED STOCK

     The Company has the right to repurchase the unvested portion of restricted common stock at the original purchase price. The Company's right to purchase these shares expires over 48 months from the grant date. Additionally, certain officers and employees exercised unvested stock options with full recourse notes. The related shares of common stock are subject to repurchase by the Company at the original purchase price per share upon the purchaser's cessation of service prior to the vesting of such shares. The restricted stock continues to vest in accordance with the terms of the original stock option. The related notes bear interest at 6.5% and mature three years from the loan date. At June 30, 2000, 2,007,596 outstanding shares of such stock were subject to repurchase.

STOCK OPTIONS

     Under the 1999 Equity Incentive Plan (formerly the 1996 Stock Option Plan), incentive stock options may be granted to employees and nonstatutory stock options may be granted to employees, non-employees and directors. The number of common shares reserved under the Plan was increased to 21,385,069 in June 2000. The share reserve will increase each year, from June 30, 2000 to June 30, 2009, by 5% of the outstanding shares of common stock. The number of shares available as incentive stock options may not exceed 21,385,069. Incentive stock options are granted at fair market value (as determined by the Board of Directors) at the date of grant; nonstatutory options may be granted at 85% of fair market value. Options are exercisable at any time with any unvested shares subject to repurchase at the original exercise price. Options generally vest over four years and expire ten years from the date of grant. Upon a change in ownership of the Company (as defined in the Plan), 25% of the unvested shares become vested.

     Under the 2000 Nonstatutory Equity Incentive Plan, nonstatutory stock options may be granted to employees and non-employees. The number of common shares reserved under the Plan was increased to 4,000,000 in May 2000. The number of shares available as nonstatutory stock options may not exceed 4,000,000. Nonstatutory stock options are granted at fair market value (as determined by the Board of Directors) at the date of grant, and may be granted at 85% of fair market value. Options are exercisable at any time with any unvested shares subject to repurchase at the original exercise price. Options generally vest over four years and expire ten years from the date of grant. Upon a change in ownership of the Company (as defined in the Plan), 25% of the unvested shares become vested.

                            ALTEON WEBSYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Option activity under the plans is as follows:

                                                     NUMBER OF    WEIGHTED AVERAGE
                                                       SHARES      EXERCISE PRICE
                                                     ----------   ----------------
Outstanding, July 1, 1997..........................   1,555,688        $ 0.21
Granted (weighted average fair value of $0.13 per
  share)...........................................   3,237,375          0.49
Exercised..........................................  (1,985,592)         0.38
Canceled...........................................    (440,096)         0.17
                                                     ----------        ------
Outstanding, June 30, 1998.........................   2,367,375          0.45
Granted (weighted average fair value of $0.51 per
  share)...........................................   3,909,300          2.93
Exercised..........................................  (1,457,604)         1.23
Canceled...........................................    (480,407)         0.54
                                                     ----------        ------
Outstanding, June 30, 1999.........................   4,338,664          2.42
Granted (weighted average fair value of $41.10 per
  share)...........................................   7,872,650         40.75
Exercised..........................................  (1,820,370)         3.04
Canceled...........................................    (440,378)        15.56
                                                     ----------        ------
Outstanding, June 30, 2000.........................   9,950,566        $32.01
                                                     ==========        ------

     At June 30, 2000, the Company had reserved shares of common stock for issuance under its stock option plans of 25,385,069 shares, and 5,278,050 shares were available for future grants under the plans.

     Additional information regarding options outstanding as of June 30, 2000 is as follows:

                                                NUMBER OUTSTANDING
                                                 WEIGHTED AVERAGE
                                                    REMAINING
                                    OPTIONS      CONTRACTUAL LIFE    WEIGHTED AVERAGE
    RANGE OF EXERCISE PRICES      OUTSTANDING        (YEARS)          EXERCISE PRICE
    ------------------------      -----------   ------------------   ----------------
$0.05 - 2.00....................   1,619,270           8.12               $ 1.31
2.83 - 11.00....................   1,065,343           8.65                 5.59
14.00 - 14.00...................   1,459,776           9.18                14.00
19.00 - 43.75...................   1,640,571           9.61                34.01
45.19 - 54.00...................   1,154,000           9.92                47.83
54.31 - 54.31...................   2,053,147           9.63                54.31
64.00 - 85.50...................     882,459           9.54                68.61
87.00 - 87.00...................       1,500           9.51                87.00
91.69 - 91.69...................       7,000           9.99                91.69
91.88 - 91.88...................      67,500           9.99                91.88
                                   ---------           ----               ------
$0.05 - 91.88...................   9,950,566           9.24               $32.01
                                   =========           ----               ------

STOCK AND STOCK OPTIONS GRANTED TO NON-EMPLOYEES

     The Company has granted equity instruments to non-employees for consulting and other services. During fiscal 2000 and 1999 the Company issued 26,272 and 60,889 shares of

                            ALTEON WEBSYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

common stock to non-employees in exchange for services. The fair value (as determined by the Board of Directors) of the common stock issuances totaled $410,000 and $171,000 in 2000 and 1999, respectively, and was expensed at the time of issuance.

     The Company has also granted stock options to non-employees with vesting periods historically ranging from six months to three years. Stock options issued to non-employees are accounted for in accordance with the provisions of SFAS No. 123 Accounting for Stock-Based Compensation and Emerging Issues Task Force Issues (EITF) No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services. In fiscal 2000, in connection with the changes to the vesting period of these options, the Company expensed $7.7 million. In fiscal 1999, the Company expensed $22,000 related to the vesting of these options.

1999 EMPLOYEE STOCK PURCHASE PLAN

     In June 1999, the Board approved the 1999 Employee Stock Purchase Plan (the "ESPP"), which allows eligible employees of the Company to purchase common stock through payroll deductions. A total of 1,500,000 shares of the Company's common stock have been reserved for issuance under the ESPP. The share reserve will increase every year, starting in 2000, by the greater of 1% of outstanding shares or the number of shares issued under the ESPP in the last twelve months, up to a maximum of 24,000,000 shares over a ten-year period. The purchase price is the lower of 85% of the fair market value of the common stock on the day the employee began participating in the offering, or 85% of the fair market value of the shares on the date of purchase.

ADDITIONAL STOCK PLAN INFORMATION

     As discussed in Note 1, the Company continues to account for its employee stock-based awards using the intrinsic value method in accordance with APB No. 25, Accounting for Stock Issued to Employees, and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements, because the fair value of common stock at the grant date is not greater than the option exercise price.

     SFAS No. 123, Accounting for Stock-Based Compensation, requires the disclosure of pro forma net loss as though the Company had adopted the fair value method as of the beginning of fiscal 1996. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company's stock option awards. These models also require subjective assumptions, including estimated stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black Scholes pricing method with the following weighted average assumptions: expected life, two years average risk-free interest rates, approximately 6.3% in 2000 and 4.8% in 1999 and 5.6% in 1998 for the stock option plans, and approximately 6.1% in 2000 for the ESPP; and no dividends during the expected term; and

                            ALTEON WEBSYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

volatility of 85% for 2000. The Company's calculations are based on a multiple option valuation approach, and forfeitures are recognized as they occur.

     If the computed fair values of the 2000, 1999 and 1998 awards had been amortized to expense over the vesting period of the awards, pro forma net loss for June 30, 2000, 1999 and 1998 would have been as follows:

                                                     2000       1999       1998
                                                   --------   --------   --------
Net loss:
  As reported...................................   $ (9,653)  $(12,543)  $(10,806)
  Pro forma.....................................   $(27,956)  $(12,817)  $(10,933)
  Loss per share -- basic and diluted...........   $  (0.32)  $  (1.65)  $  (2.18)
  Pro forma -- basic and diluted................   $  (0.91)  $  (1.68)  $  (2.21)

10. INCOME TAXES

     No federal income taxes were provided in 2000, 1999, and 1998 due to the Company's net operating losses. The provision for income taxes for these periods represents state minimum franchise taxes and foreign income taxes of $413,000, $73,000 and $1,000 for 2000, 1999 and 1998, respectively. Deferred tax assets have been fully reserved as the Company believes that, due to its history of operating losses and the expiration dates of the carryforwards, it is more likely than not that such benefits will not be realized.

     The provision for income taxes differs from the amount computed by applying the federal statutory income tax rate to the loss before income taxes as follows:

                                                            YEARS ENDED JUNE 30,
                                                            ---------------------
                                                            2000    1999    1998
                                                            -----   -----   -----
Taxes computed at federal statutory rate.................   (35.0)% (35.0)% (35.0)%
State income taxes, net of federal benefit...............   (19.8)   (8.2)   (8.4)
Federal research and development credit..................   (15.8)   (3.9)   (4.1)
Foreign losses benefited at rates lower than the U.S.....    23.7     0.0     0.0
Other....................................................     5.1     6.7    (4.1)
Change in valuation allowance............................    46.3    41.0    51.6
                                                            -----   -----   -----
  Total provision........................................     4.5%    0.6%    0.0%
                                                            =====   =====   =====

     Deferred tax assets at are comprised of the following:

                                                             YEARS ENDED JUNE 30,
                                                             ---------------------
                                                               2000        1999
                                                             ---------   ---------
Accruals and reserves.....................................   $  6,099    $  2,171
Net operating loss and tax credits carried forwards.......     24,522       9,435
Depreciation..............................................        613         443
Capitalized expenses......................................      3,346       2,128
                                                             --------    --------
  Total gross deferred tax asset before valuation
     allowance............................................     34,580      14,177
Valuation allowance.......................................    (34,580)    (14,177)
                                                             --------    --------
  Net deferred tax assets.................................   $      0    $      0
                                                             ========    ========

                            ALTEON WEBSYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Included in the deferred assets are approximately $16,124,000 of tax benefit related to equity transactions which will be credited to stockholders' equity if and when realized after the other tax deductions in the carryforwards have been realized.

     At June 30, 2000, the Company had federal and state net operating loss carryforwards of approximately $51,992,000 and $9,641,000 available to reduce future federal and state taxable income, respectively. The federal and state carryforwards begin to expire in 2012 and 2005, respectively. The Company also has research and development credit carryforwards of approximately $3,814,000 and $2,136,000 available to offset future federal and state income taxes, respectively, as of June 30, 2000. These federal carryforwards begin to expire in 2012. The Company also has a state investment tax credit of approximately $981,000 as of June 30, 2000 which begins to expire in 2007. The extent to which the loss and credit carryforwards can be used to offset future taxable income or taxes may be limited, depending on the extent of ownership changes within any three-year period as provided by the Internal Revenue Code and applicable California state tax law.

11. CONTINGENCIES

     The Company is involved in litigation in the normal course of business. Management does not believe the ultimate outcome of any such matters will have a material adverse effect on the Company's consolidated financial statements.

12. BUSINESS SEGMENT AND GEOGRAPHIC INFORMATION

     The Company operates in one reportable segment.

     In fiscal 2000, no individual customer accounted for 10% or more of net sales. The Company had sales, net of sales returns, to individual customers in excess of 10% of net sales as follows:

                                                                YEARS ENDED
                                                                  JUNE 30
                                                                ------------
                          CUSTOMER                              1999    1998
                          --------                              ----    ----
A (Stockholder).............................................     14%     10%
B...........................................................      *      42
C (Stockholder).............................................      *      14
D...........................................................     10       *
E...........................................................     10       *

-------------------------

*   less than 10%

     On June 30, 2000, the Company had no accounts receivable from individual customer in excess of 10% of gross accounts receivable. On June 30, 1999, one customer represented 16% of gross accounts receivable. On June 30, 1998, two customers represented 12% and 10% of gross accounts receivable, respectively.

                            ALTEON WEBSYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Sales to customers by geographic area are as follows (in thousands):

                                                       YEARS ENDED JUNE 30,
                                                  ------------------------------
                                                    2000       1999       1998
                                                  --------    -------    -------
United States.................................    $ 64,797    $19,716    $ 9,652
United Kingdom................................       7,237      1,221        289
Korea.........................................       7,603        721         94
Japan.........................................      10,417      1,611      2,981
Other.........................................      19,528      2,985        556
                                                  --------    -------    -------
  Total.......................................    $109,582    $26,254    $13,572
                                                  ========    =======    =======

     Substantially all the Company's long-lived assets are in the United States.

13. NET LOSS PER SHARE

     The following is a reconciliation of the denominators used in computing basic and diluted net loss per share (in thousands):

                                                         YEARS ENDED JUNE 30,
                                                       -------------------------
                                                        2000      1999     1998
                                                       ------    ------   ------
Shares (denominator):
Weighted average common shares outstanding..........   32,861    12,004   10,775
Less weighted average common shares outstanding
  subject to Repurchase.............................    2,296     4,394    5,824
                                                       ------    ------   ------
  Shares used in computation, basic and diluted.....   30,565     7,610    4,951
                                                       ======    ======   ======

     For fiscal 2000, 1999 and 1998, the Company had securities outstanding which could potentially dilute basic earnings per share in the future, but were excluded in the computation of diluted net loss per share in the periods presented as their effect would have been antidilutive. Such outstanding securities consist of the following at June 20, 2000:

                                                     YEARS ENDED JUNE 30,
                                              -----------------------------------
                                                2000         1999         1998
                                              ---------   ----------   ----------
Preferred stock............................          --   20,677,972   15,373,134
Stock options..............................   4,771,776    4,338,664    2,367,375
                                              ---------   ----------   ----------
  Total....................................   4,771,776   25,016,636   17,740,509
                                              =========   ==========   ==========

14. RELATED PARTY TRANSACTIONS

     During the years ended June 30, 2000, 1999 and 1998, the Company had net sales to a related party shareholder of $6.0 million, $3.7 million and $1.2 million, respectively. The related amounts receivable are $1.1 million, $0.8 million, and $0.2 million, respectively.

                            ALTEON WEBSYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     During the same periods, the Company had net sales to another related party shareholder of $7.6 million, $1.0 million, and $1.9 million, respectively. The related amounts receivable are $2.4 million at June 30, 2000. Net prepaid amounts from this customer were $0.4 million and $0.6 million at June 30, 1999 and 1998, respectively.

     A related party has provided manufacturing services during the years ended June 30, 2000, 1999 and 1998. The total value of inventory purchased from the related party is $15.8 million, $8.7 million and $2.0 million, respectively. The related amounts payable are $1.7 million, $0.8 million and $0.9 million, respectively.

15. SUBSEQUENT EVENTS

     On July 17, 2000, the Company completed the acquisition of Pharsalia Technologies, Inc. ("Pharsalia") for approximately $221 million in a stock-for-stock transaction. The Company issued an aggregate of approximately
1.4 million shares of common stock for all outstanding shares of Pharsalia common stock, and assumed all outstanding options of Pharsalia. Pharsalia develops Internet infrastructure software products that allow companies to expand their Web presence through enhanced content delivery.

     On July 28, 2000, Nortel Networks Corporation and the Company announced the signing of a definitive agreement for Nortel Networks Corporation to acquire the Company in an all-stock purchase transaction. Under the agreement, Nortel Networks Corporation will issue 1.83148 shares of Nortel Networks Corporation common stock for each share of the Company's common stock. The boards of directors of both companies have approved the transaction. The acquisition, which is subject to customary regulatory and the Company's stockholders' approval, is expected to close in second quarter of the Company's fiscal 2001. The acquisition triggers the accelerated vesting of certain employee stock options (see Note 9).

                                                                         ANNEX A
                                                               EXECUTION VERSION

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          NORTEL NETWORKS CORPORATION,

                                  DARIUS CORP.

                                      AND

                            ALTEON WEBSYSTEMS, INC.

                           DATED AS OF JULY 28, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I CERTAIN DEFINITIONS...............................   A-4
  1.01.  Certain Definitions................................   A-4
ARTICLE II THE MERGER; EFFECTS OF THE MERGER................   A-9
  2.01.  The Merger.........................................   A-9
  2.02.  Effective Date and Effective Time..................  A-10
  2.03.  Tax Consequences...................................  A-10
ARTICLE III CONVERSION OF SHARES; EXCHANGE PROCEDURES.......  A-10
  3.01.  Conversion of Shares...............................  A-10
  3.02.  Issuance of Shares of the Surviving Corporation....  A-10
  3.03.  Rights as Stockholders; Stock Transfers............  A-11
  3.04.  Fractional Shares..................................  A-11
  3.05.  Exchange Procedures................................  A-11
  3.06.  Anti-Dilution Provisions...........................  A-12
  3.07.  Stock Options and Other Stock Plans................  A-12
ARTICLE IV ACTIONS PENDING MERGER...........................  A-16
  4.01.  Forbearances of the Company........................  A-16
  4.02.  Forbearances of Nortel Networks....................  A-19
ARTICLE V REPRESENTATIONS AND WARRANTIES....................  A-19
  5.01.  Representations and Warranties of the Company......  A-19
  5.02.  Representations and Warranties of Nortel Networks
     and Sub................................................  A-31
ARTICLE VI COVENANTS........................................  A-34
  6.01.  Reasonable Efforts.................................  A-34
  6.02.  Stockholder Approvals..............................  A-35
  6.03.  Registration Statement.............................  A-35
  6.04.  Press Releases.....................................  A-36
  6.05.  Access; Information................................  A-36
  6.06.  Acquisition Proposals..............................  A-37
  6.07.  Affiliate Agreements...............................  A-38
  6.08.  Takeover Laws......................................  A-38
  6.09.  Shares Listed......................................  A-38
  6.10.  Regulatory Applications............................  A-38
  6.11.  Indemnification....................................  A-39
  6.12.  Certain Employee Benefit Matters...................  A-40
  6.13.  Accountants' Letters...............................  A-41
  6.14.  Notification of Certain Matters....................  A-41
  6.15.  Certain Tax Matters................................  A-42
  6.16.  Company Annual Meeting.............................  A-42
ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER........  A-42
  7.01.  Conditions to Each Party's Obligation to Effect the
     Merger.................................................  A-42
  7.02.  Conditions to Obligation of the Company............  A-43
  7.03.  Conditions to Obligation of Nortel Networks and
     Sub....................................................  A-44
ARTICLE VIII TERMINATION....................................  A-45
  8.01.  Termination........................................  A-45
  8.02.  Effect of Termination and Abandonment..............  A-46
ARTICLE IX MISCELLANEOUS....................................  A-47
  9.01.  Survival...........................................  A-47
  9.02.  Amendment; Extension; Waiver.......................  A-47

                                                              PAGE
                                                              ----
  9.03.  Counterparts.......................................  A-48
  9.04.  Governing Law......................................  A-48
  9.05.  Expenses...........................................  A-48
  9.06.  Notices............................................  A-48
  9.07.  Entire Understanding...............................  A-49
  9.08.  Assignment; No Third Party Beneficiaries...........  A-49
  9.09.  Interpretation.....................................  A-49
  9.10.  Severability.......................................  A-50
  9.11.  Specific Performance; Attorney's Fees; Waiver of
     Jury Trial.............................................  A-50

Exhibit A  Form of Affiliate Letter........................................ A-52

     AGREEMENT AND PLAN OF MERGER, dated as of July 28, 2000 (this "AGREEMENT"), by and among NORTEL NETWORKS CORPORATION, a corporation organized under the laws of Canada ("NORTEL NETWORKS"), DARIUS CORP., a corporation organized under the laws of Delaware ("SUB"), and ALTEON WEBSYSTEMS, INC., a corporation organized under the laws of Delaware (the "COMPANY").

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of each of Nortel Networks, Sub and the Company have determined that it is advisable and in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein in which, subject to the terms and conditions set forth herein, Sub will merge (the "MERGER") with and into the Company, so that the Company is the surviving corporation in the Merger;

     WHEREAS, the parties intend that for U.S. federal income tax purposes, the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

     WHEREAS, as a condition and as an inducement to Nortel Networks' willingness to enter into this Agreement, Nortel Networks is entering into agreements (the "STOCKHOLDER AGREEMENTS") with certain Company stockholders; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

     1.01. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

          "1999 Plan" shall have the meaning set forth in Section 3.07(c)(i).

          "2000 Plan" shall have the meaning set forth in Section 3.07(c)(ii).

     "Acquisition Proposal" shall mean any of the following (other than with Nortel Networks or any Subsidiary or other affiliate of Nortel Networks) (a) a merger or consolidation, or any similar transaction, involving the Company (other than mergers, consolidations or similar transactions involving solely the Company and/or one or more wholly owned Subsidiaries of the Company or mergers, consolidations or similar transactions in connection with which holders of Company Common Stock prior to such transactions continue to hold at least 80% of the outstanding shares of Company Common Stock after such transaction), (b) a direct or indirect purchase or other acquisition (including by way of merger, consolidation, share exchange, tender or exchange offer involving any Subsidiary of the Company or securities issued by any Subsidiary of the Company, as the case may be) of assets having a fair market value of greater than 20% of the fair market value of the consolidated assets of the Company and its Subsidiaries, (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange, tender or exchange offer or otherwise) of beneficial ownership of securities representing more than 20% of the voting power of the Company, (d) any transaction substantially similar to the transactions described in clauses '(a)" through "(c)" of this paragraph, or (e) any offer, proposal or publicly announced bona fide intention to make an offer with respect to any of the foregoing; in each case other than the transactions contemplated by this Agreement.

     "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

     "August 16 Offering" shall have the meaning set forth in Section 3.07(d).

     "Business Day" shall mean each day on which banking institutions in both of Toronto, Canada and New York, New York are not authorized or required to close.

     "Canadian GAAP" shall mean Canadian generally accepted accounting principles.

     "Capitalization Date" shall have the meaning set forth in Section 5.01(b).

     "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended.

     "Company" shall have the meaning set forth in the first paragraph of this Agreement.

     "Company Affiliate" shall have the meaning set forth in Section 6.07(a).

     "Company Board" shall mean the Board of Directors of the Company.

     "Company Certificate" shall mean the Amended and Restated Certificate of Incorporation of the Company, as amended.

     "Company Common Stock" shall have the meaning set forth in Section 3.01(b).

     "Company Disclosure Schedule" shall have the meaning set forth in the opening paragraph of Section 5.01.

     "Company Employees" shall have the meaning set forth in Section 6.12(b).

     "Company Equity Interests" shall have the meaning set forth in Section 5.01(c).

     "Company Filed SEC Documents" shall have the meaning set forth in Section 5.01(g).

     "Company Financial Advisor" shall mean Lehman Brothers Inc.

     "Company Intellectual Property Rights" shall have the meaning set forth in
Section 5.01(p).

     "Company Meeting" shall have the meaning set forth in Section 6.02.

     "Company Plan" shall mean any Plan entered into or currently maintained, sponsored, or contributed to by the Company or any of its Subsidiaries or to which the Company or any such Subsidiary has any obligation to contribute or with respect to which the Company or any of its Subsidiaries may have any material liability.

     "Company Preferred Stock" shall have the meaning set forth in Section 5.01(b).

     "Company Proxy Statement" shall have the meaning set forth in Section 6.03(a).

     "Company Purchase Right" shall have the meaning set forth in Section
3.07(d).

     "Company SEC Documents" shall have the meaning set forth in Section
5.01(g).

     "Company Stock Option Arrangements" shall have the meaning set forth in
Section 3.07(a).

     "Company Stock Option Plans" shall have the meaning set forth in Section 3.07(a).

     "Company Stock Options" shall have the meaning set forth in Section
3.07(a).

     "Company Stock Purchase Plan" shall have the meaning set forth in Section 3.07(d).

     "Confidentiality Agreement" shall mean that certain confidentiality agreement, dated May 26, 2000, by and between the Company and Nortel Networks.

     "Continuation Period" shall have the meaning set forth in Section 6.12(a).

     "Copyrights" shall have the meaning set forth in the definition of Intellectual Property Rights.

     "Costs" shall have the meaning set forth in Section 6.11(a).

     "Deloitte" shall have the meaning set forth in Section 6.13.

     "Deloitte San Jose" shall have the meaning set forth in Section 6.13.

     "DGCL" shall mean the General Corporation Law of the State of Delaware.

     "Effective Date" shall have the meaning set forth in Section 2.02.

     "Effective Time" shall have the meaning set forth in Section 2.02.

     "Employee Option Pool" shall have the meaning set forth in Section 3.07(c).

     "Environmental Laws" shall have the meaning set forth in Section 5.01(o).

     "ERISA" shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder and published interpretations of any Governmental Authority with respect thereto.

     "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Agent" shall have the meaning set forth in Section 3.05(a).

     "Exchange Fund" shall have the meaning set forth in Section 3.05(a).

     "Exchange Ratio" shall mean 1.83148, subject to adjustment as set forth in
Section 3.06.

     "Executive Option Pool" shall have the meaning set forth in Section
3.07(c).

     "Exon-Florio" shall have the meaning set forth in Section 5.01(r).

     "February 16 Offering" shall have the meaning set forth in Section 3.07(d).

     "Governmental Authority" means any court, administrative agency or commission or other foreign or domestic federal, state, provincial or local governmental authority or instrumentality.

     "HSR Act" shall have the meaning set forth in Section 5.01(r).

     "Indemnified Party" shall have the meaning set forth in Section 6.11(a).

     "Insurance Amount" shall have the meaning set forth in Section 6.11(b).

     "Intellectual Property Rights" shall mean all proprietary and intellectual property rights, in any jurisdiction, whether owned or held for use under license, including such rights in and to: (A) trademarks, service marks, brand names, trade dress, trade names, words, symbols, color schemes, Internet domain names and other indications of origin ("TRADEMARKS"); (B) patents and pending and filed patent applications (including all provisional, divisional, continuation in part and reissue patents) (together, "PATENTS"), inventors' certificates and invention disclosures; (C) trade secrets and other confidential or non-public business information, including ideas, formulas, compositions, discoveries and improvements, know-how, manufacturing and production processes and techniques, and research and development information; drawings, specifications, plans, proposals and technical data; analytical models, investment and lending strategies and records, financial and other products; financial, marketing and business data, pricing and cost information; business and marketing plans and customer and supplier lists and information; in each case whether patentable, copyrightable or not ("TRADE SECRETS"); (D) computer programs and databases, including all object code, source code, algorithms, subroutines, specifications, and documentation in each case whether patentable, copyrightable or not (collectively, "SOFTWARE"), and all documenta-

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tion therefor; (E) writings and other works of authorship, including marketing materials, brochures, training materials, including all copyrights and moral rights related to each of the foregoing ("COPYRIGHTS"); (F) mask works; (G) rights to limit the use or disclosure of confidential information by any Person; in each case including all registrations of, and applications to register, any of the foregoing with any Governmental Authority and any renewals or extensions thereof; the goodwill associated with each of the foregoing; and any claims or causes of action or defenses arising out of or related to any of the foregoing.

     "Knowledge" with respect to a party shall mean to the actual knowledge of its senior executive officers after reasonable inquiry.

     "Liens" shall mean any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "Material Adverse Effect" shall mean with respect to any party, any change, circumstance or effect that (i) is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise) or results of operations of such party and its Subsidiaries taken as a whole, other than any change, circumstance or effect that results from or arises out of (a) changes in the economy in general or (b) changes or circumstances affecting the industries in which such party operates, which change, circumstance or effect (in the case of clause (b)) does not affect the Company or Nortel Networks, as the case may be, disproportionately relative to other entities operating in such industry; provided, that any change, circumstance or effect that arises directly out of or results directly from (x) the announcement or pendency of this Agreement (including delays or cancellations in customer orders, a reduction in sales, a disruption in supplier, distribution or similar relationships or a loss of employees) or (y) any action or inaction taken by the Company at the written request of Nortel Networks shall not by itself be deemed to constitute a Material Adverse Effect; and provided further, that a reduction in sales by the Company or its Subsidiaries to Lucent Technologies, Inc. shall not be taken into account in determining the existence of a Material Adverse Effect; or (ii) would materially impair the ability of Nortel Networks or the Company, as the case may be, to perform its obligations under this Agreement.

     "Material Systems" shall mean, with respect to any person, all internal computer systems, communications systems, embedded manufacturing systems and facilities infrastructure systems that are material to the business, finances and operations of such person.

     "Merger" shall have the meaning set forth in the recitals to this Agreement.

     "NASD" shall mean the National Association of Securities Dealers, Inc. or, if the context so requires, The Nasdaq Stock Market, Inc.

     "New Certificates" shall have the meaning set forth in Section 3.05(a).

     "Nortel Networks" shall have the meaning set forth in the first paragraph of this Agreement.

     "Nortel Networks Board" shall mean the Board of Directors of Nortel
Networks.

     "Nortel Networks Common Shares" shall have the meaning set forth in Section 3.01(b).

     "Nortel Networks Plans" shall have the meaning set forth in Section
6.12(b).

     "Nortel Networks SEC Documents" shall have the meaning set forth in Section 5.02(f).

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "Old Certificates" shall have the meaning set forth in Section 3.05(a).

     "Other Company Option Agreements" shall have the meaning set forth in
Section 3.07(a).

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     "Outstanding Offerings" shall have the meaning set forth in Section
3.07(d).

     "Patents" shall have the meaning set forth in the definition of Intellectual Property Rights.

     "Person" or "person" shall mean any individual, bank, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

     "Plan" shall mean any "employee benefit plan", within the meaning of
Section 3(3) of ERISA, whether or not subject to ERISA, and any employment, consulting, termination, severance, retention, change in control, deferred or incentive compensation, bonus, stock option or other equity based, vacation or other fringe benefit plan, program, policy, arrangement, agreement or commitment.

     "Registration Statement" shall have the meaning set forth in Section
6.03(a).

     "Regulatory Law" shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

     "Rights" shall mean, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Software" shall have the meaning set forth in the definition of Intellectual Property Rights.

     "Stockholder Agreements" shall mean the agreements defined as such in the recitals hereto, as such agreements may from time to time be amended.

     "Sub" shall have the meaning set forth in the first paragraph of this Agreement.

     "Sub Common Stock" shall have the meaning set forth in Section 3.01(a).

     "Subsidiary" and "Significant Subsidiary" shall have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

     "Superior Proposal" shall have the meaning set forth in Section 6.06(a).

     "Surviving Corporation" shall mean the Company, as the surviving corporation in the Merger.

     "Takeover Laws" shall have the meaning set forth in Section 5.01(m).

     "Tax Returns" shall have the meaning set forth in Section 5.01(q).

     "Taxes" shall mean all taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional

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amounts imposed by any taxing authority whether arising before, on or after the
Effective Date.

     "Termination Fee" shall have the meaning set forth in Section 8.02(b).

     "Trade Secrets" shall have the meaning set forth in the definition of Intellectual Property Rights.

     "Trademarks" shall have the meaning set forth in the definition of Intellectual Property Rights.

     "Trading Day" shall mean any day on which the NYSE is open for trading.

     "Treasury Shares" shall mean shares of the Company Common Stock held by the Company or any of its Subsidiaries.

     "TSE" shall mean The Toronto Stock Exchange.

     "U.S. GAAP" shall mean United States generally accepted accounting principles.

     "Year 2000 Compliant" shall have the meaning set forth in Section 5.01(t).

     "$" shall mean United States Dollar.

                                   ARTICLE II

                       THE MERGER; EFFECTS OF THE MERGER

     2.01. The Merger. (a) Surviving Corporation. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Sub will merge with and into the Company pursuant to the Merger. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall survive and continue to exist as a Delaware corporation.

     (b) Effectiveness and Effects of the Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII in accordance with this Agreement, the Merger shall become effective upon the occurrence of the filing in the office of the Secretary of State of the State of Delaware of a certificate of merger in accordance with Section 251 of the DGCL, or such later date and time as may be set forth in such certificate with the consent of Nortel Networks and the Company. The Merger shall have the effects prescribed in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     (c) Certificate of Incorporation and By-Laws. The certificate of incorporation and bylaws of Sub, as in effect immediately prior to the Effective Time, but with Article 1 of the certificate of incorporation amended to read:
"The name of the Corporation is Alteon WebSystems, Inc.," shall be those of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (d) Name. The name of the Surviving Corporation shall remain "Alteon WebSystems, Inc."

     (e) Officers and Directors of Surviving Corporation. The officers of the Company as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their

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resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified, as the case may be.

     2.02. Effective Date and Effective Time. Subject to the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VII in accordance with this Agreement, the parties shall cause the effective date of the Merger (the "EFFECTIVE DATE") to occur on (i) the second Business Day to occur after the last of the conditions set forth in Section 7.01 shall have been satisfied or waived in accordance with the terms of this Agreement or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "EFFECTIVE TIME."

     2.03. Tax Consequences. It is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Code.

                                  ARTICLE III

                   CONVERSION OF SHARES; EXCHANGE PROCEDURES

     3.01. Conversion of Shares. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or stockholder:

          (a) Conversion of Sub Common Stock. Each share of common stock of Sub, par value $0.001 per share (the "SUB COMMON STOCK"), issued and outstanding immediately prior to the Effective Time, shall be converted into one newly issued, fully-paid and non-assessable share of preferred stock, $0.001 par value, of the Surviving Corporation, pursuant to a Certificate of Designations proposed by Nortel Networks and approved by the Company, such approval not to be unreasonably withheld or delayed.

          (b) Conversion of Company Common Stock. Subject to Section 3.04, each share of common stock, par value $0.001 per share, of the Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled pursuant to Section 3.01(c)) shall become and be converted into a number of common shares, without par value, of Nortel Networks ("NORTEL NETWORKS COMMON SHARES"), equal to the Exchange Ratio. All of the shares of Company Common Stock converted into Nortel Networks Common Shares (or cash pursuant to Section 3.04) pursuant to this Article III shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time.

          (c) Treasury Shares. Each share of Company Common Stock held by the Company or any wholly owned Subsidiary of the Company as Treasury Shares immediately prior to the Effective Time or owned by Nortel Networks or any Subsidiary thereof shall no longer be outstanding and shall automatically be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.02. Issuance of Shares of the Surviving Corporation. At the Effective Time, in consideration of the issuance by Nortel Networks of Nortel Networks Common Shares to the holders of Company Common Stock in accordance with Section 3.01(b), the Surviving Corporation shall issue to Nortel Networks a number of shares of newly issued, fully-paid and non-assessable common stock, $0.001 par value, of the Surviving Corporation, which number shall be equal to the number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time.

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     3.03.  Rights as Stockholders; Stock Transfers.  At the Effective Time,
holders of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than the right to receive any dividend or other distribution with respect to such Company Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this
Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Common Stock.

     3.04. Fractional Shares. Notwithstanding any other provision hereof, no fractional Nortel Networks Common Shares and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Nortel Networks shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share of Nortel Networks Common Shares (after taking into account all Old Certificates delivered by such holder) an amount (in U.S. dollars) in cash (without interest) determined by multiplying such fraction by the volume weighted average of the last sale price of Nortel Networks Common Shares on the NYSE (as reported in the three star New York City edition of the Wall Street Journal (for trading during regular trading hours, not extended trading)) for the five Trading Days immediately preceding the Effective Date. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, Nortel Networks shall so notify the Exchange Agent, and Nortel Networks shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

     3.05. Exchange Procedures. (a) At or prior to the Effective Time, Nortel Networks shall deposit, or shall cause to be deposited, with a bank or trust company having (or whose parent has) net capital of not less than $100,000,000 (the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of Company Common Stock ("OLD CERTIFICATES"), for exchange in accordance with this Article III, certificates representing the Nortel Networks Common Shares ("NEW CERTIFICATES") and an estimated amount of cash pursuant to Section 3.04 (such cash and New Certificates (without any interest on any such cash), being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to this Article III in exchange for outstanding shares of Company Common Stock.

     (b) As promptly as practicable after the Effective Date, Nortel Networks shall send or cause the Exchange Agent to send or cause to be sent to each former holder of record of shares (other than Treasury Shares) of Company Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. Nortel Networks shall cause the New Certificates representing Nortel Networks Common Shares into which shares of a stockholder's Company Common Stock are converted at the Effective Time and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive pursuant to this Article III, to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Company Common Stock (or, pursuant to Section 3.05(f), a surety bond reasonably satisfactory to Nortel Networks and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Common Stock for any amount properly

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delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) No dividends or other distributions with respect to Nortel Networks Common Shares with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Company Common Stock converted in the Merger into Nortel Networks Common Shares and cash in lieu of fractional Nortel Networks Common Shares pursuant to Section 3.04, until the holder thereof shall be entitled to receive New Certificates and such amount of cash in exchange therefor in accordance with this Article III. After becoming so entitled in accordance with this Article III, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to Nortel Networks Common Shares such holder had the right to receive upon surrender of the Old Certificate, and payment thereof shall be made promptly following the later of (i) the date on which such holder shall become entitled to receive New Certificates and (ii) the payment date with respect to such dividend or other distribution.

     (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for one year after the Effective Time shall, upon demand by Nortel Networks, be paid or delivered to Nortel Networks. Any stockholders of the Company who have not theretofore complied with this Article III shall thereafter look only to Nortel Networks for payment of the Nortel Networks Common Shares, cash in lieu of any fractional shares and unpaid dividends and distributions on the Nortel Networks Common Shares deliverable in respect of each share of Company Common Stock such stockholder holds, as determined pursuant to this Agreement, in each case, without any interest thereon.

     (f) If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such reasonable amount as Nortel Networks may direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Old Certificate, Nortel Networks shall, in exchange for such lost, stolen or destroyed Old Certificate, deliver or cause the Exchange Agent to deliver a New Certificate in respect thereof pursuant to this Article III.

     3.06. Anti-Dilution Provisions. In the event Nortel Networks or the Company (with Nortel Networks' consent) changes (or establishes a record date for changing) the number or classes of Nortel Networks Common Shares or the number or classes of shares of Company Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Nortel Networks Common Shares or the outstanding Company Common Stock then (a) if the record and payment dates therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction; and (b) if the record date therefor shall be prior to the Effective Time but the payment date therefor shall be subsequent to the Effective Time, Nortel Networks shall take such action as shall be required so that on such payment date any former holder of Old Certificates who shall have received or become entitled to receive New Certificates pursuant to this Article III shall be entitled to receive such additional Nortel Networks Common Shares as such holder would have received as a result of such event if the record date therefor had been immediately after the Effective Time.

     3.07. Stock Options and Other Stock Plans. (a) Effective at the Effective Time, each option to purchase shares of Company Common Stock (collectively, the "COMPANY STOCK

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

OPTIONS") granted to employees or directors of, or consultants or advisors to, the Company or any Subsidiary thereof pursuant to the terms of the 1999 Equity Incentive Plan, the 2000 Nonstatutory Equity Incentive Plan and the 2000 Equity Incentive Plan of Pharsalia Technologies, Inc. (collectively, the "COMPANY STOCK OPTION PLANS") or granted to employees pursuant to a separate stock option agreement listed on Section 3.07 of the Company Disclosure Schedule (collectively, the "OTHER COMPANY OPTION AGREEMENTS" and, together with the Company Stock Option Plans, the "COMPANY STOCK OPTION ARRANGEMENTS") that is outstanding immediately prior to the Effective Time shall be assumed by Nortel Networks and deemed to constitute an option to acquire, on the same terms and conditions (including such terms relating to the vesting and exercisability of the Company Stock Options and terms relating to adjustments for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction following such assumption) as were applicable under such Company Stock Option immediately prior to the Effective Time, the number of Nortel Networks Common Shares (rounded down to the greatest number of whole Nortel Networks Common Shares) that is equal to the product of
(i) the number of shares of Company Common Stock covered by such Company Stock Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, at an option exercise price per share of Nortel Networks Common Shares (rounded up to the nearest whole cent) equal to the quotient of (iii) the option exercise price per share of Company Common Stock covered by such Company Stock Option immediately prior to the Effective Time divided by (iv) the Exchange Ratio. The date of grant of each such Company Stock Option shall be the date on which such Company Stock Option was originally granted. As soon as reasonably practicable following the Effective Date, Nortel Networks shall cause to be delivered to each holder of a Company Stock Option that has been assumed by Nortel Networks pursuant to this Section 3.07 a notice (x) stating that such Company Stock Option has been converted into an option to purchase Nortel Networks Common Shares, (y) stating that such Company Stock Option has been assumed by Nortel Networks and shall continue in effect subject to all of the terms and conditions applicable thereto immediately prior to the Effective Time and (z) setting forth the number of Nortel Networks Common Shares covered by such Company Stock Option and the per share option exercise price for such Nortel Networks Common Shares. From and after the Effective Time, Nortel Networks and the Surviving Corporation shall comply with the terms of each Company Stock Option Arrangement pursuant to which the Company Stock Options were granted; provided, that (i) the board of directors of Nortel Networks or an authorized committee thereof shall succeed to the authorities and responsibilities of the Company Board or any committee thereof under the Company Stock Option Arrangements and (ii) the terms of the Company Stock Option Arrangements shall be amended as necessary to reflect the assumption of the Company Stock Options contemplated hereunder. Notwithstanding the foregoing, the adjustments provided herein with respect to any Company Stock Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

     (b) Prior to the Effective Date, the Company shall take all necessary or appropriate action (including amending any of the Company Stock Option Arrangements or making adjustments as permitted thereby) to (i) effectuate the assumption and conversion of the Company Stock Options by Nortel Networks and the assignment to Nortel Networks of the authorities and responsibilities of the Company Board or any committee thereof under the Company Stock Option Arrangements, (ii) except as specifically provided in Section 3.07(c) herein, preclude the grant of any additional Company Stock Options under any of the Company Stock Option Arrangements or otherwise, (iii) accelerate the vesting of the Company Stock Options granted to the Non-Employee Directors under the 1999 Equity

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

Incentive Plan (it being understood that the Company shall not amend or change in any way the acceleration of vesting of the Common Stock Options of any other option holder under any of the Company Stock Option Arrangements without the express consent of Nortel Networks) and (iv) make such other amendments as Nortel Networks shall reasonably determine are necessary to comply with Canadian securities laws or TSE rules or policies that will become applicable to such Company Stock Option Arrangements at the Effective Time or otherwise by reason of the Merger.

     (c) As soon as practicable after the execution hereof, the Company shall establish two option pools (the "EXECUTIVE OPTION POOL" and the "EMPLOYEE OPTION POOL") in order to grant Company Stock Options to certain executives, key employees and new hires during the period from the date hereof to the Effective Time under the terms and conditions set forth in this Section 3.07(c). The Executive Option Pool shall consist of an aggregate of 480,000 shares of Company Common Stock and the Employee Option Pool shall consist of an aggregate of 500,000 shares of Company Common Stock. In no event shall the Company grant any Company Stock Options that are reload options or which include the ability to exercise through the use of promissory notes or any stock appreciation rights, restricted stock, stock bonus or any type of synthetic stock option features nor shall the Company grant any Company Stock Options in excess of the amounts reserved in the two option pools described above without the express consent of Nortel Networks. The Company shall promptly notify Nortel Networks of the grant of Company Common Options hereunder and provide Nortel Networks with reasonable details of each grant, including without limitation, name of employee, number of shares granted, exercise price and confirmation of the appropriate vesting schedule.

          (i) Executive Option Pool. After the date hereof, but prior to the Effective Time, the Company shall take all necessary actions to grant Company Stock Options from the Executive Option Pool to the key executives listed on Section 3.07(c)(i) of the Company Disclosure Schedule for the number of shares of Company Common Stock listed opposite each such executive's name on such disclosure schedule. All Company Stock Options granted in respect of the Executive Option Pool shall (A) be granted under and, except as provided herein, be subject to the terms and conditions of, the Company 1999 Equity Incentive Plan (the "1999 PLAN"), (B) have an exercise price equal to the Fair Market Value (as defined in the 1999 Plan) of the shares of Company Common Stock on the date of grant, (C) vest in two equal installments on the second and third anniversaries of the Effective Time, provided such executive is employed with the Company or its successor on each such anniversary and (D) not be subject to any acceleration of vesting upon the consummation of the transactions contemplated hereunder.

          (ii) Employee Option Pool. From the date hereof to the Effective Time, the Company may grant Company Stock Options from the Employee Option Pool to persons identified as key employees of the Company and to newly-hired employees of the Company, in each case, who are not officers of the Company. All Company Stock Options granted in respect of the Employee Option Pool shall (A) be granted under, and except as provided herein, be subject to the terms and conditions of, the Company 2000 Nonstatutory Equity Incentive Plan (the "2000 PLAN"), (B) have an exercise price equal to the Fair Market Value (as defined in the 2000 Plan) of the shares of Company Common Stock on the date of grant and (C) vest as follows: twenty-five percent on the first anniversary of the grant date and 1/48 on each one-month anniversary thereafter, provided such employee is employed with the Company or its successor on each such anniversary.

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     (d)  Effective at the Effective Time, each right to purchase shares of
Company Common Stock ("COMPANY PURCHASE RIGHT") granted to employees of the Company or any Subsidiary thereof pursuant to the Company's 1999 Employee Stock Purchase Plan and the Company Employee Stock Purchase Plan Offering, as amended effective February 16, 2000 (the "COMPANY STOCK PURCHASE PLAN"), and the Initial Offering (as defined in the Company Stock Purchase Plan) and the offering that commenced on February 16, 2000, (the "FEBRUARY 16 OFFERING"), and one additional six-month offering commencing on August 16, 2000 (the "AUGUST 16 OFFERING" together with the Initial Offering and the February 16 Offering referred to herein as the "OUTSTANDING OFFERINGS") shall be assumed by Nortel Networks. By virtue of the Merger, each Company Purchase Right under the Outstanding Offerings shall be automatically converted into and deemed to constitute a right to acquire, on the same terms and conditions as were applicable under the Company Stock Purchase Plan immediately prior to the Effective Time (except as modified as specifically provided herein), the number of Nortel Networks Common Shares (rounded down to the nearest whole share) equal to the amount of the Participant's payroll deductions as of the relevant Purchase Date (as defined in the Company Stock Purchase Plan) under the Company Stock Purchase Plan divided by the lesser of (i) eighty-five percent of the fair market value of the Nortel Networks Common Shares on the relevant Purchase Date under the Outstanding Offerings (rounded up to the nearest whole cent), or (ii) eighty-five percent of the fair market value of the Company Common Shares on the Offering Date of the relevant Outstanding Offering divided by the Exchange Ratio (rounded up to the nearest whole cent). The Company shall take all necessary actions, including without limitation amending the Company Stock Purchase Plan, to limit the August 16 Offering to six months, to cancel all offerings other than the August 16 Offering scheduled, contemplated or otherwise required to commence after the date hereof and to prohibit any employees to begin participation in the Outstanding Offerings other than the August 16 Offering after the date hereof. From and after the Effective Time, Nortel Networks and the Surviving Corporation shall comply with the terms of each Company Purchase Right granted pursuant to the Company Stock Purchase Plan in respect of the Outstanding Offerings; provided, that (i) the Board of Directors of Nortel Networks or an authorized committee thereof shall succeed to the authorities and responsibilities of the Company Board or any committee thereof under the Company Stock Purchase Plan,
(ii) the terms of the Company Stock Purchase Plan shall be amended to reflect the assumption of rights and other provisions contemplated hereunder and (iii) immediately after the final Purchase Date of the Outstanding Offerings, the Company Stock Purchase Plan shall be terminated. Notwithstanding the foregoing, the adjustments provided herein with respect to the Company Purchase Rights granted pursuant to Section 423 of the Code shall be effected in a manner consistent with Section 424(a) of the Code.

     (e) Nortel Networks shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of Nortel Networks Common Shares for delivery upon exercise of Company Stock Options in accordance with this Section
3.07. Within 10 days following the Effective Date, Nortel Networks shall file with the SEC a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the Nortel Networks Common Shares subject to Company Stock Options and Company Purchase Rights to be registered under the Securities Act and shall use its reasonable efforts to cause the effectiveness of such registration statement (and current status of the prospectus or prospectuses contained therein) to be maintained for so long as Company Stock Options and Company Purchase Rights remain outstanding.

     (f)  In consideration of Nortel Networks' agreement set forth in this
Section 3.07 to assume the Company's liabilities pursuant to Company Stock Options outstanding at the

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Effective Time, the Company hereby agrees to pay Nortel Networks, upon exercise of the Company's outstanding Company Stock Options after the Effective Time, amounts sufficient to ensure that Nortel Networks Common Shares are issued to the optionees on a fully-paid basis (i.e., for total consideration equal to the fair market value of the Nortel Networks Common Shares issued to optionees on the date such shares are issued).

     (g) Immediately prior to the Effective Time, the Company shall assign to Nortel Networks any rights to repurchase (or similar rights) with respect to those shares of Company Common Stock issued to former stockholders of Pharsalia Technologies, Inc., pursuant to that Exchange Agreement, dated as of March 31, 2000, by and between the Company, Pharsalia Technologies, Inc., and the Key Stockholder (as defined therein).

                                   ARTICLE IV

                             ACTIONS PENDING MERGER

     4.01. Forbearances of the Company. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, or as set forth in Section 4.01 of the Company's Disclosure Schedule, or except as expressly consented to in writing by Nortel Networks, the Company will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Conduct its business and the business of its Subsidiaries other than in the ordinary and usual course in all material respects and in material compliance with applicable laws and regulations or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would adversely affect its ability to perform any of its material obligations under this Agreement in any material respect; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.01 shall be deemed a breach of this Section 4.01(a) unless such action would constitute a breach of one or more of such other provisions.

          (b) Capital Stock. (i) Issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or any Rights, (ii) enter into any agreement with respect to the foregoing or (iii) permit any additional shares of capital stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights, other than (x) the issuance of Company Common Stock upon the exercise of stock options outstanding as of the date hereof or granted in accordance with Section 3.07(c) in accordance with the terms of the Company Stock Option Arrangements as in effect on the date of this Agreement, (y) issuances by a wholly owned Subsidiary of the Company of capital stock to such Subsidiary's parent and (z) issuances to comply with the Company's obligation under the Company Stock Purchase Plan.

          (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend (other than dividends from the Company's Subsidiaries to the Company or another Subsidiary of the Company) on or in respect of, or declare or make any distribution on any shares of its capital stock or (ii) except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction and except for repurchases from employees pursuant to restricted stock purchase or similar agreements in effect as of the date of this Agreement, directly or indirectly adjust, split, combine, redeem, reclassify, purchase,

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     repurchase or otherwise acquire, any shares of the capital stock of the
     Company or any of its Subsidiaries.

          (d) Compensation; Employment Agreements; Etc. Enter into or amend any employment, consulting, severance, retention, change in control or similar agreements or arrangements with any of its or its Subsidiaries' directors, officers, employees or consultants or former directors, officers, employees or consultants, or grant any salary, wage or other compensation increase, make any award or grant under any Plan or increase or modify any employee benefit (including any incentive or bonus payments or perquisite), except for (i) increases in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business, consistent with past practice, (ii) the payment of bonuses to employees in an aggregate amount not to exceed $50,000 per month, (iii) the retention of consultants whose fees and expenses do not exceed $3,000,000 in the aggregate per quarter (provided, that such consultants shall not be issued any equity securities or the right to acquire equity securities of the Company), (iv) the payment of signing bonuses to new employees not in excess of $15,000 per employee and (v) changes required to be implemented in accordance with the current terms of any Company Plan set forth in Section 4.01 of the Company's Disclosure Schedule.

          (e) Benefit Plans. Enter into, adopt, implement or amend in any material respect (except to the extent required to comply with applicable law) any Plan (other than routine Company policies that do not involve the incurrence by the Company of any liability in excess of $500,000 in the aggregate).

          (f) Acquisitions and Dispositions. Acquire all or any portion of the assets, business or properties of any other entity (other than the acquisition of inventory, equipment, raw materials or other supplies in the ordinary course of business, consistent with past practices) or, other than the sale of products or equipment or the disposition of financial instruments for purposes of cash management in the ordinary course of business, consistent with past practices, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any portion of its assets, business or properties or agree to enter into any merger, reorganization, share exchange, business combination or similar transaction pursuant to which shareholders of the Company would receive any consideration in exchange for or in addition to their existing shares of Company Common Stock, it being understood, in each case, that Nortel Networks shall have a reasonable opportunity to consult with the Company in connection with the structuring, negotiation and documentation of any such transaction.

          (g) Amendments. Amend the Company Certificate or the Company's bylaws.

          (h) Accounting Methods. Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by U.S. GAAP or SEC regulation.

          (i) Contracts. Except in the ordinary course of business or in accordance with clause "(iii)" of Section 4.01(d), (A) enter into or terminate any contract, agreement or lease potentially involving payments or delivery of value thereunder by or to the Company or any of its Subsidiaries in excess of $1,000,000, (B) amend or modify in a material respect any of its existing contracts, agreements or leases (including any licensing agreement) involving payments or delivery of value in excess of $1,000,000 or (C) enter into or amend or modify in a material respect any non-competition or similar obligation by the Company or Company Affiliates.

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          (j)  Claims.  Except in the ordinary course of business, settle any claim, action or proceeding to the extent the settlement involves the payment of money damages in excess of $250,000 in the aggregate or involving any restrictions or limitations on the Company or the Company's business.

          (k) Adverse Actions. (i) Take any action, or permit any action to be taken while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action or permit any action to be taken that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in a material respect at any time at or prior to the Effective Time such that the conditions set forth in Section 7.03(a) would not be satisfied, (B) except as otherwise permitted by
     Section 6.06, any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of any such condition being materially delayed or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees.

          (l) Incurrence of Indebtedness. Other than (i) short-term indebtedness incurred in the ordinary course of business consistent with past practice but in no event to exceed an aggregate of $3,000,000 of short-term indebtedness and (ii) indebtedness of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance other than loans or advances (except for loans or advances to purchase Company Common Stock) to employees, customers or other persons in the ordinary course of business, consistent with past practices.

          (m) Derivatives. Enter into (i) leveraged derivative contracts (defined as contracts that use a factor to multiply the underlying index exposure), or (ii) other derivative contracts except for the purpose of hedging known interest rate and foreign exchange exposures or otherwise reducing the Company's cost of financing.

          (n) Capital Expenditures. Make any capital expenditures in excess of $1,000,000 in the aggregate in any quarter of the year.

          (o) Tax Elections. Make any new or different material Tax election, or revoke any material Tax election, file any material amended Tax Returns, settle any material Tax audits or other proceedings, other than in connection with currently pending proceedings or subsequent related proceedings, or change in any material respect its method of tax accounting or tax practice.

          (p) Confidentiality Agreements. Waive any confidentiality or "standstill" provisions entered into with any third party in connection with its consideration of an Acquisition Proposal.

          (q) Agreements. Agree or commit to do anything prohibited by the above paragraphs (a) through (p).

     Within two business days after the execution of this Agreement, Nortel Networks shall (i) designate a Person who will be solely responsible for receiving any requests for consent with respect to the matters referred to in this Section 4.01, and (ii) provide the name of such Person to the Chief Financial Officer and General Counsel of the Company. Notwithstanding anything to the contrary in this Section 4.01, if the Company makes a request in writing to the Person referred to in the preceding sentence seeking Nortel Networks' consent to any

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

action or transaction that is otherwise prohibited by this Section 4.01, and describing the material terms of such proposed action or transaction, Nortel Networks shall respond to such request in a reasonably timely fashion after such request is made.

     4.02. Forbearances of Nortel Networks. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of the Company, Nortel Networks will not, and will cause each of its Subsidiaries not to:

          (a) Dividends, Etc. (i) Make, declare, pay or set aside for payment any extraordinary cash dividend or make any other extraordinary distribution (other than pro rata stock dividends, stock splits or similar distributions) on or in respect of the Nortel Networks Common Shares.

          (b) Adverse Actions. (i) Take any action or permit any action to be taken while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action or permit any action to be taken that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in a material respect at any time at or prior to the Effective Time, (B) subject to Section 6.10(d), any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of any such condition being materially delayed or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law.

          (c) Agreements. Agree or commit to do anything prohibited by the above paragraphs (a) and (b).

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     5.01. Representations and Warranties of the Company. Except as set forth in the Company Filed SEC Documents or in the disclosure schedule delivered by the Company to Nortel Networks prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company hereby represents and warrants to each of Nortel Networks and Sub as follows:

          (a) Organization, Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. It is duly qualified to do business and is in good standing (in jurisdictions which recognize such concept) in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified and it has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where the failure to be so duly qualified and in good standing or to have in effect all federal, state, local, and foreign governmental authorizations does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has made available to Nortel Networks a complete and correct copy of its certificate of incorporation and bylaws, each as amended and in full force and effect as of the date of this Agreement, and the Company is not in violation of any provision thereof.

          (b)  Shares.

             (i) The authorized capital stock of the Company consists of (A) 300,000,000 shares of Company Common Stock of which 43,169,417 shares were outstanding as

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

        of July 25, 2000 (the "CAPITALIZATION DATE") and (B) 5,000,000 shares of preferred stock, par value $.001 per share ("COMPANY PREFERRED STOCK"), of which no shares were issued or outstanding as of the Capitalization Date. Between the Capitalization Date and the date of this Agreement, there have been no issuances of shares of the capital stock of the Company or any other securities of the Company other than issuances of shares pursuant to Company Stock Options and other Rights outstanding on the Capitalization Date as set forth in clause (iii) below.

             (ii) All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and no class of capital stock of the Company is entitled to preemptive rights.

             (iii) There were outstanding at the Capitalization Date except as set forth in Section 5.01(b)(iii) of the Company Disclosure Schedule no Rights to acquire capital stock from the Company other than (i) Company Stock Options representing in the aggregate the right to purchase 10,592,707 shares of Company Common Stock and (ii) Rights granted in connection with the Company Stock Purchase Plan. Section 5.01(b)(iii) of the Company Disclosure Schedule also sets forth for all Company Stock Options outstanding at the Capitalization Date a true and complete list of the following: their holders, their date of grant, the number of shares of Company Common Stock for which they are exercisable, their exercise price as currently in effect, their date of vesting and the conditions, if any, under which such vesting may accelerate. No Rights to acquire capital stock from the Company have been issued or granted since the Capitalization Date.

          (c)  Subsidiaries.

             (i) Section 5.01(c)(i) of the Company Disclosure Schedule sets forth a list as of the date hereof of all of the Company's Subsidiaries, together with their jurisdiction of organization. Unless otherwise described therein, the Company owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary (other than directors' qualifying shares, if any). No equity securities of any of the Company's Subsidiaries are or may become required to be issued (other than to the Company or its wholly owned Subsidiaries) by reason of any Rights and there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is bound to sell or otherwise transfer any shares of capital stock of any such Subsidiaries (other than to the Company or its wholly owned Subsidiaries). There is no corporation, partnership, limited liability company or similar entity with respect to which, as of the date of this Agreement, the Company or any Subsidiary of the Company owns more than 5% but less than a majority of the voting equity or similar voting interest or any interest convertible into, or exchangeable or exercisable for, more than 5% but less than a majority of the voting equity or similar voting interest and which interest is carried on the Company's most recent financial statements (or if not held as of the date thereof, would be carried on the Company's financial statements if prepared as of the date hereof) at a value in excess of $500,000 (collectively, the "COMPANY EQUITY INTERESTS"). All of the shares of capital stock of each of the Significant Subsidiaries of the Company and all the Company Equity Interests held by the Company and each Subsidiary of the Company are fully paid and nonassessable and are owned by the Company or such Subsidiary free and clear of any Liens (other than Taxes not yet due and payable). As of the date of this Agreement, except as set forth in Section 5.01(c)(i) of the Company Disclosure Schedule there are no material outstanding contractual obligations of the Company or any of its

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        Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any entity in which the Company or any Subsidiary of the Company owns a Company Equity Interest.

       (ii) Each of the Company's Subsidiaries has been duly organized and is validly existing in good standing (in jurisdictions which recognize such concept) under the laws of the jurisdiction of its organization. Each of such Subsidiaries is duly qualified to do business and in good standing (in jurisdictions which recognize such concept) in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and each has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where the failure to be so duly qualified and in good standing or to have in effect all federal, state, local, and foreign governmental authorizations does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

    (d) Corporate Power. The Company and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

    (e)  Corporate Authority.

       (i) Subject, in the case of the consummation of the Merger, to receipt of the requisite approval and adoption of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement and the Merger by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, the Company Board having unanimously adopted a resolution approving such "agreement of merger" and declaring its advisability, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of the Company and the Company Board (assuming that neither Nortel Networks nor Sub is an "interested stockholder" of the Company under Section 203 of the DGCL immediately before the execution and delivery of this Agreement and the Stockholder Agreements).

             (ii) This Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, whether considered at law or in equity).

          (f) No Defaults. Subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in Section 5.01(r), required filings under federal or state securities or other laws, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or any of their respective properties or assets are subject or bound, (ii) constitute a breach or violation of, or a default under, the articles or certificate of incorporation or bylaws of the Company or any of its Subsidiaries or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license,

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     agreement, indenture or instrument, except in the case of (i) and (iii), where such breach, violation or default or the failure to obtain such consents or approvals would not in the aggregate have a Material Adverse Effect on the Company, the Surviving Corporation or Nortel Networks and would not prevent or materially impair the Company's ability to consummate the transactions contemplated by this Agreement. Section 5.01(f) of the Company Disclosure Schedule contains a list of all consents of third parties required under any material agreement to be obtained by the Company or its Subsidiaries prior to, or as a result of, the consummation of the Merger.

          (g)  Financial Reports and SEC Documents.

             (i) With respect to the periods since September 23, 1999 the Company and its Subsidiaries have filed all reports and statements, together with any amendments required to be made thereto, that were required to be filed with the SEC.

             (ii) The Company's Quarterly Reports on Form 10-Q for the periods ended December 31, 1999 and March 31, 2000, Registration Statements on Form S-1 dated July 9, 1999 (no. 333-82605) and December 20, 1999 (no. 333-93123) and all amendments thereto and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to September 23, 1999 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed, or to be filed (collectively, the "COMPANY SEC DOCUMENTS"), with the SEC, as of the date filed (or, with respect to a document filed prior to the date of this Agreement and amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of such filing as so amended or superseded) (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and
        (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Company SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Company SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which they relate, in each case in accordance with U.S. GAAP consistently applied during the periods involved and Regulation S-X of the SEC, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

             (iii) Between March 31, 2000 and the date of this Agreement, the Company has not incurred any liabilities (whether absolute, accrued, contingent or otherwise) that are of a nature that would be required to be disclosed on a balance sheet of the Company or the footnotes related thereto, all prepared in conformity with U.S. GAAP, except (x) liabilities as set forth or reserved for in the Company SEC Documents filed prior to the date of this Agreement (the "COMPANY FILED SEC DOCUMENTS") and (y) other liabilities incurred in the ordinary course of business consistent with past practice, which do not have, and would not reasonably be

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        expected to have, individually or in the aggregate, a Material Adverse
        Effect on the Company.

          (h) Litigation. No litigation, claim or other proceeding before any court or governmental agency that is pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. No litigation, claim or other proceeding before any court or governmental agency is pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries which would reasonably be expected to result in a loss of more than $250,000 or the imposition of any material restrictions on the business of the Company or any such Subsidiary.

          (i)  Compliance with Laws.  The Company and each of its Subsidiaries:

             (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, except where failure to so comply does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

             (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted, and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its Knowledge, no suspension or cancellation of any of them is threatened, except for (x) failures to hold such permits, licenses, authorizations, orders and approvals and (y) failures to make such filings, applications, and registrations, which do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and

             (iii) has received since January 25, 2000 no written notification or communication from any Governmental Authority (A) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization.

          (j) Material Contracts; Defaults. Except for this Agreement and those agreements and other documents filed as exhibits to the Company Filed SEC Documents, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) any non-competition agreement or other agreement or arrangement that materially restricts it or any of its Subsidiaries from competing in any line of business. Neither the Company nor any of its Subsidiaries is in default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default, except for such defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

          (k) No Brokers. No action has been taken by the Company or its officers, directors or employees that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the

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     transactions contemplated by this Agreement, excluding fees to be paid to the Company Financial Advisor pursuant to the Company's written agreement with such firm, a true and complete copy of which has been furnished to Nortel Networks prior to the date of this Agreement.

          (l)  Employee Benefits; Employee Relations.

             (i) Section 5.01(l) of the Company Disclosure Schedule contains a complete and correct list of each Company Plan in effect as of the date of this Agreement or for which the Company or any Company Affiliates may have any liability as of the date of this Agreement. With respect to each Company Plan, true and complete copies have been provided or made available to Nortel Networks of: (i) the plan document or agreement or, with respect to any Company Plan that is not in writing, a written description of the terms thereof; (ii) the trust agreement, insurance contract or other documentation of any related funding arrangement;
        (iii) the summary plan description; (iv) the most recent required Internal Revenue Service Form 5500, including all schedules thereto, and actuarial report; (v) any material communication to or from any Governmental Authority, including a written description of any oral communication; and (vi) all amendments or modifications to any such document.

             (ii) Neither the Company nor any Subsidiary thereof has disseminated in writing or otherwise broadly or generally notified employees of any intent or commitment (whether or not legally binding) to create or implement any additional Plan or to amend or terminate any Company Plan, except for amendments to any Company Plan that will not result in a material increase in the annual costs in respect of such plan incurred or to be incurred by the Company or any of its Subsidiaries.

             (iii) Each Company Plan has been operated and administered, and is, in compliance with its terms and all applicable laws, rules and regulations (including ERISA and the Code and any regulations thereunder). There are no actions, suits, claims or governmental audits (other than routine claims for benefits in the ordinary course) pending or, to the Knowledge of the Company, threatened with respect to any Company Plan that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

             (iv) No Company Plan is, and neither the Company nor any Subsidiary thereof contributes to or has any material liability or obligation with respect to any Plan that is, (A) a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, (B) any single employer plan or other pension plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code or (C) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA. Neither the Company nor any Subsidiary thereof is or has been a party to any collective bargaining or other collective labor agreement or understanding.

             (v) There is no pending or, to the Knowledge of the Company, threatened labor dispute, strike, work stoppage or other concerted labor activity against the Company or any Subsidiary thereof or involving any of their respective employees. During the three year period immediately preceding the date hereof, to the Knowledge of the Company, there have been no organizing activities conducted by any labor organization or work council or the like with respect to any employee of the Company or any Subsidiary thereof. To the Knowledge of the Company, neither the Company nor any Subsidiary thereof, nor their respective businesses, has committed any unfair labor practices or violated in any material respect any applicable employment laws, regulations, ordinances, rules, orders or decrees in connection with the operation of the respective businesses of the Company or any Subsidiary thereof, and there is no pending or, to the Knowledge of the Company, threatened charge, complaint, investigation or proceeding against the Company or any of its Subsidiaries by or before the National Labor Relations Board, the Department of Labor, the Equal Employment Opportunity Commission, the Occupational Health and Safety Administration or any comparable state or municipal agency, or by or on behalf of any employee or class of employees or by or before any governmental agency relating to a purported violation of any applicable employment laws, regulations, ordinances, rules, orders or decrees.

             (vi) Each Company Plan that is intended to qualify under Section 401(a) and/or 401(k) of the Code so qualifies and its trust is exempt from taxation under Section 501(a) of the Code. The Company and its Subsidiaries have timely paid all contributions, premiums and expenses payable to or in respect of each Company Plan under the terms thereof and in accordance with applicable law, including ERISA and the Code, and, to the extent any such contributions, premiums or expenses are not yet due, the liability therefor (to the extent it arose before March 31, 2000) has been properly and adequately accrued on the Company's financial statements included in its Quarterly Report on Form 10-Q for the period ended March 31, 2000.

             (vii) Neither the Company nor any of its Subsidiaries has incurred or will incur, either directly or indirectly (including as a result of an indemnification obligation), any material liability under or pursuant to any provision of Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans, and to the Knowledge of the Company, no event, transaction or condition has occurred, exists or is expected to occur which would reasonably be expected to result in any such material liability to the Company, any of its Subsidiaries or, after the Effective Time, Nortel Networks or any of its affiliates.

             (viii) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will (A) entitle any current or former employee, consultant, officer or director of the Company or any of its Subsidiaries to any increased or modified benefit or payment; (B) increase the amount of compensation due to any such employee, consultant, officer or director; (C) accelerate the vesting, payment or funding of any compensation, stock-based benefit, incentive or other benefit; (D) result in any "parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (E) cause any compensation to fail to be deductible under Section 162(m), or any other provision of the Code or any similar foreign Law.

          (m) Takeover Laws. The Company Board has validly approved this Agreement and the Stockholder Agreements and the transactions contemplated hereby and thereby (including the Merger) for purposes of Section 203 of the DGCL. Except for Section 203 of the DGCL (which has been rendered inapplicable), to the Company's Knowledge, no "moratorium", "control share", "fair price" or other antitakeover laws and regulations of any state (collectively, "TAKEOVER LAWS") are applicable to the

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     Merger or the other transactions contemplated by this Agreement and the
     Stockholder Agreements.

          (n) Major Customers. Section 5.01(n) of the Company Disclosure Schedule sets forth a list of the top ten direct sales customers (by sales revenue) of the Company's Web switch products during the fiscal year ended June 30, 2000 and the volume of sales to each such customer for such period. None of such customers (nor any of their respective affiliates) has, to the Company's Knowledge, between March 31, 2000 and the date of this Agreement, cancelled or otherwise terminated or indicated an intent to cancel or otherwise terminate, its business relationship with the Company, or has materially decreased, or indicated an intent to materially decrease the volume of business it conducts with the Company.

          (o)  Environmental Matters.

             (i) As used in this Agreement, "ENVIRONMENTAL LAWS" means all applicable local, state, provincial and federal environmental, health and safety laws (including common law) and regulations in effect on the date of this Agreement, relating to the protection of human health and safety as affected by exposure to pollutants, contaminants, or hazardous or toxic wastes, substances or materials and to the protection of the environment including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

             (ii) (x) Neither the conduct or operations of the Company or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them violates or, within the applicable statute or limitations period, violated Environmental Laws, except for violations that are not material and (y) no condition has existed or event has occurred with respect to any of them or any such property that is reasonably likely to result in a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority that it or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, held as collateral or held as a fiduciary by any of them are or were in material violation of or otherwise are alleged to have material liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants,contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

             (iii) To the Company's Knowledge, none of the property currently owned, leased or operated by the Company or by its Subsidiaries is subject to, or as a result of this transaction would be subject to, (i) any state or local Environmental Laws which would impose restrictions, such as notice, disclosure or obtaining advance approval prior to this transaction, or (ii) any liens under any Environmental Laws.

          (p)  Intellectual Property.

             (i) The Company and its Subsidiaries own or are licensed to use all Intellectual Property Rights currently used in the business of the Company or its Subsidiaries or necessary to conduct the business of the Company and its Subsidiaries as currently conducted or currently anticipated to be conducted (the "COMPANY INTELLECTUAL PROPERTY RIGHTS").

             (ii) Section 5.01(p)(ii) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of the following categories of Company Intellectual Property Rights: (A) Trademarks that are registered or for which an application for registration is pending; (B) Patents; (C) Software (other than commercial shrink-wrap, click-wrap or other similarly available off-the-shelf type software); (D) Copyrights that are registered or for which an application for registration is pending; (E) key Trade Secrets; and (F) mask works that are registered or for which an application for registration is pending. Where listed Intellectual Property Rights are registered with a Governmental Authority or an application for registration is pending, the jurisdiction, registration or application number, date of registration or application, named owner and/or assignee, and international classes of registration are indicated, as applicable.

             (iii) Section 5.01(p)(iii) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of (A) all licenses, sublicenses and other agreements under which the Company or its Subsidiaries are licensed to use third party Intellectual Property Rights (other than (1) shrink-wrap, click-wrap or other similarly available off-the-shelf type software and any related Trade Secrets and (2) customary rights included in confidentiality, non-disclosure or similar agreements) and (B) all licenses and sublicenses, except for rights granted specifically for use with a hardware product sold by the Company, under which the Company and its Subsidiaries have granted rights to third parties to use the Company Intellectual Property Rights. The Company and its Subsidiaries are not currently required to pay any royalties, fees or other amounts to any Person in connection with the use of the Company Intellectual Property Rights.

             (iv) The Company and its Subsidiaries have good and valid title to all Company Intellectual Property Rights owned by any of them and valid and enforceable license rights to all Company Intellectual Property Rights used under license, free and clear, to the Company's Knowledge, of all Liens (other than Taxes not yet due and payable), and to the Company's Knowledge, all Company Intellectual Property Rights are in full force and effect and will remain in full force and effect immediately following the Effective Time.

             (v) The Company and its Subsidiaries have a practice to secure, and have secured, from all current and former employees, consultants and independent contractors who contribute or have contributed to the creation or development of Company Intellectual Property Rights valid written assignments by such persons to the Company and its Subsidiaries of the rights to such contributions the Company and its Subsidiaries do not already own by operation of law. To the Knowledge of the Company, no employee, independent contractor (excluding OEMs, distributors, resellers and other purchasers) or consultant of the Company is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgement, decree or order of any civil or administrative agency, or any restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or to promote the interests of the Company or that would conflict with the Company's business as presently conducted and proposed to be conducted. The carrying on of the Company's business by the employees, independent contractors and consultants of the Company and the conduct of the Company's business as presently conducted and proposed to be conducted, will not, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees, consultants or independent contractors of the Company is now obligated. The Company and its Subsidiaries have taken reasonable steps to protect and preserve the confidentiality of all of their Trade Secrets, and to the Company's Knowledge (i) as of the date of this Agreement, there are no unauthorized uses, disclosures or infringements of any Company Intellectual Property Rights, and (ii) as of the date of this Agreement, all use by, and disclosure to, any Person of Trade Secrets that comprise any part of the Company Intellectual Property Rights has been pursuant to the terms of a written agreement with such Person, and (iii) all use by the Company and its Subsidiaries of Trade Secrets owned by another Person has been pursuant to the terms of a written agreement with such Person or is otherwise lawful. If after the date of this Agreement the Company has Knowledge of any of the foregoing conditions, the Company shall take appropriate and prompt action to remedy such conditions. To the Knowledge of the Company, at no time during the conception of or reduction to practice of any of the Company Intellectual Property was any developer, inventor or other contributor to such Intellectual Property Right operating under any grants from any Governmental Authority or private source, performing research sponsored by any Governmental Authority or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any other person that would adversely affect the Company's rights in such Intellectual Property Right. To the Knowledge of the Company, it is not utilizing nor will it be necessary to utilize
        (A) any inventions of any independent contractors or consultants, or confidential information (including Trade Secrets) of another person to which any independent contractors or consultants have been exposed, and
        (B) any inventions of any employees of the Company (or persons the Company intends to hire) made, or any confidential information (including Trade Secrets) of another person to which such employees were exposed, prior to their employment by the Company. Neither the Company Intellectual Property Rights owned by the Company and its Subsidiaries or incorporated into any products or services currently provided by the Company and its Subsidiaries nor the use or other exploitation thereof by the Company and its Subsidiaries in the conduct of their business, nor any product or service currently provided by the Company and its Subsidiaries, infringes on, misappropriates, breaches or violates any third party Intellectual Property Rights. Without limiting the generality of the foregoing, Section 5.01(p)(v) of the Company Disclosure Schedule specifically identifies each inventor named in any patent application filed by the Company (either individually or jointly with others) or assigned or exclusively licensed to the Company in whole or in part.

             (vi) Neither the Company nor any of its Subsidiaries: (A) has been notified or has Knowledge of any actual or threatened adverse proceeding brought by any Person pertaining to any challenge to the scope, validity or enforceability of (provided, however, no representation or warranty is made regarding the scope, validity or enforceability of any patent application), or the Company's ownership of, any of the Company Intellectual Property Rights owned by the Company and its Subsidiaries;
        (B) is the subject of any claim of infringement or misappropriation by the Company or any of its Subsidiaries of any third party Intellectual Property Rights; or (C) to the Company's Knowledge, has any claim for infringement or misappropriation of, or breach of any license or agreement involving, any of the Company Intellectual Property Rights owned by the Company and its Subsidiaries.

             (vii) All of the Company Intellectual Property Rights are valid and enforceable without any qualification, limitation, or restriction thereon or on the use thereof (provided, however, no representation or warranty is made regarding the validity or enforceability of any patent application) and the Company has not received any notice or claim (whether written, oral or otherwise) challenging or questioning the validity or enforceability of any of the Company Intellectual Property Rights or indicating an intention on the part of any person to bring a claim that any of the Company Intellectual Property Rights are invalid or unenforceable or has been misused, nor to the Knowledge of the Company is there a reasonable basis for a claim that the Company Intellectual Property Rights are invalid or unenforceable or have been misused, and with respect to Patents owned by the Company, there is no relevant prior art pertaining to any issued patents thereof which the Company has become aware that was not disclosed during the prosecution of the patent application(s) therefor, but which if such prior art had been disclosed would have affected the prosecution thereof or the scope of the patent claims ultimately granted in respect thereof,

             (viii)(A) The Company has not taken any action or failed to take any action (including the manner in which it has conducted its business, or used or enforced, or failed to use or enforce, any of the Company Intellectual Property Rights) that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Intellectual Property Rights (including, with respect to Patents owned by the Company, failing to disclose any known material prior art in connection with the prosecution of patent applications, and with respect to the Company registered copyrights, failing to disclosure required information to the United States Copyright Office), (B) the Company has taken reasonable steps (based on standard industry practices) to protect and maintain the Company's rights in and to the Company Intellectual Property Rights, (C) all registered Company trademarks and all Company registered copyrights and Company registered mask works have been registered and all Company owned Patents have been filed and obtained, in accordance with all applicable legal requirements and are currently in effect and in compliance with all applicable legal requirements (including, in the case of registered Company trademarks, the timely post-registration filing of affidavits of use and incontestability and renewal applications), and without limiting the generality of any of the foregoing, the Company has timely paid all filing, examination, issuance, post-registration and maintenance fees, annuities and the like associated or required with respect to any of the Company Intellectual Property Rights.

          (q)  Tax Matters.

             (i)(A) All returns, declarations, reports, estimates, information returns and statements required to be filed on or before the Effective Time under federal, state, local or any foreign tax laws ("TAX RETURNS") with respect to the Company or any of the Company's Subsidiaries, have been or will be, as the case may be, timely filed, or requests for extensions have been or will be, as the case may be, timely filed and have not expired, except where a failure or failures to so timely file would not, individually or in the aggregate, be expected to be material;
        (B) all material Tax Returns filed by it are complete and accurate in all material respects; (C) all Taxes shown to be due and payable (without regard to whether such Taxes have been assessed) on such Tax Returns have been paid or adequate reserves have been established for the payment of such Taxes; (D) the proper and accurate amounts have been or will be, as the case may be, withheld from all employees (and timely paid to the appropriate Governmental Authority or set aside in an account for such purposes) for all periods through the Effective Time in compliance in all material respects with all Tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security, and employment tax withholding for all types of compensation); (E) neither the Company nor any of the Company's Subsidiaries is a party to any tax sharing or similar agreement or any agreement pursuant to which it or any of its Subsidiaries has an obligation to indemnify any party (other than it or one of its Subsidiaries) with respect to Taxes; (F) all Taxes due with respect to completed and settled examinations or concluded litigation relating to the Company or any of the Company's Subsidiaries have been paid in full or adequate reserves have been established for the payment thereof; and (G) no material audit or examination or refund litigation with respect to any Tax Return is pending.

             (ii) The Company has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (r) Regulatory Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or instrumentality are required to be obtained or made by the Company or any of its Subsidiaries to consummate the Merger except (i) as may be required under applicable requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the Competition Act (Canada) and antitrust or other competition laws of other jurisdictions; (ii) applicable filings under NASD rules, bylaws or regulations; (iii) the filing with the SEC of the Company Proxy Statement and other applicable reports and documents;
     (iv) the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL; and (v) as may be required under Section 721 of the U.S. Defense Production Act of 1950, as amended, and the rules promulgated thereunder ("EXON-FLORIO") and the rules and regulations promulgated by the U.S. Department of Defense.

          (s) Fairness Opinion. On or before the date hereof, the Company Financial Advisor has delivered its opinion to the Company Board that the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock and such opinion has not been withdrawn.

          (t)  Year 2000 Compliance.

             (i) All Material Systems of the Company and its Subsidiaries have been remediated through modification, upgrade or replacement so that they are (A) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved and (B) able to store and output date information in a manner that is unambiguous as to century ("YEAR 2000 COMPLIANT").

             (ii) All Company products shipped to customers since June 1, 1999, are Year 2000 Compliant in all material respects and have been tested by the Company (including custom testing of all third-party manufactured content of such Company products) to confirm such status. With respect to Company products shipped prior to such date, the Company and its Subsidiaries have undertaken reasonable efforts to notify all end-users of such products of the need to upgrade such products to be Year 2000 Compliant and of the need to audit any custom application products to identify any respects in which they are not Year 2000 Compliant.

             (iii) The Company has furnished to Nortel Networks copies of, or copies of all documents relating to, (A) all complaints, investigations or audits of any Governmental Authority, (B) all unresolved customer complaints, demands or claims (excluding routine requests for information regarding matters relating to the year 2000 turnover), (C) all attorney letters or demands and (D) all litigation, arbitrations or similar proceedings, in each case insofar as they relate to the Year 2000 Compliant status of Company products, the cost of upgrading Company products to a Year 2000 Compliant status or injuries and damages suffered as a result of the non-Year 2000 Compliant condition of Company products.

          (u) No Material Adverse Effect. Between March 31, 2000 and the date hereof, the Company and its Subsidiaries have conducted their respective businesses each in the ordinary course (excluding the incurrence of reasonable and customary liabilities related to this Agreement and the transactions contemplated hereby). Between March 31, 2000 and the date hereof, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.01 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to the Company.

     5.02. Representations and Warranties of Nortel Networks and Sub. Except as set forth in the Nortel Networks SEC Documents filed prior to the date of this Agreement, Nortel Networks and Sub hereby represent and warrant to the Company as follows:

          (a) Organization, Standing and Authority. Each of Nortel Networks and Sub (x) is a corporation duly organized, validly existing and, in the case of Sub, in good standing under the laws of the jurisdiction of its organization and (y) is duly qualified to do business and, as applicable, is in good standing (in jurisdictions which recognize such concept) in the provinces of Canada and in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except where the failure to be duly organized, validly existing, in good standing, or duly qualified does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nortel Networks. Each of Nortel Networks and Sub has in effect all federal, provincial, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where failure to have in effect such authorizations does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nortel Networks. Each of Nortel Networks and Sub has made available to the Company a complete and correct copy of its constitutive documents, each as amended to date and in full force and effect.

          (b)  Shares.

             (i) As of the date hereof, the authorized capital stock of Nortel Networks consists solely of an unlimited number of Nortel Networks Common Shares, of which 2,991,321,341 shares were outstanding as of July 26, 2000 and an unlimited number of Class A Preferred Shares and Class B Preferred Shares of which none were outstanding as of the date of this Agreement. As of the date hereof, there are no outstanding Rights to acquire capital stock from Nortel Networks other than pursuant to the stock option and other employee compensation plans of Nortel

        Networks and its subsidiaries, Nortel Networks' shareholder dividend reinvestment and stock purchase plan, the rights issued under the shareholder rights plan established pursuant to the shareholder rights plan agreement made as of March 13, 2000, between Nortel Networks (then known as "New Nortel Inc.") and Montreal Trust Company of Canada as rights agent, and the exchange rights associated with Nortel Networks Limited's Cumulative Redeemable Class A Preferred Shares Series 4 that are described in the Nortel Networks SEC Documents.

             (ii) The authorized capital stock of Sub consists of 300,000,000 shares of Sub Common Stock, $0.001 par value per share, of which one share is outstanding and is owned directly by Nortel Networks, and shares of preferred stock, of which no shares are outstanding. Sub has not conducted any business prior to the date hereof and has no Subsidiaries and no assets, liabilities or obligations of any nature other than incident to its formation and incident to this Agreement.

             (iii) The outstanding shares of Nortel Networks' and Sub's capital stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, there are no shares of capital stock of Sub authorized and reserved for issuance and Sub does not have any Rights issued or outstanding with respect to its capital stock or any commitment to authorize, issue or sell any such shares or Rights, except pursuant to this Agreement.

             (iv) The Nortel Networks Common Shares to be issued in exchange for shares of Company Common Stock in the Merger or upon exercise of Company Stock Options and Company Purchase Rights to be assumed by Nortel Networks in connection with the Merger, when issued will be duly authorized, validly issued, fully-paid and non-assessable and will not have been issued in violation of any subscriptive or preemptive rights.

          (c) Corporate Power. Each of Nortel Networks and Sub has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of Nortel Networks and Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (d) Corporate Authority. (i) This Agreement and the transactions contemplated hereby, including the issuance of Nortel Networks Common Shares in the Merger or upon the exercise of Company Stock Options and Company Purchase Rights to be assumed by Nortel Networks in connection with the Merger, have been authorized and approved by all necessary corporate action of Nortel Networks (no shareholder approvals being required under the Canada Business Corporations Act or otherwise), Sub, the Nortel Networks Board and the Board of Directors of Sub prior to the date hereof (which action has not been rescinded or modified in any way) and (ii) this Agreement is a legal, valid and binding agreement of each of Nortel Networks and Sub, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, whether considered at law or in equity).

          (e) No Defaults. Subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in Section 5.02(i), any required filings under federal, state and provincial securities laws and applicable TSE or NYSE rules, the execution,

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     delivery and performance of this Agreement and the consummation by Nortel
     Networks and Sub of the transactions contemplated hereby do not and will not (i) constitute a material breach or violation of, or a material default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Nortel Networks or of any of Nortel Networks' Subsidiaries or to which it or any of its Subsidiaries or any of their respective properties or assets are subject or bound, (ii) constitute a breach or violation of, or a default under, the articles or certificate of incorporation or bylaws of either Nortel Networks or Sub, or (iii) require any consent or approval under any such material law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument, except in the case of (i) and (iii), where such breach, violation or default or the failure to obtain such consents or approvals would not in the aggregate have a Material Adverse Effect on the Company, the Surviving Corporation or Nortel Networks and would not prevent or materially impair Nortel Networks' ability to consummate the transactions contemplated by this Agreement.

          (f) Financial Reports and SEC Documents. With respect to the periods since January 1, 1999, Nortel Networks, or its predecessor, and its Subsidiaries have filed all reports and statements, together with any amendments required to be made thereto, that were required to be filed with the SEC. Nortel Networks' Annual Reports on Form 10-K for the fiscal years ended December 31, 1997, 1998 and 1999, its Quarterly Report on Form 10-Q for the period ended March 31, 2000 and all other reports or registration statements, filed or to be filed by it or its predecessor, subsequent to December 31, 1997 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed, or to be filed (collectively, the "NORTEL NETWORKS SEC DOCUMENTS"), with the SEC, as of the date filed (or, with respect to a document filed prior to the date of this Agreement and amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of such filing as so amended or superseded) (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Nortel Networks SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Nortel Networks SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which they relate, in each case in accordance with Canadian GAAP in the case of the years ended December 31, 1997, 1998, 1999 or U.S. GAAP in the case of the period ended March 31, 2000 consistently applied during the periods involved and Regulation S-X of the SEC, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of Nortel Networks and its Subsidiaries have been, and are being, maintained in all material respects in accordance with Canadian GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

          (g) Litigation. No litigation, claim or other proceeding before any court or governmental agency that is pending or, to Nortel Networks' Knowledge, threatened

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     against Nortel Networks or any of its Subsidiaries would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nortel Networks.

          (h) No Brokers. No action has been taken by Nortel Networks or its officers, directors or employees that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding fees to be paid to Credit Suisse First Boston Corporation.

          (i) Regulatory Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are necessary to consummate the Merger except (i) as may be required under, and other applicable requirements of, the HSR Act, the Investment Act (Canada) and the Competition Act (Canada); (ii) as may be required by the bylaws, rules, regulations or policies of the TSE in respect of the assumption by Nortel Networks, and the exercisability by the holders, of the Company Stock Options and Company Purchase Rights and of the NYSE and the TSE in respect of the Nortel Networks Common Shares to be issued in the Merger and upon the exercise of the Company Stock Options and the Company Purchase Rights to be assumed by Nortel Networks in connection with the Merger and the listing of such Nortel Networks Common Shares on such stock exchanges;
     (iii) the filing with the SEC of the Company Proxy Statement in definitive form and the filing and declaration of effectiveness of the Registration Statement; (iv) the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL; (v) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Nortel Networks Common Shares in the Merger; (vi) such filings as are required to be made and exemption rulings or orders as are required to be obtained under Canadian securities laws; and (vii) as may be required under Exon-Florio and the rules and regulations promulgated by the U.S. Department of Defense.

          (j) No Material Adverse Effect. Since March 31, 2000, until the date hereof, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.02 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to Nortel Networks.

                                   ARTICLE VI

                                   COVENANTS

     The Company hereby covenants to and agrees with Nortel Networks, and each of Nortel Networks and Sub hereby covenants to and agrees with the Company, that:

     6.01. Reasonable Efforts. Subject to the terms and conditions of this Agreement, it shall use its reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable (including obtaining any consents of third parties required under any agreement to be obtained by it or its Subsidiaries prior to, or as a result of, the consummation of the Merger so that such agreement is not terminable as a result of the Merger), or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and

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

franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Nortel Networks.

     6.02. Stockholder Approvals. The Company shall take, in accordance with this Agreement, applicable law, applicable NASD rules and the Company Certificate and bylaws, all action necessary to convene an appropriate meeting of stockholders of the Company to consider and vote upon the adoption of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement and approval of any other matters required to be approved by the Company's stockholders for consummation of the Merger (including any adjournment or postponement, the "COMPANY MEETING") as promptly as practicable after the Registration Statement is declared effective by the SEC. The Company Board, subject to Section 6.06, shall at all times recommend such adoption and approval and shall take all reasonable lawful action to solicit such adoption and approval by its stockholders.

     6.03. Registration Statement. (a) Each of Nortel Networks and the Company agrees to cooperate in the preparation of a registration statement on Form S-4 (the "REGISTRATION STATEMENT") to be filed by Nortel Networks with the SEC in connection with (and only in connection with) the issuance of Nortel Networks Common Shares in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "COMPANY PROXY STATEMENT") and all related documents). The Registration Statement and the Company Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Provided the other party has cooperated as required above, Nortel Networks agrees to file the Registration Statement with the SEC as promptly as practicable, after the date of this Agreement. Each of Nortel Networks and the Company shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Registration Statement and the Company Proxy Statement, as the case may be, to the other party, and advise the other party of any oral comments with respect to the Registration Statement received from the SEC. Each of Nortel Networks and the Company agrees to use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof, and the Company agrees to mail the Company Proxy Statement to its stockholders as promptly as practicable after the Registration Statement is declared effective. Nortel Networks also agrees to use reasonable efforts to obtain all necessary state securities law or "Blue Sky" and all foreign permits and approvals required to carry out the transactions contemplated by this Agreement. The Company agrees to furnish to Nortel Networks all information concerning the Company and its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing, and Nortel Networks agrees to furnish to the Company all information concerning Nortel Networks and its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

     (b) Each of Nortel Networks and the Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Company Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Meeting, contain any untrue

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

statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (c) Nortel Networks agrees to advise the Company, promptly after Nortel Networks receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Nortel Networks Common Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     (d) Nortel Networks will use its reasonable efforts to obtain, and will provide evidence reasonably satisfactory to the Company of, all necessary rulings or orders of Canadian securities regulatory authorities exempting the distribution by Nortel Networks of the Nortel Networks Common Shares and options and other Rights to purchase Nortel Networks Common Shares under the Merger and the resale of Nortel Networks Common Shares issued under the Merger in Canada as contemplated by this Agreement from the registration and prospectus requirements under applicable Canadian securities laws on terms reasonably satisfactory to Nortel Networks and the Company.

     6.04. Press Releases. Nortel Networks and the Company shall jointly agree on an initial press release with respect to the Merger. Neither the Company nor Nortel Networks will, without the prior approval of the other, issue any other press release or written statement for general circulation (including any written statement circulated to employees, customers or other third parties) relating to the transactions contemplated hereby, except, based on the advice of counsel, as otherwise required by applicable law or regulation or rules or policies of the TSE, the NYSE or the NASD and only after consulting, or using its reasonable efforts to consult, with the other.

     6.05. Access; Information. (a) Subject to applicable laws relating to the exchange of information and procedures adopted by the Company and reasonably agreed to by Nortel Networks, the Company shall afford to the officers, employees, counsel, accountants and other authorized representatives of Nortel Networks, reasonable access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records and, during such period, it shall furnish promptly to Nortel Networks upon request (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning the business, properties and personnel of it as Nortel Networks may reasonably request; provided that such information may not be used for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Company shall promptly inform Nortel Networks of any material litigation, claim or other proceeding before any court or other governmental authority that arises following the date of this Agreement and any material development in any such existing material litigation, claim or other proceeding. The Company and its Subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would contravene any law, rule, regulation, order, judgment, decree or agreement. Nortel Networks and the Company shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) Subject to the requirements of applicable law, pending consummation of the Merger, all non-public information provided by or on behalf of the Company to Nortel Networks or its employees, directors, agents or advisors and Nortel Networks to the Company or its employees, directors, agents or advisors pursuant to this Agreement or

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

otherwise will remain subject to the obligations of Nortel Networks and the Company under the Confidentiality Agreement.

     (c) No investigation by a party, pursuant to this Section 6.05 or otherwise, shall affect or be deemed to modify any representation or warranty of the other party contained herein.

     6.06. Acquisition Proposals. (a) The Company shall not, and shall cause its Subsidiaries and the officers, directors, agents and advisors of the Company and its Subsidiaries not to, initiate, solicit or knowingly encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any Person relating to, any Acquisition Proposal. Notwithstanding the foregoing, the Company and its Subsidiaries and their officers, directors, agents and advisors shall be permitted to engage in any discussions or negotiations with, or provide any information to, any Person in response to a bona fide written Acquisition Proposal by any such Person received by the Company, if and only to the extent that in each such case such proposal was not solicited or encouraged in violation of this Agreement and (i) the Company Meeting shall not have occurred;
(ii) the Company Board determines in good faith that such Acquisition Proposal would, if consummated, constitute a Superior Proposal and is reasonably likely to be consummated; (iii) the Company Board determines, in good faith after consultation with outside counsel, that such action is legally required as a matter of the fiduciary duties of the directors under applicable law; and (iv) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Company receives from such Person an executed confidentiality agreement containing terms no less restrictive with respect to such Person than the terms of the Confidentiality Agreement with respect to Nortel Networks. The Company shall notify Nortel Networks promptly, but in any event within 24 hours after any officer or director of the Company becomes aware, of any such inquiries, proposals, or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers. For the purposes of this Agreement, "SUPERIOR PROPOSAL" shall mean any bona fide written Acquisition Proposal made by a third party that was not solicited or encouraged in violation of this Agreement and which the Company Board determines in its good faith judgment (based on the written opinion to such effect by a financial advisor of nationally recognized reputation) to be more favorable to the stockholders of the Company than the transactions contemplated by this Agreement. The Company shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Nortel Networks with respect to any Acquisition Proposal. The Company shall advise Nortel Networks of any material developments with respect to any proposal as to which the Company is exercising its rights pursuant to the second sentence of this Section 6.06 promptly upon the occurrence thereof.

     (b) Subject to Section 6.06(c) below, neither the Company Board nor any committee thereof shall (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Nortel Networks, the approval and declaration of advisability by the Company Board of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement, (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal, or (iii) cause the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, acquisition agreement, merger agreement or other similar agreement with respect to any Acquisition Proposal.

     (c) Notwithstanding subsections (b)(i)-(iii) above, in the event (but only in the event) that the Company Board determines in good faith, after consultation with outside counsel,

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

that such action is legally required as a matter of the fiduciary duties of the directors under applicable law, the Company Board may withdraw or modify its recommendation to Company stockholders of the "agreement of merger" contained in this Agreement (or not recommend it in the Company Proxy Statement), but only at a time that is after the fifth Business Day following Nortel Networks' receipt of written notice advising Nortel Networks that the Company Board has determined so to withdraw or modify its recommendation as described above and stating the reasons therefor.

     (d) Nothing in this Section 6.06 shall (i) prohibit the Company from complying, to the extent applicable, with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act with respect to an Acquisition Proposal or (ii) permit the Company to violate its obligations under the first sentence of Section 6.02.

     6.07. Affiliate Agreements. (a) Not later than the mailing of the Company Proxy Statement, the Company shall deliver to Nortel Networks a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be an "affiliate" of it (each, a "COMPANY AFFILIATE") as that term is used in Rule 145 under the Securities Act. Thereafter, the Company shall promptly notify Nortel Networks upon becoming aware of any other person that is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be a Company Affiliate.

     (b) The Company shall use its reasonable efforts to cause each person who may be deemed to be a Company Affiliate to execute and deliver to Nortel Networks on or before the date of mailing of the Company Proxy Statement (or, in the case of any person identified as a possible Company Affiliate after such date, as promptly thereafter as possible) an agreement in the form attached hereto as Exhibit A.

     6.08. Takeover Laws. Subject to Section 6.06, no party shall take any action that would cause the transactions contemplated by this Agreement or the Stockholder Agreements to be subject to requirements imposed by any Takeover Law and each of Nortel Networks and the Company shall take all necessary steps within its control to exempt (or ensure the continued exemption of), or minimize the effect on, the transactions contemplated by this Agreement and the Stockholder Agreements from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including, without limitation, Section 203 of the DGCL or any other Takeover Laws that purport to apply to this Agreement or the Stockholder Agreements or the transactions contemplated hereby or thereby.

     6.09. Shares Listed. Nortel Networks shall use its reasonable efforts to list, prior to the Effective Date, on the NYSE and the TSE, subject to official notice of issuance, the Nortel Networks Common Shares to be issued to the holders of Company Common Stock in the Merger and upon exercise of Company Stock Options and Company Purchase Rights to be assumed by Nortel Networks by reason of the Merger.

     6.10. Regulatory Applications. (a) Nortel Networks and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts (i) to prepare all documentation, to effect all filings (including, without limitation, filings under the HSR Act, the Investment Act (Canada) and the Competition Act (Canada)) and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement and (ii) to cause the Merger to be consummated as expeditiously as reasonably practicable. Each of Nortel Networks and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information

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

submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.10(a) and (b), if any objections are asserted with respect to the transactions contemplated by this Agreement under any Regulatory Law or if any suit is instituted or threatened by any Governmental Authority or any private party challenging any of the transactions contemplated by this Agreement as violative of any Regulatory Law, each of Nortel Networks and the Company shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement, and if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of Nortel Networks and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.10 shall limit a party's rights under Sections 7.01(b) and 8.01(d) so long as such party has theretofore complied in all respects with its obligations under this
Section 6.10.

     (d) Nothing contained in this Agreement shall require Nortel Networks or any of its Subsidiaries to sell or otherwise dispose of, or to hold separately, or permit the sale or other disposition of, any assets of Nortel Networks, the Company or their respective Subsidiaries, or require Nortel Networks to refrain from exercising full authority over the Company and its Subsidiaries after the Effective Time, whether as a condition to obtaining any approval from a Governmental Authority or any other Person or for any other reason.

     6.11. Indemnification. (a) Following the Effective Date and until the expiration of any applicable statutory limitations period, the Surviving Corporation shall indemnify, defend and hold harmless the present and former directors and officers of the Company and its Subsidiaries, determined as of the Effective Time (each, an "INDEMNIFIED PARTY") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that the Company is permitted to indemnify its directors and officers under the laws of the State

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

of Delaware, the Company Certificate and the Company's bylaws as in effect on the date hereof (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law), and shall fulfill and honor in all respects the obligations of the Company pursuant to the Company Certificate and bylaws and any indemnification agreements between the Company and any Indemnified Party in effect as of the date of this Agreement.

     (b) For a period of six years from the Effective Time, Nortel Networks shall provide a "runoff" policy with respect to that portion of director's and officer's liability insurance that serves to cover the Indemnified Parties with respect to claims against such Indemnified Parties arising from facts or events which existed or occurred at or before the Effective Time, which "runoff" insurance shall contain at least the same maximum coverage and amounts to such Indemnified Parties, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company; provided, however, that in no event shall Nortel Networks be required to expend to maintain or obtain the insurance called for by this Section 6.11(b) more than 200 percent of the current annual amount expended by the Company to maintain or procure such directors and officers insurance coverage for the current year (the "INSURANCE AMOUNT"); provided, further, that if Nortel Networks is unable to maintain or obtain the insurance called for by this Section 6.11(b), Nortel Networks shall use its reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount; and provided, further, that the Indemnified Parties may be required to make application and provide customary representations and warranties to Nortel Networks' insurance carrier for the purpose of obtaining such insurance.

     (c) Any Indemnified Party wishing to claim indemnification under Section 6.11(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify the Surviving Corporation thereof; provided, that the failure so to notify shall not affect the obligations of the Surviving Corporation under Section 6.11(a) unless (and then only to the extent) such failure materially increases the Surviving Corporation's liability under such subsection (a).

     (d) If Nortel Networks or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Nortel Networks shall assume the obligations set forth in this Section 6.11.

     (e) This Section 6.11 shall survive the consummation of the Merger and the Effective Time. This Section 6.11 is intended to benefit, and may be enforced by, the Indemnified Parties and their respective heirs, representatives, successors and assigns, and shall be binding on all successors and assigns of Nortel Networks and the Surviving Corporation.

     6.12. Certain Employee Benefit Matters. (a) For the one year period ending on the first anniversary of the Effective Date (the "CONTINUATION PERIOD"), the Surviving Corporation shall, or shall cause its Subsidiaries to,
(i) pay to each of their respective employees, during any portion of the Continuation Period that such employee is employed by the Surviving Corporation or any such Subsidiary, an annual salary or hourly wage rate, as applicable, that is no less than the annual salary or hourly wage rate payable to such employee immediately prior to the Effective Time and (ii) provide such employees (as a group) in the aggregate with employee benefits, during any portion of the Continuation Period that such employees are employed by the Surviving Corporation or any such Subsidiary, that are substantially similar in the aggregate to either (i) the employee benefits provided to such employees pursuant to the Company Plans (other than equity based benefits) immediately prior to the Effective Time or (ii) the employee benefits provided to similarly-

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

situated employees of Nortel Networks and its Subsidiaries. Notwithstanding any other provision herein, none of the Surviving Corporation, any of its Subsidiaries or Nortel Networks will have any obligation to continue the employment of any such employee for any period following the Effective Time.

     (b) With respect to the Plans, if any, of Nortel Networks or Nortel Networks' Subsidiaries in which employees of the Company or its Subsidiaries ("COMPANY EMPLOYEES") become eligible to participate after the Effective Time (the "NORTEL NETWORKS PLANS"), Nortel Networks shall, or shall cause its Subsidiaries or the Surviving Corporation to: (i) with respect to each Nortel Networks Plan that is a medical or health plan, (x) waive any exclusions for pre-existing conditions under such Nortel Networks Plan that would result in a lack of coverage for any condition for which the applicable Company Employee would have been entitled to coverage under the corresponding Company Plan in which such Company Employee was an active participant immediately prior to his or her transfer to the Nortel Networks Plan; (y) waive any waiting period under such Nortel Networks Plan to the extent that such period exceeds the corresponding waiting period under the corresponding Company Plan in which such Company Employee was an active participant immediately prior to his or her transfer to the Nortel Networks Plan (after taking into account the service credit provided for herein for purposes of satisfying such waiting period); and
(z) provide each Company Employee with credit for any co-payments and deductibles paid by such Company Employee prior to his or her transfer to the Nortel Networks Plan (to the same extent such credit was given under the analogous Company Plan prior to such transfer) in satisfying any applicable deductible or out-of-pocket requirements under such Nortel Networks Plan for the plan year that includes such transfer; and (ii) recognize service of the Company Employees with the Company or any of its Subsidiaries for purposes of eligibility to participate and vesting credit, and, solely with respect to vacation benefits, benefit accrual in any Nortel Networks Plan in which the Company Employees are eligible to participate after the Effective Time to the extent that such service was recognized for that purpose under the analogous Company Plan prior to such transfer; provided that the foregoing shall not apply to the extent it would result in duplication of benefits. Nothing in this paragraph shall be interpreted to require Nortel Networks to provide for the participation of any Company Employee in any Nortel Networks Plan.

     (c) To the extent applicable, Nortel Networks and the Company shall each take such reasonable steps as are required to cause the disposition and acquisition of equity securities (including derivative securities) pursuant to
Article III of this Agreement in connection with the consummation of the Merger by each individual who is an officer or director of the Company to qualify for exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3(d) and
(e) promulgated under the Exchange Act.

     6.13. Accountants' Letters. The Company shall use its reasonable efforts to cause to be delivered to Nortel Networks a letter of Deloitte & Touche LLP, the Company's independent auditors ("DELOITTE SAN JOSE"), and Nortel Networks shall use its reasonable efforts to cause to be delivered to the Company a letter of Deloitte & Touche LLP, Nortel Networks' independent auditors ("DELOITTE"), each dated a date within two Business Days of the date on which the Registration Statement shall become effective and addressed to such other party, and in form and substance customary for "comfort" letters delivered by independent accountants (x) in the case of Deloitte San Jose, in accordance with Statement of Accounting Standards No. 72 and (y) in the case of Deloitte, in accordance with the Handbook of The Canadian Institute of Chartered Accountants.

     6.14. Notification of Certain Matters. (a) Each of the Company and Nortel Networks shall use all reasonable efforts to give prompt notice to the other of any fact, event or circumstance known to it that would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     (b) Nortel Networks shall promptly notify the Company, and the Company shall promptly notify Nortel Networks, in writing, of any notice or other communication from any regulatory authority or self-regulatory organization in connection with the transactions contemplated by this Agreement.

     (c) Each of Nortel Networks and the Company shall promptly notify the other of any fact, event or circumstance known to it that could reasonably be expected to, individually or taken together with all other facts, events and circumstances known to it, cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

     6.15. Certain Tax Matters. (a) Each of Nortel Networks and the Company will use its reasonable efforts to cause the Merger to constitute a reorganization within the meaning of Section 368(a) of the Code, and to timely satisfy, or cause to be timely satisfied, all applicable tax reporting and filing requirements contained in the U.S. Code and Treasury Regulations with respect to the Merger, including the reporting requirements contained in U.S. Treasury Regulation Section 1.367(a)-3(c)(6).

     (b) In connection with the filing of the Registration Statement, the Company and Nortel Networks shall execute and deliver to Cleary, Gottlieb, Steen & Hamilton and Cooley Godward LLP, tax representation letters in customary form, dated as of the date of such filing. Following delivery of such tax representation letters, each of Nortel Networks and the Company will use reasonable efforts to cause Cleary, Gottlieb, Steen & Hamilton and Cooley Godward LLP, respectively, to deliver a tax option satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act and to obtain the consent of Cleary, Gottlieb, Steen & Hamilton and Cooley Godward LLP to the filing of such tax opinions as exhibits to the Registration Statement. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 6.15.

     6.16. Company Annual Meeting. The Company shall cause to be called, prior to the time a vote is taken with respect to the adoption of this Agreement, the Company's 2000 annual meeting of stockholders. In connection therewith, the Company shall use its reasonable efforts to prepare and file with the SEC its annual report on Form 10-K for the fiscal year ended June 30, 2000 and a proxy statement with respect to such annual meeting as soon as reasonably practicable.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Nortel Networks, Sub and the Company to consummate the Merger is subject to the fulfillment or written waiver by Nortel Networks, Sub and the Company prior to the Effective Time of each of the following conditions:

          (a) Stockholder Approval. This "agreement of merger" (as that term is used in Section 251 of the DGCL) shall have been duly adopted by the requisite vote of the stockholders of the Company.

          (b) Regulatory Approvals. All material regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and (in the case of Nortel Networks' obligation to consummate the Merger) no such approvals shall contain any conditions, restrictions or requirements which would reasonably be expected to (i) following the Effective Time, have a Material Adverse Effect on Nortel Networks and its Subsidiaries taken as a whole or on the Surviving Corporation or (ii) require Nortel Networks, in the case of a required approval of a United States or Canadian Governmental Authority, to take any action that it is not required to take under Section 6.10(d) hereof.

          (c) No Injunction. No U.S. or Canadian Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and enjoins or prohibits consummation of the Merger.

          (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC and not concluded or withdrawn.

          (e) Listing. The Nortel Networks Common Shares to be issued in the Merger and upon exercise of Company Stock Options and Company Purchase Rights to be assumed by Nortel Networks in connection with the Merger shall have received conditional approval for listing on the NYSE and the TSE, subject to official notice of issuance.

     7.02. Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. All representations and warranties of Nortel Networks set forth in this Agreement (without giving effect to any standard, qualification or exception contained therein with respect to materiality or Material Adverse Effect) shall be true and correct, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nortel Networks; and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Nortel Networks by the Chief Executive Officer or the Chief Financial Officer of Nortel Networks to such effect.

          (b) Performance of Obligations. Nortel Networks shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Nortel Networks by the Chief Executive Officer or the Chief Financial Officer of Nortel Networks to such effect.

          (c) Opinion of the Company's Counsel. The Company shall have received an opinion of Cooley Godward LLP, counsel to the Company, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion (including tax representation letters in customary form from each of Nortel Networks and the Company), (a) the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code, (b) Nortel Networks shall be treated as a corporation under Section 367(a)(1) of the Code with respect to each transfer of property thereto pursuant to the Merger, and (c) that, accordingly, (i) no gain or loss will be recognized by the Company as a result of the Merger and (ii) no gain or loss will be recognized by a stockholder of the Company who receives Nortel Networks

     Common Shares in exchange for shares of Company Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, such counsel may require and rely upon representations contained in letters from the Company, Nortel Networks, Sub and stockholders of the Company. Counsel's opinion shall not address the tax consequences applicable to any stockholder of the Company who, immediately after the Merger, will be a "five percent transferee shareholder" with respect to Nortel Networks within the meaning of U.S. Treasury Regulation Section 1.367(a)-3(c)(5).

          (d) No Material Adverse Effect. From the date of this Agreement through the Effective Date, no event shall have occurred or circumstance arisen that, individually or taken together with all other such events and circumstances, has had or would reasonably be expected to have a Material Adverse Effect on Nortel Networks.

     7.03. Conditions to Obligation of Nortel Networks and Sub. The obligations of Nortel Networks and Sub to consummate the Merger are also subject to the fulfillment or written waiver by Nortel Networks and Sub prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. All representations and warranties of the Company set forth in this Agreement (without giving effect to any standard, qualification or exception contained therein with respect to materiality or Material Adverse Effect) shall be true and correct, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and Nortel Networks and Sub shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Nortel Networks and Sub shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

          (c) No Material Adverse Effect. From the date of this Agreement through the Effective Date, no event shall have occurred or circumstance arisen that, individually or taken together with all such other such events and circumstances, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

          (d) Opinion of Nortel Networks and Sub's Counsel. Nortel Networks shall have received an opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to Nortel Networks and Sub dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion (including tax representation letters in customary form from each of Nortel Networks and the Company), (a) the Merger constitutes a reorganization under Section 368(a) of the Code, (b) Nortel Networks shall be treated as a corporation under Section 367(a)(1) of the Code with respect to each transfer of property thereto pursuant to the Merger and (c) that, accordingly, (i) no gain or loss will be recognized by the Company as a result of the Merger and (ii) no gain or loss will be recognized by a stockholder of the Company who receives Nortel Networks Common Shares in exchange for shares of the Company Common Stock, except with respect to cash received in lieu of fractional share interests.

     In rendering its opinion, such counsel may require and rely upon representations contained in letters from the Company, Nortel Networks, Sub and stockholders of the Company. Counsel's opinion shall not address the tax consequences applicable to any stockholder of the Company who, immediately after the Merger, will be a "five percent transferee shareholder" with respect to Nortel Networks within the meaning of U.S. Treasury Regulation Section 1.367(a)-3(c)(5).

          (e) No Action Seeking Injunction. No U.S. or Canadian Governmental Authority of competent jurisdiction shall have brought, and there shall not continue to be pending, an action or proceeding (which is still pending on the Effective Date) seeking to enjoin or prohibit consummation of the Merger, or to impose substantial penalties as a result of the Merger, which action or proceeding is reasonably likely to succeed.

                                  ARTICLE VIII

                                  TERMINATION

     8.01. Termination. This Agreement may be terminated, and the Merger may be abandoned:

          (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Nortel Networks and the Company by action taken by their respective Boards of Directors.

          (b) Breach. At any time prior to the Effective Time, by Nortel Networks or the Company, in the event of either: (i) a breach by the other party of any representation or warranty contained herein which would result in the non-satisfaction of the conditions set forth in Sections 7.02(a) or 7.03(a), as the case may be, which breach is not capable of being cured or has not been cured within 30 calendar days after the giving of written notice to the breaching party of the fact and principal details of such breach; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach is not capable of being cured or has not been cured within 30 calendar days after the giving of written notice to the breaching party of the fact and principal details of such breach. Without limiting the foregoing, for all purposes of this Agreement, any breach of the agreements contained in Section 6.06 shall constitute a breach which is not capable of being cured.

          (c) Delay. At any time prior to the Effective Time, by Nortel Networks or the Company, if its Board of Directors so determines, in the event that the Merger is not consummated by February 28, 2001, or, in the event that an approval of any Governmental Authority required to be obtained for the consummation of the transactions contemplated by this Agreement has not been obtained, by April 30, 2001, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c) which action or inaction is in violation of its obligations under this Agreement.

          (d)  No Approval.

             (i) By the Company or Nortel Networks, by action taken by its Board of Directors, in the event the approval of any U.S. or Canadian Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority.

             (ii) By Nortel Networks, by action taken by its Board of Directors, in the event any required approval of a Governmental Authority contains any final nonappealable conditions, restrictions or requirements which would reasonably be expected to (A) following the Effective Time, have a Material Adverse Effect on Nortel Networks and its Subsidiaries taken as a whole or on the Surviving Corporation or (B) require Nortel Networks, in the case of a required approval of a United States or Canadian Governmental Authority, to take any action that it is not required to take under Section 6.10(d) hereof.

             (iii) By the Company, by action taken by its Board of Directors, in the event any required approval of a Governmental Authority contains any final, nonappealable conditions, restrictions or requirements which would reasonably be expected to (A) following the Effective Time, have a Material Adverse Effect on Nortel Networks and its Subsidiaries taken as a whole or (B) require Nortel Networks, in the case of a required approval of a United States or Canadian Governmental Authority, to take any action that it is not required to take under Section 6.10(d) hereof, unless (in either case) within 30 days following receipt by Nortel Networks of written notice of the Company's intent to terminate this Agreement under this clause (iii) Nortel Networks notifies the Company that it waives its right to terminate this Agreement under clause (ii) above.

             (iv) By Nortel Networks or the Company, if its Board of Directors so determines, in the event the approval of the Company's stockholders required by Section 7.01(a) herein is not obtained at the Company Meeting at which a vote was taken by reason of the failure to obtain the requisite vote required by Section 7.01(a).

          (e) Withdrawal of Recommendation. By Nortel Networks, if the Board of Directors of the Company, prior to the Company Meeting, (A) shall withdraw or modify in any adverse manner its recommendation of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement (whether or not such withdrawal or modification is permitted by Section 6.06(c)), or (B) shall resolve to do so.

     8.02. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, no party to this Agreement (nor any of their respective officers, directors or agents) shall have any liability or further obligation to any other party hereunder except as set forth in subsections (b) and (c) below and in
Section 9.01, except that termination shall not relieve a party from liability for any willful breach of this Agreement.

     (b) Nortel Networks and the Company agree that the Company shall pay to Nortel Networks the sum of $225,000,000 (the "TERMINATION FEE") solely as follows:

          (i)  if (x) the Company shall terminate this Agreement pursuant to
     Section 8.01(c) due to the failure of the parties to consummate the Merger by the relevant date (unless such failure results primarily from the action or inaction of Nortel Networks or any Subsidiary or other affiliate of Nortel Networks or from Nortel Networks' or Sub's inability to obtain consent or approval on a timely basis (in a manner satisfying the conditions set forth in 7.01(b)) of, or make any filing or registration with, any Governmental Authority) and (y) at any time after the date of this Agreement and at or before such termination there shall have been made to the Company or its stockholders an Acquisition Proposal and (z) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with any third party providing for the consummation of an Acquisition Proposal or an Acquisition Proposal is consummated (it being understood that for the purposes of this Section 8.02(b)(i), all references to "20%" in the definition of "Acquisition Proposal" shall be replaced with "40%");

          (ii) if (x) the Company or Nortel Networks shall terminate this Agreement pursuant to Section 8.01(d)(iv) due to the failure of the Company's stockholders to approve and adopt this Agreement and (y) at any time after the date of this Agreement and at or before the Company Meeting there shall exist an Acquisition Proposal which has been publicly announced or the existence of which is a matter of public knowledge and (z) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with any third party providing for the consummation of an Acquisition Proposal or an Acquisition Proposal is consummated (it being understood that for the purposes of this Section 8.02(b)(ii), all references to "20%" in the definition of "Acquisition Proposal" shall be replaced with "40%");

          (iii)  if Nortel Networks shall terminate this Agreement pursuant to
     Section 8.01(b)(ii) following a willful breach by the Company of (A) the covenants or agreements contained in Section 6.06, or (B) following the making of an Acquisition Proposal to the Company or its stockholders, any of the covenants or agreements contained in Sections 6.01, 6.02, 6.03, 6.08 or 6.10; or

          (iv)  if Nortel Networks shall terminate this Agreement pursuant to
     Section 8.01(e).

     (c) The Termination Fee required to be paid pursuant to subsection (b)(i) or (b)(ii) above shall be payable by the Company to Nortel Networks not later than two Business Days after the date the Company enters into a definitive agreement providing for, or the date of consummation of, an Acquisition Proposal, whichever is earlier. The Termination Fee required to be paid pursuant to subsection (b)(iii) or (b)(iv) above shall be payable by the Company to Nortel Networks not later than two Business Days after the termination referred to therein. Notwithstanding the foregoing, (i) in no event shall more than one Termination Fee be payable, and (ii) Nortel Networks may elect, by notice to the Company, to defer the payment of the Termination Fee from time to time for a period or periods of up to an aggregate of twelve months after the date such fee would otherwise be payable. All payments under this Section 8.02 shall be made by wire transfer of immediately available funds to an account designated by Nortel Networks.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.01. Survival. All representations, warranties, agreements and covenants contained in this Agreement shall not survive the Effective Time or termination of this Agreement if this Agreement is terminated prior to the Effective Time; provided, however, that if the Effective Time occurs, the agreements of the parties in Sections 6.01, 6.03, 6.04, 6.09, 6.11, 6.12 and 6.15 and this Article IX shall survive the Effective Time, and if this Agreement is terminated prior to the Effective Time, the agreements of the parties in the proviso to Section 6.05(a) with respect solely to the unauthorized use of information, Sections 6.05(b) and 8.02 and this Article IX and the Confidentiality Agreement shall survive such termination.

     9.02. Amendment; Extension; Waiver. (a) Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement and approval of any other matter by the stockholders of the Company; provided, however, that after any such adoption and approval of this Agreement by the stockholders of the Company, there may not be, without further adoption or approval of such stockholders, any amendment of this Agreement which by law requires such further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     (b) Prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive with respect to the other parties hereto any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other parties hereto with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     9.03. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to constitute an original but all of which when taken together shall constitute one and the same instrument.

     9.04. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York (except that matters of corporate law and fiduciary duties of directors shall be governed by the laws of the State of Delaware), without regard to the conflict of law principles thereof.

     9.05. Expenses. Subject to Section 8.02(b) and except as otherwise provided herein, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses and SEC registration and filing fees shall be shared equally between the Company and Nortel Networks.

     9.06. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) upon delivery if personally delivered or (b) three Business Days after being mailed by registered or certified mail (return receipt requested) or (c) one Business Day after being delivered by overnight courier or by facsimile (with confirmation) to such party at its address or facsimile set forth below or such other address or facsimile as such party may specify by notice to the parties hereto.

     If to Nortel Networks or to Sub, to:

     Nortel Networks Corporation
     8200 Dixie Road, Suite 100
     Brampton, Ontario
     Canada L6T 5P6
     Attention: Corporate Secretary
     Fax: (905) 863-8386
     Phone: (905) 863-0000

     With a copy to:

     Cleary, Gottlieb, Steen & Hamilton
     One Liberty Plaza
     New York, New York 10006
     Attention: Victor I. Lewkow, Esq.
                Paul J. Shim, Esq.
     Fax: (212) 225-3999
     Phone: (212) 225-2000

     If to the Company, to:

     Alteon WebSystems, Inc.
     50 Great Oaks Boulevard
     San Jose, California 95119
     Attention: Dominic P. Orr
     Fax: (408) 360-5500
     Phone: (408) 360-5501

     With a copy to:

     Cooley Godward LLP
     Five Palo Alto Square
     3000 El Camino Real
     Palo Alto, California 94306-2155
     Attention: Eric Jensen, Esq.
                Keith A. Flaum, Esq.
     Fax: (650) 849-7400
     Phone: (650) 843-5000

     9.07. Entire Understanding. This Agreement (including the Company Disclosure Schedule) and the Confidentiality Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements (other than the Confidentiality Agreement) heretofore made.

     9.08. Assignment; No Third Party Beneficiaries. Neither this Agreement, nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except for Section 6.11, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.09. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or the Company Disclosure Schedule, such reference shall be to a Section of, or Exhibit or Company Disclosure Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any reference to "herein" or "hereof" or similar terms shall refer to the agreement as a whole rather than to the individual paragraph, section or article.

     9.10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as it is enforceable.

     9.11.  Specific Performance; Attorneys' Fees; Waiver of Jury
Trial. (a) The parties agree that: (i) in the event of any breach or threatened breach of any covenant, obligation or other provision set forth in this Agreement, any party shall be entitled (in addition to any other remedy that may be available to it) to (A) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (B) an injunction restraining such breach or threatened breach; and (ii) no Person shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.

     (b) In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     (c) Each of the parties hereto irrevocably waives the right to trial by jury.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                     NORTEL NETWORKS CORPORATION

                                         /s/ CLARENCE J. CHANDRAN
                                     By:
                                     -------------------------------------------

                                         Name: Clarence J. Chandran
                                         Title: Chief Operating Officer

                                         /s/ WILLIAM R. KERR
                                     By:
                                     -------------------------------------------

                                         Name: William R. Kerr
                                         Title: Senior Vice President

                                     DARIUS CORP.

                                         /s/ KHUSH DADYBURJOR
                                     By:
                                     -------------------------------------------

                                         Name: Khush Dadyburjor
                                         Title:

                                     ALTEON WEBSYSTEMS, INC.

                                         /s/ DOMINIC P. ORR
                                     By:
                                     -------------------------------------------

                                         Name: Dominic P. Orr
                                         Title: Chief Executive Officer

                                                                       EXHIBIT A

                            FORM OF AFFILIATE LETTER

Nortel Networks Corporation

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Alteon WebSystems, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of July 28, 2000 (the "Agreement"), by and among Nortel Networks Corporation, a Canadian corporation ("Nortel Networks"), Darius Corp., a Delaware corporation and wholly owned subsidiary of Nortel Networks ("Sub") and the Company, Sub will merge with and into the Company (the "Merger") (capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement).

     As a result of the Merger, I may receive common shares, without par value, of Nortel Networks (the "Nortel Networks Common Shares") in exchange for shares owned by me of common stock, par value $0.001 per share, of the Company.

     I represent, warrant and covenant to Nortel Networks that in the event I receive any Nortel Networks Common Shares as a result of the Merger:

     A. I shall not make any sale, transfer or other disposition of Nortel Networks Common Shares I receive in the Merger in violation of the Act or the Rules and Regulations.

     B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Nortel Networks Common Shares, to the extent I felt necessary, with my counsel or counsel for Nortel Networks or the Company.

     C. I have been advised that the issuance of Nortel Networks Common Shares to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Nortel Networks Common Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Nortel Networks Common Shares issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, (iii) in the opinion of counsel reasonably acceptable to Nortel Networks, such sale, transfer or other disposition is otherwise exempt from registration under the Act, or (iv) an authorized representative of the Commission takes a position in writing to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take action, with respect to such sale, transfer or other disposition, and a copy of such written position is delivered to Nortel Networks.

     D. I understand that, except as may be provided in any registration rights agreement entered into by Nortel Networks and the undersigned, Nortel Networks is under no obligation to register the sale, transfer or other disposition of the Nortel Networks Common Shares by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     E. Notwithstanding any other provision contained herein, this letter and all of my obligations hereunder shall terminate upon the termination of the Agreement prior to the Effective Time.

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                     Very truly yours,

                                     -------------------------------------------
Agreed to and Accepted this
     day of           , 2000

NORTEL NETWORKS CORPORATION

By:
    Name:
    Title:
By:
    Name:
    Title:

                                                                         ANNEX B

                                                               Execution Version

                         FORM OF STOCKHOLDER AGREEMENT

        This STOCKHOLDER AGREEMENT (this "Agreement"), dated as of July 28, 2000, is entered into by and between the undersigned stockholder (the "Stockholder Party") of Alteon WebSystems, Inc., a corporation organized under the laws of Delaware (the "Company"), and Nortel Networks Corporation, a corporation organized under the laws of Canada ("Nortel Networks").

        WHEREAS, simultaneously with the execution of this Agreement, Nortel Networks, Darius Corp., a wholly owned subsidiary of Nortel Networks ("Sub"), and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), providing, among other things, for the merger of Sub with and into the Company (the "Merger"); and

        WHEREAS, as of the date hereof, the Stockholder Party is the Beneficial Owner (as defined below) of the shares of common stock, par value $0.001 per share, of the Company ("Common Stock") set forth in Schedule I hereto (the "Owned Shares"); and

        WHEREAS, as an inducement and a condition to its entering into the Merger Agreement and incurring the obligations set forth therein, Nortel Networks has required that the Stockholder Party enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. Certain Definitions. Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

        "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to the Stockholder Party, "Affiliate" shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company.

        "Beneficially Owned" or "Beneficial Ownership" with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase "within 60 days" in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates of such Person and all other Persons with whom such Person would constitute a "Group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

        "Beneficial Owner" with respect to any securities means a Person who has Beneficial Ownership of such securities.

        "Shares" mean the Owned Shares and any shares of Common Stock the Beneficial Ownership of which is acquired in any manner by the Stockholder Party (including without limitation, pursuant to the exercise of existing stock options or warrants) after the date hereof.

        "Transfer" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

          2.  No Disposition or Solicitation.

        (a) The Stockholder Party agrees that from and after the date hereof, except as contemplated by this Agreement, such party will not Transfer or agree to Transfer any of the Shares other than with Nortel Networks' prior written consent, or grant any proxy or power-of-attorney with respect to the Shares other than pursuant to this Agreement; provided, that nothing in this Agreement shall prohibit the Stockholder Party from (a) exercising any option to purchase shares of Common Stock, or (b) effecting any Transfer of Shares (i) by will or applicable laws of descent and distribution or (ii) to any member of the immediate family of the Stockholder Party, or any trust, limited partnership or other similar entity the Beneficial Ownership of which is held by the Stockholder Party or such family members (each a "Permitted Transferee"), so long as such Permitted Transferee agrees in writing, in form and substance reasonably satisfactory to Nortel Networks, to be bound by the terms of this Agreement to the same extent as the Stockholder Party is bound.

        (b) The Stockholder Party agrees that from and after the date hereof, except as contemplated by this Agreement or, solely in the Stockholder Party's capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement, the Stockholder Party will not directly or indirectly solicit, initiate, or knowingly encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any Person relating to, or otherwise facilitate, any Acquisition Proposal.

        (c) The Stockholder Party agrees that, except for communications made in the course of such party's duties as an officer or director of the Company or unless required by applicable law, neither the Stockholder Party nor any of such party's Affiliates shall make any press release or public announcement with respect to Nortel Networks or this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Nortel Networks.

        3. Stockholder Vote. The Stockholder Party agrees that (i) at such time as the Company conducts a meeting of or otherwise seeks a vote or consent of its stockholders for the purpose of adopting the Merger Agreement (such meeting or any adjournment thereof, or such consent process, the "Company Meeting"), the Stockholder Party will vote, or provide a consent with respect to, all issued and outstanding shares of Common Stock over which the Stockholder Party has voting power ("Voting Shares") in favor of the adoption of the Merger Agreement, provided that the Stockholder Party shall not be required to vote for, or provide a consent with respect to, any action that would reduce the number of Nortel Networks Common Shares to be received by the Stockholder Party in respect of such party's Common Stock in the Merger, and (ii) the Stockholder Party will (at any meeting of stockholders) vote the Voting Shares against, and will not consent to, any Acquisition Proposal or any action that would delay, prevent or frustrate the transactions contemplated by the Merger Agreement.

        Without limiting the foregoing, it is understood that the obligations under clause (i) above shall remain applicable in respect of each meeting of stockholders of the Company duly called for the purpose of adopting the Merger Agreement regardless of the position of the Company Board as to the Merger at the time of such meeting, and that the obligations under clause (ii) above shall continue until the termination of this Agreement in accordance with Section 9.

        4. Reasonable Efforts to Cooperate. The Stockholder Party will provide any information reasonably requested by the Company, Nortel Networks or Sub for any regulatory application or filing made or approval sought for the transactions contemplated by the Merger Agreement (including filings with the SEC).

        5.  Irrevocable Proxy. (a) In furtherance of the agreements contained in
Section 3 of this Agreement, the Stockholder Party hereby irrevocably grants to, and appoints, Nortel Networks and any designees of Nortel Networks, and each of them individually, the Stockholder Party's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder Party, to vote all Voting Shares, or grant a consent or approval in respect of the Voting Shares, or execute and deliver a proxy to vote the Voting Shares, (x) subject to the proviso set forth in clause (i) of the first paragraph of Section 3, in favor of the adoption of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and (y) against any Acquisition Proposal or any other matter referred to in clause (ii) of the first sentence of Section 3 hereof.

        (b) The Stockholder Party represents and warrants to Nortel Networks that any proxies heretofore given in respect of the Voting Shares are not irrevocable, and hereby revokes any such proxies.

        (c) The Stockholder Party hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with, and in consideration of, the execution of the Merger Agreement by Nortel Networks and Sub, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder Party under this Agreement. The Stockholder Party hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder Party hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 218 of the DGCL. The proxy granted in this Section 5 shall remain valid until terminated pursuant to Section 9 hereof.

        6. Covenant of Stockholder Party. The Stockholder Party agrees to take all reasonable action to (i) permit (x) the Shares to be acquired in the Merger and (y) the voting of the Voting Shares in accordance with the terms of this Agreement and (ii) prevent creditors in respect of any pledge of the Shares from exercising their rights under such pledge.

        7. Representations, Warranties and Covenants of Stockholder Party. The Stockholder Party hereby represents and warrants to, and agrees with, Nortel Networks as follows:

        (a) The Stockholder Party has all necessary power and authority and legal capacity to execute and deliver this Agreement and perform his obligations hereunder.

        (b) This Agreement has been duly and validly executed and delivered by the Stockholder Party and constitutes the valid and binding agreement of the Stockholder Party, enforceable against the Stockholder Party in accordance with its terms except to the extent limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors' rights or (ii) general equity principles, whether considered at law or in equity.

        (c) Subject to applicable community property laws, the Stockholder Party is the sole Beneficial Owner of the Owned Shares. The Stockholder Party has good and marketable title (which may include holding in nominee or "street" name) to all of the Owned Shares, free and clear of all liens, claims, options, proxies, voting agreements and security interests (other than as created by this Agreement and restrictions on Transfer under applicable securities laws). The Owned Shares constitute all of the capital stock of the Company Beneficially Owned by the Stockholder Party and neither the Stockholder Party nor any of such party's Affiliates is the Beneficial Owner of, or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock.

        (d) Neither the execution and delivery of this Agreement by the Stockholder Party nor the consummation of the transactions contemplated hereby will (i) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) by the Stockholder Party under any mortgage, bond, indenture, agreement, instrument or obligation to which the Stockholder Party is a party or by which the Stockholder Party or any of the Shares is bound; (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that is binding on the Stockholder Party; or (iii) constitute a violation by the Stockholder Party of any law or regulation of any jurisdiction, in each case except for violations, conflicts or defaults that would not have a material adverse effect on the ability of the Stockholder Party to perform the party's obligations under this Agreement.

        8. Representations and Warranties of Nortel Networks. Nortel Networks represents and warrants to the Stockholder Party that Nortel Networks has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Nortel Networks will not constitute a violation of, conflict with or result in a default under, (i) any contract, understanding or arrangement to which Nortel Networks is a party or by which it is bound or require the consent of any other Person or any party pursuant thereto, (ii) any judgment, decree or order applicable to Nortel Networks, or (iii) any law, rule or regulation of any governmental body, in each case except for violations, conflicts or defaults that would not have a material adverse effect on the ability of Nortel Networks to perform its obligations under this Agreement; and this Agreement constitutes a legal, valid and binding agreement on the part of Nortel Networks, enforceable against Nortel Networks in accordance with its terms, except as such enforceability may be limited by principles applicable to creditors' rights generally or governing the availability of equitable relief. The execution and delivery by Nortel Networks of this Agreement and the consummation by Nortel Networks of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Nortel Networks and no other corporate proceedings on the part of Nortel Networks are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Nortel Networks.

        9. Termination. This Agreement (including the proxy referred to herein) shall terminate upon the earliest to occur of (a) the Effective Time,
(b) the termination of the Merger Agreement (unless Nortel Networks is or may be entitled to receive a Termination Fee under the Merger Agreement following such termination), and (c) 30 days following the termination of the Merger Agreement in the event that Nortel Networks is or may be entitled to receive a Termination Fee under the Merger Agreement following such termination; provided that, during such 30 day period, the Stockholder Party shall be permitted to make sales of Shares in broker transactions effected through the Nasdaq Stock Market. No such termination shall relieve any party from liability for any breach of this Agreement prior to termination.

     10.  Miscellaneous.

        (a) This Agreement represents the entire understanding of the parties hereto with reference to the subject matter hereof and supersedes any and all other oral or written agreements and understandings among the parties heretofore made.

        (b) The Stockholder Party agrees that this Agreement and the respective rights and obligations of such Stockholder Party hereunder shall attach to all Common Stock, and all securities convertible into such shares, that become Beneficially Owned by the Stockholder Party.

        (c) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

        (d) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors, personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party; provided, that Nortel Networks may assign any or all rights under this Agreement to Sub or any other Subsidiary of Nortel Networks. Nothing in this Agreement,express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

        (e) This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto; provided, that Nortel Networks may waive compliance by the Stockholder Party with any representation, agreement or condition otherwise required to be complied with by the Stockholder Party under this Agreement or release the Stockholder Party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing executed by Nortel Networks.

        (f) All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) upon delivery if personally delivered or (b) three Business Days after being mailed by registered or certified mail (return receipt requested) or (c) one Business Day after being delivered by overnight courier or by facsimile (with confirmation) to such party at its address or facsimile set forth below or such other address or facsimile as such party may specify by notice to the parties hereto.

          (i) In the case of the Stockholder Party, to the address set forth beside his, her or its name on Schedule I hereto; and

        (ii) If to Nortel Networks, to:

                          Nortel Networks Corporation
8200 Dixie Road, Suite 100
Brampton, Ontario
Canada L6T 5P6
Attention: Corporate Secretary
Fax: (905) 863-8386
Phone: (905) 863-0000
        with a copy to:

                       Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York 10006
Attention: Victor I. Lewkow, Esq.
          Paul J. Shim, Esq.
Fax: (212) 225-3999
Phone: (212) 225-2000

        (g) If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

        (h) The Stockholder Party acknowledges and agrees that in the event of any breach of this Agreement, Nortel Networks would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that (i) the Stockholder Party will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (ii) Nortel Networks shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance of this Agreement and (iii) specific performance of this Agreement shall be the exclusive remedy for any breach by the Stockholder Party of such party's obligations under Section 2 hereof (it being understood that this clause (iii) shall in no way limit Nortel Networks' rights and remedies against the Company under the Merger Agreement).

        (i) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (j) This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York (except that matters of corporate law and fiduciary duties shall be governed by the laws of the State of Delaware).

        (k) The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

        (l) This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

        (m) The spouse of the Stockholder Party, if any (the "Spouse"), by executing the Spousal Consent attached hereto as Annex A, agrees to be bound in all respects by the terms of this Agreement to the same extent as the Stockholder Party. The Spouse further agrees that should he or she predecease or become divorced from the Stockholder Party, any of the Common Shares in which he or she may have an interest shall remain subject to all of the restrictions and to all of the rights of the Company as contained in this Agreement. Whenever reference is made in this agreement to "Shares", "Owned Shares" or "Voting Shares", unless the context clearly requires otherwise, such reference will include any community property or other interest of the Spouse, if any, in such Shares, Owned Shares or Voting Shares.

        11. Stockholder Capacity. The Stockholder Party, to the extent such party is or becomes during the term hereof a director or officer of the Company, does not make any agreement or understanding herein in such party's capacity as such director or officer. The Stockholder Party signs solely in such party's capacity as the record holder and/or beneficial owner of the Owned Shares and Voting Shares, and nothing herein shall limit or affect any actions taken or omitted to be taken by the Stockholder Party in such party's capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

        12. Further Assurances. From time to time, at Nortel Networks' reasonable request and without further consideration, the Stockholder Party shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                              NORTEL NETWORKS CORPORATION
                                              By:
                                                  Name:
                                                  Title:
                                              By:
                                                  Name:
                                                  Title:

                                              STOCKHOLDER PARTY

                                              ----------------------------------

                                                                      SCHEDULE I

                               STOCKHOLDER PARTY

                                                 VESTED AND
                                                  UNVESTED
NAME                                   SHARES     OPTIONS                ADDRESS
----                                   -------   ----------   ------------------------------

                                                                         ANNEX A

                                SPOUSAL CONSENT

     The undersigned is fully aware of, understands, and fully consents to the provisions of this Agreement and its binding effect upon any community property or other interest that he or she may now or hereafter own in the Common Shares subject to this Agreement, and agrees that the termination of his or her marital relationship with the Stockholder Party for any reason, including his or her death, will not remove any Common Shares otherwise subject to this Agreement, from the coverage of this Agreement and that his or her awareness, understanding, consent, and agreement are evidenced by his or her signature to this Agreement.

                       ---------------------------------------------------------

                                                                      SCHEDULE A

                 STOCKHOLDER PARTIES WHO EXECUTED THE ATTACHED
                           FORM STOCKHOLDER AGREEMENT

     -  Dominic P. Orr

     -  Tench Coxe

     -  Andrew W. Verhalen

     -  Adam Grosser

     -  Joe T. Booker

     -  Selina Y. Lo

     -  James G. Burke

     -  Barton M. Burstein

     -  Anthony Narducci

     -  Shirish S. Sathaye

     -  1999 Annuity Trust

     -  Coxe/Otus Revocable Trust

     -  SHV M/P/T fbo Tench Coxe

     -  Andrew W. Verhalen & Janet L. Brownstone 1989 TR UA DTP 12/1/89

     -  Booker Annuity Trust

     -  Selina Lo 1999 Annuity Trust

     -  Selina Y. Lo Trust UA DTD 07/22/1997

     -  Burnstein Family Trust Agreement dated July 28, 1999

     -  Sathaye Family TR DTD 4/10/00

                                                                         ANNEX C

                                                               Execution Version

                         FORM OF STOCKHOLDER AGREEMENT

        This STOCKHOLDER AGREEMENT (this "Agreement"), dated as of July 28, 2000, is entered into by and between the undersigned stockparty, located at 2500 Sand Hill Road, Suite 113 Menlo Park, California 94025 (the "Stockholder Party"), a stockholder of Alteon WebSystems, Inc., a corporation organized under the laws of Delaware (the "Company"), and Nortel Networks Corporation, a corporation organized under the laws of Canada ("Nortel Networks").

        WHEREAS, simultaneously with the execution of this Agreement, Nortel Networks, Darius Corp., a wholly owned subsidiary of Nortel Networks ("Sub"), and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), providing, among other things, for the merger of Sub with and into the Company (the "Merger"); and

        WHEREAS, as of the date hereof, the Stockholder Party is the Beneficial Owner (as defined below) of the shares of common stock, par value $0.001 per share, of the Company ("Common Stock") set forth in Schedule I hereto (the "Owned Shares"); and

        WHEREAS, as an inducement and a condition to its entering into the Merger Agreement and incurring the obligations set forth therein, Nortel Networks has required that the Stockholder Party enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. Certain Definitions. Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

        "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to the Stockholder Party, "Affiliate" shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company.

        "Beneficially Owned" or "Beneficial Ownership" with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase "within 60 days" in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates, excluding any partner of the Stockholder Party who is not a director of the Company, of such Person and all other Persons with whom such Person would constitute a "Group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

        "Beneficial Owner" with respect to any securities means a Person who has Beneficial Ownership of such securities.

        "Shares" mean the Owned Shares and any shares of Common Stock the Beneficial Ownership of which is acquired in any manner by the Stockholder Party (including without limitation, pursuant to the exercise of existing stock options or warrants) after the date hereof.

        "Transfer" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

          2.  No Disposition or Solicitation.

        (a) The Stockholder Party agrees that from and after the date hereof, except as contemplated by this Agreement, such party will not Transfer or agree to Transfer any of the Shares other than with Nortel Networks' prior written consent, or grant any proxy or power-of-attorney with respect to the Shares other than pursuant to this Agreement; provided, that nothing in this Agreement shall prohibit the Stockholder Party from (a) exercising any option to purchase shares of Common Stock, or (b) effecting any Transfer of Shares (i) by will or applicable laws of descent and distribution, (ii) to any member of the immediate family of the Stockholder Party, or any trust, limited partnership or other similar entity the Beneficial Ownership of which is held by the Stockholder Party or such family members, or (iii) to partners of the Stockholder Party (each a "Permitted Transferee"), so long as such Permitted Transferee(s) agrees in writing, in form and substance reasonably satisfactory to Nortel Networks, to be bound by the terms of this Agreement to the same extent as the Stockholder Party is bound.

        (b) The Stockholder Party agrees that from and after the date hereof, except as contemplated by this Agreement or, solely in the Stockholder Party's capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement, the Stockholder Party will not directly or indirectly solicit, initiate, or knowingly encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any Person relating to, or otherwise facilitate, any Acquisition Proposal.

        (c) The Stockholder Party agrees that, except for communications made in the course of such party's duties as an officer or director of the Company or unless required by applicable law, neither the Stockholder Party nor any of such party's Affiliates shall make any press release or public announcement with respect to Nortel Networks or this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Nortel Networks.

        3. Stockholder Vote. The Stockholder Party agrees that (i) at such time as the Company conducts a meeting of or otherwise seeks a vote or consent of its stockholders for the purpose of adopting the Merger Agreement (such meeting or any adjournment thereof, or such consent process, the "Company Meeting"), the Stockholder Party will vote, or provide a consent with respect to, all issued and outstanding shares of Common Stock over which the Stockholder Party has voting power ("Voting Shares") in favor of the adoption of the Merger Agreement, provided that the Stockholder Party shall not be required to vote for, or provide a consent with respect to, any action that would reduce the number of Nortel Networks Common Shares to be received by the Stockholder Party in respect of such party's Common Stock in the Merger, and (ii) the Stockholder Party will (at any meeting of stockholders) vote the Voting Shares against, and will not consent to, any Acquisition Proposal or any action that would delay, prevent or frustrate the transactions contemplated by the Merger Agreement.

        Without limiting the foregoing, it is understood that the obligations under clause (i) above shall remain applicable in respect of each meeting of stockholders of the Company duly called for the purpose of adopting the Merger Agreement regardless of the position of the Company Board as to the Merger at the time of such meeting, and that the obligations under clause (ii) above shall continue until the termination of this Agreement in accordance with Section 9.

        4. Reasonable Efforts to Cooperate. The Stockholder Party will provide any information reasonably requested by the Company, Nortel Networks or Sub for any regulatory application or filing made or approval sought for the transactions contemplated by the Merger Agreement (including filings with the SEC).

        5. Irrevocable Proxy. (a) In furtherance of the agreements contained in Section 3 of this Agreement, the Stockholder Party hereby irrevocably grants to, and appoints, Nortel Networks and any designees of Nortel Networks, and each of them individually, the Stockholder Party's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder Party, to vote all Voting Shares, or grant a consent or approval in respect of the Voting Shares, or execute and deliver a proxy to vote the Voting Shares, (x) subject to the proviso set forth in clause (i) of the first paragraph of Section 3, in favor of the adoption of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and (y) against any Acquisition Proposal or any other matter referred to in clause (ii) of the first sentence of Section 3 hereof.

        (b) The Stockholder Party represents and warrants to Nortel Networks that any proxies heretofore given in respect of the Voting Shares are not irrevocable, and hereby revokes any such proxies.

        (c) The Stockholder Party hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with, and in consideration of, the execution of the Merger Agreement by Nortel Networks and Sub, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder Party under this Agreement. The Stockholder Party hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder Party hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 218 of the DGCL. The proxy granted in this Section 5 shall remain valid until terminated pursuant to Section 9 hereof.

        6. Covenant of Stockholder Party. The Stockholder Party agrees to take all reasonable action to (i) permit (x) the Shares to be acquired in the Merger and (y) the voting of the Voting Shares in accordance with the terms of this Agreement and (ii) prevent creditors in respect of any pledge of the Shares from exercising their rights under such pledge.

        7. Representations, Warranties and Covenants of Stockholder Party. The Stockholder Party hereby represents and warrants to, and agrees with, Nortel Networks as follows:

        (a) The Stockholder Party has all necessary power and authority and legal capacity to execute and deliver this Agreement and perform his obligations hereunder.

        (b) This Agreement has been duly and validly executed and delivered by the Stockholder Party and constitutes the valid and binding agreement of the Stockholder Party, enforceable against the Stockholder Party in accordance with its terms except to the extent limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors' rights or (ii) general equity principles, whether considered at law or in equity.

        (c) Subject to applicable community property laws, the Stockholder Party is the sole Beneficial Owner of the Owned Shares. The Stockholder Party has good and marketable title (which may include holding in nominee or "street" name) to all of the Owned Shares, free and clear of all liens, claims, options, proxies, voting agreements and security interests (other than as created by this Agreement and restrictions on Transfer under applicable securities laws). The Owned Shares constitute all of the capital stock of the Company Beneficially Owned by the Stockholder Party and neither the Stockholder Party nor any of such party's Affiliates, excluding any partner of the Stockholder Party who is not a director of the Company, is the Beneficial Owner of, or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock.

        (d) Neither the execution and delivery of this Agreement by the Stockholder Party nor the consummation of the transactions contemplated hereby will (i) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) by the Stockholder Party under any mortgage, bond, indenture, agreement, instrument or obligation to which the Stockholder Party is a party or by which the Stockholder Party or any of the Shares is bound; (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that is binding on the Stockholder Party; or (iii) constitute a violation by the Stockholder Party of any law or regulation of any jurisdiction, in each case except for violations, conflicts or defaults that would not have a material adverse effect on the ability of the Stockholder Party to perform the party's obligations under this Agreement.

        8. Representations and Warranties of Nortel Networks. Nortel Networks represents and warrants to the Stockholder Party that Nortel Networks has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Nortel Networks will notconstitute a violation of, conflict with or result in a default under, (i) any contract, understanding or arrangement to which Nortel Networks is a party or by which it is bound or require the consent of any other Person or any party pursuant thereto, (ii) any judgment, decree or order applicable to Nortel Networks, or (iii) any law, rule or regulation of any governmental body, in each case except for violations, conflicts or defaults that would not have a material adverse effect on the ability of Nortel Networks to perform its obligations under this Agreement; and this Agreement constitutes a legal, valid and binding agreement on the part of Nortel Networks, enforceable against Nortel Networks in accordance with its terms, except as such enforceability may be limited by principles applicable to creditors' rights generally or governing the availability of equitable relief. The execution and delivery by Nortel Networks of this Agreement and the consummation by Nortel Networks of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Nortel Networks and no other corporate proceedings on the part of Nortel Networks are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Nortel Networks.

        9. Termination. This Agreement (including the proxy referred to herein) shall terminate upon the earliest to occur of (a) the Effective Time,
(b) the termination of the Merger Agreement (unless Nortel Networks is or may be entitled to receive a Termination Fee under the Merger Agreement following such termination), and (c) 30 days following the termination of the Merger Agreement in the event that Nortel Networks is or may be entitled to receive a Termination Fee under the Merger Agreement following such termination; provided that, during such 30 day period, the Stockholder Party shall be permitted to make sales of Shares in broker transactions effected through the Nasdaq Stock Market. No such termination shall relieve any party from liability for any breach of this Agreement prior to termination.

          10.  Miscellaneous.

        (a) This Agreement represents the entire understanding of the parties hereto with reference to the subject matter hereof and supersedes any and all other oral or written agreements and understandings among the parties heretofore made.

        (b) The Stockholder Party agrees that this Agreement and the respective rights and obligations of such Stockholder Party hereunder shall attach to all Common Stock, and all securities convertible into such shares, that become Beneficially Owned by the Stockholder Party.

        (c) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

        (d) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors, personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party; provided, that Nortel Networks may assign any or all rights under this Agreement to Sub or any other Subsidiary of Nortel Networks. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

        (e) This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto; provided, that Nortel Networks may waive compliance by the Stockholder Party with any representation, agreement or condition otherwise required to be complied with by the Stockholder Party under this Agreement or release the Stockholder Party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing executed by Nortel Networks.

        (f) All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) upon delivery if personally delivered or (b) three Business Days after being mailed by registered or certified mail (return receipt requested) or (c) one Business Day after being delivered by overnight courier or by facsimile (with confirmation) to such party at its address or facsimile set forth below or such other address or facsimile as such party may specify by notice to the parties hereto.

                  (i) In the case of the Stockholder Party, to the address set forth beside his, her or its name on Schedule I hereto; and

                  (ii) If to Nortel Networks, to:
                          Nortel Networks Corporation
                          8200 Dixie Road, Suite 100
                          Brampton, Ontario
                          Canada L6T 5P6
                          Attention: Corporate Secretary
                          Fax: (905) 863-8386
                          Phone: (905) 863-0000

          with a copy to:
                          Cleary, Gottlieb, Steen & Hamilton
                          One Liberty Plaza
                          New York, New York 10006
                          Attention: Victor I. Lewkow, Esq.
                          Paul J. Shim, Esq.
                          Fax: (212) 225-3999
                          Phone: (212) 225-2000

        (g) If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

        (h) The Stockholder Party acknowledges and agrees that in the event of any breach of this Agreement, Nortel Networks would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that (i) the Stockholder Party will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (ii) Nortel Networks shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance of this Agreement and (iii) specific performance of this Agreement shall be the exclusive remedy for any breach by the Stockholder Party of such party's obligations under Section 2 hereof (it being understood that this clause (iii) shall in no way limit Nortel Networks' rights and remedies against the Company under the Merger Agreement).

        (i) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (j) This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York (except that matters of corporate law and fiduciary duties shall be governed by the laws of the State of Delaware).

     (k) The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

        (l) This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

        (m) The spouse of the Stockholder Party, if any (the "Spouse"), by executing the Spousal Consent attached hereto as Annex A, agrees to be bound in all respects by the terms of this Agreement to the same extent as the Stockholder Party. The Spouse further agrees that should he or she predecease or become divorced from the Stockholder Party, any of the Common Shares in which he or she may have an interest shall remain subject to all of the restrictions and to all of the rights of the Company as contained in this Agreement. Whenever reference is made in this agreement to "Shares", "Owned Shares" or "Voting Shares", unless the context clearly requires otherwise, such reference will include any community property or other interest of the Spouse, if any, in such Shares, Owned Shares or Voting Shares.

        11. Stockholder Capacity. The Stockholder Party, to the extent such party is or becomes during the term hereof a director or officer of the Company, does not make any agreement or understanding herein in such party's capacity as such director or officer. The Stockholder Party signs solely in such party's capacity as the record holder and/or beneficial owner of the Owned Shares and Voting Shares, and nothing herein shall limit or affect any actions taken or omitted to be taken by the Stockholder Party in such party's capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

        12. Further Assurances. From time to time, at Nortel Networks' reasonable request and without further consideration, the Stockholder Party shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                              NORTEL NETWORKS CORPORATION

                                              By:
                                                  Name:
                                                  Title:

                                              By:
                                                  Name:
                                                  Title:

                                              STOCKHOLDER PARTY

                                              By:
                                                  Name:
                                                  Title:

                                                                      SCHEDULE I

                               STOCKHOLDER PARTY

                                                   VESTED AND
                                                    UNVESTED
                NAME                    SHARES      OPTIONS                ADDRESS
                ----                   ---------   ----------              -------

                                                                      SCHEDULE A

                 STOCKHOLDER PARTIES WHO EXECUTED THE ATTACHED
                           FORM STOCKHOLDER AGREEMENT

     -  Matrix Partners IV L.P.

     -  Matrix IV Entrepreneurs Fund L.P.

                                                                         ANNEX D
                                LEHMAN BROTHERS

                                                                   July 27, 2000

Board of Directors
Alteon WebSystems, Inc.
50 Great Oaks Blvd.
San Jose, CA 95119

Members of the Board:

     We understand that Alteon WebSystems, Inc. ("Alteon" or the Company") is contemplating entering into an agreement with Nortel Networks Corporation ("Nortel") pursuant to which a wholly-owned subsidiary of Nortel will be merged with Alteon (the "Proposed Transaction"). We further understand that under the proposed agreement with Nortel each share of common stock of Alteon will be exchanged for 1.83148 shares of Nortel (the "Exchange Ratio"). In addition, all outstanding options to purchase shares of common stock of Alteon will be exchanged for options to purchase shares of common stock of Nortel at the Exchange Ratio. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger (the "Agreement") dated July 28, 2000.

     We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the Exchange Ratio to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction or potential future trading values for Nortel common stock following announcement or consummation of the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning the Company and Nortel that we believe to be relevant to our analysis, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (4) publicly available estimates of the future financial performances of the Company and Nortel prepared by third party research analysts, (5) a trading history of the Company's common stock from September 24, 1999 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (6) a trading history of Nortel common stock from January 1, 1995 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (7) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (8) a comparison of the historical financial results and present financial condition of Nortel with those of other companies that we deemed relevant, (9) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant, and (10) the potential pro forma financial effects of the Transaction on Nortel and a comparison of the relative contributions of Alteon and Nortel to the combined company following consummation of the Proposed Transaction. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We also have considered the publicly available consensus view of third party research analysts with respect to estimates of the future financial performance of the Company. For purposes of our analysis, upon the advice of the Company, we have assumed that the Company will perform in a range between the projections prepared by management and the consensus estimates of third party research analysts. In arriving at our opinion, with the consent of the Company, we were not provided with and did not have any access to any financial forecasts or projections prepared by the management of Nortel as to the future financial performance of Nortel , and accordingly, upon advice from Nortel and with the consent of the Company, we have assumed that the publicly available estimates of third party research analysts are a reasonable basis upon which to evaluate and analyze the future financial performance of Nortel and we have relied upon such estimates in performing our analysis. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and Nortel and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Nortel. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party, other than the company codenamed "Cherokee", with respect to the purchase of all or a part of the Company's business. Upon advice of the Company and its legal and accounting advisors, we have assumed that the Proposed Transaction will qualify as a reorganization with the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the stockholders of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

     We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past including acting as lead underwriter for the Company's initial public offering of common stock on September 24, 1999 and as lead underwriter for the Company's secondary offering of common stock on January 25, 2000 and have received customary fees for such services. In the ordinary course of our business, we actively trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                     Very truly yours,

                                     /s/ Lehman Brothers

                                     LEHMAN BROTHERS

PROXY                        ALTEON WEBSYSTEMS, INC.                       PROXY

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Dominic P. Orr and James G. Burke, or either of them, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Alteon WebSystems, Inc. (the "Company") held of record by the undersigned on August 16, 2000 at the Annual Meeting of Stockholders to be held on October 4, 2000 and any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

1.  Election of two Directors.

NOMINEES: (01) Joe T. Booker, (02) Andrew W. Verhalen

    FOR             WITHHELD
ALL NOMINEES    FROM ALL NOMINEES
                       [ ]
    [ ]
[ ]
---------------------------------

If you have selected "FOR" above, to withhold authority to vote for an individual nominee Check box, and list such nominee(s) above.

                                                                FOR    AGAINST    ABSTAIN
2.  To ratify the selection of Deloitte & Touche LLP as         [ ]      [ ]        [ ]
    independent auditors of the Company for its fiscal year
    ending June 30, 2001.
3.  To adopt the Agreement and Plan of Merger, dated as of      [ ]      [ ]        [ ]
    July 28, 2000, among the Company, Nortel Networks
    Corporation and Darius Corp. pursuant to which Darius
    Corp. will be merged with and into the Company.
4.  In their discretion, to act upon any other matters          [ ]      [ ]        [ ]
    properly brought before the annual meeting.

Date: , 2000

Signature

Signature if held jointly

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                              FOLD AND DETACH HERE

                         VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU HAVE MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

TO VOTE BY TELEPHONE: Call the toll-free number listed below. You will be asked to enter a CONTROL NUMBER which is located at the bottom of this form.
OPTION A:   To vote as the Board of Directors recommends on ALL proposals: Press
1
OPTION B:   If you choose to vote on each item separately, press O. You will hear these instructions:
ITEM 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9; To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.
ITEM 2: To vote FOR, press 1: AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted. When asked, you must confirm you vote by pressing 1.

TO VOTE BY INTERNET: Connect to the Website listed below. You will be asked to enter a CONTROL NUMBER which is located at the bottom of this form. Then follow the instructions. THE WEB SITE FOR VOTING IS:
www.proxyvoting.com/alteonwebsystems

      IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL IN THE PROXY CARD.
                             THANK YOU FOR VOTING!

    Call ** Toll Free ** 1-(800)-676-5925-
      On a Touch Tone Telephone ANYTIME
   There is NO CHARGE to you for this call
                                                               CONTROL NUMBER
                                                       For Telephone/Internet Voting